AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 2004


                          REGISTRATION NO. 333-115561

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                                 AMENDMENT NO. 4


                                WORLDWATER CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                      8711                33-0123045
 (STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD       (I.R.S.  EMPLOYER
  INCORPORATION OR ORGANIZATION)       INDUSTRIAL          IDENTIFICATION  NO.)
                                    CLASSIFICATION
                                      CODE NUMBER)


                            PENNINGTON BUSINESS PARK
                                55 ROUTE 31 SOUTH
                          PENNINGTON, NEW JERSEY 08534
                                 (609) 818-0700
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES
                        AND PRINCIPAL PLACE OF BUSINESS)


                                QUENTIN T. KELLY
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                WORLDWATER CORP.
                            PENNINGTON BUSINESS PARK
                                55 ROUTE 31 SOUTH
                          PENNINGTON, NEW JERSEY 08534
                                 (609) 818-0700
                          (NAME, ADDRESS AND TELEPHONE
                          NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
                                STEPHEN A. SALVO
                        SALVO, RUSSELL, FICHTER & LANDAU
                             510 TOWNSHIP LINE ROAD
                          BLUE BELL, PENNSYLVANIA 19422
                                 (215) 653-0110

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS AND OTHER FACTORS.

IF ANY SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX: [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434 UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX: [ ]

                    CALCULATION  OF  REGISTRATION  FEE

-----------------------------------------------------------------------------------------------------------------

TITLE OF EACH CLASS         AMOUNT           PROPOSED                 PROPOSED
OF SECURITIES TO BE          TO BE           MAXIMUM OFFERING         MAXIMUM AGGREGATE     AMOUNT OF
REGISTERED                REGISTERED         PRICE PER SECURITY(1)    OFFERING PRICE        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
COMMON STOCK
 001 PAR VALUE(2)        7,000,000(3)         $0.17                   $1,190,000
                         5,000,000(4)         $0.22                   $1,100,000
                         5,000,000(5)         $0.27                   $1,350,000

                           400,000(6)         $0.30                   $  120,000            $ 476.39
-----------------------------------------------------------------------------------------------------------------

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(G) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED UPON THE PRICES OF THE COMMON STOCK ON THE OTC BULLETIN BOARD ON MAY 13, 2004.


(2) PURSUANT TO RULE 416 UNDER THE SECURITIES ACT, SUCH NUMBER OF SHARES OF COMMON STOCK REGISTERED HEREBY SHALL INCLUDE AN INDETERMINATE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED TO PREVENT DILUTION IN CONNECTION WITH A STOCK SPLIT, STOCK DIVIDEND OR SIMILAR EVENT.

(3) ISSUABLE IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT DATED APRIL, 2004.

(4) ISSUABLE IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT DATED APRIL, 2004.

(5) ISSUABLE IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT DATED APRIL, 2004.

(6) ISSUABLE UPON THE EXERCISE OF WARRANTS ISSUED IN ACCORDANCE WITH THE TERMS OF A WARRANT AGREEMENT DATED MARCH 29, 2004.

                              --------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. WE AND THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.


SUBJECT  TO  COMPLETION,  DATED  JULY 30,  2004


PROSPECTUS

                                WORLDWATER CORP.
                                55 ROUTE 31 SOUTH
                          PENNINGTON, NEW JERSEY 08534
                                 (609) 818-0700

      17,400,000 SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE.

THIS PROSPECTUS RELATES TO THE OFFER OF UP TO 17,400,000 SHARES OF THE COMMON STOCK OF WORLDWATER CORP. BY TWO SELLING SHAREHOLDERS, SBI BRIGHTLINE VIII LLC AND SBI ADVISORS LLC.

THE SELLING STOCKHOLDERS MAY SELL THE SHARES AT FIXED PRICES, PREVAILING MARKET PRICES AT THE TIME OF SALE, VARYING PRICES DETERMINED AT THE TIME OF SALE OR AT NEGOTIATED PRICES. THE SHARES OF OUR COMMON STOCK COVERED BY THIS PROSPECTUS MAY BE ISSUED FROM TIME TO TIME PURSUANT TO A SECURITIES PURCHASE AGREEMENT BETWEEN US AND SBI BRIGHTLINE, AND A WARRANT AGREEMENT BETWEEN US AND SBI ADVISORS, BOTH AS FURTHER DESCRIBED IN THIS PROSPECTUS. WE WILL RECEIVE CONSIDERATION FROM SBI IN CONNECTION WITH OUR SALE OF SHARES TO SBI AS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT, BUT WE WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE RESALE OF SHARES BY EITHER SELLING STOCKHOLDER.

SBI IS A STATUTORY "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 IN CONNECTION WITH ITS SALES OF OUR COMMON STOCK COVERED BY THIS PROSPECTUS.

OUR COMMON STOCK IS TRADED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL "WWAT." ON MAY 13, 2004, THE CLOSING PRICE OF OUR COMMON STOCK WAS $0.38.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 7.

THE SECURITIES AND EXCHANGE COMMISSION AND ANY STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT, AND THE SELLING STOCKHOLDERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE SELLING STOCKHOLDERS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                               PROSPECTUS SUMMARY

THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THESE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. SOME OF THE STATEMENTS MADE IN THIS PROSPECTUS DISCUSS FUTURE EVENTS AND DEVELOPMENTS, INCLUDING OUR FUTURE BUSINESS STRATEGY AND OUR ABILITY TO GENERATE REVENUE, INCOME AND CASH FLOW. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THESE FORWARD-LOOKING STATEMENTS. SEE "FORWARD LOOKING STATEMENTS."

WORLDWATER  CORP.

WE ARE A SOLAR ENGINEERING/WATER MANAGEMENT COMPANY PROVIDING SOLAR TECHNOLOGY SOLUTIONS TO WATER SUPPLY PROBLEMS. OUR PROPRIETARY SOLAR WATER PUMPING SYSTEMS ARE CAPABLE OF OPERATING UP TO 600 HORSEPOWER PUMPS FOR IRRIGATION, REFRIGERATION AND WATER UTILITY PUMPING SYSTEMS. OUR SYSTEMS CONVERT SOLAR ELECTRIC DIRECT CURRENT ("DC") INTO ALTERNATE CURRENT ("AC") FOR DELIVERY TO WATER PUMPS IN DEEP WELLS OR RIVERS.

UNTIL THE SPRING OF 2002, OUR SOLAR WATER PUMPING SYSTEMS WERE CAPABLE OF RUNNING ONLY SMALL PUMPS AND OUR BUSINESS WAS FOCUSED EXCLUSIVELY ON MARKETING OUR PRODUCTS TO DEVELOPING COUNTRIES WITH RURAL WATER AND POWER PROBLEMS. OUR RECENTLY DEVELOPED INCREASED POWER CAPABILITY, COUPLED WITH WHAT WE BELIEVE TO BE GROWING ENERGY SHORTAGES IN CERTAIN PARTS OF THE UNITED STATES, HAS OPENED COMMERCIAL DOMESTIC MARKET OPPORTUNITIES.

DURING THE FOURTH QUARTER OF 2002, WE COMPLETED INSTALLATION OF OUR FIRST LARGE SOLAR SYSTEM POWERING A 50 HORSEPOWER IRRIGATION PUMP IN CALIFORNIA AND HAVE GENERATED $1,279,573 IN REVENUE DURING 2003. DURING 2004, WE RECEIVED ORDERS FOR OUR SOLAR POWER SYSTEMS TOTALING APPROXIMATELY $4.1 MILLION. WE HAVE HISTORICALLY LOST MONEY AND BELIEVE WE WILL CONTINUE TO EXPERIENCE OPERATING LOSSES UNTIL SUCH TIME AS WE ATTAIN SALES OF OUR SOLAR PUMPING SYSTEMS ON A COMMERCIAL SCALE.

WE WERE INCORPORATED IN THE STATE OF NEVADA ON APRIL 3, 1985 UNDER THE NAME GOLDEN BEVERAGE COMPANY. IN APRIL 1997, WE ENTERED INTO A REVERSE MERGER TRANSACTION WITH WORLDWATER, INC., A DELAWARE CORPORATION FORMED IN JANUARY 1984. SINCE THE MERGER TRANSACTION, WE HAVE, UNDER THE NAME OF WORLDWATER CORP., BEEN ENGAGED EXCLUSIVELY IN THE SOLAR/WATER POWER INDUSTRY. IN JUNE OF 2000, OUR SHAREHOLDERS VOTED TO CHANGE THE STATE OF INCORPORATION FROM NEVADA TO DELAWARE. OUR STOCK IS PUBLICLY TRADED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL WWAT.OB.

SECURITIES PURCHASE AGREEMENT WITH SELLING STOCKHOLDER


ON APRIL 1, 2004, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH SBI BRIGHTLINE VIII LLC ("SBI") THAT OBLIGATES SBI TO PURCHASE, UPON OUR ELECTION, UP TO 17,000,000 SHARES OF OUR COMMON STOCK FOR AN AGGREGATE PURCHASE PRICE OF $3,640,000, AND WARRANTS TO PURCHASE, AT THE DISCRETION OF SBI, UP TO 5,100,000 ADDITIONAL SHARES OF OUR COMMON STOCK FOR AN AGGREGATE PURCHASE PRICE OF $1,092,000. AT OUR ELECTION, WE MAY SELL THE SHARES TO SBI IN THREE TRAUNCHES THAT MUST BE SOLD IN THE FOLLOWING ORDER:


              NUMBER OF TRANCHE       NUMBER OF TRANCHE            TRANCHE PURCHASE            TRANCHE PURCHASE PRICE
TRANCHE      SHARES INCLUDED IN       WARRANTS INCLUDED            PRICE PER TRANCHE            PER TRANCHE WARRANTS
  NO.            TRANCHE                 IN TRANCHE               SHARE (U.S. DOLLARS)             (U.S. DOLLARS)
- -------      -------------------     -------------------         ----------------------        ----------------------
  1              7,000,000               2,100,000                      $0.17                         $0.17
  2              5,000,000               1,500,000                      $0.22                         $0.22
  3              5,000,000               1,500,000                      $0.27                         $0.27

EXCEPT FOR THE REQUIREMENT TO SELL THE TRAUNCHES IN ORDER AND THE REQUIREMENT THAT THE RESALE OF THE SHARES BE REGISTERED AS DESCRIBED BELOW, THERE IS NO LIMITATION ON WHEN WE MAY REQUIRE SBI TO PURCHASE THE SHARES INCLUDED IN ANY TRANCHE. WE ARE NOT OBLIGATED TO SELL ANY SHARES TO SBI UNLESS AND UNTIL WE MAKE AN ELECTION TO DO SO. IF WE SELL ALL THE SHARES TO SBI, THE SHARES WILL BE SOLD AT A WEIGHTED AVERAGE PURCHASE PRICE OF $0.21 PER SHARE.


SBI IS NOT OBLIGATED TO PURCHASE SHARES PURSUANT TO THE STOCK PURCHASE AGREEMENT UNLESS THE RESALE OF THE SHARES BY SBI IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. AS OF THE DATE OF THIS PROSPECTUS, ONLY 17,000,000 SHARES COVERED BY THE STOCK PURCHASE AGREEMENT HAVE BEEN REGISTERED FOR RESALE BY SBI. AS A RESULT, SBI WILL NOT BE OBLIGATED TO PURCHASE THE REMAINING SHARES COVERED BY THE STOCK PURCHASE AGREEMENT UNLESS AND UNTIL WE HAVE REGISTERED THE RESALE OF SUCH SHARES BY SBI. IN ADDITION, WE DO NOT CURRENTLY HAVE SUFFICIENT AUTHORIZED AND UNISSUED SHARES TO ISSUE SHARES UPON THE EXERCISE BY SBI OF THE WARRANTS. WE INTEND TO SEEK APPROVAL AT OUR NEXT ANNUAL MEETING OF STOCKHOLDERS, WHICH WE EXPECT TO BE HELD DURING SEPTEMBER 2004, TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE OUR NUMBER OF AUTHORIZED SHARES. SBI MAY ELECT NOT TO PURCHASE SHARES PURSUANT TO THE STOCK PURCHASE AGREEMENT IF IT DETERMINES THAT MATERIAL AND ADVERSE CHANGE IN THE MARKET FOR THE COMPANY'S SECURITIES OR SECURITIES IN GENERAL OR IN POLITICAL, FINANCIAL, OR ECONOMIC CONDITIONS MAKE IT INADVISABLE TO PROCEED.


IN A RELATED TRANSACTION, IN APRIL OF 2004 WE ENTERED INTO A TERM LOAN WITH HIT CREDIT UNION AND HONG KONG LEAGUE CENTRAL CREDIT UNION ("LENDERS") AND SBI ADVISORS, LLC AS AGENT FOR THE LENDERS FOR $800,000. THE TERM LOAN SHALL BE REPAID AS FOLLOWS: $400,000 OF THE PRINCIPAL AMOUNT WILL BE DUE AND PAYABLE WITHIN THREE DAYS AFTER RECEIPT BY THE BORROWER OF THE PROCEEDS FROM THE $0.17 TRANCHE (AS PER THE SECURITIES PURCHASE AGREEMENT WITH SBI) AND ALL REMAINING
UNPAID PRINCIPAL AND ACCRUED INTEREST ON THE TERM LOAN SHALL BE PAYABLE SIX MONTHS FROM THE CLOSING DATE WHICH WOULD BE OCTOBER 2004. THE TERM LOAN BEARS INTEREST AT 18% PER ANNUM. IN CONSIDERATION FOR ITS SERVICES IN ARRANGING THE TERM LOAN, SBI ADVISORS, LLC RECEIVED WARRANTS TO PURCHASE 400,000 SHARES OF COMMON STOCK EXERCISABLE AT A PRICE OF $0.30 PER SHARE, WHICH SHARES ALSO ARE BEING REGISTERED PURSUANT TO THIS REGISTRATION STATEMENT.

                                  THE OFFERING


SECURITIES                    OFFERED BY SBI UP TO 17,000,000 SHARES OF OUR
                              COMMON STOCK THAT MAY BE ACQUIRED BY SBI PURSUANT
                              TO A SECURITIES PURCHASE AGREEMENT BETWEEN US AND
                              SBI, AND UP TO 400,000 SHARES ISSUABLE TO SBI
                              ADVISORS UPON THE CONVERSION OF WARRANTS ISSUED IN
                              CONNECTION WITH THE TERM LOAN.


USE  OF  PROCEEDS             WE  WILL  NOT RECEIVE ANY PROCEEDS FROM THE SALE
                              OF  SHARES  IN  THIS  OFFERING.  WE  WILL
                              RECEIVE  PROCEEDS  UPON  THE
                              EXERCISE  OF  WARRANTS  HELD  BY SBI ADVISORS.  WE
                              EXPECT  TO  USE  ANY  PROCEEDS  WE  RECEIVE  FOR
                              WORKING  CAPITAL  AND  FOR OTHER GENERAL CORPORATE
                              PURPOSES,  INCLUDING  RESEARCH  AND  PRODUCT
                              DEVELOPMENT.

RISK FACTORS AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND COULD RESULT IN A LOSS OF YOUR ENTIRE INVESTMENT.


OTC SYMBOL                    WWAT

EXECUTIVE  OFFICES

OUR EXECUTIVE OFFICES ARE LOCATED AT 55 ROUTE 31 SOUTH, PENNINGTON, NEW JERSEY 08534. OUR TELEPHONE NUMBER IS (609) 818-0700 AND OUR WEBSITE IS:
WWW.WORLDWATER.COM. THE INFORMATION ON OUR WEBSITE IS NOT PART OF THIS
PROSPECTUS.

                   SUMMARY FINANCIAL AND OPERATING INFORMATION

THIS SUMMARY INFORMATION BELOW IS FROM AND SHOULD BE READ WITH THE FINANCIAL STATEMENTS, AND THE NOTES TO THE FINANCIAL STATEMENTS, ELSEWHERE IN THIS PROSPECTUS.

                        WORLDWATER CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 2003 AND 2002




       ASSETS                                                                            2003              2002
                                                                                     ------------      ------------
CURRENT ASSETS:
    CASH AND CASH EQUIVALENTS                                                        $     59,045      $    140,574
    ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR DOUBTFUL
        ACCOUNTS OF $22,647 IN 2003 AND $8,980 IN 2002                                     49,101           283,172

    INVENTORY                                                                                  --            61,862
    DEFERRED CONTRACT COSTS                                                                 8,872           583,643
    ADVANCES TO EMPLOYEES                                                                  16,800                --
    PREPAID EXPENSES                                                                       13,141            16,585
                                                                                     ------------      ------------
       TOTAL CURRENT ASSETS                                                               146,959         1,085,836
    EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET                                              65,219            88,587
    DEPOSITS                                                                                9,047             3,547
                                                                                     ------------      ------------
       TOTAL ASSETS                                                                  $    221,225      $  1,177,970
                                                                                     ============      ============

       LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

CURRENT LIABILITIES:
    NOTES PAYABLE                                                                    $    212,000      $    197,000
    NOTES PAYABLE, RELATED PARTIES                                                        262,703           102,000
    CURRENT MATURITIES OF LONG-TERM DEBT                                                  172,901           171,937
    CUSTOMER DEPOSITS PAYABLE                                                             134,515           243,172
    ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                               1,715,152         1,453,951
                                                                                     ------------      ------------
       TOTAL CURRENT LIABILITIES                                                        2,497,271         2,168,060
    LONG-TERM DEBT                                                                      1,582,502           349,878

    NOTE PAYABLE, RELATED PARTY                                                            82,894                --
                                                                                     ------------      ------------
       TOTAL LIABILITIES                                                                4,162,667         2,517,938
                                                                                     ------------      ------------

COMMITMENTS AND CONTINGENCIES                                                                  --                --

STOCKHOLDERS' (DEFICIENCY):
    PREFERRED STOCK 7% CONVERTIBLE,$.01 PAR VALUE; AUTHORIZED 10,000,000; ISSUED
       AND OUTSTANDING AT DECEMBER 31, 2003 AND 2002:
          SERIES A  66,667 SHARES, LIQUIDATION PREFERENCE $60,000                             667               667
          SERIES B  611,111 SHARES LIQUIDATION PREFERENCE $550,000                          6,111             6,111
    COMMON STOCK, $.001 PAR VALUE; AUTHORIZED 135,000,000;
       ISSUED AND OUTSTANDING 52,506,720 AND 50,365,052
       SHARES AT DECEMBER 31, 2003 AND 2002, RESPECTIVELY                                  52,507            50,365
    ADDITIONAL PAID-IN CAPITAL                                                         15,726,953        14,400,477
    DEFERRED COMPENSATION                                                                (105,000)         (135,000)
    ACCUMULATED OTHER COMPREHENSIVE EXPENSE                                               (49,396)          (14,078)
    ACCUMULATED DEFICIT                                                               (19,573,284)      (15,648,510)
                                                                                     ------------      ------------
       TOTAL STOCKHOLDERS' (DEFICIENCY)                                                (3,941,442)       (1,339,968)
                                                                                     ------------      ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)                              $    221,225      $  1,177,970
                                                                                     ============      ============


                        WORLDWATER CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 2003 AND 2002

                                                           2003              2002
                                                       ------------      ------------
REVENUE:
    EQUIPMENT SALES                                    $  1,143,302      $    386,916
    GRANT REVENUE                                           136,271           256,625
                                                       ------------      ------------
        TOTAL                                             1,279,573           643,541
                                                       ------------      ------------
COST OF GOODS SOLD:
    COST OF EQUIPMENT SALES                                 841,126           420,800
    COST OF GRANT REVENUE                                   119,519           110,388
                                                       ------------      ------------
                                                            960,645           531,188
                                                       ------------      ------------
GROSS PROFIT                                                318,928           112,353
                                                       ------------      ------------
OPERATING EXPENSES:
    RESEARCH AND DEVELOPMENT EXPENSE                        505,572           169,837
    MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES        3,114,376         1,950,052
                                                       ------------      ------------
        TOTAL EXPENSES                                    3,619,948         2,119,889
                                                       ------------      ------------

LOSS FROM OPERATIONS                                     (3,301,020)       (2,007,536)
                                                       ------------      ------------
OTHER EXPENSE (INCOME)
    INTEREST EXPENSE (INCOME), NET                          585,254            81,298
                                                       ------------      ------------
        TOTAL OTHER EXPENSE (INCOME), NET                   585,254            81,298
                                                       ------------      ------------
LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM          (3,886,274)       (2,088,834)
BENEFIT FROM SALE OF NJ NET OPERATING LOSSES                     --           121,603
                                                       ------------      ------------
NET LOSS                                                 (3,886,274)       (1,967,231)

  ACCRETION OF PREFERRED STOCK DIVIDENDS                    (38,500)          (38,500)
                                                       ------------      ------------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS             $ (3,924,774)     $ (2,005,731)
                                                       ============      ============

NET LOSS APPLICABLE PER COMMON SHARE:
     BASIC                                             $     (0.08)      $     (0.04)
                                                       ============      ============
     DILUTED                                           $     (0.08)      $     (0.04)
                                                       ============      ============

SHARES USED IN PER SHARE CALCULATION:
     BASIC                                               51,008,306        46,151,102
                                                       ============      ============
     DILUTED                                             51,008,306        46,151,102
                                                       ============      ============

                        WORLDWATER  CORP.  AND  SUBSIDIARIES
                           CONSOLIDATED  BALANCE  SHEET
                                 March  31,  2004
                                   (unaudited)



       Assets                                                                 3/31/04

Current Assets:
    Cash and cash equivalents                                             $    263,627
    Accounts receivable, net of allowance for doubtful
        accounts of $8,540                                                     720,534
    Deferred contract costs                                                     84,992
    Advances to employees                                                       16,800
    Prepaid expenses                                                            15,457
                                                                          ------------
       Total Current Assets                                                  1,101,410
    Equipment and leasehold improvements, Net                                   56,517
    Deposits                                                                     9,040
                                                                          ------------
       Total Assets                                                       $  1,166,967
                                                                          ============
Liabilities and Stockholders' (Deficiency)

Current Liabilities:
    Notes payable                                                         $    152,000
    Notes payable, related parties                                             176,319
    Current maturities of long-term debt                                       162,896
    Customer deposits payable                                                   69,671
    Accounts payable and accrued expenses                                    2,237,925
                                                                          ------------
       Total Current Liabilities                                             2,798,811
    Long-term debt                                                           1,996,086
    Note payable, related party                                                 84,781
                                                                          ------------
       Total Liabilities                                                     4,879,678
                                                                          ------------
Commitments and contingencies                                                        -

Stockholders' (Deficiency):
    Preferred  Stock Convertible,$.01 par value;  authorized                         7%
       10,000,000; issued and outstanding at September 30, 2003:
          Series A  66,667 shares, liquidation preference $60,000                  667
          Series B  611,111 shares liquidation preference $550,000               6,111
    Common stock, $.001 par value; authorized 135,000,000;
       issued and outstanding 57,831,719 shares (1,000,000 restricted)          57,832
    Additional paid-in capital                                              17,569,720
    Deferred compensation                                                      (97,500)
    Accumulated other comprehensive expense                                        588
    Accumulated deficit                                                    (21,250,129)
                                                                          ------------
       Total Stockholders' (Deficiency)                                     (3,712,711)
                                                                          ------------
       Total Liabilities and Stockholders' (Deficiency)                   $  1,166,967
                                                                          ============


The Notes to Consolidated Financial Statements are an integral part of these statements.

                         WORLDWATER  CORP.  AND  SUBSIDIARIES
                      CONSOLIDATED  STATEMENTS  OF  OPERATIONS
               For  the  three  months  ended  March  31,  2004  and  2003
                                   (unaudited)



                                                                  2004            2003
                                                                  ----            ----
Revenue:
    Equipment sales                                          $    675,380     $  1,066,900
    Grant revenue                                                 105,466           31,445
                                                             ------------     ------------
        Total                                                     780,846        1,098,345
                                                             ------------     ------------
Cost of goods sold:
    Cost of equipment sales                                       643,854          717,158
    Cost of grant revenue                                          81,777           24,065
                                                             ------------     ------------
                                                                  725,631          741,223
                                                             ------------     ------------
Gross Profit                                                       55,215          357,122
                                                             ------------     ------------
Operating Expenses:
    Research and development expense                               38,069           87,679
    Marketing, general and administrative expenses                830,138          727,140
                                                             ------------     ------------
        Total Expenses                                            868,207          814,819
                                                             ------------     ------------
Loss from Operations                                             (812,992)        (457,697)
                                                             ------------     ------------
Other Expense (Income)
    Interest expense (income), net                                854,228           39,186
                                                             ------------     ------------
        Total Other Expense (Income), Net                         854,228           39,186
                                                             ------------     ------------
Net loss                                                       (1,667,220)        (496,883)

  Accretion of preferred stock dividends                           (9,625)          (9,625)
                                                             ------------     ------------

Net Loss Applicable to Common Shareholders                   $ (1,676,845)    $   (506,508)
                                                             ============     ============

Net loss applicable per Common Share (basic and diluted):    $      (0.03)    $      (0.01)
                                                             ============     ============


Shares used in Per Share Calculation (basic and diluted):
     Weighted Average Outstanding                              55,715,877       50,365,052
                                                             ============     ============





The Notes to Consolidated Financial Statements are an integral part of these statements.

                                  RISK FACTORS

YOU SHOULD CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS RELATING TO OUR BUSINESS AND PROSPECTS BEFORE DECIDING TO INVEST IN THE SECURITIES. THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK, AND YOU SHOULD PURCHASE THE SECURITIES ONLY IF YOU CAN AFFORD TO LOSE THE ENTIRE SUM INVESTED IN THESE SECURITIES. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS AND PRESENTED ELSEWHERE BY MANAGEMENT FROM TIME TO TIME.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY INCURRED LOSSES AND LOSSES MAY CONTINUE IN THE FUTURE

SINCE 1997, WE HAVE LOST MONEY. IN THE THREE MONTHS ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003, WE SUSTAINED LOSSES FROM OPERATING ACTIVITIES OF $812,992 AND $3,301,020, RESPECTIVELY; THE ACCUMULATED DEFICITS FOR THESE PERIODS WERE $3,712,711 AND $3,941,442, RESPECTIVELY. FUTURE LOSSES ARE LIKELY TO OCCUR. ACCORDINGLY, WE MAY EXPERIENCE SIGNIFICANT LIQUIDITY AND CASH FLOW PROBLEMS IF WE ARE NOT ABLE TO RAISE ADDITIONAL CAPITAL AS NEEDED AND ON ACCEPTABLE TERMS AND, IN SUCH EVENTS, OUR OPERATIONS MAY BE REDUCED OR CURTAILED.

THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

THE  REPORT  OF OUR  INDEPENDENT  ACCOUNTANTS  ON OUR 2003  AND  2002  FINANCIAL
STATEMENTS, AS REISSUED IN THIS PROSPECTUS, INCLUDED AN EXPLANATORY PARAGRAPH INDICATING THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES. OUR ABILITY TO CONTINUE AS A GOING CONCERN WILL BE DETERMINED BY OUR ABILITY TO OBTAIN ADDITIONAL FUNDING. OUR FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS UNCERTAINTY.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS, OUR BUSINESS OPERATIONS WILL BE CURTAILED.


OUR OPERATIONS HAVE RELIED ALMOST ENTIRELY ON EXTERNAL FINANCING TO FUND OUR OPERATIONS. SUCH FINANCING HAS HISTORICALLY COME FROM A COMBINATION OF BORROWINGS FROM AND SALE OF COMMON STOCK TO THIRD PARTIES. WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FUND OUR ANTICIPATED OPERATING EXPENSES AND FUTURE EXPANSION. AMONG OTHER THINGS, EXTERNAL FINANCING WILL BE REQUIRED TO COVER OUR OPERATING COSTS. THE SALE OF OUR COMMON STOCK TO RAISE CAPITAL MAY CAUSE DILUTION TO OUR EXISTING SHAREHOLDERS. OUR INABILITY TO OBTAIN ADEQUATE FINANCING WILL RESULT IN THE NEED TO CURTAIL BUSINESS OPERATIONS. ANY OF THESE EVENTS WOULD BE MATERIALLY HARMFUL TO OUR BUSINESS AND MAY RESULT IN A LOWER STOCK PRICE. IT SHOULD BE NOTED THAT WE WILL RECEIVE MINIMAL PROCEEDS FROM THE SALE OF COMMON STOCK COVERED BY THIS REGISTRATION STATEMENT.


OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

PRIOR TO THIS OFFERING, THERE HAS BEEN A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK AND AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP. AS A RESULT, THIS COULD REDUCE OUR SHAREHOLDERS' ABILITY TO SELL OUR COMMON STOCK IN SHORT TIME PERIODS, OR POSSIBLY AT ALL. OUR COMMON STOCK HAS EXPERIENCED, AND IS LIKELY TO EXPERIENCE IN THE FUTURE, SIGNIFICANT PRICE AND VOLUME FLUCTUATIONS WHICH COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK WITHOUT REGARD TO OUR

OPERATING PERFORMANCE. IN ADDITION, WE BELIEVE THAT FACTORS SUCH AS QUARTERLY FLUCTUATIONS IN OUR FINANCIAL RESULTS AND CHANGES IN THE OVERALL ECONOMY OR THE CONDITION OF THE FINANCIAL MARKETS COULD CAUSE THE PRICE OF OUR COMMON STOCK TO FLUCTUATE SUBSTANTIALLY.

THE  CONVERSION  OF  OUR PREFERRED STOCK WILL CAUSE DILUTION TO OUR SHAREHOLDERS

WE HAVE DESIGNATED AND ISSUED 66,667 SHARES OF 7% CONVERTIBLE PREFERRED STOCK, SERIES A, AND 611,111 SHARES OF 7% CONVERTIBLE PREFERRED STOCK, SERIES B. THE SERIES A CONVERTIBLE PREFERRED STOCK WAS ISSUED IN SEPTEMBER 2001 AND HAS A TERM OF THREE YEARS. THE SERIES B CONVERTIBLE PREFERRED STOCK WAS ISSUED IN SEPTEMBER 2000 AND ALSO HAS A TERM OF THREE YEARS. THE SERIES A AND SERIES B CONVERTIBLE

PREFERRED STOCK ARE CONVERTIBLE INTO AN AGGREGATE OF 677,778 SHARES OF OUR COMMON STOCK. THE SERIES A PREFERRED STOCK AUTOMATICALLY CONVERT INTO COMMON SHARES IN SEPTEMBER 2004 AND THE SERIES B PREFERRED STOCK MAY CONVERT INTO COMMON SHARES IN SEPTEMBER 2004. THE CONVERSION OF OUR PREFERRED STOCK WILL CAUSE DILUTION TO OUR EXISTING SHAREHOLDERS.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK" AS THAT TERM IS DEFINED IN RULE 3A51-1 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934. PENNY STOCKS ARE
STOCK:

O     WITH A PRICE OF LESS THAN $5.00 PER SHARE;

O     THAT ARE NOT TRADED ON A "RECOGNIZED" NATIONAL EXCHANGE;

O WHOSE PRICES ARE NOT QUOTED ON THE NASDAQ AUTOMATED QUOTATION SYSTEM (NASDAQ LISTED STOCK MUST STILL HAVE A PRICE OF NOT LESS THAN $5.00 PER SHARE); OR

O IN ISSUERS WITH NET TANGIBLE ASSETS LESS THAN $2.0 MILLION (IF THE ISSUER HAS BEEN IN CONTINUOUS OPERATION FOR AT LEAST THREE YEARS) OR $5.0 MILLION (IF IN CONTINUOUS OPERATION FOR LESS THAN THREE YEARS), OR WITH AVERAGE REVENUES OF LESS THAN $6.0 MILLION FOR THE LAST THREE YEARS.

BROKER-DEALERS  DEALING  IN PENNY  STOCKS  ARE  REQUIRED  TO  PROVIDE  POTENTIAL
INVESTORS WITH A DOCUMENT DISCLOSING THE RISKS OF PENNY STOCKS. MOREOVER, BROKER-DEALERS ARE REQUIRED TO DETERMINE WHETHER AN INVESTMENT IN A PENNY STOCK IS A SUITABLE INVESTMENT FOR A PROSPECTIVE INVESTOR. THESE REQUIREMENTS MAY REDUCE THE POTENTIAL MARKET FOR OUR COMMON STOCK BY REDUCING THE NUMBER OF POTENTIAL INVESTORS. THIS MAY MAKE IT MORE DIFFICULT FOR INVESTORS IN OUR COMMON STOCK TO SELL SHARES TO THIRD PARTIES OR TO OTHERWISE DISPOSE OF THEM. THIS COULD CAUSE OUR STOCK PRICE TO DECLINE.

FAILURE TO RETAIN OR ATTRACT KEY PERSONNEL WILL HAVE A MATERIAL NEGATIVE IMPACT ON THE SALES OF OUR PRODUCTS, AND THE DEVELOPMENT AND ENHANCEMENT OF OUR PRODUCTS

OUR FUTURE SUCCESS DEPENDS, IN SIGNIFICANT PART, ON THE CONTINUED SERVICES OF QUENTIN KELLY (OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER) AND SEVERAL OTHER KEY OFFICERS. WE MAY NOT ABLE TO FIND AN APPROPRIATE REPLACEMENT FOR ANY OF OUR KEY PERSONNEL. ANY LOSS OR INTERRUPTION OF OUR KEY PERSONNEL'S SERVICES COULD HAVE A MATERIAL NEGATIVE IMPACT ON OUR ABILITY TO DEVELOP OUR BUSINESS PLAN. THE COMPANY MAINTAINS A KEY MAN LIFE INSURANCE POLICY ON QUENTIN KELLY IN THE AMOUNT OF $1,100,000.

IN ADDITION, OUR BUSINESS PLAN RELIES HEAVILY ON ATTRACTING AND RETAINING INDUSTRY SPECIALISTS WITH EXTENSIVE TECHNICAL AND INDUSTRY EXPERIENCE AND EXISTING RELATIONSHIPS WITH MANY INDUSTRY PARTICIPANTS. OUR BUSINESS PLAN ALSO RELIES HEAVILY ON ATTRACTING AND RETAINING QUALIFIED TECHNICAL EMPLOYEES SO WE CAN FULLY DEVELOP AND ENHANCE OUR TECHNOLOGY. THE MARKETS FOR MANY OF OUR EXPERIENCED EMPLOYEES ARE EXTREMELY COMPETITIVE. THE SALE OF OUR PRODUCTS, AND THE FUTURE DEVELOPMENT AND ENHANCEMENT OF OUR PRODUCTS WILL BE LIMITED IF WE ARE NOT SUCCESSFUL IN OUR EFFORTS TO RECRUIT AND RETAIN THE PERSONNEL WE WILL NEED.

OUR PROJECTS REQUIRE SUBSTANTIAL UP-FRONT COSTS BEFORE ANY REVENUES WILL BE REALIZED

A SIGNIFICANT PORTION OF OUR REVENUE IS EXPECTED TO BE DERIVED FROM PROJECTS WHICH REQUIRE SIGNIFICANT UP-FRONT EXPENSE TO US. REVENUES MAY NOT BE REALIZED UNTIL THE PROJECTS ARE COMPLETED OR CERTAIN SIGNIFICANT MILESTONES ARE MET. OUR FAILURE, OR ANY FAILURE BY A THIRD-PARTY WITH WHICH WE MAY CONTRACT, TO PERFORM SERVICES OR DELIVER OUR PRODUCTS ON A TIMELY BASIS COULD RESULT IN A
SUBSTANTIAL LOSS TO US.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND WE INADVERTENTLY MAY BE INFRINGING ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH COULD RESULT IN SIGNIFICANT EXPENSE AND LOSS OF INTELLECTUAL PROPERTY RIGHTS.

IF A COURT DETERMINES THAT WE INFRINGED ON THE RIGHTS OF OTHERS, WE MAY BE REQUIRED TO OBTAIN LICENSES FROM SUCH OTHER PARTIES. THE PERSONS OR ORGANIZATIONS HOLDING THE DESIRED TECHNOLOGY MAY NOT GRANT LICENSES TO US OR THE TERMS OF SUCH LICENSES MAY NOT BE ACCEPTABLE TO US. IN ADDITION, WE COULD BE REQUIRED TO EXPEND SIGNIFICANT RESOURCES TO DEVELOP NON-INFRINGING TECHNOLOGY.

WE RELY ON THE REGISTRATION OF TRADEMARKS AND TRADE NAMES, AS WELL AS ON TRADE SECRET LAWS AND CONFIDENTIALITY AGREEMENTS WITH OUR EMPLOYEES.

ANY FAILURE TO MEET THE TECHNOLOGICAL REQUIREMENTS OF OUR CUSTOMERS MAY HINDER SALES OF OUR PRODUCTS

OUR ABILITY TO CONTINUE TO COMMERCIALIZE OUR PRODUCTS IS DEPENDENT ON THE ADVANCEMENT OF OUR EXISTING TECHNOLOGY. IN ORDER TO OBTAIN AND MAINTAIN A
SIGNIFICANT  MARKET  SHARE,  WE ARE  REQUIRED TO  CONTINUE  TO MAKE  ADVANCES IN
TECHNOLOGY. ANY FAILURES IN SUCH RESEARCH AND DEVELOPMENT EFFORTS COULD RESULT IN SIGNIFICANT DELAYS IN PRODUCT DEVELOPMENT AND HAVE A MATERIAL ADVERSE EFFECT ON US. WE MAY ENCOUNTER UNANTICIPATED TECHNOLOGICAL OBSTACLES WHICH EITHER DELAY OR PREVENT US FROM COMPLETING THE DEVELOPMENT OF OUR PRODUCTS AND PROCESSES.

COMPETITIVE   CONDITIONS   AFFECTING   WORLDWATER   MAY  LIMIT  OUR  GROWTH  AND
PROFITABILITY

OUR PRODUCTS COMPETE WITH BOTH CONVENTIONAL AND SOLAR TECHNOLOGIES THAT BRING POWER TO REMOTE AREAS. THE MAIN COMPETITIVE TECHNOLOGIES ARE DIESEL OR GASOLINE GENERATORS AND ELECTRICAL GRID LINE EXTENSION.

THE COST OF INSTALLING A SOLAR PUMP MAY BE MORE OR LESS THAN THE COST OF GRID LINE EXTENSION, DEPENDING UPON THE EXTENT OF THE GRID LINE EXTENSION. HOWEVER, A PUMP RUN BY SOLAR POWER IS LESS EXPENSIVE THAN THE COST OF RUNNING A CONVENTIONAL ELECTRIC PUMP BECAUSE OF THE COST OF GRID LINE ELECTRICITY FROM THE LOCAL ELECTRIC UTILITY. IT SHOULD BE NOTED THAT THE COST OF ELECTRIC LINE EXTENSION IS USUALLY SUBSIDIZED BY GOVERNMENT AUTHORITIES.

THE INITIAL COST OF ACQUIRING A DIESEL PUMP IS LESS EXPENSIVE THAN THE INITIAL COST OF A SOLAR PUMP. HOWEVER, THE OPERATIONS AND MAINTENANCE COST OF THE DIESEL PUMP IS GREATER THAN A SOLAR PUMP; IN REMOTE AREAS, AVAILABILITY OF FUEL AND SPARE PARTS ARE ALSO UNRELIABLE. AN END USER CAN PAY OFF THE HIGHER COST OF THE SOLAR PUMP OVER TIME FROM THE SAVINGS OTHERWISE SPENT ON OPERATIONS AND MAINTENANCE OF THE DIESEL PUMP.

OUR PROPRIETARY TECHNOLOGY PERMITS THE USE OF "OFF-THE-SHELF" AC PUMPS OPENING A RANGE OF PREVIOUSLY UNAVAILABLE OPTIONS FOR SOLAR POWER. AC PUMPS ARE AVAILABLE IN COUNTRIES THROUGHOUT THE WORLD, ALLOWING REPLACEMENT PUMPS AND PARTS TO BE SUPPLIED ON A LOCAL BASIS. OTHER FORMS OF SOLAR POWERED PHOTOVOLTAIC (PV) PUMPING CURRENTLY AVAILABLE USE LESS RELIABLE AND LESS DURABLE DC PUMPS OR CUSTOM AC PUMPS WHICH ARE MORE COSTLY AND NOT READILY AVAILABLE IN MOST DEVELOPING COUNTRIES.

IN MANY REGIONS OF THE WORLD, COMPETITIVE PRODUCTS ARE NOT AVAILABLE. IN THOSE MARKETS WHERE COMPETITION EXISTS, THE MOST COMMONLY ENCOUNTERED COMPETITORS ARE GRUNDFOS A/S OF DENMARK, A MANUFACTURER OF A LARGE RANGE OF WATER PUMPS INCLUDING A SOLAR PUMP LINE, AND AERO-ENVIRONMENT OF CALIFORNIA, WHICH PRODUCE

AC PUMPS. THERE ARE A NUMBER OF OTHER SOLAR PUMP COMPANIES INCLUDING SOLAR JACK OF THE US, SUN MOTOR OF CANADA, SOUTHERN CROSS OF AUSTRALIA, AND TOTAL ENERGIE FROM EUROPE WHICH PRODUCE DC POWERED PUMPS. OUR COMPETITORS GENERALLY HAVE FAR GREATER FINANCIAL RESOURCES, MORE EXPERIENCED MARKETING ORGANIZATIONS AND A GREATER NUMBER OF EMPLOYEES THAN WE DO.

WE MAY NOT BE SUCCESSFUL IN COMPETING WITH THESE COMPETITORS FOR NEW CUSTOMERS OR IN RETAINING EXISTING CUSTOMERS. OUR RESULTS OF OPERATIONS MAY SUFFER IF WE CANNOT COMPETE WITH LARGER AND BETTER CAPITALIZED COMPANIES.

OUR MARKETING EFFORTS IN DEVELOPING NATIONS HAVE ENCOUNTERED SIGNIFICANT OBSTACLES THAT HAVE IMPEDED SALES

IN ADDITION TO OUR MARKETING EFFORTS IN THE UNITED STATES, WE MARKET OUR PRODUCTS TO DEVELOPING NATIONS. THE ABILITY OF THESE CUSTOMERS TO ORDER AND PAY FOR OUR PRODUCTS AND SERVICES IS DEPENDENT ON A VARIETY OF FACTORS INCLUDING GOVERNMENT APPROVAL, ADEQUATE FUNDING AND VIGOROUS TESTING PROCEDURES. WE HAVE EXPERIENCED SIGNIFICANT OBSTACLES IN MARKETING PRODUCTS AND SERVICES IN DEVELOPING NATIONS, INCLUDING DELAYS CAUSED BY BUDGET CONSTRAINTS, BUREAUCRATIC INEFFICIENCIES AND REGIME CHANGES.

OUR DIRECTORS ARE NOT PERSONALLY LIABLE AND ARE INDEMNIFIED FOR BREACH OF FIDUCIARY DUTIES

OUR CERTIFICATE OF INCORPORATION PROVIDES, AS PERMITTED BY THE DELAWARE GENERAL CORPORATION LAW ("THE DGCL"), AND WITH CERTAIN EXCEPTIONS, THAT OUR DIRECTORS SHALL NOT BE PERSONALLY LIABLE TO US OR OUR STOCKHOLDERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY AS A DIRECTOR. THESE PROVISIONS MAY DISCOURAGE OUR STOCKHOLDERS FROM BRINGING SUIT AGAINST A DIRECTOR FOR BREACH OF FIDUCIARY DUTY AND MAY REDUCE THE LIKELIHOOD OF DERIVATIVE LITIGATION BROUGHT BY STOCKHOLDERS AGAINST A DIRECTOR. IN ADDITION, OUR BYLAWS PROVIDE FOR MANDATORY INDEMNIFICATION OF DIRECTORS AND OFFICERS TO THE FULLEST EXTENT PERMITTED BY THE DGCL.

WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS OF COMPONENTS FOR OUR SYSTEMS, AND ANY DELAY IN SUPPLY COULD AFFECT OUR ABILITY TO FILL ORDERS

WE CURRENTLY PURCHASE PARTS AND MATERIALS FROM A LIMITED NUMBER OF SUPPLIERS. IN ADDITION, ALTHOUGH HISTORICALLY WE HAVE NOT BEEN DEPENDENT ON ANY ONE SUPPLIER OR GROUP OF SUPPLIERS OF COMPONENTS FOR OUR SYSTEMS, WE MAY BECOME DEPENDENT IN THE FUTURE. THE INABILITY TO OBTAIN CERTAIN COMPONENTS ON A TIMELY BASIS WOULD LIMIT OUR ABILITY TO COMPLETE PROJECTS IN A TIMELY MANNER.

NO DIVIDENDS HAVE BEEN PAID BY THE COMPANY

WE HAVE NEVER PAID,  NOR DO WE  ANTICIPATE  PAYING,  ANY CASH  DIVIDENDS  ON OUR
COMMON  STOCK.   FUTURE  DEBT,  EQUITY  INSTRUMENTS  OR  SECURITIES  MAY  IMPOSE
ADDITIONAL RESTRICTIONS ON OUR ABILITY TO PAY CASH DIVIDENDS.

DELAWARE LAW AND OUR CHARTER MAY INHIBIT A TAKEOVER OF OUR COMPANY THAT STOCKHOLDERS MAY CONSIDER FAVORABLE

PROVISIONS OF DELAWARE LAW, SUCH AS ITS BUSINESS COMBINATION STATUTE, MAY HAVE THE EFFECT OF DELAYING, DEFERRING OR PREVENTING A CHANGE IN CONTROL OF OUR COMPANY, EVEN IF SUCH TRANSACTIONS WOULD HAVE SIGNIFICANT BENEFITS TO OUR STOCKHOLDERS. AS A RESULT, THESE PROVISIONS COULD LIMIT THE PRICE SOME INVESTORS MIGHT BE WILLING TO PAY IN THE FUTURE FOR SHARES OF OUR COMMON STOCK.

WE ARE SUBJECT TO FOREIGN EXCHANGE RATE FLUCTUATIONS THAT MAY RESULT IN LOSSES

OPERATIONS OVERSEAS ARE SUBJECT TO FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS. WITH RESPECT TO THE PHILIPPINE CURRENCY, WE WILL TRANSFER FUNDS TO OUR
PHILIPPINE SUBSIDIARY ON AN AS NEEDED BASIS AND TO THE EXTENT FUNDS ARE AVAILABLE TO AVOID SIGNIFICANT EXPOSURE TO CURRENCY FLUCTUATIONS. WE MAY SUFFER LOSSES DUE TO ADVERSE FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY HAVE THE AFFECT OF LOWERING OUR STOCK PRICE


SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET FOLLOWING THIS OFFERING COULD LOWER THE MARKET PRICE OF OUR COMMON STOCK. SALES MAY ALSO MAKE IT MORE DIFFICULT FOR US TO SELL EQUITY SECURITIES OR EQUITY-RELATED SECURITIES IN THE FUTURE AT A TIME AND PRICE THAT OUR MANAGEMENT DEEMS ACCEPTABLE OR AT ALL. OF THE 61,902,387 SHARES OF OUR COMMON STOCK OUTSTANDING AS OF JULY 9, 2004, 42,829,572 SHARES ARE, OR WILL BE, FREELY TRADABLE WITHOUT RESTRICTION, UNLESS HELD BY OUR "AFFILIATES." THE TOTAL NUMBER OF SHARES THAT ARE FREELY TRADABLE LESS THE AMOUNT HELD BY AFFILIATES IS 13,402,147 SHARES. AS OF JULY 9, 2004, 13,902,147 SHARES OF COMMON STOCK HELD BY EXISTING STOCKHOLDERS ARE "RESTRICTED SECURITIES" AND MAY BE RESOLD IN THE PUBLIC MARKET ONLY IF REGISTERED OR PURSUANT TO AN EXEMPTION FROM REGISTRATION. IN ADDITION, THERE ARE OUTSTANDING OPTIONS AND WARRANTS, WHICH, UPON EXERCISE OR CONVERSION WOULD RESULT IN THE ISSUANCE OF AN ADDITIONAL 34,812,666 SHARES OF OUR COMMON STOCK.


THE SELLING STOCKHOLDER INTENDS TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

SBI INTENDS TO SELL IN THE PUBLIC MARKET THE SHARES OF COMMON STOCK BEING REGISTERED IN THIS OFFERING. THE TRADING PRICE OF OUR COMMON STOCK DURING THE SEVERAL WEEK PERIOD LEADING UP TO MAY 14, 2004 WAS GREATER THAN THE PRICE PER SHARE FOR THE SHARES THAT WOULD BE SOLD UNDER OUR STOCK PURCHASE AGREEMENT WITH SBI. IF WE SELL SHARES TO SBI AT PRICES LESS THAN THE CURRENT TRADING PRICE OF OUR COMMON STOCK AT THE TIME OF THE SALE, SBI MAY HAVE AN INCENTIVE TO IMMEDIATELY RESELL SUCH SHARES IN THE MARKET WHICH MAY, IN TURN, CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE. SIGNIFICANT DOWNWARD PRESSURE ON OUR STOCK PRICE CAUSED BY THE SALE OF STOCK REGISTERED IN THIS OFFERING COULD ENCOURAGE SHORT SALES BY THIRD PARTIES THAT WOULD PLACE FURTHER DOWNWARD PRESSURE ON OUR STOCK PRICE.

WE MAY NOT BE ABLE TO FULLY  UTILIZE  OUR  ARRANGEMENTS  WITH  SBI AND,  IF SUCH
UTILIZATION IS NECESSARY, WE WILL BE REQUIRED TO , AMEND OUR ARTICLES OF INCORPORATION AND REGISTER ADDITIONAL SHARES FOR RESALE BY SBI, OR IDENTIFY ALTERNATIVE SOURCES OF CAPITAL


OUR AUTHORIZED CAPITAL CURRENTLY CONSISTS OF 135,000,000 SHARES OF COMMON STOCK. AS OF JULY 9, 2004, WE HAD 61,902,389 OUTSTANDING SHARES, OUTSTANDING OPTIONS AND WARRANTS TO PURCHASE 32,929,533 SHARES, AND OUTSTANDING DEBT CONVERTIBLE INTO 22,441,025 SHARES. AS A RESULT, WE HAVE ONLY 17,000,000 SHARES OF COMMON STOCK AVAILABLE TO SELL TO SBI UNDER OUR STOCK PURCHASE AGREEMENT WITH SBI, AND 400,000 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS HELD BY SBI ADVISORS. OF THESE SHARES, 17,400,000 HAVE BEEN REGISTERED FOR RESALE BY SBI AND SBI ADVISORS, RESPECTIVELY.


IF OUR NEED FOR CAPITAL REQUIRES US TO SELL MORE THAN 17,000,000 SHARES TO SBI UNDER THE STOCK PURCHASE AGREEMENT, WE WILL NEED TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF OUR AUTHORIZED COMMON STOCK AND REGISTER ADDITIONAL SHARES FOR RESALE BY SBI. IN LIEU OF OR IN ADDITION TO THOSE ACTIONS, WE MAY NEED TO IDENTIFY ALTERNATIVE SOURCES OF CAPITAL.


OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

BEFORE THIS OFFERING, OUR COMMON STOCK HAS TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD. THINLY TRADED COMMON STOCK CAN BE MORE VOLATILE THAN COMMON STOCK TRADING IN AN ACTIVE PUBLIC MARKET.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

WE ARE REGISTERING 17,400,000 SHARES OF COMMON STOCK IN THIS OFFERING. THESE

SHARES REPRESENT 13% OF OUR AUTHORIZED CAPITAL STOCK, AND WE ANTICIPATE ALL SUCH SHARES WILL BE SOLD IN THIS OFFERING. IF ALL OR A SIGNIFICANT BLOCK OF THESE SHARES ARE HELD BY ONE OR MORE SHAREHOLDERS WORKING TOGETHER, THEN SUCH SHAREHOLDER OR SHAREHOLDERS MAY HAVE ENOUGH SHARES TO ASSUME CONTROL OF WORLDWATER BY ELECTING ITS OR THEIR OWN DIRECTORS.

                           FORWARD-LOOKING STATEMENTS

INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS MAY CONTAIN STATEMENTS WHICH CONSTITUTE "FORWARD-LOOKING STATEMENTS." "FORWARD-LOOKING STATEMENTS" INCLUDE ANY STATEMENT WHICH IS NOT OF PURELY HISTORICAL FACT, SUCH AS STATEMENTS CONCERNING PLANS, OBJECTIVES, GOALS, STRATEGIES AND FUTURE EVENTS, AND UNDERLYING ASSUMPTIONS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, AND UNCERTAINTIES EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS AND ACTUAL RESULTS COULD BE MATERIALLY DIFFERENT FROM THOSE PROJECTED. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS WHICH MAY IMPACT DEMAND FOR OUR SOLAR GENERATED PUMPS AND ELECTRICITY; CHANGES IN TAX LAWS AND REGULATIONS; OUR ABILITY TO IMPLEMENT OUR MARKETING STRATEGY AND TO EXPAND OUR BUSINESS IN THE WORLDWIDE MARKET; OUR ABILITY TO BUILD OUR PRODUCTION FACILITY UP TO THE LEVEL OF EFFICIENCY AND OUTPUT FOR OUR PLANNED PRODUCTION; AND CHANGES IN LAWS AND GOVERNMENT REGULATIONS APPLICABLE TO OUR BUSINESS, INCLUDING LAWS IN FOREIGN NATIONS. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS MAY NOT IN FACT OCCUR.

                                 USE OF PROCEEDS

WE WILL NOT RECEIVE PROCEEDS FROM THE RESALE BY SELLING STOCKHOLDERS OF THE COMMON STOCK DESCRIBED IN THIS PROSPECTUS. WE MAY RECEIVE PROCEEDS FROM THE SALE OF SHARES ISSUABLE UPON THE EXERCISE OF WARRANTS BY THE SELLING STOCKHOLDERS. ANY PROCEEDS RECEIVED BY US UPON THE EXERCISE OF WARRANTS WILL BE USED FOR GENERAL CORPORATE PURPOSES.

                            MARKET PRICE INFORMATION

OUR COMMON STOCK IS INCLUDED ON THE NATIONAL ASSOCIATION OF SECURITIES DEALERS AUTOMATED QUOTATION OTC BULLETIN BOARD UNDER THE SYMBOL "WWAT." THE FOLLOWING TABLE SETS FORTH THE QUARTERLY HIGH AND LOW CLOSING BID PRICES FOR THE COMMON STOCK AS REPORTED ON THE OTC BULLETIN BOARD FOR THE PERIODS INDICATED. THESE PRICES ARE BASED ON QUOTATIONS BETWEEN DEALERS, AND DO NOT REFLECT RETAIL MARK-UP, MARK-DOWN OR COMMISSIONS, AND MAY NOT NECESSARILY REPRESENT ACTUAL TRANSACTIONS.


                                            HIGH   LOW    CLOSE
                                            =====  =====  ======
FISCAL  2002
==========================================
SECOND  QUARTER                              0.28   0.12    0.17
==========================================  =====  =====  ======
THIRD  QUARTER                               0.18   0.12    0.14
==========================================  =====  =====  ======
FOURTH  QUARTER                              0.19   0.11    0.16
==========================================  =====  =====  ======

                                            HIGH   LOW    CLOSE
                                            =====  =====  ======
FISCAL  2003
==========================================
FIRST  QUARTER.                             $0.19  $0.09  $0.13
==========================================  =====  =====  ======
SECOND  QUARTER                              0.21   0.13   0.19
==========================================  =====  =====  ======
THIRD  QUARTER                               0.26   0.12   0.19
==========================================  =====  =====  ======
FOURTH  QUARTER                              0.20   0.09   0.14
==========================================  =====  =====  ======



                                            HIGH   LOW    CLOSE
                                            =====  =====  ======
FISCAL  2004
==========================================
FIRST  QUARTER.                             $0.48  $0.11  $0.31



ON APRIL 30, 2004, THERE WERE APPROXIMATELY 741 HOLDERS OF RECORD OF OUR COMMON STOCK. THIS NUMBER DOES NOT INCLUDE BENEFICIAL OWNERS OF THE COMMON STOCK WHOSE SHARES ARE HELD IN THE NAMES OF VARIOUS DEALERS, CLEARING AGENCIES, BANKS, BROKERS AND OTHER FIDUCIARIES.

                                    DIVIDENDS

TO DATE, WE HAVE NOT DECLARED OR PAID ANY DIVIDENDS ON OUR COMMON STOCK. THE PAYMENT BY US OF DIVIDENDS, IF ANY, IS WITHIN THE DISCRETION OF THE BOARD OF DIRECTORS AND WILL DEPEND ON OUR EARNINGS, IF ANY, OUR CAPITAL REQUIREMENTS AND FINANCIAL CONDITION, AS WELL AS OTHER RELEVANT FACTORS. THE BOARD OF DIRECTORS DOES NOT INTEND TO DECLARE ANY DIVIDENDS IN THE FORESEEABLE FUTURE.

                                    DILUTION

THE BOOK VALUE OF WORLDWATER AS OF MARCH 31, 2004, WAS ($3,712,711) OR ($0.06) PER SHARE OF COMMON STOCK. BOOK VALUE PER SHARE IS DETERMINED BY DIVIDING THE TANGIBLE BOOK VALUE OF WORLDWATER (TOTAL TANGIBLE ASSETS LESS TOTAL LIABILITIES) BY THE NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK. SINCE THIS OFFERING IS BEING MADE SOLELY BY THE SELLING STOCKHOLDERS AND NONE OF THE PROCEEDS FROM THE SALE OF COMMON STOCK WILL BE PAID TO US, OUR NET TANGIBLE BOOK VALUE WILL BE UNAFFECTED BY THIS OFFERING.

                        SBI SECURITIES PURCHASE AGREEMENT


ON APRIL 1, 2004, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH SBI BRIGHTLINE VIII LLC ("SBI") THAT OBLIGATES SBI TO PURCHASE, UPON OUR ELECTION, UP TO 17,000,000 SHARES OF OUR COMMON STOCK FOR AN AGGREGATE PURCHASE PRICE OF $3,640,000, AND WARRANTS TO PURCHASE, AT THE DISCRETION OF SBI, UP TO 5,100,000 ADDITIONAL SHARES OF OUR COMMON STOCK FOR AN AGGREGATE PURCHASE PRICE OF $120,000. AT OUR ELECTION, WE MAY SELL THE SHARES TO SBI IN THREE TRAUNCHES THAT MUST BE SOLD IN THE FOLLOWING ORDER:



              NUMBER OF TRANCHE       NUMBER OF TRANCHE            TRANCHE PURCHASE            TRANCHE PURCHASE PRICE
TRANCHE      SHARES INCLUDED IN       WARRANTS INCLUDED            PRICE PER TRANCHE             PER TRANCHE WARRANTS
  NO.            TRANCHE                 IN TRANCHE               SHARE (U.S. DOLLARS)            (U.S. DOLLARS)
- -------      -------------------     -------------------         ----------------------        ----------------------
  1              7,000,000               2,100,000                      $0.17                         $0.17
  2              5,000,000               1,500,000                      $0.22                         $0.22
  3              5,000,000               1,500,000                      $0.27                         $0.27


EXCEPT FOR THE REQUIREMENT TO SELL THE TRANCHES IN ORDER AND THE REQUIREMENT THAT THE RESALE OF THE SHARES BE REGISTERED AS DESCRIBED BELOW, THERE IS NO LIMITATION ON WHEN WE MAY REQUIRE SBI TO PURCHASE THE SHARES INCLUDED IN ANY TRANCHE. IN PARTICULAR, THERE IS NO SPECIFIED EXPIRATION DATE FOR SBI'S OBLIGATION TO PURCHASE THE SHARES. THE AGREEMENT PERMITS US TO EXERCISE OUR RIGHT TO SELL MULTIPLE TRANCHES AT THE SAME TIME, AND NO PARTICULAR PERIOD OF TIME MUST ELAPSE BETWEEN THE SALE OF TRANCHES. WE ARE NOT OBLIGATED TO SELL ANY SHARES TO SBI UNLESS AND UNTIL WE ELECT TO DO SO. HOWEVER, IF WE WANT TO SELL ANY SHARES IN A TRANCHE WE MUST EXERCISE OUR RIGHT TO SELL ALL OF THE SHARES IN THE TRANCHE.

SBI IS NOT OBLIGATED TO PURCHASE SHARES PURSUANT TO THE SECURITIES PURCHASE AGREEMENT UNLESS THE RESALE OF THE SHARES BY SBI IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. AS OF THE DATE OF THIS PROSPECTUS, ONLY
17,000,000 SHARES COVERED BY THE SECURITIES PURCHASE AGREEMENT HAVE BEEN REGISTERED FOR RESALE BY SBI. WE DO NOT CURRENTLY HAVE SUFFICIENT AUTHORIZED AND UNISSUED SHARES UNDERLYING THE WARRANTS TO WHICH SBI IS ENTITLED UNDER THE TERMS OF THE SECURITIES PURCHASE AGREEMENT. WE INTEND TO SEEK APPROVAL AT OUR NEXT
ANNUAL MEETING OF STOCKHOLDERS, WHICH WE EXPECT TO BE HELD DURING SEPTEMBER 2004, TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE OUR NUMBER OF AUTHORIZED SHARES. IF SUCH AMENDMENT IS APPROVED, WE WILL THEN DECIDE WHETHER OR NOT TO REGISTER ADDITIONAL SHARES FOR RESALE BY SBI SO THAT WE WILL HAVE THE RIGHT TO SELL SUCH ADDITIONAL SHARES TO SBI UNDER THE SECURITIES PURCHASE AGREEMENT. SBI MAY ELECT NOT TO PURCHASE SHARES PURSUANT TO THE SECURITIES PURCHASE AGREEMENT IF IT DETERMINES THAT MATERIAL AND ADVERSE CHANGE IN THE MARKET FOR THE COMPANY'S SECURITIES OR SECURITIES IN GENERAL, OR IN POLITICAL, FINANCIAL, OR ECONOMIC CONDITIONS MAKE IT INADVISABLE TO PROCEED.

SBI'S OBLIGATION TO PURCHASE THE SHARES IS SUBJECT TO CUSTOMARY CONDITIONS FOR TRANSACTIONS OF THIS KIND. IN PARTICULAR, SBI'S OBLIGATION IS CONTINGENT ON:

O THE CONTINUED ACCURACY OF OUR REPRESENTATIONS AND WARRANTIES CONTAINED IN THE STOCK PURCHASE AGREEMENT; AND

O     OUR  COMPLIANCE  WITH  OUR  AGREEMENTS  CONTAINED  IN THE  STOCK  PURCHASE
      AGREEMENT.

IF WE HAVE EXERCISED OUR RIGHT TO SELL A PARTICULAR TRANCHE OF SHARES AND THE CLOSING OF THE SALE OF SUCH SHARES DOES NOT OCCUR FOR ANY REASON, WE WILL HAVE THE RIGHT TO EXERCISE OUR RIGHT WITH RESPECT TO THOSE SHARES AGAIN; HOWEVER, SBI'S OBLIGATION TO PURCHASE THE SHARES REMAINS CONTINGENT ON OUR ABILITY TO SATISFY THE CLOSING CONDITIONS AT THE TIME WE SEEK TO SELL THE SHARES.

OUR OBLIGATION TO SELL A TRANCHE OF SHARES TO SBI ONCE WE HAVE MADE AN ELECTION IS CONTINGENT ON SBI'S SATISFACTION OF CORRESPONDING CLOSING CONDITIONS WHICH WE MAY WAIVE IN OUR DISCRETION.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CERTAIN STATEMENTS CONTAINED IN MANAGEMENT'S DISCUSSION AND ANALYSIS, AND ELSEWHERE IN THIS ANNUAL REPORT, CONCERNING THE COMPANY'S OUTLOOK OR FUTURE ECONOMIC PERFORMANCE SUCH AS ANTICIPATED PROFITABILITY, GROSS BILLINGS, COMMISSIONS AND FEES, EXPENSES OR OTHER FINANCIAL ITEMS; AND CONDITIONS OF PERFORMANCE OR OTHER MATTERS, ARE "FORWARD LOOKING STATEMENTS" AS THAT TERM IS DEFINED UNDER THE FEDERAL SECURITIES LAWS. FORWARD LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES, AND OTHER FACTORS WHICH WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SUCH STATEMENTS. SUCH RISKS, UNCERTAINTIES AND FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: (1) THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL GROW PROFITABLY OR MANAGE ITS GROWTH, (2) RISK ASSOCIATED WITH ACQUISITIONS, (3) COMPETITION, (4) THE COMPANY'S QUARTERLY RESULTS HAVE FLUCTUATED IN THE PAST AND ARE EXPECTED TO FLUCTUATE IN THE FUTURE, (5) THE LOSS OF SERVICES OF KEY INDIVIDUALS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY'S BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS, (6) RISKS ASSOCIATED WITH OPERATING IN EMERGING COUNTRIES.

GENERAL

WORLDWATER CORP. IS AN INTERNATIONAL SOLAR ENGINEERING AND WATER MANAGEMENT COMPANY WITH UNIQUE, HIGH-POWERED SOLAR TECHNOLOGY PROVIDING SOLUTIONS TO WATER SUPPLY AND ENERGY PROBLEMS. UNTIL 2002, THE COMPANY WAS A DEVELOPMENT-STAGE ENTERPRISE ORGANIZED TO DESIGN, DEVELOP, MANUFACTURE AND MARKET SOLAR WATER PUMPING SYSTEMS, AND FOCUSED EXCLUSIVELY ON HELPING DEVELOPING COUNTRIES WITH WATER AND POWER PROBLEMS. THROUGH RESEARCH AND DEVELOPMENT, THE COMPANY'S PROPRIETARY SOLAR TECHNOLOGY DEVELOPED THE CAPABILITY IN 2002 OF OPERATING PUMPS AND MOTORS UP TO 600 HORSEPOWER FOR IRRIGATION, REFRIGERATION AND WATER UTILITY PUMPING SYSTEMS. THIS INCREASED POWER CAPABILITY, COUPLED WITH GROWING ENERGY SHORTAGES IN THE UNITED STATES, HAS OPENED DOMESTIC MARKET OPPORTUNITIES THAT HAVE NOW BECOME THE PRINCIPAL FOCUS OF ITS BUSINESS. THROUGHOUT 2004, THE
COMPANY INTENDS TO FOCUS EFFORTS ON THE ENHANCEMENT AND AGGRESSIVE IMPLEMENTATION OF ITS MARKETING PROGRAM DOMESTICALLY AND INTERNATIONALLY. IN THE U.S., THIS INCLUDES INSTITUTIONAL PUBLIC AND PRIVATE COMMERCIAL MARKETS, PARTICULARLY IN CALIFORNIA, NEW JERSEY AND OTHER STATES WHICH OFFER INCENTIVES FOR RENEWABLE ENERGY SOURCES. THE COMPANY CONTINUES TO SEEK OPPORTUNITIES THROUGHOUT THE WORLD, INCLUDING THE PHILIPPINES, WHERE IT MAINTAINS NATIONWIDE OPERATIONS, THE MIDDLE EAST (MOST PARTICULARLY, IRAQ), AND AFRICA.

SELECTED FINANCIAL DATA



                                           YEARS ENDED  DECEMBER 31,
                                              2003              2002             2001             2000            1999
                                              ----              ----             ----             ----            ----
                OPERATING RESULTS
NET SALES                                 $ 1,279,573      $   643,541      $   241,045      $   279,531      $   526,924
INCOME (LOSS) FROM OPERATIONS              (3,301,020)      (2,007,536)      (1,547,865)      (1,958,821)      (1,225,600)
NET INCOME (LOSS)                          (3,924,774)      (2,005,731)      (2,494,757)      (1,704,179)        (787,318)
NET INCOME (LOSS) PER SHARE - BASIC             (0.08)           (0.04)           (0.07)           (0.06)           (0.03)
NET INCOME (LOSS) PER SHARE - DILUTED           (0.08)           (0.04)           (0.07)           (0.06)           (0.03)

               FINANCIAL POSITION
TOTAL ASSETS                                  221,225        1,177,970          265,084          441,299          485,569
LONG TERM OBLIGATIONS - LESS
     CURRENT PORTION                        1,665,396          349,878           61,270           20,480          200,000
SHAREHOLDERS' EQUITY (DEFICIENCY)          (3,941,442)      (1,339,968)        (939,952)        (254,046)      (1,788,250)


                                           THREE MONTHS ENDED MARCH 31,
                                              2004              2003
                                              ----              ----
                OPERATING RESULTS
NET SALES                                 $   780,846        1,098,345
INCOME (LOSS) FROM OPERATIONS                (812,992)        (457,697)
NET INCOME (LOSS)                          (1,676,845)        (506,508)
NET INCOME (LOSS) PER SHARE - BASIC             (0.03)           (0.01)
NET INCOME (LOSS) PER SHARE - DILUTED           (0.03)           (0.01)

               FINANCIAL POSITION
TOTAL ASSETS                                1,166,967          943,562

LONG TERM OBLIGATIONS - LESS
     CURRENT PORTION                        2,080,687          516,836
SHAREHOLDERS' EQUITY (DEFICIENCY)          (3,712,711)      (1,775,268)

RESULTS OF OPERATIONS:

YEAR ENDED DECEMBER 31, 2003 ("FISCAL 2003") YEAR ENDED DECEMBER 31. 2002 ("FISCAL 2002")

REVENUE

FOR THE YEAR ENDED DECEMBER 31, 2003 NET REVENUES INCREASED TO $1,279,573 AS COMPARED TO $643,541 FOR THE YEAR ENDED DECEMBER 31, 2002. EQUIPMENT SALES AND GRANT REVENUE FOR THE YEAR ENDED DECEMBER 31, 2003 WERE $1,143,302 AND $136,271 AS COMPARED TO $386,916 AND $256,625 FOR THE YEAR ENDED DECEMBER 31, 2002. EQUIPMENT SALES INCREASED BY $756,386 OR 195% AS COMPARED TO THE PREVIOUS YEAR AND GRANT REVENUE DECREASED BY $120,354 OR 47%.

IN 2002, THE COMPANY ADDRESSED THE UNCERTAINTY OF OVERSEES MARKET FLUCTUATIONS WITH A NEW FOCUS ON DOMESTIC BUSINESS. THE COMPANY HAD ENTERED THE CALIFORNIA AGRICULTURE MARKET IN 2002 WITH IMPLEMENTATION OF A 50 HP IRRIGATION PUMPING SYSTEM FOR A COTTON FARM IN THE SAN JOAQUIN VALLEY - WHICH AMOUNTED TO $293,000 OF REVENUE. IN 2003, WORLDWATER INSTALLED ITS FIRST SOLAR REFRIGERATION SYSTEM, WHICH DRIVES A 350 HP SOLAR-POWERED COMPRESSOR PUMP, AT A FOOD PROCESSING FACILITY NEAR BAKERSFIELD, CA - IN THE AMOUNT OF $913,749 IN REVENUE.

ALSO IN CALIFORNIA, THE COMPANY WAS AWARDED A PROFESSIONAL SERVICE CONTRACT IN NOVEMBER OF 2002 WITH THE SACRAMENTO MUNICIPAL UTILITY DISTRICT IN THE AMOUNT OF $77,000. THE COMPANY IS TO ANALYZE POSSIBLE IRRIGATION PROJECTS POWERED BY SOLAR, INSTALL AND MONITOR A SOLAR POWERED AGRICULTURAL WELL PUMP - $25,000 OF REVENUE WAS RECOGNIZED IN 2003 FOR THIS PROJECT.

THE COMPANY ALSO ENTERED THE NEW JERSEY AGRICULTURAL MARKET IN 2003 WITH COMPLETION OF A 24 KW SOLAR ELECTRICAL SYSTEM AT FLATBROOK FARM, AN ORGANIC MEAT AND POULTRY FARM IN MONTAGUE, NJ - IN THE AMOUNT OF $193,736 IN REVENUE. THE NEW JERSEY BOARD OF PUBLIC UTILITIES (BPU) HAS AUTHORIZED A COMPREHENSIVE RANGE OF INCENTIVES, WHICH TOOK EFFECT IN JANUARY 2004, THAT WILL REQUIRE 90 MW OF SOLAR ELECTRIC GENERATION OR MORE THAN APPROXIMATELY $600 MILLION OF NEW PV INSTALLATIONS IN THE STATE OVER THE NEXT FIVE YEARS (REFERENCE THE STATE OF NEW JERSEY/BOARD OF PUBLIC UTILITIES/RENEWABLES PORTFOLIO STANDARDS).




WORLDWATER PARTICIPATED IN THE SUCCESSFUL BID FOR THE LARGEST PV INSTALLATION ON A U.S. COMMUNITY COLLEGE CAMPUS AT CERRO COSO COMMUNITY COLLEGE, RIDGECREST, CA. DURING THE FIRST AND SECOND QUARTERS OF 2004 THE COMPANY SUPPLIED A ONE-MEGAWATT SYSTEM TOTALING $4.1 MILLION. THE PRIME CONTRACTOR, CONTRA COSTA ELECTRIC OF BAKERSFIELD, CA, IS SCHEDULED TO COMPLETE, INCLUDING TESTING AND INTERCONNECTION, THE $8.9 MILLION CONSTRUCTION PROJECT IN THE THIRD QUARTER 2004. IF SUCH PROJECT IS COMPLETED BY THE PRIME CONTRACTOR, IT IS ANTICIPATED THAT THE COMPANY WILL RECOGNIZE A TOTAL OF $4.1 MILLION OF REVENUE WITH RESPECT TO THIS PROJECT ON OR BEFORE THE END OF THE THIRD QUARTER OF 2004.



IN ADDITION TO THIS RECENT DOMESTIC BUSINESS, WORLDWATER HAS OPERATED IN THE PHILIPPINES SINCE 1997. IN SEPTEMBER 2003, WORLDWATER (PHILS) INAUGURATED THE WORLD'S FIRST SOLAR POWERED PREPAID MUNICIPAL WATER DISTRIBUTION SYSTEM FOR THE MUNICIPALITY OF RONDA ON THE ISLAND OF CEBU - WHICH AMOUNTED TO APPROXIMATELY $35,817 IN REVENUE IN 2003. THE PROJECT WAS MADE POSSIBLE BY A COMMERCIAL LOAN FROM THE PHILIPPINE NATIONAL BANK TO THE MUNICIPALITY AND REQUIRED NO SPECIAL LOANS OR SUBSIDIES.

WORLDWATER WAS CONTRACTED BY WINROCK INTERNATIONAL IN 2003 TO EVALUATE POTENTIAL WATER SUPPLY DEVELOPMENT AND SANITATION SOLUTIONS FOR SELECTED COMMUNITIES WITHIN THE ALLIANCE FOR MINDANAO OFF-GRID RENEWABLE ENERGY (AMORE) AREA IN THE SOUTHERN PHILIPPINES. THE ASSESSMENT STUDY HAS BEEN COMPLETED AND $91,593 OF REVENUE WAS RECOGNIZED. PROPOSALS HAVE BEEN PRESENTED FOR PROJECT IMPLEMENTATION.

IN JANUARY OF 2002, THE COMPANY BEGAN WORK ON A WATER AND POWER FEASIBILITY STUDY FOR THE GOVERNMENT OF THE PHILIPPINES (DEPARTMENT OF AGRICULTURE) FUNDED BY THE U.S. TRADE AND DEVELOPMENT AGENCY (USTDA) IN THE AMOUNT OF $302,500. DURING 2003 AND 2002, THE COMPANY REALIZED $19,678 AND $256,625, RESPECTIVELY OF REVENUE FROM THIS GRANT ENTERED INTO BY AND BETWEEN THE PHILIPPINES NATIONAL IRRIGATION ADMINISTRATION AND THE COMPANY FOR THE PREPARATION OF A FEASIBILITY STUDY ON THE MINDANAO APPROPRIATE IRRIGATION TECHNOLOGIES FOR ENHANCED AGRICULTURAL PRODUCTION PROJECT. A NATIONWIDE IRRIGATION DEVELOPMENT PROJECT IS SCHEDULED TO FOLLOW ON COMPLETION OF THE STUDY.

COST OF SALES AND GROSS PROFIT


COST OF SALES FOR THE YEARS ENDED 2003 AND 2002 WERE $960,645 AND $531,188, RESPECTIVELY. COST OF SALES FOR EQUIPMENT INCREASED $420,326 TO $841,126 OR 100% ON A 195% INCREASE IN EQUIPMENT SALES. COSTS ASSOCIATED WITH GRANT REVENUE INCREASED $9,131 ON A DECREASE OF REVENUE OF APPROXIMATELY 47%. AT THIS POINT IN TIME THE COMPANY IS DEPENDENT ON SOLAR-POWERED PUMPING SYSTEM SALES, AND RESEARCH AND DEVELOPMENT GRANT REVENUE, EACH WITH GROSS PROFIT MARGINS SPECIFIC TO THE MODEL OF THE SYSTEM SOLD OR GRANT OBTAINED.

GROSS PROFIT FOR THE YEARS ENDED 2003 AND 2002 WAS $318,928 AND $112,353, RESPECTIVELY. GROSS PROFIT ON EQUIPMENT SALES FOR THE YEAR ENDED DECEMBER 31, 2003 WAS $302,176 AS COMPARED TO A GROSS LOSS OF $33,884 FROM THE PREVIOUS YEAR. THE GROSS LOSS IN 2002 WAS ATTRIBUTABLE TO THE EXECUTION OF THE COMPANY'S FIRST INSTALLATION OF A 50 HORSEPOWER IRRIGATION PUMP WHERE IT EXPERIENCED SLIGHT COST OVERRUNS FOR VARIOUS CONTRACTED LABOR. THESE OVERRUNS HAVE BEEN ADDRESSED AND FIXED CONTRACTING PRICES HAVE NOW BEEN ESTABLISHED.

MARKETING, GENERAL AND ADMINISTRATIVE

MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES WERE $3,114,376 FOR THE YEAR ENDED DECEMBER 31, 2003 AS COMPARED TO $1,950,052 IN 2002, AN INCREASE OF 60% ON A 99% INCREASE IN REVENUE. THIS INCREASE IS PRIMARILY ATTRIBUTABLE TO AN INCREASE IN SALES EFFORTS AND STAFFING NECESSARY TO CAPTURE THE NEWLY DEVELOPED DOMESTIC MARKET. WE ARE GRADUALLY INCREASING OUR CURRENT STAFFING LEVELS, BUT HAVE FOUND IT NECESSARY TO HIRE CONSULTANTS FROM TIME TO TIME, THEREFORE INCREASING THIS EXPENSE AS COMPARED TO THE SAME PERIOD IN 2002. ASSUMING THAT THE DOMESTIC BUSINESS CONTINUES TO GROW, IT WILL BE NECESSARY TO RECRUIT ADDITIONAL STAFF TO IMPLEMENT THE CONTRACTS.

RESEARCH AND DEVELOPMENT

RESEARCH AND DEVELOPMENT EXPENSES WERE $505,572 FOR THE YEAR ENDED DECEMBER 31, 2003 COMPARED TO $169,837 IN 2002. THE COMPANY INTRODUCED ITS NEW SOLAR ENERGY PUMPING TECHNOLOGY CAPABLE OF GENERATING HIGH POWER IN 2002 AT THE AGRICULTURAL EXPO IN TULARE, CALIFORNIA. RESEARCH AND DEVELOPMENT EXPENSES RESULTING THEREFROM HAVE SINCE INCREASED AS THE COMPANY FOCUSES ITS EFFORTS ON REFINING AND EXPANDING THIS TECHNOLOGY, FOCUSING PRIMARILY ON LARGE SCALE PUMPING SYSTEMS.

LOSS FROM OPERATIONS

OPERATING LOSS FOR THE YEAR ENDED DECEMBER 31, 2003 WAS $3,301,020 AS COMPARED TO $2,007,536 FROM THE PREVIOUS YEAR.

INCOME TAXES

THE  COMPANY  RECOGNIZED  NO INCOME TAX  (BENEFIT)  EXPENSE FOR 2003 AND 2002 TO
DATE.

THE COMPANY PARTICIPATES IN THE STATE OF NEW JERSEY'S CORPORATION BUSINESS TAX BENEFIT CERTIFICATE TRANSFER PROGRAM (THE "PROGRAM"), WHICH ALLOWS CERTAIN HIGH TECHNOLOGY AND BIOTECHNOLOGY COMPANIES TO TRANSFER UNUSED NEW JERSEY NET OPERATING LOSS CARRYOVERS AND RESEARCH AND DEVELOPMENT TAX CREDITS TO OTHER NEW JERSEY CORPORATION BUSINESS TAXPAYERS. DURING 2003 AND 2002, THE COMPANY SUBMITTED APPLICATIONS TO THE NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (THE "EDA") TO PARTICIPATE IN THE PROGRAM AND THE APPLICATIONS WERE APPROVED. THE EDA THEN ISSUED CERTIFICATES CERTIFYING THE COMPANY'S ELIGIBILITY TO PARTICIPATE IN THE PROGRAM FOR THESE YEARS.

THE PROGRAM REQUIRES THAT A PURCHASER PAY AT LEAST 75% OF THE AMOUNT OF THE SURRENDERED TAX BENEFIT. DURING 2003 AND 2002, THE COMPANY SOLD APPROXIMATELY $0 AND $1,448,912 OF ITS NEW JERSEY STATE NET OPERATING LOSS CARRYFORWARDS AND $0 AND $12,660 OF ITS RESEARCH AND DEVELOPMENT TAX CREDITS FOR $0 AND $121,603, RESPECTIVELY AND RECOGNIZED A TAX BENEFIT FOR THAT AMOUNT. THE COMPANY PLANS ON SELLING ITS 2003 AND 2002 NET OPERATING LOSS CARRYOVERS AND RESEARCH AND DEVELOPMENT TAX CREDITS IN FISCAL YEAR 2004.

IN THE EVENT OF A CHANGE IN OWNERSHIP, THE TAX REFORM ACT OF 1986 (THE "ACT") PROVIDES FOR A POTENTIAL LIMITATION ON THE ANNUAL USE OF NET OPERATING LOSS
(NOL) AND RESEARCH AND DEVELOPMENT TAX CREDIT CARRYFORWARDS THAT COULD SIGNIFICANTLY LIMIT THE COMPANY'S ABILITY TO UTILIZE THESE CARRYFORWARDS. ACCORDINGLY, BECAUSE TAX LAWS LIMIT THE TIME DURING WHICH THESE CARRYFORWARDS MAY BE APPLIED AGAINST FUTURE TAXES, THE COMPANY MAY NOT BE ABLE TO TAKE FULL ADVANTAGE OF THE NET OPERATING LOSSES AND CREDIT CARRYFORWARDS FOR FEDERAL INCOME TAX PURPOSES.

LIQUIDITY AND CAPITAL RESOURCES

THE NET DECREASE IN CASH FROM ALL ACTIVITIES IN 2003 WAS $81,529 AS COMPARED TO AN INCREASE OF $122,459 IN 2002. THE CASH USED IN OPERATING ACTIVITIES WAS $1,989,381 COMPARED TO $1,471,998 IN 2002. THE PRIMARY INCREASE FOR USE OF CASH FOR OPERATING ACTIVITIES IS ATTRIBUTABLE TO THE INCREASE IN DOMESTIC SALES EFFORTS AS THE COMPANY TAKES AN AGGRESSIVE APPROACH IN CAPTURING THIS MARKET OPPORTUNITY. THE CASH USED IN INVESTING ACTIVITIES WAS $17,394 AS COMPARED TO $10,663 IN 2002.

THE CASH PROVIDED BY FINANCING ACTIVITIES IN 2003 WAS $1,960,564 AS COMPARED TO $1,608,557 IN 2002. THE COMPANY CONTINUED TO FINANCE ITS OPERATIONS THROUGH THE SALE OF STOCK AND CONVERTIBLE DEBENTURES. DURING 2003, THE COMPANY ISSUED THREE YEAR CONVERTIBLE NOTES TOTALING $1,775,000 TO INSTITUTIONAL AND ACCREDITED INVESTORS. THE NOTES BEAR INTEREST AT 10% PER ANNUM PAYABLE SEMI-ANNUALLY. INTEREST IS PAYABLE IN CASH OR IN STOCK AT THE ELECTION OF THE HOLDER. THE NOTES ARE CONVERTIBLE AT $0.15 INTO AN AGGREGATE OF 11,833,333 SHARES OF COMMON STOCK. WARRANTS TO PURCHASE AN AGGREGATE OF 7,839,001 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.30 PER SHARE, 89,333 AT AN EXERCISE PRICE OF $0.20 PER SHARE AND 89,333 AT AN EXERCISE PRICE OF $0.15 PER SHARE WERE ISSUED WITH THE CONVERTIBLE NOTES.

IN 2002, THE COMPANY CONSUMMATED AN AGREEMENT WITH TWO RELATED INVESTMENT COMPANIES FOR THE SALE OF 1,667,000 SHARES EACH OF COMMON STOCK FOR A PURCHASE PRICE OF $250,000 EACH. WARRANTS TO PURCHASE 1,667,000 SHARES OF COMMON STOCK ALSO WERE ISSUED IN THE TRANSACTION. A TOTAL OF 1,168,000 WARRANTS WERE EXERCISED IN 2002, GENERATING AN ADDITIONAL $175,200 OF PROCEEDS. UNDER THE TERMS OF A SECURITIES PURCHASE AGREEMENT EXECUTED ON NOVEMBER 8, 2002, THE COMPANY RECEIVED $400,940 IN NET PROCEEDS FROM A PRIVATE PLACEMENT OFFERING OF 10% CONVERTIBLE NOTES ALONG WITH WARRANTS TO PURCHASE 1,190,500 SHARES OF COMMON STOCK. THROUGHOUT 2002, AN INDIVIDUAL INVESTED AN ADDITIONAL $250,000 FOR 1,666,668 COMMON SHARES ALONG WITH WARRANTS TO PURCHASE AN ADDITIONAL 1,000,000 SHARES OF COMMON STOCK.

AT DECEMBER 31, 2003, THE COMPANY HAD A WORKING CAPITAL DEFICIENCY OF $2,350,312 AND A STOCKHOLDERS' DEFICIENCY OF $3,941,442. IT HAS EXPERIENCED CONTINUING NEGATIVE CASH FLOWS FROM OPERATIONS, WHICH HAVE RESULTED IN THE INABILITY TO PAY CERTAIN EXISTING LIABILITIES IN A TIMELY MANNER. THE COMPANY HAS FINANCED OPERATIONS, WHICH HISTORICALLY HAVE MAINLY FOCUSED ON RESEARCH AND DEVELOPMENT, THROUGH PRIVATE FUNDING OF EQUITY AND DEBT.


WORLDWATER PARTICIPATED IN THE SUCCESSFUL BID FOR THE LARGEST PV INSTALLATION ON A U.S. COMMUNITY COLLEGE CAMPUS AT CERRO COSO COMMUNITY COLLEGE, RIDGECREST, CA. DURING THE FIRST AND SECOND QUARTERS OF 2004 THE COMPANY SUPPLIED A ONE-MEGAWATT SYSTEM TOTALING $4.1 MILLION. THE PRIME CONTRACTOR, CONTRA COSTA ELECTRIC OF BAKERSFIELD, CA, IS SCHEDULE TO COMPLETE, INCLUDING TESTING AND INTERCONNECTION, THE $8.9 MILLION CONSTRUCTION PROJECT IN THE THIRD QUARTER 2004.

THE COMPANY EXPECTS TO CONTINUE TO INCUR LOSSES UNTIL SUCH TIME AS IT GAINS GREATER MARKET ACCEPTANCE OF OUR NEW TECHNOLOGY AT SELLING PRICES AND VOLUMES WHICH PROVIDE ADEQUATE GROSS PROFIT TO COVER OPERATING COSTS AND GENERATE POSITIVE CASH FLOW. WORKING CAPITAL REQUIREMENTS WILL DEPEND UPON NUMEROUS FACTORS, INCLUDING THE LEVEL OF RESOURCES DEVOTED TO THE SCALE-UP OF INSTALLATION ACTIVITIES, AND INCREASED SALES AND MARKETING. MANAGEMENT HAS DEVELOPED A FINANCIAL PLAN TO ADDRESS WORKING CAPITAL DEFICIENCY AND TO INCREASE THE CASH PROVIDED BY FINANCING ACTIVITIES. SINCE EARLY 2000, THIS HAS INCLUDED THE ISSUANCE OF PREFERRED STOCK, RESTRICTED STOCK AND CONVERTIBLE DEBENTURES. THE FINANCIAL PLAN HAS RESULTED IN SUFFICIENT FUNDING FOR OPERATIONS TO DATE AND IS ANTICIPATED TO ADEQUATELY FUND OPERATING DEFICITS EXPECTED TO BE INCURRED IN 2004.

AS PART OF THE FINANCIAL PLAN ON APRIL 1, 2004 THE COMPANY ENTERED INTO A SECURITIES PURCHASE AGREEMENT ("SPA") WITH SBI BRIGHTLINE VIII LLC ("PURCHASER"). SUBJECT TO THE TERMS OF THE SPA THE COMPANY MAY ISSUE AND SELL TO THE PURCHASER AND PURCHASER SHALL PURCHASE FROM THE COMPANY UP TO 17,000,000 SHARES OF COMMON STOCK IN THREE TRANCHES WITH WARRANT CONSIDERATION AS DEFINED
BELOW:


              NUMBER OF TRANCHE       NUMBER OF TRANCHE        TRANCHE PURCHASE         TRANCHE PURCHASE PRICE
TRANCHE      SHARES INCLUDED IN       WARRANTS INCLUDED        PRICE PER TRANCHE          PER TRANCHE WARRANTS
  NO.            TRANCHE                 IN TRANCHE           SHARE (U.S. DOLLARS)          (U.S. DOLLARS)
- -------      -------------------     -------------------     ----------------------     ----------------------
  1              7,000,000               2,100,000                  $0.17                      $0.17
  2              5,000,000               1,500,000                  $0.22                      $0.22
  3              5,000,000               1,500,000                  $0.27                      $0.27



THE COMPANY INTENDS TO SELL TRANCHE SHARES TO THE PURCHASER SUBSEQUENT TO THE DATE ON WHICH THE REGISTRATION STATEMENT OF THE COMPANY COVERING THE RESALE OF THE SHARES IS DECLARED EFFECTIVE, WHICH IS EXPECTED IN THE THIRD QUARTER OF 2004. IT IS ANTICIPATED THAT ALL TRANCHE SHARES WILL BE SOLD BY THE END OF THE FOURTH QUARTER 2004 AND THAT TOTAL PROCEEDS AVAILABLE FROM SBI WILL BE SUFFICIENT TO SUPPORT THE COMPANY'S OPERATIONS FOR THE NEXT 12 MONTHS.


IN CONJUNCTION WITH THE ABOVE SPA IN APRIL OF 2004 THE COMPANY ENTERED INTO A TERM LOAN FOR AN AGGREGATE OF $800,000 WITH HIT CREDIT UNION AND HONG KONG LEAGUE CENTRAL CREDIT UNION (THE "LENDERS"), AND SBI ADVISORS, LLC AS AGENT FOR THE LENDERS. THE TERM LOANS WILL BE REPAID AS FOLLOWS: $400,000 OF THE PRINCIPAL AMOUNT WILL BE DUE AND PAYABLE WITHIN THREE DAYS AFTER RECEIPT BY THE COMPANY OF THE PROCEEDS FROM THE $0.17 TRANCHE AS PER THE SPA AND THE REMAINING UNPAID PRINCIPAL AND ACCRUED INTEREST ON THE TERM LOANS WILL BE PAYABLE OCTOBER 2004. THE TERM LOANS BEAR INTEREST AT 18% PER ANNUM. SBI ADVISORS, LLC RECEIVED WARRANTS TO PURCHASE 400,000 COMMON STOCK SHARES EXERCISABLE AT $0.30 AS AGENTS FOR THE LENDERS. $108,000 OF COMPENSATION EXPENSE WILL BE RECORDED IN THE FIRST QUARTER OF 2004. (SEE SUBSEQUENT EVENTS NOTE).

CRITICAL ACCOUNTING ESTIMATES

THE CONSOLIDATED FINANCIALS ARE PRESENTED ON THE BASIS THE COMPANY WILL CONTINUE AS A GOING CONCERN. THE GOING CONCERN CONCEPT CONTEMPLATES THE REALIZATION OF ASSETS AND THE SATISFACTION OF LIABILITIES IN THE NORMAL COURSE OF BUSINESS OVER A REASONABLE LENGTH OF TIME. THE COMPANY'S WORKING CAPITAL DEFICIT AND STOCKHOLDER'S DEFICIENCY RAISES SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. THE COMPANY CONTINUES TO MARKET ITS PRODUCTS DOMESTICALLY AND INTERNATIONALLY. WORLDWATER PARTICIPATED IN THE SUCCESSFUL BID FOR THE LARGEST PV INSTALLATION ON A U.S. COMMUNITY COLLEGE CAMPUS AT CERRO COSO COMMUNITY COLLEGE, RIDGECREST, CA. DURING THE FIRST AND SECOND QUARTERS OF 2004 THE COMPANY SUPPLIED A ONE-MEGAWATT SYSTEM TOTALING $4.1 MILLION. THE PRIME CONTRACTOR, CONTRA COSTA ELECTRIC OF BAKERSFIELD, CA IS SCHEDULED TO COMPLETE, INCLUDING TESTING AND INTERCONNECTION, THE $8.9 MILLION CONSTRUCTION PROJECT IN THE THIRD QUARTER 2004.

MANAGEMENT HAS DEVELOPED A FINANCIAL PLAN TO ADDRESS WORKING CAPITAL DEFICIENCIES AND TO INCREASE THE CASH PROVIDED BY FINANCING ACTIVITIES. SINCE EARLY 2000, THIS HAS INCLUDED THE ISSUANCE OF PREFERRED STOCK, RESTRICTED STOCK AND CONVERTIBLE DEBENTURES. UPON THE CLOSING OF THE SPA DESCRIBED ABOVE IN THE LIQUIDITY AND CAPITAL RESOURCES SECTION AND BELOW, THE FINANCIAL PLAN WILL
RESULT IN SUFFICIENT FUNDING FOR OPERATIONS AND IS ANTICIPATED TO ADEQUATELY FUND OPERATING DEFICITS EXPECTED TO BE INCURRED IN 2004. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS -- LIQUIDITY AND CAPITAL RESOURCES."


HOWEVER, THERE CAN BE NO ASSURANCES THAT THE COMPANY WILL BE SUCCESSFUL IN THESE EFFORTS. THE CONSOLIDATED FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS GOING CONCERN UNCERTAINTY.

REVENUE IS RECOGNIZED PRIMARILY FROM THE SALE AND INSTALLATION OF SOLAR PUMPING SYSTEMS AND SOLAR ENERGY SYSTEMS. REVENUES ARE RECORDED WHEN PERSUASIVE EVIDENCE OF AN ARRANGEMENT EXISTS, THE PRICE IS FIXED AND DETERMINABLE, DELIVERY HAS OCCURRED OR SERVICES HAVE BEEN RENDERED AND WHEN COLLECTIBILITY IS REASONABLY ASSURED.

DEFERRED TAX ASSETS  AND  LIABILITIES  ARE  DETERMINED  BASED ON THE  TEMPORARY

DIFFERENCES BETWEEN THE FINANCIAL REPORTING AND THE TAX BASIS OF ASSETS AND LIABILITIES, APPLYING ENACTED STATUTORY TAX RATES IN EFFECT FOR THE YEAR IN WHICH THE DIFFERENCES ARE EXPECTED TO REVERSE. FUTURE TAX BENEFITS, SUCH AS NET OPERATING LOSS CARRYFORWARDS, ARE RECOGNIZED TO THE EXTENT THAT REALIZATION OF THESE BENEFITS IS CONSIDERED MORE LIKELY THAN NOT.

                                    BUSINESS

WORLDWATER  CORPORATION  IS  AN  INTERNATIONAL   SOLAR  ENGINEERING  AND  WATER

MANAGEMENT  COMPANY  WITH  UNIQUE,   HIGH-POWERED  SOLAR  TECHNOLOGY   PROVIDING
SOLUTIONS TO WATER SUPPLY AND ENERGY PROBLEMS. THE COMPANY HAS DEVELOPED PATENTED SOLAR WATER PUMPING SYSTEMS CAPABLE OF OPERATING PUMPS UP TO 600 HORSEPOWER FOR IRRIGATION, REFRIGERATION AND WATER UTILITY PUMPING SYSTEMS. WORLDWATER'S PROPRIETARY AQUAMAX(TM) SYSTEM IS CONTROLLED BY THE COMPANY'S PATENTED AQUADRIVE(TM), AN ELECTRONIC BOARD THAT READS AND TRANSLATES THE OUTPUT OF SOLAR ELECTRIC DC CURRENT FROM SOLAR PANELS, CONVERTING THE FLOW INTO AC CURRENT FOR DELIVERY TO WATER PUMPS IN DEEP WELLS OR RIVERS OR ANY 3-PHASE AC
MOTORS. THE COMPANY'S AQUAMAX(TM) HYBRID SOLAR IRRIGATION PUMPS ARE ABLE TO OPERATE ON SOLAR ALONE OR IN COMBINATION WITH THE ELECTRIC GRID OR DIESEL GENERATORS. AMONG THE ADVANTAGES OF THE COMPANY'S PROPRIETARY SOLAR TECHNOLOGY IS THAT DURING NON-IRRIGATION OR COMPRESSOR USAGE DURING DAYLIGHT PERIODS THE CUSTOMER IS ABLE TO TRANSFER THE UNUSED SELF-GENERATED ELECTRIC SOLAR POWER BACK TO THE UTILITY COMPANY FOR NET-METERING CREDIT.

WORLDWATER'S PROPRIETARY TECHNOLOGY PERMITS THE USE OF ALTERNATE CURRENT ("AC") PUMPS, AN OPTION PREVIOUSLY UNAVAILABLE FOR SOLAR POWER. AC PUMPS ARE WIDELY AVAILABLE IN COUNTRIES THROUGHOUT THE WORLD, ALLOWING REPLACEMENT PUMPS AND PARTS TO BE SUPPLIED ON A LOCAL BASIS. OTHER FORMS OF SOLAR POWERED PHOTOVOLTAIC
(PV) PUMPING CURRENTLY AVAILABLE USE LESS RELIABLE AND LESS DURABLE DIRECT CURRENT ("DC") PUMPS OR CUSTOM AC PUMPS WHICH ARE MORE COSTLY AND NOT READILY AVAILABLE IN MOST DEVELOPING COUNTRIES.

UNTIL 2002, WORLDWATER'S BUSINESS WAS FOCUSED EXCLUSIVELY ON HELPING DEVELOPING COUNTRIES WITH WATER AND POWER PROBLEMS, BUT THE COMPANY'S SHARPLY INCREASED POWER CAPABILITY COUPLED WITH GROWING ENERGY SHORTAGES IN THE U.S. HAS OPENED WIDESPREAD AND EMERGENT DOMESTIC MARKET OPPORTUNITIES.

WORLDWATER'S ABILITY TO OPERATE LARGE-SCALE PUMPS IS ESPECIALLY IMPORTANT IN AREAS WHERE ELECTRICITY IS EXPENSIVE AND DIESEL CONSIDERED TOO POLLUTIVE. CALIFORNIA, FOR EXAMPLE, A MAJOR TARGET MARKET FOR THE COMPANY, IS STRIVING TO INCREASE RENEWABLE ENERGY USAGE TO REDUCE DEMAND ON STATE ELECTRIC UTILITIES GRID AND TO IMPROVE THE STATE'S AIR QUALITY BY GRANTING 50% REBATES TO BUYERS AND GIVING SIGNIFICANT TAX CREDITS AND OTHER INCENTIVES FOR PURCHASES OF RENEWABLE ENERGY. IN NEW JERSEY, REBATES FROM THE ELECTRIC UTILITIES PLUS FEDERAL TAX INCENTIVES FOR THE PURCHASE OF RENEWABLE POWER CAN REDUCE THE PRICE OF WORLDWATER'S SYSTEMS, INCLUDING THE HIGH-POWERED HYBRID AQUAMAX(TM)
IRRIGATION PUMP, BY UP TO 60 PERCENT. THIS ENABLES RENEWABLES IN GENERAL TO BETTER COMPETE AGAINST TRADITIONAL ENERGY SOURCES IN NEW JERSEY, CALIFORNIA AND OTHER STATES IN INDUSTRIES SUCH AS AGRICULTURE, VINICULTURE, AND UTILITIES.


BY EMPLOYING THE HYBRID AQUAMAX(TM) IRRIGATION SYSTEM, WHICH CAN OPERATE MOTORS UP TO 600 HORSEPOWER BY SUNSHINE ALONE OR IN COMBINATION WITH EXISTING ELECTRIC GRID OR DIESEL, A FARMER CAN IRRIGATE HIS LAND AT LITTLE OR NO ADDITIONAL COST OVER WHAT IS PAID CURRENTLY FOR IRRIGATION POWERED BY GRID ELECTRICITY. THIS OCCURS BECAUSE WHEN THE FARMER IS NOT IRRIGATING, THE SUN IS STILL DEVELOPING ELECTRICITY THROUGH WORLDWATER'S SYSTEM AND THE POWER IS RETURNED TO THE ELECTRICAL UTILITY FOR STORAGE FOR CREDIT AND LATER USE OR FOR DIRECT UTILITY BILL CREDIT (DEPENDING UPON THE STATE). THIS PROCESS IS CALLED NET METERING AND IS ALREADY IN OPERATION IN NEW JERSEY AND CALIFORNIA AS WELL AS MORE THAN A DOZEN OTHER STATES. BY AUTOMATICALLY SWITCHING BETWEEN SOLAR AND THE OTHER POWER SOURCES, THE AQUAMAX(TM) ENABLES THE FARMER TO PROTECT AGAINST A LOSS OF IRRIGATION WATER (EVEN DURING DAYLIGHT POWER SHORTAGES OR BLACKOUTS) AND CAN OPERATE DURING DAY OR NIGHT HOURS. OUR SYSTEMS TYPICALLY ARE FINANCED THROUGH A CAPITAL LEASE THAT REQUIRES FIXED MONTHLY PAYMENTS FOR A TERM OF BETWEEN FIVE AND SEVEN YEARS, WITH A RESIDUAL PAYMENT DUE AT THE END OF THE TERM. ONCE PAYMENT OF THE CAPITAL LEASE IS COMPLETED, OUR SYSTEMS GENERATE ENERGY AT NO ADDITIONAL COST TO THE USER, OTHER THAN ANY REQUIRED MAINTENANCE EXPENSES.

THE COMPANY WAS INCORPORATED IN THE STATE OF NEVADA ON APRIL 3, 1985 UNDER THE NAME OF GOLDEN BEVERAGE COMPANY. IN APRIL 1997, THE COMPANY ENTERED INTO A REVERSE MERGER TRANSACTION WITH WORLDWATER, INC., A DELAWARE CORPORATION FORMED IN JANUARY 1984. SINCE THE MERGER TRANSACTION, THE COMPANY, UNDER THE NAME OF WORLDWATER CORP., HAS BEEN ENGAGED EXCLUSIVELY IN THE SOLAR/WATER POWER INDUSTRY. IN JUNE OF 2000, THE COMPANY SHAREHOLDERS VOTED TO CHANGE THE STATE OF INCORPORATION FROM NEVADA TO DELAWARE. THE COMPANY STOCK IS PUBLICLY TRADED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL WWAT.OB.

THE COMPANY HAS ITS CORPORATE HEADQUARTERS AND MANUFACTURING FACILITIES AT ITS PLANT LOCATED AT 55 ROUTE 31 SOUTH IN PENNINGTON, NEW JERSEY 08534. THROUGH THIS CENTRAL OFFICE, WORLDWATER DESIGNS, DEVELOPS AND MARKETS PROPRIETARY TECHNOLOGY RELATING TO SOLAR ENERGY AND WATER ENGINEERING, INCLUDING SOLAR POWER PROJECTS AND INTERNATIONAL WATER MANAGEMENT CONSULTING.

MAJOR CUSTOMERS AND EXPORT SALES


THE COMPANY OFFERS A WIDE RANGE OF WATER RESOURCE SERVICES DRIVEN BY ITS SOLAR-POWERED PUMPING SYSTEMS FOR WORLDWIDE APPLICATION FOR IRRIGATION, REFRIGERATION AND WATER UTILITY PUMPING SYSTEMS. THE INITIAL FOCUS IN THE UNITED STATES HAS BEEN CALIFORNIA AND NEW JERSEY BECAUSE OF ENERGY SHORTAGES, HIGH ENERGY COSTS AND REBATES AVAILABLE TO CUSTOMERS FROM THE LOCAL UTILITIES, ALONG WITH TAX CREDITS FROM FEDERAL AND STATE GOVERNMENTS. THE COMPANY IS LOOKING TO BROADEN OUR FOCUS TO OTHER STATES TO INCREASE REVENUES AS WELL AS TO CONTINUE TO SUBMIT PROPOSALS TO VARIOUS FOREIGN GOVERNMENTS (PARTICULARLY, THE PHILIPPINES AND IRAQ) IN NEED OF SOLVING CRITICAL WATER SUPPLY AND ENERGY PROBLEMS USING THE COMPANY'S HIGH-POWERED SOLAR TECHNOLOGY. AT THIS POINT IN TIME THE COMPANY IS DEPENDENT ON SOLAR-POWERED PUMPING SYSTEMS SALES, AND RESEARCH AND DEVELOPMENT GRANT REVENUE, BUT IS NOT DEPENDENT ON ANY OF ITS CUSTOMERS.


IN 2003, WORLDWATER INSTALLED ITS FIRST SOLAR REFRIGERATION SYSTEM, WHICH DRIVES A 350 HP COMPRESSOR PUMP, AT A FOOD PROCESSING FACILITY NEAR BAKERSFIELD, CA - THE WORLD'S LARGEST SOLAR-POWERED REFRIGERATION COMPRESSOR SYSTEM. THE COMPANY ENTERED THE CALIFORNIA AGRICULTURE MARKET IN 2002 WITH IMPLEMENTATION OF A 50 HP IRRIGATION PUMPING SYSTEM FOR A COTTON FARM IN THE SAN JOAQUIN VALLEY - THE WORLD'S LARGEST SOLAR IRRIGATION PUMPING SYSTEM.


WORLDWATER PARTICIPATED AS THE EXCLUSIVE PV SYSTEMS SUPPLIER IN THE SUCCESSFUL BID FOR THE LARGEST PV INSTALLATION ON A U.S. COMMUNITY COLLEGE CAMPUS AT CERRO COSO COMMUNITY COLLEGE, RIDGECREST, CA. DURING THE FIRST AND SECOND QUARTERS OF 2004 THE COMPANY SUPPLIED A ONE-MEGAWATT SYSTEM TOTALING $4.1 MILLION. THE PRIME CONTRACTOR, CONTRA COSTA ELECTRIC OF BAKERSFIELD, CA, IS SCHEDULED TO COMPLETE, INCLUDING TESTING AND INTERCONNECTION OF THE $8.9 MILLION CONSTRUCTION PROJECT IN THE THIRD QUARTER 2004.


THE COMPANY ALSO ENTERED THE NEW JERSEY AGRICULTURAL MARKET IN 2003 WITH COMPLETION OF A 24 KW SOLAR ELECTRICAL SYSTEM AT FLATBROOK FARM, AN ORGANIC MEAT AND POULTRY FARM IN MONTAGUE, NJ. THE NEW JERSEY BOARD OF PUBLIC UTILITIES (BPU) HAS AUTHORIZED A COMPREHENSIVE RANGE OF INCENTIVES, DUE TO TAKE EFFECT IN JANUARY 2004, THAT WILL REQUIRE MORE THAN $600 MILLION OF NEW PV INSTALLATIONS IN THE STATE OVER THE NEXT FIVE YEARS.

IN ADDITION TO THIS RECENT DOMESTIC BUSINESS, WORLDWATER HAS OPERATED IN THE PHILIPPINES SINCE 1997 WHEN THE COMPANY DELIVERED 25 SOLAR PUMPS FOR INSTALLATION BY THE NATIONAL IRRIGATION AUTHORITY (NIA) UNDER A DIRECTIVE FROM FORMER PRESIDENT FIDEL V. RAMOS. THE COMPANY HAS FORMED A PHILIPPINE SUBSIDIARY, WORLDWATER (PHILS) INC., AND HAS ESTABLISHED A LOCAL MANAGEMENT TEAM TO DEVELOP AND IMPLEMENT BUSINESS.

IN SEPTEMBER 2003, WORLDWATER (PHILS) INAUGURATED THE WORLD'S FIRST SOLAR POWERED PREPAID MUNICIPAL WATER DISTRIBUTION SYSTEM FOR THE MUNICIPALITY OF RONDA ON THE ISLAND OF CEBU. FOR THE FIRST TIME, A MUNICIPAL WATER DISTRIBUTION SYSTEM UTILIZES "SMART CARD" TECHNOLOGY AS A FINANCING SOLUTION FOR COMMUNITY WATER PRODUCTION AND TO REMOVE PROBLEMS ASSOCIATED WITH THE PAYMENT COLLECTION PROCESS. THE RONDA SYSTEM USES WORLDWATER'S PROPRIETARY AQUACARD(TM) DEBIT CARD SYSTEM, WHICH OPERATES DIRECTLY WITH WORLDWATER'S AQUAMETER(TM) SOLAR PUMPING STATIONS THROUGHOUT THE COMMUNITY. THE PROJECT WAS MADE POSSIBLE BY A COMMERCIAL LOAN FROM THE PHILIPPINE NATIONAL BANK AND REQUIRED NO SPECIAL LOANS OR SUBSIDIES.

WORLDWATER WAS CONTRACTED BY WINROCK INTERNATIONAL IN 2003 TO EVALUATE POTENTIAL WATER SUPPLY DEVELOPMENT AND SANITATION SOLUTIONS FOR SELECTED COMMUNITIES WITHIN THE ALLIANCE FOR MINDANAO OFF-GRID RENEWABLE ENERGY (AMORE) AREA IN THE SOUTHERN PHILIPPINES. THE ASSESSMENT STUDY HAS BEEN COMPLETED AND PROPOSALS HAVE BEEN PRESENTED FOR PROJECT IMPLEMENTATION.

THE COMPANY HAS SIGNED A MEMORANDUM OF AGREEMENT WITH THE PHILIPPINE DEPARTMENT OF AGRICULTURE NATIONAL IRRIGATION ADMINISTRATION FOR A NATIONWIDE SOLAR POWER PROJECT TO BRING POTABLE WATER, IRRIGATION, AND POWER TO THE COUNTRY'S RURAL AREAS. BASED UPON APPROVAL OF A SOVEREIGN GUARANTEE BY THE PHILIPPINE GOVERNMENT, FINANCING FOR THE PROJECT WILL BE PROVIDED BY PNC BANK WITH A LOAN GUARANTEE FROM THE U.S. EXPORT-IMPORT BANK.

PRODUCTS


SOLAR  WATER  SYSTEMS

AQUAMAX(TM) HIGH YIELD HYBRID IRRIGATION PUMPS TAKE SOLAR WATER PUMPING SYSTEMS TO UNPRECEDENTED LEVELS. FOR THE FIRST TIME, WORLDWATER HAS DEVELOPED TECHNOLOGICAL CAPABILITY TO DRIVE MOTORS AND PUMPS UP TO 600 HP, DELIVERING THOUSANDS OF GALLONS OF WATER PER MINUTE BY SOLAR ENERGY ALONE OR IN AUTOMATIC COMBINATION WITH THE ELECTRIC GRID OR DIESEL GENERATORS. IRRIGATING FIELDS IN REMOTE AREAS WITH SOLAR REQUIRES NO FUEL COSTS, NO NEED FOR REGULAR MAINTENANCE, GENERATES NO NOISE AND NO POLLUTION. AND NOW WITH WORLDWATER'S HYBRID SYSTEMS, IF SUN IS NOT AVAILABLE THE AQUAMAX(TM) AUTOMATICALLY SWITCHES TO ANOTHER DIESEL OR ELECTRICAL POWER SOURCE.

THE PATENTED AQUADRIVE(TM) CONTROLLER CONVERTS SOLAR DC CURRENT TO AC, THEN SUPPLIES THE AC POWER TO A PUMP FROM EITHER THE SOLAR ARRAY OR THE GRID OR DIESEL GENERATOR OR SIMULTANEOUSLY FROM BOTH SOURCES. THE HYBRID OPERATION IS PROGRAMMED TO BE COMPLETELY AUTOMATIC SO MANUAL INTERVENTION IS NOT REQUIRED TO SWITCH FROM ONE POWER SOURCE TO THE OTHER.

THE AQUAMETER(TM) WATER METER ALLOWS CONSUMERS TO BUY WATER WITH A PRE-PAID ELECTRONIC "SMART CARD." DURING EACH SALE, THE METER DEDUCTS THE CHARGE AND INDICATES THE BALANCE REMAINING ON THE CARD, WHICH CAN BE RECHARGED AT A DESIGNATED VENDOR SITE WITH ADDITIONAL CASH PAYMENT. DESIGNED TO BE TAMPER-PROOF, THE METER DISCOURAGES WASTEFUL SPILLAGE. REVENUE COLLECTED FROM THE AQUACARD(TM) IS USED TO PAY FOR THE SOLAR WATER SYSTEM. GENERALLY, AFTER FIVE YEARS THE COMMUNITY OWNS THE SYSTEM AND HAS A SOURCE OF INCOME FOR THE DURATION OF THE SYSTEM'S LIFE, EXPECTED TO EXCEED 20 YEARS.


SOLPOWER(TM) SYSTEMS


SOLPOWER(TM) PV POWER SYSTEMS ARE DESIGNED FOR OFF-GRID HOMES, SCHOOLS, HEALTH CLINICS, AND VILLAGE COMMUNITY CENTERS. THE SYSTEMS PRODUCE ELECTRICITY FOR LIGHTING, TV, RADIO, COMPUTERS AND A HOST OF OTHER USES. THE KEY MARKET FOR THIS POWER SYSTEM IS IN DEVELOPING COUNTRIES WHERE THOSE LIVING OUTSIDE MAJOR CITIES ARE NOT CONNECTED TO THE ELECTRICAL GRID SYSTEM.


SOLAR LIGHTING


SOLBRITE(TM), WORLDWATER'S SOLAR CHARGED PORTABLE LANTERN, CAN BE USED VIRTUALLY ANYWHERE. A PV MODULE CHARGES A HIGH-QUALITY, MAINTENANCE-FREE BATTERY, LOCATED IN THE BASE OF THE UNIT, TO ILLUMINATE A BRIGHT FLUORESCENT LIGHT.

SOLLITE(TM) WORLDWATER'S SOLAR LIGHT FIXTURE, WAS DEVELOPED BY WORLDWATER ENGINEERS TO MEET THE DEMANDS OF THE MARKETPLACE FOR AN AFFORDABLE LIGHT AT HALF THE PRICE OF THE COMPETITION. SOLLITE(TM) ALSO CONSERVES ENERGY, USING LESS POWER WHILE STILL ACHIEVING SIMILAR OUTPUT.

MARKETING

WORLDWATER MARKETS THE AQUAMAX(TM) PUMPING SYSTEMS AND OTHER SOLAR PRODUCTS WORLDWIDE TO BOTH INSTITUTIONAL PUBLIC AND PRIVATE COMMERCIAL MARKETS. UNTIL 2002, PRODUCTS WERE PRIMARILY MARKETED IN DEVELOPING NATIONS, WHERE THERE IS A GREAT NEED FOR ELECTRICAL POWER AND CLEAN WATER. IN 2002, THE COMPANY BEGAN MARKETING DOMESTICALLY IN CALIFORNIA AND NEW JERSEY. UNTIL THESE PRODUCTS WERE INTRODUCED, U.S. FARMS, WATER UTILITIES AND OTHER LARGE INDUSTRIAL POWER USERS HAD NOT BEEN ABLE TO TAKE ADVANTAGE OF THE SUBSTANTIAL STATEWIDE FINANCIAL INCENTIVES AVAILABLE FOR SOLAR POWERED SYSTEMS. WORLDWATER'S HIGH-POWERED SOLAR PUMPS QUALIFY TO SUPPLY THESE MARKETS AND ENABLE THE BUYER TO BENEFIT FROM THE REBATES AND CREDITS. POTENTIAL MARKETS INCLUDE AGRICULTURE, DAIRIES, LIVESTOCK FARMS, WATER UTILITY DISTRICTS, WINERIES AND FOOD PROCESSING (REFRIGERATION PUMPS AND COMPRESSORS).

CURRENTLY, IN CALIFORNIA, THE COMPANY HAS COMPLETED INSTALLATIONS DRIVING A 50 HP IRRIGATION PUMP AND A 350 HP REFRIGERATION COMPRESSOR PUMP SYSTEM, AND IS IN THE PROCESS OF INSTALLING A ONE MW SOLAR ELECTRICAL SYSTEM. THE COMPANY IS ALSO CONDUCTING A STUDY UNDER CONTRACT WITH THE SACRAMENTO MUNICIPAL UTILITY DISTRICT FOR THE INSTALLATION OF SOLAR IRRIGATION PUMPING SYSTEMS WITHIN THE SACRAMENTO DISTRICT. IN NEW JERSEY, WORLDWATER HAS COMPLETED CONSTRUCTION OF A 24 KW SYSTEM FOR ELECTRICITY FOR AN ORGANIC FARM. THE PRICE OF THE PUMPING SYSTEMS BEING MARKETED IN CALIFORNIA AND NEW JERSEY RANGES FROM APPROXIMATELY $300,000 TO SEVERAL MILLION DOLLARS. WE HAVE OPENED SALES AND TECHNICAL OFFICES IN SAN DIEGO AND SACRAMENTO TO SERVICE THE STATE.

INTERNATIONAL MARKETING EFFORTS LARGELY IDENTIFY SPECIFIC PROJECT OPPORTUNITIES THAT HAVE THE POTENTIAL FOR LONG-TERM GROWTH, AND INSTITUTIONAL SOURCES THAT ARE CAPABLE AND WILLING TO FINANCE THESE PROJECTS. THE MASSIVE RECONSTRUCTION EFFORT BEING UNDERTAKEN IN IRAQ PRESENTS UNIQUE OPPORTUNITIES FOR AMERICAN CONTRACTING COMPANIES, AND WORLDWATER HAS PARTNERED WITH THE SANDI GROUP, ONE OF THE LARGEST IRAQI CONSTRUCTION AND LOGISTICS COMPANIES, TO PURSUE THESE OPPORTUNITIES.

THE NEED AND PRICE FOR WATER WORLDWIDE IS GROWING ANNUALLY. THE UNITED NATIONS ESTIMATES THAT $8 BILLION ANNUALLY IS CURRENTLY SPENT IN PROVIDING SAFE DRINKING WATER IN DEVELOPING COUNTRIES, AND THAT $100 BILLION WILL BE REQUIRED OVER THE NEXT FIVE YEARS. THE PROBLEM OF HOW TO BRING SAFE DRINKING WATER AND ELECTRICITY TO RURAL HOUSEHOLDS IN NEED IS THE FOCUS OF WORLDWATER'S PROPRIETARY SOLAR TECHNOLOGY. SOLAR ENERGY SUPPLIES MORE ENERGY IN ONE HOUR THAN THE WORLD USES IN ONE YEAR, SO IT IS A PLENTIFUL RESOURCE WELL SUITED TO THE DISPERSED COMMUNITIES OFF THE ELECTRICAL GRID.

MARKET SIZE


OVER THE LAST 15 YEARS, THE PHOTOVOLTAIC (PV) INDUSTRY HAS GROWN IN REVENUES FROM $2 MILLION TO OVER $1.5 BILLION. BY 2020, WORLDWIDE ANNUAL PV DIRECT SALES ARE ESTIMATED TO BE $27 BILLION AND RELATED SALES ARE ESTIMATED TO BE MORE THAN $50 BILLION PER YEAR AS STATED BY THE U.S. NATIONAL RENEWABLE ENERGY LABORATORY REPORT, "PHOTOVOLTAICS: ENERGY FOR THE NEW MILLENNIUM," JANUARY 1, 2000. ADVANCES IN PV TECHNOLOGY AND CORRESPONDING REDUCTION IN COSTS CONTINUE TO FUEL THE INCREASING DEMAND FOR PV POWER. GREAT POTENTIAL FOR PV TECHNOLOGY ALSO LIES IN DEVELOPING COUNTRIES WHERE ROUGHLY 2 BILLION PEOPLE LACK ELECTRICITY AND WATER. APPLICATIONS RANGE FROM REMOTE PUMPING, IRRIGATION, TELECOMMUNICATIONS AND LIGHTING, TO VILLAGE SIZE POWER PRODUCTION.

BASED ON ESTIMATES BY THE UNITED NATIONS DEVELOPMENT PROGRAMME AND THE WORLD BANK, THE COST OF BRINGING CLEAN WATER TO THE 2 BILLION PEOPLE WHO ARE WITHOUT ACCESS TO SAFE DRINKING WATER WILL BE APPROXIMATELY $50 PER PERSON, OR $100 BILLION TOTAL. GOVERNMENTS MAY BE FORCED TO REALLOCATE THEIR FUNDING RESOURCES TO ADDRESS WHAT THE WORLD BANK SAYS WILL BE A MAJOR PROBLEM OF THE 21ST CENTURY
- -- WATER SHORTAGES.

A SIMILAR SIZE INVESTMENT IS NEEDED TO SUPPLY ELECTRICITY TO UNDERDEVELOPED NATIONS. FOR EXAMPLE, WORLDWATER'S ANALYSIS OF THE REMOTE POWER MARKETS IN THE PHILIPPINES, WHERE ONLY 28 OF THE 2,800 INHABITED ISLANDS HAVE ACCESS TO ELECTRICITY, SHOWS THAT A MODEST 10% PENETRATION BY SOLAR POWER REPRESENTS AN OUTSTANDING MARKET OPPORTUNITY.


MARKETING STRATEGIES


WORLDWATER IS MARKETING THE AQUAMAX(TM) PUMPING SYSTEM AND ITS OTHER SOLAR PRODUCTS WORLDWIDE TO BOTH INSTITUTIONAL PUBLIC AND PRIVATE MARKETS. BECAUSE AQUAMAX(TM) SOLAR WATER PUMPING SYSTEMS ARE CAPABLE OF OPERATING PUMPS UP TO 600 HORSEPOWER, WORLDWATER IS THE FIRST SOLAR COMPANY IN THE WORLD WITH THE POWER TO DELIVER MAINSTREAM ELECTRIC PUMPING CAPACITY.

THE NEW HYBRID, AQUAMAX(TM), IS A TRUE BREAKTHROUGH IN TERMS OF BOTH POWER AND FLEXIBILITY. IT WILL WORK BY SOLAR ALONE OR INTERCHANGEABLY WITH EXISTING GRID ELECTRICITY OR DIESEL GENERATORS, CONTRIBUTING SIGNIFICANTLY TO A FARMER'S
BOTTOM LINE BY CUTTING ELECTRICAL OR FUEL COSTS WHENEVER THE SUN IS SHINING, WHICH ALSO HAPPENS TO BE THE PEAK COST PERIOD FOR GRID USERS.

WORLDWATER IS UNIQUE AMONG ITS COMPETITION IN THAT IT DOES NOT MERELY SOLICIT AND AWAIT TENDERED CONTRACTS FROM EMERGING MARKETS, GOVERNMENTS OR INTERNATIONAL AGENCIES, BUT ACTIVELY INITIATES PROJECTS BY PROPOSING RURAL WATER AND POWER SOLUTIONS TO KEY DECISION-MAKERS AT THE HIGHEST GOVERNMENT LEVELS. THIS "TOP DOWN" WATER AND POWER SOLUTION STRATEGY IS KEY FOR WORLDWATER AND DIFFERENTIATES THE COMPANY FROM ITS COMPETITORS. ONCE WORLDWATER OBTAINS RECOGNITION AND ACCEPTANCE AT THE HIGHEST LEVELS, PROJECT DEVELOPMENT MEETINGS ARE HELD WITH NATIONAL AND LOCAL LEVEL DECISION-MAKERS. AFTER THE BENEFITS OF WORLDWATER'S SOLAR TECHNOLOGY ARE MADE CLEAR TO OFFICIALS, DEMONSTRATIONS AND PILOT PROGRAMS ARE IMPLEMENTED. THESE FIELD DEMONSTRATIONS GIVE DECISION-MAKERS A FIRST HAND LOOK AT HOW THE SYSTEMS OPERATE AND HELP TO PROJECT THE EFFECTIVENESS OF THE COMPANY'S TECHNOLOGY FOR LARGE WATER AND POWER SCHEMES.

WORLDWATER IS ALSO UNIQUE IN THAT IT PROVIDES SOLAR SOLUTIONS FOR WATER AND ELECTRICITY NEEDS BY: COMBINING THE TWO TECHNOLOGICAL REQUIREMENTS OF SOLAR ENGINEERING AND WATER ENGINEERING, THUS ENABLING THE COMPANY TO MORE EFFECTIVELY IMPLEMENT TURNKEY PROGRAMS;

UTILIZING COMPANY SPECIALISTS TO FIND WATER SOURCES;

CONDUCTING SITE ASSESSMENTS FOR APPROPRIATELY-SIZED SOLAR WATER PUMPING AND ELECTRICAL SYSTEMS;

INSTALLING THE COMPANY'S PROPRIETARY SOLAR PRODUCTS;

FOCUSING ON COMMUNITY PREPARATION AND CAPACITY-BUILDING FOR THE TECHNOLOGY;

ARRANGING PROJECT FINANCING.

MOST SOLAR WATER PROJECTS ARE APPROACHED BY LARGE CORPORATIONS AS SIMPLY A MEANS TO SELL SOLAR PANELS. COMMUNITY PREPARATION - IF DONE AT ALL - IS ACCOMPLISHED BY VERY SMALL LOCAL COMPANIES. WORLDWATER'S COMPETITORS HAVE BEEN UNABLE TO MATCH THE COMPREHENSIVENESS OF ITS PROGRAMS.

ANOTHER KEY MARKETING STRATEGY IS THE UTILIZATION OF STRATEGIC ALLIANCES. WORLDWATER, AS A WATER AND POWER SOLUTIONS PROVIDER, IS IN AN IDEAL POSITION TO PARTNER WITH MAJOR INTERNATIONAL ORGANIZATIONS TO ENHANCE ITS FINANCING CAPABILITIES AND WITH LOCAL ORGANIZATIONS TO ENHANCE IMPLEMENTATION.

WORLDWATER HAS A LONGSTANDING RELATIONSHIP WITH THE U.S-BASED VINCENT UHL & ASSOCIATES FOR HYDROGEOLOGICAL STUDIES AND MOREHOUSE ENGINEERING, A POWER SYSTEM CONTROLS ENGINEERING FIRM. THE COMPANIES HAVE SUCCESSFULLY WORKED TOGETHER IN A NUMBER OF MARKETS. MR. UHL AND HIS ASSOCIATES HAVE LOCATED, DRILLED AND TESTED NEW GROUNDWATER SOURCES IN ASIA, AFRICA, AND THE AMERICAS, AND SCHUYLER MOREHOUSE HAS OPERATED WITH THE COMPANY IN AFRICA AND PAKISTAN.

IN ADDITION TO ALLIANCES WITH SOLAR PANEL MANUFACTURERS, COMMUNITY PREPARATION ORGANIZATIONS, GOVERNMENTAL AGENCIES, AND HYDROGEOLOGISTS, WORLDWATER ALSO WORKS CLOSELY WITH FINANCIAL INSTITUTIONS SUCH AS PRIVATE INVESTMENT FUNDS, THE U.S. TRADE & DEVELOPMENT AGENCY, THE EXPORT-IMPORT BANK, WORLD BANK, AND USAID. GIVEN THE RECOGNIZED NEED FOR SAFE DRINKING WATER AND POWER IN EMERGING NATIONS, THESE FINANCIAL ORGANIZATIONS "EARMARK" FUNDS FOR SUCH PROJECTS IN THE FORM OF LOANS, GRANTS, OR AS GUARANTEES TO LOCAL BANKS.

DOMESTICALLY, WORLDWATER HAS WORKED CLOSELY WITH RUTGERS UNIVERSITY AGRO-ENGINEERS AND CUMBERLAND COUNTY COLLEGE IN DEVELOPING SOLAR DRIP IRRIGATION SYSTEMS FOR USE IN FRESH AND BRACKISH WATER, AND HAS SIGNED A MEMORANDUM OF UNDERSTANDING WITH THE INTERNATIONAL CENTER FOR WATER TECHNOLOGY, CALIFORNIA STATE UNIVERSITY AT FRESNO, TO EXPLORE USES OF SOLAR POWER IN DOMESTIC IRRIGATION.

RESEARCH  AND  DEVELOPMENT


RESEARCH AND DEVELOPMENT EXPENDITURES WERE $505,572 IN 2003 AND $169,837 IN 2002. A KEY STRATEGY OF WORLDWATER IS TO CONTINUE DEVELOPING INNOVATIVE, CUTTING EDGE PRODUCTS TO MEET WATER AND ELECTRICITY NEEDS WITH PROPRIETARY SOLAR TECHNOLOGY. THE COMPANY HOLDS A PATENT ON THE ELECTRONIC BOARD CONTROLLER (AQUADRIVE(TM)) OF THE AQUAMAX(TM) SYSTEM. IN 2003, THE COMPANY ALSO WAS AWARDED A PATENT ON ITS AUTOMATIC SWITCHING TECHNOLOGY, WHICH ENABLES THE SYSTEM TO PERFORM MULTIPLE FUNCTIONS SUCH AS WATER PUMPING AND BATTERY CHARGING AND ALSO TO SWITCH AUTOMATICALLY BETWEEN SOLAR AND GRID-TIED OR DIESEL POWER. THREE MORE WORLDWATER PATENTS ARE PENDING.


IN NOVEMBER OF 2003, THE COMPANY WAS AWARDED A $300,000 RENEWABLE ENERGY AND ECONOMIC DEVELOPMENT (REED) INAUGURAL GRANT BY THE NEW JERSEY BOARD OF PUBLIC UTILITIES TO DEVELOP POWER ELECTRONICS FOR CONTROLLING INTERACTION BETWEEN THE ELECTRIC GRID, SOLAR POWER AND MOTORS. PRINCETON POWER SYSTEMS, PRINCETON, NJ, IS WORLDWATER'S SUBCONTRACTOR ON THE 18-MONTH GRANT, THE RESULTS OF WHICH ARE EXPECTED TO REDUCE THE COST OF ELECTRONIC CONTROL EQUIPMENT USED IN THE AQUAMAX(TM).

MANUFACTURING

SUB-CONTRACTORS CURRENTLY MANUFACTURE COMPONENTS OF THE AQUAMAX(TM)SYSTEMS IN THE UNITED STATES. WORLDWATER WILL CONTINUE TO SOURCE MATERIALS WORLDWIDE, BASED ON QUALITY AND COST CONSIDERATIONS.

PATENTS


WORLDWATER HAS OBTAINED PATENTS AND CONTINUATIONS-IN-PART FOR ITS NEWLY DEVELOPED ELECTRONICS SYSTEMS AND HAS FILED FOR PROTECTIONS OF OUR PATENTS IN THE PHILIPPINES. THOMAS MCNULTY, SR., DR. ANAND RANGARAJAN, AND DOUGLAS WILLIAMS OF WORLDWATER AND QUENTIN T. KELLY, CHAIRMAN AND CEO, TOGETHER WITH PRINCETON UNIVERSITY ENGINEERS HAVE BEEN ISSUED PATENTS, ALL OF WHICH ARE ASSIGNED TO WORLDWATER. THE COMPANY HOLDS PATENTS ON THE ELECTRONIC BOARD CONTROLLER (AQUADRIVE(TM)) OF THE AQUAMAX(TM) SYSTEM AND ON THE SOLAR THERMAL POWERED WATER PUMP. IN 2003 THE COMPANY WAS ISSUED ANOTHER PATENT ON AN ELECTRONIC BOARD THAT ALLOWS, IN CASE OF THE INTERRUPTION OF SERVICE IN AN A/C GRID POWER SYSTEM, THE AUTOMATIC TRANSFER TO SOLAR POWER SYSTEMS FOR UNINTERRUPTED OPERATION OF MOTORS AND OTHER POWER LOADS. THE FOLLOWING TABLE DESCRIBES THE STATUS OF OUR PATENT APPLICATIONS.


SOURCE AND AVAILABILITY OF RAW MATERIALS

THE SOLAR MODULES USED IN OUR SYSTEMS ARE COMPOSED OF SILICON AND OTHER PHOTOVOLTAIC MATERIALS. SUPPLIERS OF SOLAR MODULES INCLUDE SHELL SOLAR, KYOCERA, SHARP, BP SOLAR AND RWE SCHOTT. WORLDWATER ORDERS SOLAR MODULES AND RELATED ARTICLES FROM SEVERAL SUPPLIERS AND HAVE NOT ENTERED INTO ANY SUPPLY CONTRACTS.

COMPETITIVE CONDITIONS AFFECTING THE COMPANY

THE COMPANY'S PRODUCTS COMPETE WITH BOTH CONVENTIONAL AND SOLAR TECHNOLOGIES THAT BRING POWER TO OFF-GRID AREAS. THE MAIN COMPETITIVE TECHNOLOGIES ARE DIESEL AND GASOLINE GENERATORS, AND ELECTRICAL GRID EXTENSION. THE COST OF INSTALLING A SOLAR PUMP MAY BE MORE OR LESS THAN THE COST OF AN ELECTRICAL GRID EXTENSION, DEPENDING ON THE PARTICULAR INSTALLATION. ONE BENEFIT OF THE SOLAR PUMP IS THE REDUCTION IN ON-GOING ELECTRIC COSTS. THE INITIAL COST OF ACQUIRING A DIESEL PUMP IS LESS THAN THE INITIAL COST OF A SOLAR PUMP, BUT THE OPERATIONS AND MAINTENANCE COSTS OF THE DIESEL PUMP ARE GREATER AND, IN REMOTE AREAS, FUEL AND SPARE PARTS ARE NOT ALWAYS READILY AVAILABLE.

THE COMPANY'S MOST COMMONLY ENCOUNTERED SOLAR PUMPING COMPETITOR IS GRUNDFOS A/S OF DENMARK, A MANUFACTURER OF A LARGE RANGE OF WATER PUMPS, INCLUDING A SOLAR PUMP LINE. THEIR PUMPS RUN OFF A SPECIALLY WOUND AC MOTOR WHICH IS SIGNIFICANTLY MORE EXPENSIVE THAN THE CONVENTIONAL AC PUMPS THAT WORLDWATER USES. GRUNDFOS UNITS ARE ALSO LIMITED IN CAPACITY TO ABOUT 4 KW. WORLDWATER'S SYSTEMS CAN OPERATE PUMPS IN THE 400 KW RANGE. AERO-ENVIRONMENT OF CALIFORNIA HAS SOMEWHAT SIMILAR TECHNOLOGY USING AC PUMPS BUT THEY CURRENTLY ARE LIMITED IN SIZE TO ABOUT 3 HORSEPOWER. THERE ARE A NUMBER OF OTHER SOLAR PUMP COMPANIES, INCLUDING SOLAR JACK OF THE US, SUN MOTOR OF CANADA, SOUTHERN CROSS OF AUSTRALIA, AND TOTAL ENERGIE FROM EUROPE, WHICH PRODUCE DC POWERED PUMPS.

SUBSIDIARIES

100% WHOLLY OWNED BY WORLDWATER CORP. - WORLDWATER, INC. WORLDWATER (PHILS), INC. WORLDWATER EAST AFRICA LTD.

GOVERNMENT REGULATIONS

COMPLIANCE WITH FEDERAL, STATE, AND LOCAL PROVISIONS REGARDING THE PRODUCTION AND DISCHARGE OF MATERIALS INTO THE ENVIRONMENT IS EXPECTED TO HAVE NO EFFECT ON CAPITAL EXPENDITURES, EARNINGS AND COMPETITIVE POSITION. THE COMPANY HAS A PROGRAM TO COMPLY FULLY WITH THE U.S. FOREIGN CORRUPT PRACTICES ACT.

EMPLOYEES

ON DECEMBER 31, 2003, THE COMPANY EMPLOYED 15 PEOPLE ON A FULL-TIME BASIS. THE COMPANY ALSO HIRES CONSULTANTS ON AN AS-NEEDED BASIS AND HAS INFORMAL ARRANGEMENTS WITH TWO WATER CONSULTING COMPANIES, THE HYDROGEOLOGICAL FIRM OF VINCENT UHL ASSOCIATES AND MOREHOUSE ENGINEERING, SPECIALISTS IN POWER CONTROL, WATER/WASTEWATER TREATMENT SYSTEMS INTEGRATION.

PROPERTIES


THE COMPANY'S EXECUTIVE OFFICE, MANUFACTURING FACILITY AND RESEARCH AND DEVELOPMENT FACILITY ARE HOUSED IN A 12,000 SQUARE FOOT SITE LOCATED AT 55 ROUTE 31 SOUTH, PENNINGTON, NEW JERSEY 08534. THIS FACILITY IS LEASED UNDER AN OPERATING LEASE EXPIRING JUNE 25, 2007. THE COMPANY ALSO USES A SECOND FACILITY IN HOPEWELL, NEW JERSEY FOR CONFERENCES, MEETINGS AND DEMONSTRATIONS OF ITS PRODUCTS. THIS FACILITY IS LEASED FROM QUENTIN T. KELLY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, ON A MONTH-TO-MONTH BASIS. SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


IN AUGUST OF 2002, THE COMPANY OPENED A SALES AND GOVERNMENT LIAISON OFFICE IN SACRAMENTO, CALIFORNIA UNDER A LEASE EXPIRING AUGUST 15, 2004.


LEGAL PROCEEDINGS

ALTHOUGH WE ARE INVOLVED IN ORDINARY, ROUTINE LITIGATION INCIDENTAL TO OUR BUSINESS, WE ARE NOT PRESENTLY A PARTY TO ANY OTHER LEGAL PROCEEDING, THE ADVERSE DETERMINATION OF WHICH, EITHER INDIVIDUALLY OR IN THE AGGREGATE, WOULD BE EXPECTED TO HAVE A MATERIAL ADVERSE AFFECT ON THE COMPANY'S BUSINESS OR FINANCIAL CONDITION.

                                   MANAGEMENT

      THE FOLLOWING TABLE SETS FORTH THE NAMES, AGES AND POSITIONS OF THE EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY AS OF APRIL 1, 2004. THEIR RESPECTIVE BACKGROUNDS ARE DESCRIBED FOLLOWING THE TABLE:


NAME                     AGE             POSITION  WITH  THE  COMPANY
- --------------------     ---          -----------------------------------
QUENTIN  T.  KELLY       69            CHAIRMAN OF THE BOARD  AND
                                         CHIEF  EXECUTIVE  OFFICER
DR.  ANAND  RANGARAJAN   54            EXECUTIVE  VICE  PRESIDENT
PETER  I.  FERGUSON      61            VICE  PRESIDENT
JOSEPH  CYGLER           69            DIRECTOR
ROLF  FRAUENFELDER       38            DIRECTOR
DR.  DAVINDER  SETHI     54            DIRECTOR
LANGE  SCHERMERHORN      64            DIRECTOR
DAVID  LIFSCHULTZ        58            DIRECTOR


      QUENTIN T. KELLY FOUNDED WORLDWATER, INC. IN 1984 AS A CONSULTING AND R&D COMPANY AND HAS BEEN CHAIRMAN AND CEO SINCE THEN. MR. KELLY WAS PREVIOUSLY DIRECTOR OF INFORMATION SERVICES AND ASSISTANT TO THE PRESIDENT OF WESTINGHOUSE ELECTRIC CORPORATION FROM 1965 TO 1971 AND SUBSEQUENTLY BECAME PRESIDENT OF KELLY-JORDAN ENTERPRISES, INC., A LEISURE PRODUCTS COMPANY FROM 1971 TO 1975, AND THEN PRESIDENT OF PRESSURIZED PRODUCTS, INC., MANUFACTURERS AND INTERNATIONAL MARKETERS OF SPECIALIZED WATER SYSTEMS AND PRODUCTS, FROM 1976 TO 1984. MR. KELLY IS AN ALUMNUS OF KENYON COLLEGE AND HOLDS THREE U.S. PATENTS RELATING TO WATER SYSTEMS. HE HAS MANY YEARS' EXPERIENCE IN INTERNATIONAL
BUSINESS RELATING TO WATER AND POWER NEEDS IN THE DEVELOPING WORLD. HE HAS WORKED ON WATER SUPPLY AND SOLAR POWER PROJECTS WITH GOVERNMENTS AND SEVERAL OF THE INTERNATIONAL ASSISTANCE AGENCIES (USAID, UNDP AND UNICEF) AND MORE THAN A DOZEN GOVERNMENTS AND PRIVATE CONTRACTORS THROUGHOUT THE WORLD.


      DR. ANAND RANGARAJAN, EXECUTIVE VICE PRESIDENT, HAS BEEN EMPLOYED BY THE COMPANY SINCE 1998. HE HAS 20 YEARS EXPERIENCE IN ALL ASPECTS OF THE SOLAR ELECTRIC BUSINESS AND HAS PIONEERED THE DEVELOPMENT OF SEVERAL PROPRIETARY SOLAR WATER PUMPING SYSTEMS, PRODUCTS AND MARKETS. HIS SYSTEMS HAVE BEEN INSTALLED IN OVER 20 COUNTRIES. HE HOLDS HIS PH.D. IN ENGINEERING FROM UNIVERSITY OF WISCONSIN.

      PETER I. FERGUSON, VICE PRESIDENT OF ADMINISTRATION, JOINED WORLDWATER IN 1989. HE PREVIOUSLY SERVED AS A VICE PRESIDENT AND GENERAL MANAGEMENT EXECUTIVE AND ACCOUNTANT FOR COMPANIES IN NEW YORK AND NEW JERSEY. HE GRADUATED FROM RUTGERS UNIVERSITY IN ACCOUNTING AND MANAGEMENT.



      JOSEPH CYGLER HAS BEEN A DIRECTOR OF THE COMPANY SINCE JANUARY 1997, AND A FORMER VICE PRESIDENT OF MARKETING AND EXECUTIVE VICE-PRESIDENT. HE HAS BEEN CHIEF EXECUTIVE OFFICER OF THE CE&O GROUP, AN ORGANIZATION ASSISTING COMPANIES IN OPERATIONS MANAGEMENT, SINCE 1986. PREVIOUSLY HE WAS AN EXECUTIVE AT KEPNER-TREGOE, INC., AN INTERNATIONAL BUSINESS CONSULTING FIRM, FROM 1976 TO 1986, AN EXECUTIVE WITH HONEYWELL INFORMATION SYSTEMS FROM 1964 TO 1976, AND A MARKETING REPRESENTATIVE WITH INTERNATIONAL BUSINESS MACHINES FROM 1961 TO 1964. MR. CYGLER HAS A BS IN ENGINEERING FROM THE U.S. MILITARY ACADEMY AT WEST POINT.


      ROLF FRAUENFELDER HAS SERVED AS A DIRECTOR SINCE 1999. FOR THE LAST 5 YEARS, HE HAS BEEN THE PRESIDENT OF SPARWOHL FRAUENFELDER, AN ASSET MANAGEMENT COMPANY, BASED IN SWITZERLAND, PRINCIPAL INVESTORS IN THE COMPANY. HE IS A GRADUATE IN ECONOMICS OF ZURICH UNIVERSITY WITH AN EMPHASIS IN ENVIRONMENTAL ECONOMICS.


      DR. DAVINDER SETHI, HAS SERVED AS VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER OF ENTRADA NETWORKS, INC. SINCE NOVEMBER 2001. IN 1999 AND 2000 HE SERVED AS CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF IPING, INC. PRIOR TO 1999, HE WAS AN INDEPENDENT ADVISOR TO SEVERAL HIGH TECHNOLOGY COMPANIES HELPING WITH STRATEGY, BUSINESS PLANNING AND FINANCING. IN ADDITION, DR. SETHI SPENT SEVEN YEARS AT BELL LABORATORIES IN OPERATIONS RESEARCH AND COMMUNICATIONS NETWORK PLANNING AND SEVEN YEARS IN CORPORATE FINANCE AT AT&T. DR. SETHI HOLDS A PH.D. AND M.S. IN OPERATIONS RESEARCH, ECONOMICS AND STATISTICS FROM THE UNIVERSITY OF CALIFORNIA, BERKELEY, AND IS A GRADUATE OF THE EXECUTIVE MANAGEMENT PROGRAM AT PENN STATE. DR. SETHI ALSO SERVES ON THE BOARD OF DIRECTORS OF PAMET SYSTEMS, INC. AND ENTRADA NETWORKS, INC.



      LANGE SCHERMERHORN HAS SERVED AS A DIRECTOR SINCE 2001. SHE IS A RETIRED U.S. AMBASSADOR TO DJIBOUTI, IS AN ECONOMIST WHO HAS SPENT 30 YEARS IN THE FOREIGN SERVICE AND HAS COVERED THE GLOBE AS A SENIOR FOREIGN OFFICER IN SUCH PLACES AS BRUSSELS, WHERE SHE WAS DEPUTY CHIEF OF MISSION, WITH SPECIFIC EMPHASIS ON ECONOMICS RELATING TO NATO AND EU. SHE HAS ALSO HAD SIGNIFICANT FOREIGN SERVICE EXPERIENCE IN SRI LANKA, VIETNAM, TEHRAN, LONDON AND WASHINGTON D.C. MS. SCHERMERHORN'S EDUCATION AND RELATED EXPERIENCE INCLUDE MT. HOLYOKE COLLEGE (B.A. 1961), HARVARD BUSINESS SCHOOL, AND NATIONAL WAR COLLEGE.


      DAVID LIFSCHULTZ HAS SERVED AS CHIEF EXECUTIVE OFFICER AND PRESIDENT OF LIFSCHULTZ TERMINAL LEASING, AN INSTITUTIONAL HOLDING COMPANY, SINCE 1998. FROM 2002 TO 2003, HE ALSO SERVED AS CHAIRMAN OF GENOIL, INC., A CANADIAN OIL TECHNOLOGY COMPANY, AND HAS SERVED AS CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF GENOIL, INC. FROM 2003 TO THE PRESENT. HE SPENT NEARLY 30 YEARS AT LIFSCHULTZ INDUSTRIES AND WAS CHIEF EXECUTIVE OFFICER FROM 1987 TO 2001.


THE  BOARD  OF  DIRECTORS  HAS  A  STANDING  AUDIT   COMMITTEE  AND  A  STANDING
COMPENSATION COMMITTEE. THE AUDIT COMMITTEE MET THREE TIMES AND THE COMPENSATION COMMITTEE MET TWO TIMES DURING THE FISCAL YEAR ENDED DECEMBER 31, 2003.

MESSRS. CYGLER AND SETHI COMPRISE THE AUDIT COMMITTEE. THE AUDIT COMMITTEE OPERATES UNDER A FORMAL WRITTEN CHARTER. THE AUDIT COMMITTEE MAKES RECOMMENDATIONS CONCERNING THE ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS, REVIEWS WITH THE INDEPENDENT ACCOUNTANTS THE RESULTS OF THE AUDIT ENGAGEMENT, APPROVES PROFESSIONAL SERVICES PROVIDED BY THE ACCOUNTANTS INCLUDING THE SCOPE OF NON-AUDIT SERVICES, IF ANY, AND REVIEWS THE ADEQUACY OF OUR INTERNAL ACCOUNTING CONTROLS.

MESSRS. CYGLER AND SETHI COMPRISE THE COMPENSATION COMMITTEE. THE COMPENSATION COMMITTEE MAKES RECOMMENDATIONS TO THE BOARD REGARDING THE EXECUTIVE AND EMPLOYEE COMPENSATION PROGRAMS OF OUR COMPANY.

WE HAVE A STAGGERED BOARD OF DIRECTORS AND EACH OF THE DIRECTORS SERVES A TWO YEAR TERM OR UNTIL THEIR SUCCESSORS ARE ELECTED OR APPOINTED. ALL OFFICERS ARE APPOINTED BY AND SERVE AT THE DISCRETION OF THE BOARD OF DIRECTORS, ALTHOUGH, MR. KELLY HAS ENTERED INTO AN EMPLOYMENT AGREEMENT WITH US. SEE "MANAGEMENT - EMPLOYMENT AGREEMENTS." THERE ARE NO FAMILY RELATIONSHIPS BETWEEN ANY OF OUR DIRECTORS OR OFFICERS.

EXECUTIVE COMPENSATION

PRIOR TO 2002, QUENTIN T. KELLY, PRESIDENT AND CHIEF EXECUTIVE OFFICER, HAD A CONTRACT FOR AN ANNUAL SALARY OF $42,000. HOWEVER MR. KELLY DID NOT RECEIVE HIS FULL SALARY DURING THE YEARS 1994-1999, 2001 AND 2002, AND IS ENTITLED TO ACCRUED SALARY PAYMENTS OF WHICH $102,150 REMAINS OUTSTANDING AT DECEMBER 31, 2002.

                           SUMMARY COMPENSATION TABLE

      THE FOLLOWING TABLE SETS FORTH INFORMATION WITH RESPECT TO THE COMPENSATION PAID BY THE COMPANY TO ITS CHIEF EXECUTIVE OFFICER AND TO EACH OTHER EXECUTIVE OFFICER OF THE COMPANY WHO RECEIVED AT LEAST $100,000 IN SALARY AND BONUS DURING 2003 (THE "NAMED EXECUTIVE OFFICERS").

                                                     LONG TERM
                                                     COMPENSATION
                          ANNUAL COMPENSATION(1) AWARDS
                     -----------------------         ------------
                                                     SECURITIES
NAME  AND               FISCAL                       UNDERLYING     ALL  OTHER
PRINCIPAL POSITION      YEAR     SALARY     BONUS    OPTIONS  (#)  COMPENSATION
                        ----     ------     -----    ------------  ------------

QUENTIN  T.  KELLY,     2003     $36,750      $0      120,000         $0
CHAIRMAN  &  CHIEF
EXECUTIVE OFFICER

      (1) THE COMPENSATION DESCRIBED IN THIS TABLE DOES NOT INCLUDE MEDICAL INSURANCE AND OTHER BENEFITS WHICH ARE AVAILABLE GENERALLY TO ALL EMPLOYEES OF WORLDWATER AND CERTAIN PERQUISITES AND OTHER PERSONAL BENEFITS, THE VALUE OF WHICH DID NOT EXCEED THE LESSER OF $50,000 OR 10% OF THE EXECUTIVE OFFICER'S COMPENSATION IN THE TABLE.


                                  OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 2003

                                        (INDIVIDUAL GRANTS IN FISCAL YEAR)

                                NUMBER OF             PERCENT OF TOTAL
                                SECURITIES             OPTIONS GRANTED       EXERCISE PRICE
          NAME               UNDERLYING OPTIONS        TO EMPLOYEES           PER SHARE (1)       EXPIRATION DATE
          ----               ------------------       ----------------       ---------------      ---------------
QUENTIN T. KELLY                120,000                      6%                $0.15                 12/31/13

(1) ALL GRANTS OF OPTIONS HAVE BEEN MADE WITH EXERCISE PRICES EQUAL TO FAIR VALUE AT DATE OF GRANT.


                           AGGREGATED OPTION EXERCISES
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2003
                          AND YEAR-END OPTION VALUES(1)

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED             IN-THE-
                                                             OPTIONS AT FISCAL YEAR-         MONEY OPTIONS AT
                                                                    END (#)(2)            FISCAL YEAR-END ($)(3)
- --------------------- -------------- ---------------------- --------------------------- ----------------------------
                      SHARES
                      ACQUIRED ON
        NAME          EXERCISE       VALUE REALIZED ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
        ----          -----------    ---------------------  -----------  -------------  -----------  -------------
QUENTIN T. KELLY         0                  0               1,587,975           0             0              0
- --------------------- -------------- ---------------------- ------------ -------------- ------------ ---------------


(1)   NO STOCK APPRECIATION RIGHTS ARE HELD BY THE NAMED EXECUTIVE OFFICER.

(2)   THE TOTAL  NUMBER OF  UNEXERCISED  OPTIONS  HELD AS OF DECEMBER  31, 2003,
      SEPARATED BETWEEN THOSE OPTIONS THAT WERE EXERCISABLE AND THOSE OPTIONS THAT WERE NOT EXERCISABLE ON THAT DATE.



(3) FOR ALL UNEXERCISED OPTIONS HELD AS OF DECEMBER 31, 2003, THE AGGREGATE DOLLAR VALUE OF THE EXCESS OF THE MARKET VALUE OF THE STOCK UNDERLYING THOSE OPTIONS OVER THE EXERCISE PRICE OF THOSE UNEXERCISED OPTIONS. AS REQUIRED, THE PRICE USED TO CALCULATE THESE FIGURES WAS THE CLOSING SALE PRICE OF THE COMMON STOCK AT YEAR'S END, WHICH WAS $0.135 PER SHARE ON DECEMBER 31, 2003.

COMPENSATION OF DIRECTORS

OUTSIDE DIRECTORS ARE ENTITLED TO RECEIVE OPTIONS TO PURCHASE 50,000 SHARES OF OUR COMMON STOCK FOR EACH YEAR OF SERVICE ON THE BOARD OF DIRECTORS.

EMPLOYMENT CONTRACTS

ON JANUARY 1, 2002, THE COMPANY ENTERED INTO A FIVE-YEAR EMPLOYMENT AGREEMENT WITH THE CHIEF EXECUTIVE OFFICER ("CEO"). COMPENSATION UNDER THE AGREEMENT IS $150,000 ANNUAL SALARY, $1,200 PER MONTH AUTO ALLOWANCE AND $1,500 PER MONTH TO COVER RENTAL OFFICES IN HOPEWELL, NEW JERSEY. THE CEO AGREED TO AN AMENDMENT WHICH PROVIDED FOR AN ANNUAL SALARY OF $25,200 ACCRUING THE DIFFERENCE BEGINNING ON JULY 1ST. THE CEO HAS FULL PARTICIPATION IN THE COMPANY "FRINGE BENEFITS" INCLUDING HEALTH COVERAGE AND THE MAINTENANCE OF A WHOLE LIFE POLICY. THE BENEFITS CONTINUE IF EMPLOYMENT IS TERMINATED WITHOUT CAUSE OR BY REASON OF DEATH OR DISABILITY TO THE CEO OR HIS ESTATE FOR THE REMAINING TERM OF THE AGREEMENT OR A PERIOD OF 24 MONTHS, WHICHEVER IS LONGER. BONUS AND PARTICIPATION IN THE STOCK OPTION PLAN ARE BASED UPON THE DISCRETION OF THE COMPENSATION COMMITTEE. IN JULY 2002, THE CEO WAS GRANTED 120,000 STOCK OPTIONS VESTING IN EQUAL INSTALLMENTS OF 10,000 SHARES PER MONTH, AT AN EXERCISE PRICE OF $0.15, THE FAIR MARKET VALUE AT THE DATE OF THE GRANT.

IN JULY 2002, WORLDWATER CORP. GRANTED 1,000,000 SHARES OF RESTRICTED STOCK FOR THE BENEFIT OF ITS CHAIRMAN. COMPENSATION EXPENSE FOR RESTRICTED STOCK IS BASED ON THE MARKET PRICE OF THE COMPANY STOCK AT THE TIME OF THE GRANT ($0.15) AND AMORTIZED ON A STRAIGHT-LINE BASIS OVER THE VESTING PERIOD WHICH IS FIVE YEARS. THE RECIPIENT (CHAIRMAN) DID NOT PAY ANY CASH CONSIDERATION TO THE COMPANY FOR THE SHARES AND HAS THE RIGHT TO VOTE ALL SHARES SUBJECT TO THE GRANT, WHETHER OR NOT THE SHARES HAVE VESTED. THE RESTRICTION IS BASED UPON CONTINUOUS SERVICE.

THE BALANCE OF UNEARNED COMPENSATION RELATED TO THESE RESTRICTED SHARES AS OF DECEMBER 31, 2003 WAS $105,000. TOTAL COMPENSATION EXPENSE RECOGNIZED WAS $30,000 FOR THE YEAR ENDED DECEMBER 31, 2003 AND $15,000 FOR 2002.



THE COMPANY HAS UNPAID SALARIES OF $447,880 WHICH HAVE BEEN DEFERRED BY THE OFFICERS AS OF DECEMBER 31, 2003, AND ARE INCLUDED IN ACCRUED EXPENSES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

THE FOLLOWING TABLE SETS FORTH THE NUMBER AND PERCENTAGE OF THE SHARES OF THE REGISTRANT'S COMMON STOCK OWNED AS OF APRIL 30, 2004 BY ALL PERSONS KNOWN TO THE REGISTRANT WHO OWN MORE THAN 5% OF THE OUTSTANDING NUMBER OF SUCH SHARES, BY ALL DIRECTORS OF THE REGISTRANT, AND BY ALL OFFICERS AND DIRECTORS OF THE REGISTRANT AS A GROUP. UNLESS OTHERWISE INDICATED, EACH OF THE STOCKHOLDERS HAS SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO THE SHARES BENEFICIALLY OWNED.

NAME  AND  ADDRESS                      NUMBER  OF  SHARES            PERCENT
OF  BENEFICIAL  OWNER(1)               BENEFICIALLY OWNED (1)        OF CLASS
- -----------------------------------------------------------------------------

DAVID  K.  LIFSCHULTZ                       5,655,001(2)               10.3%
641  WEST  59TH  STREET
NEW  YORK,  NEW  YORK  10019

QUENTIN  T.  KELLY                          4,097,975(3)                7.4%
PENNINGTON  BUSINESS  PARK
55  ROUTE  31  SOUTH
PENNINGTON,  NEW  JERSEY  08534

JOSEPH  CYGLER                                750,000(4)                1.4%
PENNINGTON  BUSINESS  PARK
55  ROUTE  31  SOUTH
PENNINGTON,  NEW  JERSEY  08534

ROLF  FRAUENFELDER                            637,713(5)                1.3%
PENNINGTON  BUSINESS  PARK
55  ROUTE  31  SOUTH
PENNINGTON,  NEW  JERSEY  08534

DR.  DAVINDER  SETHI                          300,000(6)                  *%
PENNINGTON  BUSINESS  PARK
55  ROUTE  31  SOUTH
PENNINGTON,  NEW  JERSEY  08534

LANGE  SCHERMERHORN                           300,000(7)                  *%
PENNINGTON  BUSINESS  PARK
55  ROUTE  31  SOUTH
PENNINGTON,  NEW  JERSEY  08534

ALL  DIRECTORS  AND  OFFICERS
AS  A  GROUP  (8  PERSONS)                 18,981,605                  29.0%

*LESS  THAN  1%

(1) FOR PURPOSES OF THIS TABLE, A PERSON OR GROUP OF PERSONS IS DEEMED TO HAVE "BENEFICIAL OWNERSHIP" OF ANY SHARES OF COMMON STOCK THAT SUCH PERSON HAS THE RIGHT TO ACQUIRE WITHIN 60 DAYS OF MAY 14, 2004. FOR PURPOSES OF COMPUTING THE PERCENTAGE OF OUTSTANDING SHARES OF COMMON STOCK HELD BY EACH PERSON OR GROUP OF PERSONS NAMED ABOVE, ANY SECURITY WHICH SUCH PERSON OR PERSONS HAS OR HAVE THE RIGHT TO ACQUIRE WITHIN SUCH A DATE IS DEEMED TO BE OUTSTANDING BUT IS NOT DEEMED TO BE OUTSTANDING FOR THE PURPOSE OF COMPUTING THE PERCENTAGE OWNERSHIP OF ANY OTHER PERSON. EXCEPT COMMUNITY PROPERTY LAWS, THE COMPANY BELIEVES BASED ON INFORMATION SUPPLIED BY SUCH PERSONS, THAT THE PERSONS NAMED IN THIS TABLE HAVE SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO ALL SHARES OF COMMON STOCK WHICH THEY BENEFICIALLY OWN.

(2) THIS AMOUNT INCLUDES 2,588,333 SHARES ISSUABLE UPON THE CONVERSION OF WARRANTS OUTSTANDING AS OF DECEMBER 31, 2003.

(3) THIS AMOUNT INCLUDES 866,060 SHARES OWNED BY HIS WIFE, CFK LIMITED PARTNERSHIP AND QTK LIMITED PARTNERSHIP WHICH WERE FORMED FOR THE BENEFIT OF MR. KELLY'S CHILDREN, AND OPTIONS TO PURCHASE 1,617,975 SHARES OUTSTANDING AS OF DECEMBER 31, 2003.

(4) THIS AMOUNT INCLUDES OPTIONS TO PURCHASE 150,000 SHARES OUTSTANDING AS OF DECEMBER 31, 2003.

(5) THIS AMOUNT INCLUDES OPTIONS TO PURCHASE 150,000 SHARES OUTSTANDING AS OF DECEMBER 31, 2003.

(6) THIS AMOUNT REPRESENTS OPTIONS TO PURCHASE 300,000 SHARES OUTSTANDING AS OF DECEMBER 31, 2003.

(7) THIS AMOUNT REPRESENTS OPTIONS TO PURCHASE 200,000 SHARES OUTSTANDING AS OF DECEMBER 31, 2003.

                CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

      INCLUDED IN NOTES PAYABLE AND LONG-TERM DEBT IN DECEMBER 31, 2003 AND 2002, ARE AMOUNTS PAYABLE TO EMPLOYEES AND DIRECTORS AS FOLLOWS:

                                         2003                2002
                                         ----                ----
     DIRECTORS(1)                    $  185,894         $    3,000
     EMPLOYEES(2)                       159,703             99,000
                                      ---------         ----------
         TOTAL                          345,597            102,000

     LESS CURRENT MATURITIES            262,703            102,000
                                      ----------        ----------

TOTAL LONG TERM NOTE PAYABLE,
RELATED PARTY                        $   82,894         $        0
                                     ==========         ==========


(1) OF THIS AMOUNT, QUENTIN KELLY LOANED THE COMPANY $5,000 IN 2002, JOSEPH CYGLER LOANED THE COMPANY $3,000 IN 2003 AND $3,000 IN 2002, AND DAVID K. LIFSHULTZ LOANED THE COMPANY OF $182,894 IN 2003.

(2) OF THIS AMOUNT, PETER I. FERGUSON LOANED THE COMPANY $98,000 IN 2003 AND $72,500 IN 2002, AND JOHN HERMAN LOANED THE COMPANY $61,703 IN 2003 AND 21,500 IN 2002.


AMOUNTS PAYABLE TO DIRECTORS INCLUDES A THREE YEAR CONVERTIBLE LOAN DATED JANUARY 30, FACE VALUE OF $100,000 BEARS INTEREST AT 10.00 PERCENT PER ANNUM. PAYMENTS OF INTEREST ARE DUE SEMI-ANNUALLY BEGINNING IN JULY 2003. THE LOAN IS CONVERTIBLE AT THE OPTION OF THE HOLDER AT $0.15 PER COMMON SHARE FOR A TOTAL OF 666,667 SHARES.

ALL OTHER AMOUNTS PAYABLE TO EMPLOYEES, DIRECTORS AND THEIR IMMEDIATE RELATIVES ARE DUE ON DEMAND. INTEREST RATES ON THESE NOTES ACCRUE AT 10% PER ANNUM.

      THE COMPANY LEASED OFFICE AND LABORATORY FACILITIES FROM THE CHAIRMAN OF THE COMPANY ON A MONTH TO MONTH BASIS. LEASE PAYMENTS TO THE CHAIRMAN WERE $39,000 FOR 2003 AND $33,000 IN 2002.

                          DESCRIPTION OF OUR SECURITIES

THE FOLLOWING IS A DESCRIPTION OF OUR CAPITAL STOCK AND CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS WHICH HAVE BEEN FILED AS EXHIBITS TO OUR REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

OUR AUTHORIZED CAPITAL STOCK CONSISTS OF 135,000,000 SHARES OF COMMON STOCK, $.001 PAR VALUE, AND 10,000,000 SHARES OF PREFERRED STOCK. AS OF MAY 13, 2004 THERE WERE 59,332,551 SHARES OF COMMON STOCK OUTSTANDING AND 677,778 SHARES OF PREFERRED STOCK OUTSTANDING.

COMMON STOCK

      OUR COMMON STOCKHOLDERS RECEIVE ONE VOTE PER SHARE ON ALL MATTERS VOTED BY THE STOCKHOLDERS, INCLUDING THE ELECTION OF DIRECTORS. OUR CERTIFICATE OF INCORPORATION DOES NOT PROVIDE FOR CUMULATIVE VOTING FOR THE ELECTION OF DIRECTORS. EXCEPT AS DESCRIBED HEREIN, NO PRE-EMPTIVE, SUBSCRIPTION, OR CONVERSION RIGHTS PERTAIN TO THE COMMON STOCK AND NO REDEMPTION OR SINKING FUND PROVISIONS EXIST FOR THE BENEFIT THEREOF. ALL OUTSTANDING SHARES OF COMMON STOCK ARE, AND THE SHARES OF COMMON STOCK OFFERED HEREBY WILL BE, DULY AUTHORIZED, VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE.

      THE TRANSFER AGENT FOR THE COMMON STOCK IS COMPUTERSHARE TRUST COMPANY, INC. THE COMMON STOCK IS TRADED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL "WWAT."

PREFERRED STOCK


OF OUR AUTHORIZED PREFERRED STOCK, WE HAVE DESIGNATED AND ISSUED 66,667 SHARES OF 7% CONVERTIBLE PREFERRED STOCK, SERIES A, AND 611,111 SHARES OF 7% CONVERTIBLE PREFERRED STOCK, SERIES B. THE SERIES A CONVERTIBLE PREFERRED STOCK WAS ISSUED IN SEPTEMBER 2001 AND HAS A TERM OF THREE YEARS. THE SERIES B CONVERTIBLE PREFERRED STOCK WAS ISSUED IN SEPTEMBER 2000 AND ALSO HAS A TERM OF THREE YEARS. THE SERIES A CONVERTIBLE PREFERRED STOCK ARE CALLABLE AT $1.80 IF THE MARKET BID PRICE REMAINS OVER THE CALL LEVEL FOR 20 DAYS. THE PROCEEDS OF THE SERIES B CONVERTIBLE PREFERRED STOCK WAS USED FOR THE INITIAL OPERATING REQUIREMENTS OF WORLDWATER (PHILS) INC., OUR PHILIPPINE SUBSIDIARY, AND THE CONVERSION PRIVILEGE IS EITHER INTO 10% OF WORLDWATER (PHILS) INC. OR INTO 611,111 SHARES OF OUR COMMON STOCK. THE SERIES A PREFERRED STOCK AUTOMATICALLY CONVERT INTO COMMON SHARES IN SEPTEMBER 2004 AND THE SERIES B PREFERRED STOCK AUTOMATICALLY CONVERT INTO COMMON SHARES IN SEPTEMBER 2003.


THE PREFERRED STOCK MAY BE ISSUED IN SERIES, AND SHARES OF EACH SERIES WILL HAVE SUCH RIGHTS, PREFERENCES, AND PRIVILEGES AS ARE FIXED BY THE BOARD OF DIRECTORS IN THE RESOLUTIONS AUTHORIZING THE ISSUANCE OF THAT PARTICULAR SERIES. IN DESIGNATING ANY SERIES OF PREFERRED STOCK, THE BOARD OF DIRECTORS MAY, WITHOUT FURTHER ACTION BY THE HOLDERS OF COMMON STOCK, FIX THE NUMBER OF SHARES CONSTITUTING THE SERIES AND FIX THE DIVIDEND RIGHTS, DIVIDEND RATE, CONVERSION RIGHTS, VOTING RIGHTS (WHICH MAY BE GREATER OR LESSER THAN THE VOTING RIGHTS OF THE COMMON STOCK), RIGHTS AND TERMS OF REDEMPTION (INCLUDING ANY SINKING FUND PROVISIONS), AND THE LIQUIDATION PREFERENCES OF THE SERIES OF PREFERRED STOCK. THE HOLDERS OF ANY SERIES OF PREFERRED STOCK, WHEN AND IF ISSUED, ARE EXPECTED TO HAVE PRIORITY CLAIMS TO DIVIDENDS AND TO ANY DISTRIBUTIONS UPON LIQUIDATION OF OUR COMPANY, AND THEY MAY HAVE OTHER PREFERENCES OVER THE HOLDERS OF THE COMMON STOCK.

THE BOARD OF DIRECTORS MAY ISSUE SERIES OF PREFERRED STOCK WITHOUT ACTION BY THE HOLDERS OF THE COMMON STOCK. ACCORDINGLY, THE ISSUANCE OF PREFERRED STOCK MAY ADVERSELY AFFECT THE RIGHTS OF THE HOLDERS OF THE COMMON STOCK. IN ADDITION, THE ISSUANCE OF PREFERRED STOCK MAY BE USED AS AN "ANTI-TAKEOVER" DEVICE WITHOUT FURTHER ACTION ON THE PART OF THE HOLDERS OF THE COMMON STOCK. THE ISSUANCE OF PREFERRED STOCK MAY ALSO DILUTE THE VOTING POWER OF THE HOLDERS OF COMMON STOCK, IN THAT A SERIES OF PREFERRED STOCK MAY BE GRANTED ENHANCED PER SHARE VOTING RIGHTS AND THE RIGHT TO VOTE ON CERTAIN MATTERS SEPARATELY AS A CLASS, AND MAY RENDER MORE DIFFICULT THE REMOVAL OF CURRENT MANAGEMENT, EVEN IF SUCH REMOVAL MAY BE IN THE STOCKHOLDERS' BEST INTEREST. WE HAVE NO CURRENT PLANS TO ISSUE ANY ADDITIONAL PREFERRED STOCK.

CONVERTIBLE NOTES

AN AGGREGATE OF $700,000 PRINCIPAL AMOUNT OF OUR 10% CONVERTIBLE NOTES, $500,000 DUE 2005 AND $200,000 DUE 2006 ARE CURRENTLY OUTSTANDING. THE CONVERTIBLE NOTES ARE CURRENTLY CONVERTIBLE INTO AN AGGREGATE OF 5,500,003 SHARES OF OUR COMMON STOCK. THE CONVERTIBLE NOTES BEAR INTEREST AT A RATE OF 10% PER ANNUM PAYABLE SEMI-ANNUALLY COMMENCING MAY 2003. INTEREST IS PAYABLE IN CASH OR OUR COMMON STOCK AT THE ELECTION OF THE HOLDER OF THE CONVERTIBLE NOTES.

CERTAIN STATUTORY AND CHARTER PROVISIONS UNDER THE DELAWARE GENERAL CORPORATION LAW

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW PROVIDES, IN GENERAL, THAT A STOCKHOLDER ACQUIRING MORE THAN 15% OF THE OUTSTANDING VOTING SHARES OF A PUBLICLY-HELD DELAWARE CORPORATION SUBJECT TO THE STATUTE (AN "INTERESTED STOCKHOLDER") MAY NOT ENGAGE IN CERTAIN "BUSINESS COMBINATIONS" WITH THE CORPORATION FOR A PERIOD OF THREE YEARS SUBSEQUENT TO THE DATE ON WHICH THE STOCKHOLDER BECAME AN INTERESTED STOCKHOLDER UNLESS (I) PRIOR TO SUCH DATE THE CORPORATION'S BOARD OF DIRECTORS APPROVED EITHER THE BUSINESS COMBINATION OR THE TRANSACTION IN WHICH THE STOCKHOLDER BECAME AN INTERESTED STOCKHOLDER OR (II) UPON CONSUMMATION OF THE BUSINESS COMBINATION, THE INTERESTED STOCKHOLDER OWNS 85% OR MORE OF THE OUTSTANDING VOTING STOCK OF THE CORPORATION (EXCLUDING SHARES OWNED BY DIRECTORS WHO ARE ALSO OFFICERS OF THE CORPORATION OR SHARES HELD BY EMPLOYEE STOCK OPTION PLANS THAT DO NOT PROVIDE EMPLOYEES WITH THE RIGHT TO DETERMINE CONFIDENTIALLY WHETHER SHARES HELD SUBJECT TO THE PLAN WILL BE TENDERED IN A TENDER OR EXCHANGE OFFER), OR (III) THE BUSINESS COMBINATION IS APPROVED BY THE CORPORATION'S BOARD OF DIRECTORS AND AUTHORIZED AT AN ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS, AND NOT BY WRITTEN CONSENT, BY THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF THE OUTSTANDING VOTING STOCK OF THE CORPORATION NOT OWNED BY THE INTERESTED STOCKHOLDER.

SECTION 203 DEFINES THE TERM "BUSINESS COMBINATION" TO ENCOMPASS A WIDE VARIETY OF TRANSACTIONS WITH OR CAUSED BY AN INTERESTED STOCKHOLDER IN WHICH THE INTERESTED STOCKHOLDER RECEIVES OR COULD RECEIVE A BENEFIT ON OTHER THAN A PRO RATA BASIS WITH OTHER STOCKHOLDERS, INCLUDING MERGERS, CERTAIN ASSET SALES, CERTAIN ISSUANCES OF ADDITIONAL SHARES TO THE INTERESTED STOCKHOLDER OR TRANSACTIONS IN WHICH THE INTERESTED STOCKHOLDER RECEIVES CERTAIN OTHER BENEFITS.

THESE PROVISIONS COULD HAVE THE EFFECT OF DELAYING, DEFERRING OR PREVENTING A CHANGE OF CONTROL OF WORLDWATER. OUR STOCKHOLDERS, BY ADOPTING AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION OR BYLAWS, MAY ELECT NOT TO BE GOVERNED BY
SECTION 203, EFFECTIVE TWELVE MONTHS AFTER ADOPTION. NEITHER OUR CERTIFICATE OF INCORPORATION NOR OUR BYLAWS CURRENTLY EXCLUDES US FROM THE RESTRICTIONS IMPOSED BY SECTION 203.

THE  DELAWARE  GENERAL   CORPORATION  LAW  PERMITS  A  CORPORATION  THROUGH  ITS
CERTIFICATE OF INCORPORATION TO ELIMINATE THE PERSONAL LIABILITY OF ITS DIRECTORS TO THE CORPORATION OR ITS STOCKHOLDERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY OF LOYALTY AND CARE AS A DIRECTOR WITH CERTAIN EXCEPTIONS. THE EXCEPTIONS INCLUDE A BREACH OF THE DIRECTOR'S DUTY OF LOYALTY, ACTS OR OMISSIONS NOT IN GOOD FAITH OR WHICH INVOLVE INTENTIONAL MISCONDUCT OR KNOWING VIOLATION OF LAW, AND IMPROPER PERSONAL BENEFIT. OUR CERTIFICATE OF INCORPORATION EXONERATES OUR DIRECTORS FROM MONETARY LIABILITY TO THE FULLEST EXTENT PERMITTED BY THIS STATUTORY PROVISION.

                         SHARES ELIGIBLE FOR FUTURE SALE

FUTURE SALES OF SUBSTANTIAL AMOUNTS OF COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY AFFECT MARKET PRICES PREVAILING FROM TIME TO TIME. UNDER THE TERMS OF THIS OFFERING, THE ISSUED SHARES OF COMMON STOCK DESCRIBED IN THIS PROSPECTUS, OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON THE CONVERSION OF THE OUTSTANDING NOTES AND UPON EXERCISE OF WARRANTS WHICH HAVE BEEN ISSUED UNDER THE VARIOUS AGREEMENTS, AS DESCRIBED IN THIS PROSPECTUS, MAY BE RESOLD WITHOUT RESTRICTIONS OR FURTHER REGISTRATION UNDER THE SECURITIES ACT OF 1933, EXCEPT THAT ANY SHARES PURCHASED BY OUR "AFFILIATES," AS THAT TERM IS DEFINED UNDER THE SECURITIES ACT, MAY GENERALLY ONLY BE SOLD IN COMPLIANCE WITH THE LIMITATIONS OF RULE 144 UNDER THE SECURITIES ACT.

OUTSTANDING  RESTRICTED  STOCK

AS OF MARCH 31, 2004, 13,902,147 OUTSTANDING SHARES OF COMMON STOCK ARE RESTRICTED SECURITIES WITHIN THE MEANING OF RULE 144 AND MAY NOT BE SOLD IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, INCLUDING THE EXEMPTION FROM REGISTRATION OFFERED BY RULE 144. IN GENERAL, UNDER RULE 144, AS CURRENTLY IN EFFECT, A PERSON WHO HAS BENEFICIALLY OWNED RESTRICTED SHARES FOR AT LEAST ONE YEAR, INCLUDING A PERSON WHO MAY BE DEEMED TO BE OUR AFFILIATE, MAY SELL WITHIN ANY THREE-MONTH PERIOD A NUMBER OF SHARES OF COMMON STOCK THAT DOES NOT EXCEED A SPECIFIED MAXIMUM NUMBER OF SHARES. THIS MAXIMUM IS EQUAL TO THE GREATER OF 1% OF THE THEN OUTSTANDING SHARES OF OUR COMMON STOCK OR THE AVERAGE WEEKLY TRADING VOLUME IN THE COMMON STOCK DURING THE FOUR CALENDAR WEEKS IMMEDIATELY PRECEDING THE SALE. SALES UNDER RULE 144 ARE ALSO SUBJECT TO RESTRICTIONS RELATING TO MANNER OF SALE, NOTICE AND AVAILABILITY OF CURRENT PUBLIC INFORMATION ABOUT US. IN ADDITION, UNDER RULE 144(K) OF THE SECURITIES ACT, A PERSON WHO IS NOT OUR AFFILIATE, HAS NOT BEEN AN AFFILIATE OF OURS WITHIN THREE MONTHS PRIOR TO THE SALE AND HAS BENEFICIALLY OWNED SHARES FOR AT LEAST TWO YEARS WOULD BE ENTITLED TO SELL SUCH SHARES IMMEDIATELY WITHOUT REGARD TO VOLUME LIMITATIONS, MANNER OF SALE PROVISIONS, NOTICE OR OTHER REQUIREMENTS OF RULE 144.

PREFERRED  STOCK

AS OF MARCH 31, 2004, THERE WERE 677,778 SHARES OF PREFERRED STOCK CURRENTLY OUTSTANDING.

WARRANTS


AS OF MARCH 31, 2004, 26,583,328 SHARES OF COMMON STOCK ARE ISSUABLE UPON EXERCISE OF OUTSTANDING WARRANTS. THE 400,000 SHARES OF COMMON STOCK TO BE ISSUED UPON THE EXERCISE OF WARRANTS ISSUED TO SBI ADVISORS AS DESCRIBED IN THIS PROSPECTUS ARE BEING REGISTERED FOR RESALE UNDER THIS PROSPECTUS.


                          SELLING STOCKHOLDERS

THE SECURITIES BEING OFFERED HEREUNDER ARE BEING OFFERED BY SBI BRIGHTLINE VIII, LLC, AND SBI ADVISORS LLC, THE SELLING STOCKHOLDERS. THE SELLING STOCKHOLDERS MAY FROM TIME TO TIME OFFER AND SELL PURSUANT TO THIS PROSPECTUS UP TO AN AGGREGATE OF 17,400,000 SHARES OF OUR COMMON STOCK.


THE SELLING STOCKHOLDERS MAY FROM TIME TO TIME OFFER AND SELL ANY OR ALL OF ITS SHARES THAT ARE REGISTERED UNDER THIS PROSPECTUS. BECAUSE THE SELLING STOCKHOLDERS ARE NOT OBLIGATED TO SELL THEIR SHARES, AND BECAUSE THE SELLING STOCKHOLDERS MAY ALSO ACQUIRE PUBLICLY TRADED SHARES OF OUR COMMON STOCK, WE CANNOT ESTIMATE HOW MANY SHARES THE SELLING STOCKHOLDERS WILL OWN AFTER THE OFFERING.

PURSUANT TO THE SBI SECURITIES PURCHASE AGREEMENT BETWEEN SBI AND US, AND THE REGISTRATION RIGHTS AGREEMENT BETWEEN SBI AND US, ALL EXPENSES INCURRED WITH RESPECT TO THE REGISTRATION OF THE COMMON STOCK COVERED BY THIS PROSPECTUS WILL BE BORNE BY US, BUT WE WILL NOT BE OBLIGATED TO PAY ANY UNDERWRITING FEES, DISCOUNTS, COMMISSIONS OR OTHER EXPENSES INCURRED BY EITHER SELLING STOCKHOLDER IN CONNECTION WITH ITS SALE OF SHARES.

THE FOLLOWING TABLE SETS FORTH, WITH RESPECT TO EACH SELLING STOCKHOLDER (I) THE NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED AS OF MAY 1, 2004 AND PRIOR TO THE OFFERING CONTEMPLATED HEREBY, (II) THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE SOLD BY THE SELLING STOCKHOLDER UNDER THIS PROSPECTUS, AND
(III) THE NUMBER OF SHARES OF COMMON STOCK WHICH WILL BE OWNED AFTER THE OFFERING BY THE SELLING STOCKHOLDER.

                                       PRIOR TO OFFERING                 AFTER OFFERING(1)
                                       -----------------                 -----------------
   NAME                      SHARES       PERCENT    SHARES OFFERED      SHARES     PERCENT
   ----                      ------       -------    --------------      ------     -------
 SBI BRIGHTLINE VIII, LLC(4)   0            0          17,000,000(2)   17,000,000    20.77
 SBI ADVISORS, LLC             0            0             400,000(3)      400,000     0.5


(1) FOR PURPOSES OF THIS TABLE, WE HAVE ASSUMED THAT THE SELLING STOCKHOLDER WILL SELL IN THIS OFFERING ALL SHARES COVERED BY THIS PROSPECTUS.


(2) THE SHARES OFFERED INCLUDES 17,000,000 SHARES THAT WILL BE ISSUED TO SBI PURSUANT TO THE SBI SECURITIES PURCHASE AGREEMENT. NO SHARES HAVE BEEN ISSUED AS OF THE DATE OF THIS PROSPECTUS.


(3) REPRESENTS SHARES ISSUABLE UPON EXERCISE OF WARRANTS HELD SBI ADVISORS, LLC AS CONSIDERATION FOR ITS SERVICES IN ARRANGING AN $800,000 TERM LOAN IN APRIL 2004. THE WARRANTS ARE EXERCISABLE AT A PRICE OF $0.30 PER SHARE.


(4) SBI IS CONTROLLED BY SBI ADVISORS, LLC WHICH IS CONTROLLED BY SBI USA, LLC. SBI USA, LLC IS CONTROLLED BY SHELLY SINGHAL AND JOHN WONG. SBI ADVISORS LLC, SBI USA, LLC AND MESSRS. SINGHAL AND WONG MAY BE DEEMED TO SHARE THE BENEFICIAL OWNERSHIP OF SECURITIES OWNED BY SBI. MESSRS. SINGHAL AND WONG SHARE VOTING AND INVESTMENT CONTROL OVER THE SECURITIES HELD BY SBI AND SBI ADVISORS. SBI USA IS ASSOCIATED WITH, BUT IS NOT OWNED OR CONTROLLED BY, FIRST SECURITIES USA, LLC, A REGISTERED BROKER-DEALER. FIRST SECURITIES USA, LLC HAS AGREED TO EXERCISE
REGULATORY SUPERVISION OVER SBI USA WITH RESPECT TO MATTERS RELATED TO SECURITIES REGULATION.


                              PLAN OF DISTRIBUTION

GENERAL

SHARES OF COMMON STOCK OFFERED THROUGH THIS PROSPECTUS MAY BE SOLD FROM TIME TO TIME BY THE SELLING STOCKHOLDERS, INCLUDING THEIR TRANSFEREES, PLEDGEES, DONEES OR SUCCESSORS. THE SHARES MAY BE SOLD DIRECTLY OR, ALTERNATIVELY, THROUGH UNDERWRITERS, BROKER-DEALERS OR AGENTS. IF THE SHARES ARE SOLD THROUGH UNDERWRITERS, BROKER-DEALERS OR AGENTS, THE APPLICABLE SELLING STOCKHOLDER WILL BE RESPONSIBLE FOR UNDERWRITING DISCOUNTS OR COMMISSIONS OR AGENTS' COMMISSIONS. SHARES MAY BE SOLD IN ONE OR MORE TRANSACTIONS AT FIXED PRICES, AT PREVAILING MARKET PRICES AT THE TIME OF SALE, AT VARYING PRICES DETERMINED AT THE TIME OF SALE OR AT NEGOTIATED PRICES. SALES MAY BE EFFECTED IN TRANSACTIONS (WHICH MAY INVOLVE BLOCK TRANSACTIONS) (I) IN THE OVER-THE-COUNTER MARKET, (II) ON ANY SECURITIES EXCHANGE OR QUOTATION SERVICE ON WHICH THE SHARES MAY BE LISTED OR QUOTED AT THE TIME OF SALE, (III) IN TRANSACTIONS OTHERWISE THAN IN THE OVER-THE-COUNTER MARKET OR ON SUCH EXCHANGES OR SERVICES, OR (IV) THROUGH THE WRITING OF OPTIONS.

THE SELLING STOCKHOLDER MAY ENTER INTO HEDGING TRANSACTIONS WITH RESPECT TO OUR SHARES WITH BROKER-DEALERS, WHICH MAY IN TURN ENGAGE IN SHORT SALES OF THE SHARES IN THE COURSE OF HEDGING POSITIONS THEY ASSUME. THE SELLING STOCKHOLDER MAY ALSO SELL OUR COMMON STOCK SHORT AND DELIVER SHARES TO CLOSE OUT SHORT POSITIONS, OR LOAN OR PLEDGE SHARES TO BROKER-DEALERS THAT IN TURN MAY SELL SUCH SECURITIES. MATERIAL AMOUNTS OF SHORT SELLING OF OUR COMMON STOCK COULD CONTRIBUTE TO PROGRESSIVE DECLINES IN THE TRADING PRICE OF OUR COMMON STOCK. SBI HAS AGREED NOT TO DIRECTLY OR INDIRECTLY ENGAGE IN SHORT SALES OR OTHERWISE PARTICIPATE IN SHORT SELLING OF OUR COMMON STOCK PRIOR TO OCTOBER 2005.

THE SELLING STOCKHOLDER WILL ACT INDEPENDENTLY FROM US IN MAKING DECISIONS WITH RESPECT TO THE MANNER, TIMING, PRICE AND SIZE OF EACH SALE. THE SELLING STOCKHOLDERS MAY SELL THE SHARES IN ANY MANNER PERMITTED BY LAW, INCLUDING ONE OR MORE OF THE FOLLOWING:

O A BLOCK TRADE IN WHICH A BROKER-DEALER ENGAGED BY A SELLING STOCKHOLDER WILL ATTEMPT TO SELL THE SHARES AS AGENT, BUT MAY POSITION AND RESELL A PORTION OF THE BLOCK AS PRINCIPAL TO FACILITATE THE TRANSACTION;

O PURCHASES BY A BROKER-DEALER AS PRINCIPAL AND RESALE BY SUCH BROKER-DEALER FOR ITS ACCOUNT UNDER THIS PROSPECTUS;

O AN OVER-THE-COUNTER DISTRIBUTION IN ACCORDANCE WITH THE RULES OF THE OTC BULLETIN BOARD;

O     ORDINARY BROKERAGE  TRANSACTIONS IN WHICH THE BROKER SOLICITS  PURCHASERS;
      AND

O     PRIVATELY NEGOTIATED TRANSACTIONS.

IN THE EVENT THAT THE SALE OF ANY SHARES COVERED BY THIS PROSPECTUS QUALIFIES FOR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUCH SHARES MAY BE SOLD PURSUANT TO THAT EXEMPTION RATHER THAN PURSUANT TO THIS PROSPECTUS.

USE OF UNDERWRITERS, BROKERS, DEALERS OR AGENTS

IF A SELLING STOCKHOLDER EFFECTS SALES OF SHARES THROUGH UNDERWRITERS, BROKERS, DEALERS OR AGENTS, SUCH UNDERWRITERS, BROKERS, DEALERS OR AGENTS MAY RECEIVE COMPENSATION IN THE FORM OF DISCOUNTS, CONCESSIONS OR COMMISSIONS FROM THE SELLING STOCKHOLDER OR COMMISSIONS FROM PURCHASERS OF COMMON STOCK FOR WHOM THEY MAY ACT AS AGENT (WHICH DISCOUNTS, CONCESSIONS OR COMMISSIONS AS TO PARTICULAR UNDERWRITERS, BROKERS, DEALERS OR AGENTS MAY BE IN EXCESS OF THOSE CUSTOMARY IN THE TYPES OF TRANSACTIONS INVOLVED). ANY BROKERS, DEALERS OR AGENTS THAT PARTICIPATE IN THE DISTRIBUTION OF THE SHARES MAY BE DEEMED TO BE UNDERWRITERS, AND ANY PROFIT ON THE SALE OF COMMON STOCK BY THEM AND ANY DISCOUNTS, CONCESSIONS OR COMMISSIONS RECEIVED BY ANY SUCH UNDERWRITERS, BROKERS, DEALERS OR AGENTS MAY BE DEEMED TO BE UNDERWRITING DISCOUNTS AND COMMISSIONS UNDER THE SECURITIES ACT.

IF A SELLING STOCKHOLDER SELLS SHARES THROUGH AN UNDERWRITER, BROKER, DEALER OR AGENT, THE SELLING STOCKHOLDER MAY AGREE TO INDEMNIFY SUCH UNDERWRITER, BROKER, DEALER OR AGENT AGAINST CERTAIN LIABILITIES ARISING FROM SUCH SALE, INCLUDING LIABILITIES ARISING UNDER THE SECURITIES ACT. WE HAVE BEEN INFORMED BY EACH SELLING STOCKHOLDER THAT THERE ARE NO EXISTING ARRANGEMENTS BETWEEN IT AND ANY UNDERWRITER, BROKER, DEALER OR AGENT RELATING TO THE DISTRIBUTION OF THE SHARES.

TREATMENT OF SBI AS STATUTORY UNDERWRITER

SBI IS A STATUTORY UNDERWRITER WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 IN CONNECTION WITH ITS RESALE OF SHARES PURSUANT TO THIS PROSPECTUS. WE WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE RESALE OF SHARES, ALTHOUGH WE WILL RECEIVE THE CONSIDERATION PAYABLE BY SBI FOR THE SHARES AT THE TIME WE SELL THE SHARES TO SBI PURSUANT TO THE STOCK PURCHASE AGREEMENT.

SBI WILL PURCHASE SHARES FROM US UNDER THE STOCK PURCHASE AGREEMENT AT FIXED PRICES. THE DIFFERENCE BETWEEN WHAT SBI PAYS TO US FOR THE SHARES AND THE AMOUNT FOR WHICH SBI SELLS THE SHARES MAY BE VIEWED AS UNDERWRITING DISCOUNTS OR COMMISSIONS. BECAUSE WE DO NOT KNOW WHEN OR THE PRICE AT WHICH SBI WILL SELL THE SHARES, IT IS NOT POSSIBLE TO QUANTIFY THESE POTENTIAL DISCOUNTS OR COMMISSIONS.

WE HAVE ADVISED SBI THAT IT IS SUBJECT TO THE APPLICABLE PROVISIONS OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING WITHOUT LIMITATION, RULE 10B-5 AND REGULATION M THEREUNDER. UNDER REGULATION M, SBI, ITS AFFILIATES AND ANYONE PARTICIPATING IN A DISTRIBUTION OF THE SHARES MAY NOT BID FOR, PURCHASE, OR ATTEMPT TO INDUCE ANY PERSON TO BID FOR OR PURCHASE, SHARES OF OUR COMMON STOCK WHILE SBI IS DISTRIBUTING SHARES COVERED BY THIS PROSPECTUS.

REGISTRATION OBLIGATIONS


UNDER THE SBI SECURITIES PURCHASE AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT BETWEEN SBI ADVISORS, LLC AND US, WE HAVE AGREED TO REGISTER THE SHARES FOR RESALE BY SBI UNDER THE SECURITIES ACT AND TO MAINTAIN THE EFFECTIVENESS OF THAT REGISTRATION UNTIL THE EARLIEST DATE ON WHICH:

O ALL THE SHARES ACQUIRED BY SBI AND COVERED BY THIS PROSPECTUS HAVE BEEN DISPOSED OF PURSUANT TO THE REGISTRATION STATEMENT,

O ALL SHARES ACQUIRED BY SBI AND COVERED BY THIS PROSPECTUS THAT ARE THEN HELD BY THE SELLING STOCKHOLDERS MAY BE SOLD UNDER THE PROVISIONS OF RULE 144 WITHOUT LIMITATION AS TO VOLUME, WHETHER PURSUANT TO RULE 144(K) OR OTHERWISE, OR


O WE HAVE DETERMINED THAT ALL SHARES COVERED BY THIS PROSPECTUS THAT ARE THEN HELD BY THE SELLING STOCKHOLDERS MAY BE SOLD WITHOUT RESTRICTION UNDER THE SECURITIES ACT AND WE HAVE REMOVED ANY STOP TRANSFER INSTRUCTIONS RELATING TO SUCH SHARES.

SBI'S STATUS AS A STATUTORY UNDERWRITER MAY LIMIT ITS SALE OF SHARES TO QUALIFY FOR AN EXEMPTION FROM APPLICABLE SECURITIES REGISTRATION REQUIREMENTS.

THE SELLING STOCKHOLDERS HAVE EACH AGREED TO COMPLY WITH APPLICABLE STATE AND FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER IN CONNECTION WITH ITS SALE OF THE SHARES. EACH SELLING STOCKHOLDER WILL PAY ALL COMMISSIONS AND ITS OWN EXPENSES, IF ANY, ASSOCIATED WITH THE SALE OF THE SHARES, OTHER THAN THE EXPENSES ASSOCIATED WITH PREPARING THIS PROSPECTUS AND THE REGISTRATION STATEMENT OF WHICH IT IS A PART. PURSUANT TO THE STOCK PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT, WE HAVE AGREED TO INDEMNIFY THE SELLING STOCKHOLDERS AGAINST CERTAIN LIABILITIES INCLUDING LIABILITIES UNDER THE SECURITIES ACT AND EACH SELLING STOCKHOLDER HAS AGREED TO INDEMNIFY US AGAINST CERTAIN LIABILITIES INCLUDING LIABILITIES UNDER THE SECURITIES ACT.

WE WILL PAY THE COSTS OF REGISTERING THE SHARES AS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT, INCLUDING THE EXPENSES OF PREPARING THIS PROSPECTUS AND THE RELATED REGISTRATION STATEMENT OF WHICH IT IS A PART. WE ESTIMATE THAT OUR COSTS ASSOCIATED WITH SUCH REGISTRATION WILL BE APPROXIMATELY $35,376.

                                 LEGAL OPINIONS

SALVO, RUSSELL, FICHTER & LANDAU, BLUE BELL, PENNSYLVANIA, HAS DELIVERED TO WORLDWATER CORP. A LEGAL OPINION AS TO THE VALIDITY OF THE COMMON STOCK COVERED BY THIS PROSPECTUS.

                                     EXPERTS

THE FINANCIAL STATEMENTS OF WORLDWATER AS OF DECEMBER 31, 2003 AND FOR EACH OF THE TWO YEARS IN THE PERIOD THEN ENDED, APPEARING IN THIS PROSPECTUS HAVE BEEN AUDITED BY AMPER, POLITZINER & MATTIA, INDEPENDENT ACCOUNTANTS, AS SET FORTH IN THEIR REPORT THEREON APPEARING ELSEWHERE HEREIN, AND ARE INCLUDED IN RELIANCE UPON SUCH REPORTS GIVEN UPON THE AUTHORITY OF SUCH FIRM AS EXPERTS IN ACCOUNTING AND AUDITING.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

WORLDWATER FILES CURRENT, QUARTERLY AND ANNUAL REPORTS WITH THE SEC ON FORMS 8-K, 10-QSB AND 10-KSB. WORLDWATER HAS FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 A REGISTRATION STATEMENT ON FORM SB-2 WITH RESPECT TO THE SHARES BEING OFFERED IN THIS OFFERING. THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, CERTAIN ITEMS OF WHICH ARE OMITTED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC. THE OMITTED INFORMATION MAY BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE ROOM MAINTAINED BY THE SEC AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549. YOU CAN OBTAIN INFORMATION ABOUT OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. THE SEC ALSO MAINTAINS AN INTERNET SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS, AND OTHER INFORMATION REGARDING ISSUERS THAT FILE ELECTRONICALLY WITH THE SEC AT HTTP://WWW.SEC.GOV. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE SEC AT PRESCRIBED RATES. STATEMENTS CONTAINED IN THIS PROSPECTUS AS TO THE CONTENTS OF ANY CONTRACT OR OTHER DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT ARE NOT NECESSARILY COMPLETE AND IN EACH INSTANCE REFERENCE IS MADE TO THE COPY OF THE DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT, EACH STATEMENT MADE IN THIS PROSPECTUS RELATING TO SUCH DOCUMENTS BEING QUALIFIED IN ALL RESPECT BY SUCH REFERENCE.

FOR FURTHER INFORMATION WITH RESPECT TO WORLDWATER AND THE SECURITIES BEING OFFERED HEREBY, REFERENCE IS HEREBY MADE TO THE REGISTRATION STATEMENT, INCLUDING THE EXHIBITS THERETO AND THE FINANCIAL STATEMENTS, NOTES, AND SCHEDULES FILED AS A PART THEREOF.

                                WORLDWATER CORP.

                          INDEX TO FINANCIAL STATEMENTS

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITORS' REPORTS

FINANCIAL  STATEMENTS:

     CONSOLIDATED BALANCE SHEETS -- DECEMBER 31, 2002 AND 2003

     CONSOLIDATED STATEMENTS OF OPERATIONS -- YEARS ENDED
        DECEMBER 31, 2003 AND 2002

     CONSOLIDATED STATEMENTS OF CASH FLOWS -- YEARS ENDED
        DECEMBER 31, 2003 AND 2002


     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY --
        YEARS ENDED DECEMBER 31, 2003 AND 2002

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     CONSOLIDATED BALANCE SHEETS -- MARCH 31, 2004 AND 2003

     CONSOLIDATED STATEMENTS OF OPERATIONS -- THREE MONTHS ENDED
         MARCH 31, 2004 AND 2003

     CONSOLIDATED STATEMENTS OF CASH FLOWS -- THREE MONTHS ENDED
         MARCH 31, 2004 AND 2003

     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY --

         THREE MONTHS ENDED MARCH 31, 2004

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

TO  THE  SHAREHOLDERS  OF
WORLDWATER CORP. AND SUBSIDIARIES

WE HAVE AUDITED THE ACCOMPANYING CONSOLIDATED BALANCE SHEETS OF WORLDWATER CORP. AND SUBSIDIARIES AS OF DECEMBER 31, 2003 AND 2002, AND THE RELATED CONSOLIDATED STATEMENTS OF OPERATIONS, CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY) AND CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002. THESE CONSOLIDATED FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE COMPANY'S MANAGEMENT. OUR RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON OUR AUDITS.

WE CONDUCTED OUR AUDITS IN ACCORDANCE WITH AUDITING STANDARDS GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA. THOSE STANDARDS REQUIRE THAT WE PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES EXAMINING, ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. WE BELIEVE THAT OUR AUDITS PROVIDE A REASONABLE BASIS FOR OUR OPINION.

IN OUR OPINION, THE CONSOLIDATED FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION AT DECEMBER 31, 2003 AND 2002, THE RESULTS OF THEIR OPERATIONS AND THEIR CASH FLOWS FOR THE YEARS THEN ENDED, IN CONFORMITY WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA.

THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THAT THE COMPANY WILL CONTINUE AS A GOING CONCERN. AS DISCUSSED IN NOTE 1 TO THE CONSOLIDATED FINANCIAL STATEMENTS, THE COMPANY HAS SUFFERED RECURRING LOSSES FROM OPERATIONS AND HAS A WORKING CAPITAL DEFICIENCY THAT RAISE SUBSTANTIAL DOUBT ABOUT ITS ABILITY TO CONTINUE AS A GOING CONCERN. MANAGEMENT'S PLANS IN REGARD TO THESE MATTERS ARE ALSO DESCRIBED IN NOTE 1. THE CONSOLIDATED FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS UNCERTAINTY.

/s/ AMPER, POLITZINER & MATTIA, P.C.
- ------------------------------------

APRIL 7, 2004
EDISON, NEW JERSEY

                        WORLDWATER CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                           DECEMBER 31, 2003 AND 2002

       ASSETS                                                                            2003              2002
                                                                                     ------------      ------------
CURRENT ASSETS:
    CASH AND CASH EQUIVALENTS                                                        $     59,045      $    140,574
    ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR DOUBTFUL
        ACCOUNTS OF $22,647 IN 2003 AND $8,980 IN 2002                                     49,101           283,172

    INVENTORY                                                                                  --            61,862
    DEFERRED CONTRACT COSTS                                                                 8,872           583,643
    ADVANCES TO EMPLOYEES                                                                  16,800                --
    PREPAID EXPENSES                                                                       13,141            16,585
                                                                                     ------------      ------------
       TOTAL CURRENT ASSETS                                                               146,959         1,085,836
    EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET                                              65,219            88,587
    DEPOSITS                                                                                9,047             3,547
                                                                                     ------------      ------------
       TOTAL ASSETS                                                                  $    221,225      $  1,177,970
                                                                                     ============      ============

       LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

CURRENT LIABILITIES:
    NOTES PAYABLE                                                                    $    212,000      $    197,000
    NOTES PAYABLE, RELATED PARTIES                                                        262,703           102,000
    CURRENT MATURITIES OF LONG-TERM DEBT                                                  172,901           171,937
    CUSTOMER DEPOSITS PAYABLE                                                             134,515           243,172
    ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                               1,715,152         1,453,951
                                                                                     ------------      ------------
       TOTAL CURRENT LIABILITIES                                                        2,497,271         2,168,060
    LONG-TERM DEBT                                                                      1,582,502           349,878

    NOTE PAYABLE, RELATED PARTY                                                            82,894                --
                                                                                     ------------      ------------
       TOTAL LIABILITIES                                                                4,162,667         2,517,938
                                                                                     ------------      ------------

COMMITMENTS AND CONTINGENCIES                                                                  --                --

STOCKHOLDERS' (DEFICIENCY):
    PREFERRED STOCK 7% CONVERTIBLE,$.01 PAR VALUE; AUTHORIZED 10,000,000; ISSUED
       AND OUTSTANDING AT DECEMBER 31, 2003 AND 2002:
          SERIES A  66,667 SHARES, LIQUIDATION PREFERENCE $60,000                             667               667
          SERIES B  611,111 SHARES LIQUIDATION PREFERENCE $550,000                          6,111             6,111
    COMMON STOCK, $.001 PAR VALUE; AUTHORIZED 135,000,000;
       ISSUED AND OUTSTANDING 52,506,720 AND 50,365,052
       SHARES AT DECEMBER 31, 2003 AND 2002, RESPECTIVELY                                  52,507            50,365
    ADDITIONAL PAID-IN CAPITAL                                                         15,726,953        14,400,477
    DEFERRED COMPENSATION                                                                (105,000)         (135,000)
    ACCUMULATED OTHER COMPREHENSIVE EXPENSE                                               (49,396)          (14,078)
    ACCUMULATED DEFICIT                                                               (19,573,284)      (15,648,510)
                                                                                     ------------      ------------
       TOTAL STOCKHOLDERS' (DEFICIENCY)                                                (3,941,442)       (1,339,968)
                                                                                     ------------      ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)                              $    221,225      $  1,177,970
                                                                                     ============      ============

               THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE
                     AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 2003 AND 2002


                                                           2003              2002
                                                       ------------      ------------
REVENUE:
    EQUIPMENT SALES                                    $  1,143,302      $    386,916
    GRANT REVENUE                                           136,271           256,625
                                                       ------------      ------------
        TOTAL                                             1,279,573           643,541
                                                       ------------      ------------
COST OF GOODS SOLD:
    COST OF EQUIPMENT SALES                                 841,126           420,800
    COST OF GRANT REVENUE                                   119,519           110,388
                                                       ------------      ------------
                                                            960,645           531,188
                                                       ------------      ------------
GROSS PROFIT                                                318,928           112,353
                                                       ------------      ------------
OPERATING EXPENSES:
    RESEARCH AND DEVELOPMENT EXPENSE                        505,572           169,837
    MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES        3,114,376         1,950,052
                                                       ------------      ------------

        TOTAL EXPENSES                                    3,619,948         2,119,889
                                                       ------------      ------------
LOSS FROM OPERATIONS                                     (3,301,020)       (2,007,536)
                                                       ------------      ------------
OTHER EXPENSE (INCOME)
    INTEREST EXPENSE (INCOME), NET                          585,254            81,298
                                                       ------------      ------------
        TOTAL OTHER EXPENSE (INCOME), NET                   585,254            81,298
                                                       ------------      ------------
LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM          (3,886,274)       (2,088,834)
BENEFIT FROM SALE OF NJ NET OPERATING LOSSES                     --           121,603
                                                       ------------      ------------
NET LOSS                                                 (3,886,274)       (1,967,231)

  ACCRETION OF PREFERRED STOCK DIVIDENDS                    (38,500)          (38,500)
                                                       ------------      ------------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS             $ (3,924,774)     $ (2,005,731)
                                                       ============      ============

NET LOSS APPLICABLE PER COMMON SHARE:
     BASIC                                             $     (0.08)     $      (0.04)
                                                       ============      ============
     DILUTED                                           $     (0.08)     $      (0.04)
                                                       ============      ============

SHARES USED IN PER SHARE CALCULATION:
     BASIC                                               51,008,306        46,151,102
                                                       ============      ============
     DILUTED                                             51,008,306        46,151,102
                                                       ============      ============

                 THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ARE AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                              2003             2002
                                                                           -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    NET LOSS                                                               $(3,886,274)     $(1,967,231)
    ADJUSTMENTS TO RECONCILE NET LOSS TO
       NET CASH USED IN OPERATING ACTIVITIES:
           NON-CASH COMPENSATION EXPENSE RELATED TO WARRANTS ISSUED                 --           46,500
           AMORTIZATION OF INTEREST EXPENSE                                    137,706           20,100
           ISSUANCE OF STOCK FOR SERVICE                                       233,875          214,341
           DEPRECIATION                                                         35,262           41,000
           BENEFICIAL CONVERSION OF CONVERTIBLE NOTES                          205,333               --
           ISSUANCE OF WARRANTS FOR SERVICES                                   188,217               --
           ISSUANCE OF WARRANTS FOR LOAN CONSIDERATION                          56,608               --
           BAD DEBTS                                                            13,667            5,220
           STOCK BASED COMPENSATION EXPENSE                                     30,000           15,000
           CHANGES IN ASSETS AND LIABILITIES:
               ACCOUNTS RECEIVABLE                                             220,404         (234,758)
               INVENTORY                                                        61,862           (6,744)
               DEFERRED CONTRACT COSTS                                         574,771         (583,643)
               PREPAID EXPENSES                                                (13,356)            (839)
               CUSTOMER DEPOSITS PAYABLE                                      (108,657)         243,172
               ACCOUNTS PAYABLE AND OTHER ACCRUED EXPENSES                     261,201          735,884
                                                                           -----------      -----------
                   NET CASH (USED IN) OPERATING ACTIVITIES                  (1,989,381)      (1,471,998)
                                                                           -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    PURCHASE OF EQUIPMENT AND LEASEHOLD IMPROVEMENTS                           (11,894)         (11,889)
    DEPOSITS                                                                    (5,500)           1,226
                                                                           -----------      -----------
                   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES         (17,394)         (10,663)
                                                                           -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    PROCEEDS FROM ISSUANCE OF LONG-TERM DEBT                                 1,775,000          600,000
    PROCEEDS FROM EXERCISE OF STOCK OPTIONS AND WARRANTS                        15,000          175,200

    PAYMENTS ON LONG-TERM DEBT                                                  (5,139)        (126,531)
    PROCEEDS FROM ISSUANCE OF NOTES PAYABLE                                    868,003          351,500
    PAYMENTS ON NOTES PAYABLE                                                 (692,300)        (301,000)
    PROCEEDS FROM ISSUANCE OF COMMON STOCK                                          --          909,388
                                                                           -----------      -----------
                   NET CASH PROVIDED BY FINANCING ACTIVITIES                 1,960,564        1,608,557
                                                                           -----------      -----------

NET EFFECT OF CURRENCY TRANSLATION ON CASH                                     (35,318)          (3,437)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                           (81,529)         122,459

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                 140,574           18,115
                                                                           -----------      -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                   $    59,045      $   140,574
                                                                           ===========      ===========

               THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE
                     AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                                ADDITIONAL
                                                                                                  PAID-IN
                                              COMMON STOCK              PREFERRED STOCK           CAPITAL
                                           SHARES     PAR VALUE      SHARES       PAR VALUE      (COMMON)
                                       ------------  ------------  ------------  ------------  ------------
BALANCE, DECEMBER 31, 2001               40,761,489  $     40,761       677,778  $      6,778  $ 12,162,540
PREFERRED STOCK
   -ACCRETION OF DIVIDENDS                       --            --            --            --            --
ISSUANCE OF COMMON STOCK
   AND WARRANTS FOR CASH                  5,500,335         5,500            --            --       794,525
ISSUANCE OF COMMON STOCK
  FOR WARRANTS EXERCISED                  1,168,000         1,168            --            --       174,032
ISSUANCE OF COMMON STOCK
  FOR SERVICES                            1,342,335         1,343            --            --       212,998
ISSUANCE OF COMMON STOCK
  FOR OPTIONS EXERCISED                     592,893           593            --            --       108,770
WARRANTS GRANTED FOR FINANCING                   --            --            --            --       210,223
WARRANTS GRANTED FOR CONSULTING
   SERVICES                                      --            --            --            --        46,500
ISSUANCE OF COMMON STOCK PURSUANT
   TO RESTRICTED STOCK PLAN               1,000,000         1,000            --            --       149,000
AMORTIZATION OF DEFERRED
   COMPENSATION RESTRICTED STOCK                 --            --            --            --            --
COMPREHENSIVE LOSS:
  NET LOSS                                       --            --            --            --            --
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT                --            --            --            --            --

TOTAL COMPREHENSIVE LOSS                         --            --            --            --            --


BALANCE, DECEMBER 31, 2002               50,365,052        50,365       677,778         6,778    13,858,588
                                       ------------  ------------  ------------  ------------  ------------
PREFERRED STOCK
   -ACCRETION OF DIVIDENDS                       --            --            --            --            --
AMORTIZATION OF DEFERRED COMPENSATION
   AND RESTRICTED STOCK                          --            --            --            --            --
WARRANTS GRANTED FOR FINANCING                   --            --            --            --       587,693
WARRANTS GRANTED FOR COMMISSIONS
  ON FINANCING                                   --            --            --            --       188,217
BENEFICIAL CONVERSION FEATURE OF
  CONVERTIBLE NOTES                              --            --            --            --       205,333
CONVERSION OF CONVERTIBLE NOTES             500,000           500            --            --        59,500
STOCK GRANTED FOR SERVICES                1,541,668         1,542            --            --       232,333
EXERCISE OF STOCK OPTIONS                   100,000           100            --            --        14,900
COMPREHENSIVE LOSS:
  NET LOSS                                       --            --            --            --            --
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT                --            --            --            --            --

TOTAL COMPREHENSIVE LOSS                         --            --            --            --            --
                                       ------------  ------------  ------------  ------------  ------------
BALANCE, DECEMBER 31, 2003               52,506,720  $     52,507       677,778  $      6,778  $ 15,146,564
                                       ============  ============  ============  ============  ============

                                         ADDITIONAL                                ACCUMULATED
                                          PAID-IN                                    OTHER
                                          CAPITAL      DEFERRED     ACCUMULATED   COMPREHENSIVE
                                        (PREFERRED)  COMPENSATION      DEFICIT     INCOME (LOSS)        TOTAL
                                       ------------  ------------   ------------   ------------   ------------
BALANCE, DECEMBER 31, 2001             $    503,389  $         --   $(13,642,779)  $    (10,641)  $   (939,952)
PREFERRED STOCK
   -ACCRETION OF DIVIDENDS                   38,500            --        (38,500)            --             --
ISSUANCE OF COMMON STOCK
   AND WARRANTS FOR CASH                         --            --             --             --        800,025
ISSUANCE OF COMMON STOCK
  FOR WARRANTS EXERCISED                         --            --             --             --        175,200
ISSUANCE OF COMMON STOCK
  FOR SERVICES                                   --            --             --             --        214,341
ISSUANCE OF COMMON STOCK
  FOR OPTIONS EXERCISED                          --            --             --             --        109,363
WARRANTS GRANTED FOR FINANCING                   --            --             --             --        210,223
WARRANTS GRANTED FOR CONSULTING
   SERVICES                                      --            --             --             --         46,500
ISSUANCE OF COMMON STOCK PURSUANT
   TO RESTRICTED STOCK PLAN                      --      (150,000)            --             --             --
AMORTIZATION OF DEFERRED
   COMPENSATION RESTRICTED STOCK                 --        15,000             --             --         15,000
COMPREHENSIVE LOSS:
  NET LOSS                                       --            --     (1,967,231)            --     (1,967,231)
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT                --            --             --         (3,437)        (3,437)
                                                                                                  ------------
TOTAL COMPREHENSIVE LOSS                         --            --             --             --     (1,970,668)
                                                                                                  ------------
BALANCE, DECEMBER 31, 2002                  541,889      (135,000)   (15,648,510)       (14,078)    (1,339,968)

                                       ------------  ------------   ------------   ------------   ------------
PREFERRED STOCK
   -ACCRETION OF DIVIDENDS                   38,500            --        (38,500)            --             --
AMORTIZATION OF DEFERRED COMPENSATION
   AND RESTRICTED STOCK                          --        30,000             --             --         30,000
WARRANTS GRANTED FOR FINANCING                   --            --             --             --        587,693
WARRANTS GRANTED FOR COMMISSIONS
  ON FINANCING                                   --            --             --             --        188,217
BENEFICIAL CONVERSION FEATURE OF
  CONVERTIBLE NOTES                              --            --             --             --        205,333
CONVERSION OF CONVERTIBLE NOTES                  --            --             --             --         60,000
STOCK GRANTED FOR SERVICES                       --            --             --             --        233,875
EXERCISE OF STOCK OPTIONS                        --            --             --             --         15,000
COMPREHENSIVE LOSS:
  NET LOSS                                       --            --     (3,886,274)            --     (3,886,274)
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT                --            --             --        (35,318)       (35,318)

                                                                                                  ------------
TOTAL COMPREHENSIVE LOSS                         --            --             --             --     (3,921,592)
                                       ------------  ------------   ------------   ------------   ------------
BALANCE, DECEMBER 31, 2003             $    580,389  $   (105,000)  ($19,573,284)  $    (49,396)    (3,941,442)
                                       ============  ============   ============   ============   ============

               THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE
                     AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) LIQUIDITY

THESE CONSOLIDATED FINANCIALS ARE PRESENTED ON THE BASIS THAT THE COMPANY WILL CONTINUE AS A GOING CONCERN. THE GOING CONCERN CONCEPT CONTEMPLATES THE REALIZATION OF ASSETS AND THE SATISFACTION OF LIABILITIES IN THE NORMAL COURSE OF BUSINESS OVER A REASONABLE LENGTH OF TIME. THE COMPANY'S WORKING CAPITAL DEFICIT AND STOCKHOLDER'S DEFICIENCY RAISES SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. MANAGEMENT CONTINUES TO RAISE CAPITAL THROUGH THE SALE OF COMMON STOCK AND ADDITIONAL BORROWINGS. IN ADDITION, MANAGEMENT IS CONTINUING TO MARKET THEIR PRODUCTS DOMESTICALLY AND INTERNATIONALLY. HOWEVER, THERE CAN BE NO ASSURANCES THAT THE COMPANY WILL BE SUCCESSFUL IN THESE EFFORTS. THE CONSOLIDATED FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS GOING CONCERN UNCERTAINTY.

(2) NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                           DESCRIPTION OF THE BUSINESS


THE COMPANY OPERATES IN ONE BUSINESS SEGMENT, TWO GEOGRAPHIC LOCATIONS, AS A FULL-SERVICE WATER MANAGEMENT AND SOLAR ENERGY COMPANY, DESIGNING, DEVELOPING AND MARKETING TECHNOLOGY RELATING TO WATER NEEDS AND SOLAR POWER APPLICATIONS. THE COMPANY ADVISES AND SUPPLIES GOVERNMENTS AND INDUSTRIES THROUGHOUT THE WORLD ON SOLAR ELECTRIC APPLICATIONS AND ON ALL PHASES OF WATER NEEDS. THE COMPANY HAS CUSTOMERS IN DEVELOPING COUNTRIES AND IN THE UNITED STATES. INFORMATION WITH RESPECT TO THE COMPANY'S GEOGRAPHIC SEGMENTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 IS PRESENTED BELOW.

                                REVENUE                LONG-LIVED ASSETS
                           2003          2002          2003         2002
                           ----          ----          ----         ----

UNITED STATES           $1,243,756      $554,286     $ 58,712     $ 77,837
PHILIPPINES                 35,817        89,255        6,507       10,750
                        ----------     ---------     --------    ---------
TOTAL                   $1,279,573      $643,541      $65,219     $ 88,587

                           PRINCIPLES OF CONSOLIDATION

THE  CONSOLIDATED  FINANCIAL  STATEMENTS  INCLUDE THE PARENT COMPANY  WORLDWATER
CORP., AND ITS WHOLLY OWNED SUBSIDIARY COMPANY, WORLDWATER (PHILS) INC. AND CERTAIN OTHER INACTIVE SUBSIDIARIES. ALL SIGNIFICANT INTERCOMPANY ACCOUNTS AND TRANSACTIONS HAVE BEEN ELIMINATED IN CONSOLIDATION.

WORLDWATER CORP., 100% WHOLLY OWNED INACTIVE  SUBSIDIARIES INCLUDE -
                WORLDWATER, INC.
                WORLDWATER HOLDINGS INC.
                WORLDWATER EAST AFRICA LTD.
                WORLDWATER PAKISTAN (PVT.), LTD.

                                USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE AMOUNTS REPORTED IN THE CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES. ESTIMATES ARE USED FOR, BUT NOT LIMITED TO, FOREIGN CURRENCY TRANSLATION, DEPRECIATION, TAXES AND THE VALUE OF SHARES ISSUED. ALTHOUGH THESE ESTIMATES ARE BASED ON MANAGEMENT'S BEST KNOWLEDGE OF CURRENT EVENTS AND ACTIONS THAT THE COMPANY MAY UNDERTAKE IN THE FUTURE, ACTUAL RESULTS MAY BE DIFFERENT FROM THE ESTIMATES.

                          FOREIGN CURRENCY TRANSLATION

FOR INTERNATIONAL SUBSIDIARIES, ASSET AND LIABILITY ACCOUNTS ARE TRANSLATED AT YEAR-END RATES OF EXCHANGE AND REVENUE AND EXPENSES ARE TRANSLATED AT AVERAGE EXCHANGE RATES PREVAILING DURING THE YEAR. FOR SUBSIDIARIES WHOSE FUNCTIONAL CURRENCY IS DEEMED TO BE OTHER THAN THE U.S. DOLLAR, TRANSLATION ADJUSTMENTS ARE INCLUDED AS A SEPARATE COMPONENT OF OTHER COMPREHENSIVE INCOME AND STOCKHOLDERS DEFICIENCY. CURRENCY TRANSACTION GAINS AND LOSSES ARE RECORDED IN INCOME.

                               COMPREHENSIVE LOSS

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) NO. 130, "REPORTING COMPREHENSIVE INCOME" ESTABLISHES STANDARDS FOR REPORTING AND PRESENTATION OF COMPREHENSIVE LOSS AND ITS COMPONENTS IN A FULL SET OF FINANCIAL STATEMENTS. COMPREHENSIVE LOSS CONSISTS OF NET LOSS AND FOREIGN CURRENCY TRANSLATION AND IS PRESENTED IN THE CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY. SFAS NO. 130 REQUIRES ONLY ADDITIONAL DISCLOSURES IN THE FINANCIAL STATEMENTS; IT DOES NOT AFFECT THE COMPANY'S FINANCIAL POSITION OR RESULTS OF OPERATIONS.

                               REVENUE RECOGNITION

THE COMPANY DERIVES REVENUE PRIMARILY FROM THE SALE AND INSTALLATION OF ITS SOLAR PUMPING SYSTEMS AND SOLAR ENERGY PRODUCTS. REVENUES ARE ALSO DERIVED TO A LESSER EXTENT FROM GOVERNMENT CONSULTING PROJECTS AND FROM GRANT REVENUE RECEIVED. REVENUES ARE RECORDED WHEN PERSUASIVE EVIDENCE OF AN ARRANGEMENT EXISTS, THE PRICE IS FIXED AND DETERMINABLE, DELIVERY HAS OCCURRED OR SERVICES HAVE BEEN RENDERED AND WHEN COLLECTIBILITY IS REASONABLY ASSURED.

REVENUES FROM TIME AND MATERIAL SERVICE ARRANGEMENTS ARE RECOGNIZED USING THE PERCENTAGE OF COMPLETION METHOD MEASURED BY LABOR AND OTHER COSTS INCURRED TO TOTAL ESTIMATED LABOR AND OTHER COSTS REQUIRED. ESTIMATES OF COSTS TO COMPLETE ARE REVIEWED PERIODICALLY AND MODIFIED AS REQUIRED. PROVISIONS ARE MADE FOR THE FULL AMOUNT OF ANTICIPATED LOSSES, IF ANY, ON ALL CONTRACTS IN THE PERIOD IN WHICH THE LOSSES ARE FIRST DETERMINED. CHANGES IN ESTIMATES ARE ALSO REFLECTED IN THE PERIOD THEY BECOME KNOWN.

REVENUES FROM EQUIPMENT SALES AND INSTALLATION CONTRACTS CONTAINING ACCEPTANCE PROVISIONS ARE RECOGNIZED UPON CUSTOMER ACCEPTANCE. DEFERRED CONTRACTS COST REPRESENT COSTS INCURRED ON UNCOMPLETED CONTRACTS. CASH PAYMENTS RECEIVED IN ADVANCE OF PRODUCT OR SERVICE REVENUE ARE RECORDED AS CUSTOMER DEPOSITS PAYABLE. SOME CONTRACTS HAVE SPECIFIED IDENTIFIABLE MULTIPLE ELEMENTS WHEREBY UPON COMPLETION OF THAT STAGE OR MILESTONE AND CUSTOMER ACCEPTANCE IS RECEIVED, THE APPLICABLE REVENUE IS RECOGNIZED.

REVENUES FROM CONSULTING PROJECTS ARE RECOGNIZED AS SERVICES ARE RENDERED.

GRANT REVENUES ON THE BASIS OF ENTITLEMENT PERIODS ARE RECORDED AS REVENUE WHEN ENTITLEMENT OCCURS.

ESTIMATED EXPENSES RELATED TO CONTRACTUAL  PRODUCT WARRANTIES ARE ACCRUED AT THE
TIME  OF  CONTRACT  COMPLETION.   ESTIMATES  ARE  ESTABLISHED  USING  HISTORICAL
INFORMATION ON THE NATURE, FREQUENCY, AND AVERAGE COST OF WARRANTY CLAIMS.

                           ACCOUNTING FOR INCOME TAXES

DEFERRED  TAX ASSETS  AND  LIABILITIES  ARE  DETERMINED  BASED ON THE  TEMPORARY
DIFFERENCES BETWEEN THE FINANCIAL REPORTING AND THE TAX BASIS OF ASSETS AND LIABILITIES, APPLYING ENACTED STATUTORY TAX RATES IN EFFECT FOR THE YEAR IN WHICH THE DIFFERENCES ARE EXPECTED TO REVERSE. FUTURE TAX BENEFITS, SUCH AS NET OPERATING LOSS CARRYFORWARDS, ARE RECOGNIZED TO THE EXTENT THAT REALIZATION OF THESE BENEFITS IS CONSIDERED MORE LIKELY THAN NOT.

                            CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL HIGHLY LIQUID INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE CARRYING AMOUNT OF CASH AND CASH EQUIVALENTS APPROXIMATES ITS FAIR VALUE DUE TO ITS SHORT-TERM NATURE.

                                    INVENTORY

INVENTORY IS STATED AT THE LOWER OF COST OR MARKET  DETERMINED  BY THE FIRST-IN,
FIRST-OUT  (FIFO)  METHOD.   INVENTORY   CONSISTS  MAINLY  OF  PURCHASED  SYSTEM
COMPONENTS.

                      EQUIPMENT AND LEASEHOLD IMPROVEMENTS

EQUIPMENT AND LEASEHOLD IMPROVEMENTS ARE CARRIED AT COST, LESS ACCUMULATED DEPRECIATION AND ARE DEPRECIATED FOR FINANCIAL REPORTING PURPOSES USING THE STRAIGHT-LINE METHOD. DEPRECIATION FOR INCOME TAX PURPOSES IS COMPUTED USING ACCELERATED METHODS. THE ESTIMATED USEFUL LIVES ARE: COMPUTERS AND INFORMATION EQUIPMENT, 5 YEARS, OFFICE FURNITURE, VEHICLES, AND TEST AND ASSEMBLY FIXTURES, 5 TO 7 YEARS: LEASEHOLD IMPROVEMENTS, THE SHORTER OF 7 YEARS OR THE LIFE OF THE LEASE. UPON RETIREMENT OR DISPOSAL, THE ASSET COST AND RELATED ACCUMULATED DEPRECIATION ARE REMOVED FROM THE ACCOUNTS AND THE NET AMOUNT, LESS ANY PROCEEDS, IS CHARGED OR CREDITED TO INCOME.

EXPENDITURES FOR MAINTENANCE AND REPAIRS ARE EXPENSED AS INCURRED. EXPENDITURES,
WHICH   SIGNIFICANTLY   INCREASE  ASSET  VALUE  OR  EXTEND  USEFUL  LIVES,   ARE
CAPITALIZED.

                        RESEARCH AND DEVELOPMENT EXPENSE

RESEARCH AND DEVELOPMENT COSTS ARE EXPENSED AS INCURRED. ENHANCEMENTS TO PRODUCTS ARE CAPITALIZED ONCE TECHNOLOGICAL FEASIBILITY HAS BEEN ESTABLISHED.

                         IMPAIRMENT OF LONG-LIVED ASSETS

THE COMPANY EVALUATES LONG-LIVED ASSETS FOR POTENTIAL IMPAIRMENT IN COMPLIANCE WITH SFAS NO. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. THE COMPANY RECORDS, IN DEPRECIATION EXPENSE, IMPAIRMENT LOSSES ON LONG-LIVED ASSETS USED IN OPERATIONS WHEN EVENTS AND CIRCUMSTANCES INDICATE THE ASSETS MIGHT BE IMPAIRED AND THE UNDISCOUNTED CASH FLOWS ESTIMATED TO BE GENERATED BY THOSE ASSETS ARE LESS THAN THEIR CARRYING AMOUNTS. THE CURRENT FAIR MARKET VALUE OF THE ASSETS IS DETERMINED BY RECENT TRANSACTIONS, EXPECTED REMAINING USEFUL LIVES, FUTURE MARKET TRENDS AND PROJECTED SALVAGE VALUES TO DETERMINE THE FAIR MARKET VALUE OF THESE ASSETS. IMPAIRMENT LOSSES ARE MEASURED BY COMPARING THE FAIR VALUE OF THE ASSET TO ITS CARRYING AMOUNT.

                            STOCK-BASED COMPENSATION

THE COMPANY GRANTED OPTIONS FOR A FIXED NUMBER OF SHARES TO KEY EMPLOYEES WITH THE EXERCISE PRICE EQUAL TO THE FAIR VALUE OF SHARES AT THE DATE OF GRANT. THE COMPANY ACCOUNTS FOR STOCK OPTION GRANTS IN ACCORDANCE WITH APB OPINION NO. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", AND, ACCORDINGLY RECOGNIZES NO COMPENSATION EXPENSE FOR THE STOCK OPTION GRANTS. THE COMPANY HAS ADOPTED THE DISCLOSURE PROVISIONS OF SFAS NO. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION", WHICH PERMITS ENTITIES TO PROVIDE PRO FORMA NET INCOME (LOSS) DISCLOSURE FOR STOCK-BASED COMPENSATION AS IF THE FAIR-VALUE METHOD HAD BEEN APPLIED. PROFORMA STOCK BASED COMPENSATION

THE COMPANY HAS ADOPTED THE DISCLOSURE-ONLY PROVISIONS OF SFAS NO. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION." ACCORDINGLY, NO COMPENSATION COST HAS BEEN RECOGNIZED FOR THE STOCK OPTION PLANS BECAUSE THE EXERCISE PRICE OF EMPLOYEE STOCK OPTIONS EQUALS THE MARKET PRICES OF THE UNDERLYING STOCK ON THE DATE OF GRANT. HAD COMPENSATION COST BEEN DETERMINED BASED ON THE FAIR VALUE AT THE GRANT DATE FOR AWARDS IN THE YEARS ENDED DECEMBER 31, 2003 AND 2002, RESPECTIVELY, CONSISTENT WITH THE PROVISIONS OF SFAS NO. 123, THE COMPANY'S NET INCOME AND EARNINGS PER SHARE WOULD HAVE BEEN REDUCED TO THE PRO FORMA AMOUNTS INDICATED BELOW.

                                               2003              2002
                                          -------------     -------------
NET LOSS, AS REPORTED -                   $  (3,924,774)    $  (2,005,731)
    ADD:  TOTAL STOCK BASED EMPLOYEE
COMPENSATION EXPENSE INCLUDED IN
REPORTED NET INCOME, NET OF RELATED
TAX EFFECTS                                      30,000            15,000
    DEDUCT:  TOTAL STOCK BASED EMPLOYEE
COMPENSATION EXPENSE DETERMINED UNDER
FAIR VALUE BASED METHOD FOR ALL AWARDS,
NET OF RELATED TAX EFFECTS                     (119,195)          (43,407)
                                          -------------     -------------

PRO FORMA NET LOSS                        $  (4,013,969)    $  (2,034,138)
         EARNINGS PER SHARE:
BASIC-AS REPORTED                         $       (0.08)    $       (0.04)
BASIC-PRO FORMA                           $       (0.08)    $       (0.04)

DILUTED-AS REPORTED                       $       (0.08)    $       (0.04)
DILUTED-PRO FORMA                         $       (0.08)    $       (0.04)

TRANSACTIONS WITH NON-EMPLOYEES AND CONSULTANTS, IN WHICH GOODS OR SERVICES ARE CONSIDERED RECEIVED FOR THE ISSUANCE FOR EQUITY INSTRUMENTS, ARE ACCOUNTED FOR UNDER THE FAIR VALUE METHOD DEFINED IN SFAS NO. 123.

THE COMPANY USED THE BLACK-SCHOLES MODEL TO VALUE THE STOCK OPTIONS THAT IT GRANTED. THE ASSUMPTIONS THAT THE COMPANY USED TO ESTIMATE THE FAIR VALUE OF THE OPTIONS AND THE WEIGHTED-AVERAGE ESTIMATED FAIR VALUE OF AN OPTION ON THE DATE OF THE GRANT ARE AS FOLLOWS:

                                                  2003             2002
                                                  ----             ----

TERMS (YEARS)                                      10               10
VOLATILITY                                         45%              79%
RISK-FREE INTEREST RATE
 (ZERO COUPON U.S. TREASURY NOTES)                  3%               5%
DIVIDEND YIELD                                      0%               0%
WEIGHTED-AVERAGE FAIR VALUE PER OPTION          $0.15      $0.15-$0.34

                          EQUITY SECURITY TRANSACTIONS

SINCE INCEPTION, THE BOARD OF DIRECTORS HAS ESTABLISHED THE FAIR VALUE OF COMMON STOCK BASED UPON QUOTED MARKET PRICES EXISTING AT THE DATES SUCH EQUITY TRANSACTIONS OCCURRED.

                            NET LOSS PER COMMON SHARE

BASIC LOSS PER SHARE INCLUDES NO DILUTION AND IS COMPUTED BY DIVIDING NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS BY THE WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING FOR THE PERIOD. AS PRESENTED, OUR BASIC AND DILUTED LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS IS BASED ON THE WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING DURING THE PERIOD AND DOES NOT INCLUDE OTHER POTENTIAL COMMON SHARES, INCLUDING SHARES ISSUABLE UPON EXERCISE OF OPTIONS, WARRANTS AND CONVERSION RIGHTS, SINCE THEIR EFFECT WOULD BE ANTIDILUTIVE DUE TO OUR LOSSES.

                                RECLASSIFICATION

CERTAIN PRIOR YEAR BALANCES HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT YEAR PRESENTATION.

                       IMPACT OF ACCOUNTING PRONOUNCEMENTS

IN DECEMBER 2002, THE FASB ISSUED SFAS NO. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE." SFAS 148 AMENDS SFAS 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," TO PROVIDE ALTERNATIVE METHODS OF TRANSACTION FOR AN ENTITY THAT VOLUNTARILY CHANGES TO THE FAIR VALUE BASED METHOD OF ACCOUNTING FOR STOCK-BASED COMPENSATION. IT ALSO AMENDS THE DISCLOSURE PROVISIONS OF THAT STATEMENT. THE DISCLOSURE PROVISIONS OF THIS STATEMENT ARE EFFECTIVE FOR FINANCIAL STATEMENTS ISSUED FOR FISCAL PERIODS BEGINNING AFTER DECEMBER 15, 2002 AND BECAME EFFECTIVE FOR THE COMPANY IN THE SECOND QUARTER OF OUR 2003 FISCAL YEAR. THE COMPANY HAS ADOPTED THE APPLICABLE DISCLOSURE REQUIREMENTS OF THIS STATEMENT IN ITS FINANCIAL STATEMENTS.

IN APRIL 2003, THE FASB ISSUED SFAS NO. 149, "AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES". SFAS NO. 149 CLARIFIES UNDER WHAT CIRCUMSTANCES A CONTRACT WITH AN INITIAL NET INVESTMENT MEETS THE
CHARACTERISTICS OF A DERIVATIVE AS DISCUSSED IN STATEMENT NO. 133. IT ALSO SPECIFIES WHEN A DERIVATIVE CONTAINS A FINANCING COMPONENT THAT WARRANTS SPECIAL REPORTING IN THE CONSOLIDATED STATEMENT OF CASH FLOWS. SFAS NO. 149 AMENDS CERTAIN OTHER EXISTING PRONOUNCEMENTS IN ORDER TO IMPROVE CONSISTENCY IN REPORTING THESE TYPES OF TRANSACTIONS. THE NEW GUIDANCE IS EFFECTIVE FOR
CONTRACTS ENTERED INTO OR MODIFIED AFTER JUNE 30, 2003, AND FOR HEDGING RELATIONSHIPS DESIGNATED AFTER JUNE 30, 2003. THE ADOPTION OF THIS STANDARD DID NOT HAVE A MATERIAL IMPACT ON THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS.

IN NOVEMBER 2002, THE FASB ISSUED FASB INTERPRETATION NO. 45 ("FIN 45"), "GUARANTORS' ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS". FIN 45 REQUIRES A LIABILITY TO BE RECOGNIZED AT THE TIME A COMPANY ISSUES A GUARANTEE FOR THE FAIR VALUE OF THE OBLIGATIONS ASSUMED UNDER CERTAIN GUARANTEE AGREEMENTS. ADDITIONAL DISCLOSURES ABOUT GUARANTEE AGREEMENTS ARE ALSO REQUIRED IN THE INTERIM AND ANNUAL FINANCIAL STATEMENTS. THE ADOPTION OF FIN 45 DID NOT HAVE AN EFFECT ON THE COMPANY'S RESULTS OF OPERATIONS OR FINANCIAL POSITION.

ON MAY 15, 2003, THE FASB ISSUED SFAS NO. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY". SFAS 150 ESTABLISHES STANDARDS FOR CLASSIFYING AND MEASURING AS LIABILITIES CERTAIN FINANCIAL INSTRUMENTS THAT EMBODY OBLIGATIONS OF THE ISSUER AND HAVE CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 REPRESENTS A SIGNIFICANT CHANGE IN PRACTICE IN THE ACCOUNTING FOR A NUMBER OF FINANCIAL INSTRUMENTS, INCLUDING MANDATORY REDEEMABLE EQUITY INSTRUMENTS AND CERTAIN EQUITY DERIVATIVES THAT FREQUENTLY ARE USED IN CONNECTION WITH SHARE REPURCHASE PROGRAMS. WE CURRENTLY DO NOT HAVE ANY SUCH INSTRUMENTS. SFAS 150 IS EFFECTIVE FOR ALL FINANCIAL INSTRUMENTS CREATED OR MODIFIED AFTER MAY 31, 2003. THERE WAS NO IMPACT FROM THE ADOPTION OF THIS STATEMENT.

IN JANUARY 2003, THE FASB ISSUED FIN 46, "CONSOLIDATION OF VARIABLE INTEREST ENTITIES," WHICH IS EFFECTIVE FOR INTERIM PERIODS BEGINNING AFTER DECEMBER 15, 2003. THIS INTERPRETATION CHANGES THE METHOD OF DETERMINING WHETHER CERTAIN ENTITIES SHOULD BE INCLUDED IN THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS. AN ENTITY IS SUBJECT TO FIN 46 AND IS CALLED A VARIABLE INTEREST ENTITY ("VIE") IF IT HAS (1) EQUITY THAT IS INSUFFICIENT TO PERMIT THE ENTITY TO FINANCE ITS ACTIVITIES WITHOUT ADDITIONAL SUBORDINATED FINANCIAL SUPPORT FROM OTHER PARTIES, OR (2) EQUITY INVESTORS THAT CANNOT MAKE SIGNIFICANT DECISIONS ABOUT THE ENTITY'S OPERATIONS, OR THAT DO NOT ABSORB THE EXPECTED LOSSES OR RECEIVE THE EXPECTED RETURNS OF THE ENTITY. ALL OTHER ENTITIES ARE EVALUATED FOR
CONSOLIDATION UNDER SFAS NO. 94, "CONSOLIDATION OF ALL MAJORITY-OWNED SUBSIDIARIES." A VIE IS CONSOLIDATED BY ITS PRIMARY BENEFICIARY, WHICH IS THE PARTY INVOLVED WITH THE VIE THAT HAS A MAJORITY OF THE EXPECTED LOSSES OR A MAJORITY OF THE EXPECTED RESIDUAL RETURNS OR BOTH. THERE WAS NO IMPACT FROM THE ADOPTION OF THIS STANDARD

                                ADVERTISING COSTS

ADVERTISING COSTS ARE EXPENSED AS INCURRED. SUCH EXPENSE FOR THE PERIODS ENDED DECEMBER 31, 2003 AND 2002 WAS $16,496 AND $17,024, RESPECTIVELY.


(3) EQUIPMENT AND LEASEHOLD IMPROVEMENTS

                                                     2003        2002
                                                   --------    --------
      COMPUTERS                                    $ 40,278    $ 36,537
      OFFICE FURNITURE AND EQUIPMENT                106,158      98,695
      TEST AND ASSEMBLY FIXTURES                     34,140      34,140
      VEHICLES                                       99,956      99,266
      LEASEHOLD IMPROVEMENTS                          8,123       8,123
                                                   --------    --------
                                                    288,655     276,761
      LESS:  ACCUMULATED DEPRECIATION               223,436     188,174
                                                   --------    --------
      EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET    $ 65,219    $ 88,587
                                                   ========    ========

(4)  NOTES PAYABLE

THE COMPANY HAS OUTSTANDING SEVERAL NOTES PAYABLE IN THE AGGREGATE AMOUNTS OF $212,000 AND $197,000 AT DECEMBER 31, 2003 AND 2002, RESPECTIVELY. THE EFFECTIVE INTEREST RATES ON THESE NOTES RANGE FROM 0.00% TO 10%. ALL OUTSTANDING NOTES PAYABLE ARE UNSECURED. AS OF DECEMBER 31, 2003 $80,000 OF SHORT TERM CONVERTIBLE NOTES WERE IN DEFAULT AND THE REMAINING NOTES ARE PAYABLE ON DEMAND. THE SHORT TERM CONVERTIBLE NOTES ARE CONVERTIBLE AT THE OPTION OF THE HOLDER AT $0.25 - $0.20 PER COMMON SHARE FOR A TOTAL OF 330,000 SHARES.

(5) RELATED PARTY TRANSACTIONS

                                  NOTE PAYABLE

                                                 2003        2002
                                               --------    --------
         DIRECTORS                             $185,894    $  3,000
         EMPLOYEES                              159,703      99,000
                                               --------    --------
             TOTAL                              345,597     102,000

         LESS CURRENT MATURITIES                262,703     102,000
                                               --------    --------

TOTAL LONG TERM NOTE PAYABLE, RELATED PARTY    $ 82,894    $      0
                                               ========    ========

AMOUNTS PAYABLE TO DIRECTORS INCLUDES A THREE YEAR CONVERTIBLE LOAN DATED JANUARY 30, 2003 FACE VALUE OF $100,000 BEARS INTEREST AT 10.00 PERCENT PER ANNUM. PAYMENTS OF INTEREST ARE DUE SEMI-ANNUALLY BEGINNING IN JULY 2003. THE LOAN IS CONVERTIBLE AT THE OPTION OF THE HOLDER AT $0.15 PER COMMON SHARE FOR A TOTAL OF 666,667 SHARES.

ALL OTHER AMOUNTS PAYABLE TO EMPLOYEES, DIRECTORS AND THEIR IMMEDIATE RELATIVES ARE DUE ON DEMAND. INTEREST RATES ON THESE NOTES ACCRUE AT 10% PER ANNUM.

                                     LEASES

THE COMPANY LEASED OFFICE AND LABORATORY FACILITIES FROM THE CHAIRMAN OF THE COMPANY ON A MONTH TO MONTH BASIS. LEASE PAYMENTS TO THE CHAIRMAN WERE $39,000 FOR 2003 AND $33,000 IN 2002.

(6) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

ACCOUNTS PAYABLE AND ACCRUED EXPENSES CONSIST OF THE FOLLOWING AT DECEMBER 31:

                                               2003          2002
                                            ----------    ----------
            ACCOUNTS PAYABLE                $  695,986    $1,013,936
            ACCRUED INTEREST                   266,123       153,075
            ACCRUED SALARIES - OFFICERS        447,880       242,560
            ACCRUED SALES BONUS                105,000         1,500
            ACCRUED PAYROLL TAXES               80,466        14,384
            ACCRUED AUDIT FEES                  50,000             0
            ACCRUED WARRANTY RESERVE            27,206         5,868
            ACCRUED CONSULTING                  24,000             0
            OTHER ACCRUED EXPENSES              18,491        22,628
                                            ----------    ----------
                                            $1,715,152    $1,453,951
                                            ==========    ==========



(7)   LONG-TERM DEBT

LONG-TERM DEBT CONSIST OF THE FOLLOWING AT DECEMBER 31:


UNCOLLATERALIZED  LOANS  PAYABLE TO A FUNDS AND QUALIFIED  INDIVIDUAL  INVESTORS      2003           2002
DATED  JANUARY 30 THROUGH  DECEMBER 15,  2003,  FACE VALUE OF  $1,675,000  BEARS      ----           ----
INTEREST AT 10.00 PERCENT PER ANNUM WITH,  USING THE ORIGINAL ISSUE DISCOUNT THE    $1,245,283          0
EFFECTIVE  INTEREST RATE RANGES FROM 19 - 30% PER ANNUM WITH THREE YEAR MATURITY
DATES.  BENEFICIAL  CONVERSION  INTEREST OF $205,333 WAS RECORDED AS A RESULT OF
THE  CONVERSION  FEATURE  OF  THE  INSTRUMENT.  PAYMENTS  OF  INTEREST  ARE  DUE
SEMI-ANNUALLY  BEGINNING JULY 30, 2003. THE LOANS ARE  CONVERTIBLE AT THE OPTION
OF THE HOLDER AT $0.15 PER COMMON SHARE FOR A TOTAL OF 11,166,667 SHARES.

UNCOLLATERALIZED LOANS PAYABLE TO A FUND DATED NOVEMBER 8TH AND 15TH, 2002, FACE
VALUE BEARS  INTEREST AT 10.00 PERCENT PER ANNUM WITH,  USING THE ORIGINAL ISSUE
DISCOUNT THE  EFFECTIVE  INTEREST RATE IS 32% PER ANNUM WITH THREE YEAR MATURITY
DATES. BENEFICIAL CONVERSION INTEREST OF $54,294 WAS RECORDED AS A RESULT OF THE
CONVERSION FEATURE OF THE INSTRUMENT. PAYMENTS OF INTEREST ARE DUE SEMI-ANNUALLY
BEGINNING MAY 8TH AND 15TH, 2003. THE LOANS ARE CONVERTIBLE AT THE OPTION OF THE
HOLDER AT $0.12 PER COMMON SHARE FOR A TOTAL OF 4,166,667 SHARES, $60,000 OF THE
LOAN WAS CONVERTED (THE ORIGINAL  CONVERSION PRICE) IN JULY, 2003 FOR A TOTAL OF
500,000 SHARES.                                                                        304,171    309,877

LOANS PAYABLE TO  INDIVIDUALS,  WITH NO STATED  INTEREST RATE OR MATURITY  DATE.
IMPUTED  INTEREST  IS  CALCULATED  AT A RATE OF 4.50% AND IS INCLUDED IN ACCRUED
INTEREST.  THESE  UNCOLLATERALIZED  NOTES ARE  CONVERTIBLE  AT THE OPTION OF THE
HOLDER AT $0.495 PER COMMON  SHARE FOR 106,060  SHARES OF COMMON  STOCK.                52,500    52,500

LOAN PAYABLE TO AN INDIVIDUAL  DATED OCTOBER 14, 1992,  BEARING INTEREST AT 8.00
PERCENT PER ANNUM WITH AN ORIGINAL MATURITY DATE OF OCTOBER 14, 1997. PAYMENT OF
PRINCIPAL   AND   ACCRUED   INTEREST   WERE  DUE  AT   MATURITY.   THE  LOAN  IS
UNCOLLATERALIZED  AND IS  CONVERTIBLE AT THE OPTION OF THE HOLDER AT THE RATE OF
$0.40 PER SHARE FOR A TOTAL CONVERSION AMOUNT OF 125,000 SHARES OF COMMON STOCK.        50,000    50,000

LOANS  PAYABLE TO  INDIVIDUALS  DATED JULY 17, 1995  THROUGH  FEBRUARY  25, 1997
BEARING  INTEREST AT 10.00  PERCENT  PER ANNUM AND DUE ON DEMAND.  THE LOANS ARE
UNCOLLATERALIZED  AND ARE  CONVERTIBLE  AT THE OPTION OF THE HOLDER AT $0.50 PER
COMMON SHARE FOR 106,000 SHARES OF COMMON STOCK.  IN ADDITION,  ALL HOLDERS WERE
GRANTED 602,965  WARRANTS FOR THE PURCHASE OF COMMON STOCK AT THE PRICE OF $0.60
PER SHARE.                                                                              53,000    53,000

LOAN PAYABLE TO AN INDIVIDUAL DATED DECEMBER 14, 2001,  BEARING INTEREST AT 8.00
PERCENT  PER  ANNUM  WITH A  MATURITY  DATE  OF  MARCH  19,  2004.  THE  LOAN IS
UNCOLLATERALIZED  AND IS  CONVERTIBLE  AT THE  OPTION OF THE HOLDER AT $0.25 PER
COMMON SHARE FOR 40,000 SHARES OF COMMON STOCK.                                         10,000    10,000

LOAN PAYABLE TO PNC BANK DATED NOVEMBER 2001 BEARING INTEREST AT 7.75% PER ANNUM
PAYABLE IN MONTHLY  INSTALLMENTS  OF $813 WITH A MATURITY  DATE OF NOVEMBER 2008
AND IS GUARANTEED BY THE CHAIRMAN.                                                      40,449    46,438
                                                                                      --------  --------

TOTAL                                                                               $1,755,403  $521,815

LESS CURRENT MATURITIES                                                                172,901   171,937
                                                                                    ----------  ---------
TOTAL LONG-TERM DEBT                                                                $1,582,502  $ 349,878
                                                                                    ==========  =========

THE CURRENT MATURITIES OF LONG-TERM DEBT ARE:

                           2004                    172,901
                           2005                    311,683
                           2006                  1,253,398
                           2007                      8,767
                           2008 THEREAFTER           8,654
                                                ----------
                                                $1,755,403

(8)   INCOME TAXES

THE COMPONENTS OF INCOME TAX EXPENSE (BENEFIT) ARE AS FOLLOWS:

                                          2003       2002
                                        --------   --------
FEDERAL:
    CURRENT                             $     --   $     --
    DEFERRED                                  --         --
    FOREIGN                                   --         --
                                        --------   --------
                                        $     --   $     --
                                        ========   ========

STATE:
    CURRENT                             $     --   $     --
    DEFERRED                                  --         --
    BENEFIT FROM SALE OF STATE NOL'S          --    121,603
                                        --------   --------


                                        $     --   $121,603
                                        ========   ========

                                                       2003            2002
                                                   -----------     -----------
EXPECTED TAX BENEFIT AT 34%                        $ 1,289,000     $   669,000
STATE TAX BENEFIT BEFORE ALLOWANCE                    (138,395)       (209,000)
CHANGE IN DEFERRED TAX VALUATION ALLOWANCE          (1,150,605)       (460,000)
SALE OF STATE NET OPERATING LOSS AND RESEARCH &
  DEVELOPMENT CREDIT                                        --         121,603
                                                   -----------     -----------
INCOME TAX BENEFIT                                 $        --     $   121,603
                                                   ===========     ===========


THE TAX EFFECT OF SIGNIFICANT ITEMS COMPRISING THE COMPANY'S DEFERRED TAX ASSET ARE AS FOLLOWS:

                                         2003          2002
                                      ----------    ----------
NET OPERATING LOSSES CARRYFORWARDS    $5,509,996    $4,359,391
VALUATION ALLOWANCE                    5,509,996     4,359,391
                                      ----------    ----------

NET DEFERRED TAX ASSET                $       --    $       --
                                      ==========    ==========

(8) INCOME TAXES (CONTINUED)

DUE TO THE CURRENT UNCERTAINTY OF REALIZING THE BENEFITS OF THE TAX LOSS CARRYFORWARD, VALUATION ALLOWANCES EQUAL TO THE U.S. DEFERRED TAXES HAVE BEEN ESTABLISHED. THE FULL REALIZATION OF THE TAX BENEFIT ASSOCIATED WITH THE CARRY FORWARD DEPENDS PREDOMINANTLY UPON THE COMPANY'S ABILITY TO GENERATE TAXABLE INCOME DURING THE CARRYFORWARD PERIOD. THE VALUATION ALLOWANCE WILL BE EVALUATED AT THE END OF EACH REPORTING PERIOD, CONSIDERING POSITIVE AND NEGATIVE EVIDENCE ABOUT WHETHER THE DEFERRED TAX ASSET WILL BE REALIZED.

AT DECEMBER 31, 2003, THE COMPANY HAD NET OPERATING LOSS CARRYFORWARDS (NOL) AND RESEARCH AND DEVELOPMENT CREDITS WHICH MAY BE AVAILABLE TO OFFSET FUTURE FEDERAL AND STATE TAXABLE INCOME, IF ANY AND WILL EXPIRE AS FOLLOWS:

                   NET OPERATING LOSS           RESEARCH AND DEVELOPMENT
YEAR EXPIRING         CARRYFORWARDS                    TAX CREDITS
- -------------        -------------                     -----------
                  FEDERAL         STATE         FEDERAL         STATE
                -----------    -----------    -----------    -----------
     2004       $    95,302             --             --             --
     2005            94,557             --             --             --
     2006           402,684             --             --             --
     2007           251,079             --             --             --
     2008           641,341             --             --             --
     2009           887,929      1,690,979         19,646         21,400
     2010           912,453      3,790,000         15,207             --
     2011           981,193             --         15,387             --
     2012         1,263,193             --         12,923             --
     2013         1,337,702             --         20,398             --
     2014           660,000             --         16,100             --
     2015         1,729,498             --         17,701             --
     2016         1,381,244             --         12,795             --
     2017         1,718,872             --         21,400             --
     2018         3,790,000         20,000         20,000
                -----------    -----------    -----------    -----------
                 16,147,047      5,480,979        171,557         41,400
                ===========    ===========    ===========    ===========

THE COMP ANY PARTICIPATES IN THE STATE OF NEW JERSEY'S CORPORATION BUSINESS TAX BENEFIT CERTIFICATE TRANSFER PROGRAM (THE "PROGRAM"), WHICH ALLOWS CERTAIN HIGH TECHNOLOGY AND BIOTECHNOLOGY COMPANIES TO TRANSFER UNUSED NEW JERSEY NET OPERATING LOSS CARRYOVERS AND RESEARCH AND DEVELOPMENT TAX CREDITS TO OTHER NEW JERSEY CORPORATION BUSINESS TAXPAYERS. DURING 2002, THE COMPANY SUBMITTED APPLICATIONS TO THE NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (THE "EDA") TO PARTICIPATE IN THE PROGRAM AND THE APPLICATIONS WERE APPROVED. THE EDA THEN ISSUED CERTIFICATES CERTIFYING THE COMPANY'S ELIGIBILITY TO PARTICIPATE IN THE PROGRAM FOR THESE YEARS.

THE PROGRAM REQUIRES THAT A PURCHASER PAY AT LEAST 75% OF THE AMOUNT OF THE SURRENDERED TAX BENEFIT. DURING 2003 AND 2002, THE COMPANY SOLD APPROXIMATELY $0 AND $1,448,912 OF ITS NEW JERSEY STATE NET OPERATING LOSS CARRYFORWARDS AND $0 AND $12,660 OF ITS RESEARCH AND DEVELOPMENT TAX CREDITS FOR $0 AND $121,603, RESPECTIVELY AND RECOGNIZED A TAX BENEFIT FOR THAT AMOUNT.

(8) INCOME TAXES (CONTINUED)

IN THE EVENT OF A CHANGE IN OWNERSHIP, THE TAX REFORM ACT OF 1986 (THE "ACT") PROVIDES FOR A POTENTIAL LIMITATION ON THE ANNUAL USE OF NET OPERATING LOSS
(NOL) AND RESEARCH AND DEVELOPMENT TAX CREDIT CARRYFORWARDS THAT COULD SIGNIFICANTLY LIMIT THE COMPANY'S ABILITY TO UTILIZE THESE CARRYFORWARDS. ACCORDINGLY, BECAUSE TAX LAWS LIMIT THE TIME DURING WHICH THESE CARRYFORWARDS MAY BE APPLIED AGAINST FUTURE TAXES, THE COMPANY MAY NOT BE ABLE TO TAKE FULL ADVANTAGE OF THE NET OPERATING LOSSES AND CREDIT CARRYFORWARDS FOR FEDERAL INCOME TAX PURPOSES.

(9) STOCK-BASED COMPENSATION PLANS

THE COMPANY PROVIDES A STOCK OPTION PLAN, FOR THE GRANTING OF INCENTIVE STOCK OPTIONS TO KEY EMPLOYEES, DIRECTORS, OFFICERS, KEY CONSULTANTS, AND ADVISOR TO THE COMPANY. THE COMPANY MAY GRANT UP TO 1,257,629 SHARES, WITH AN OPTION TERM NOT TO EXCEED TEN YEARS.

                                                                                  WEIGHTED-AVERAGE
                                                EXERCISE                          REMAINING          WEIGHTED-AVERAGE
                                                PRICE PER      SHARE              CONTRACTUAL LIFE   EXERCISE PRICE
                                                SHARES         OPTIONS            (YEARS)            PER SHARE
                                                ---------      ---------          ----------------   ----------------
BALANCE, DECEMBER 31, 2001                      .15 -1.00      2,566,080
    GRANTED                                     .14 -.34       3,769,184
    CANCELLED                                         -                 -
    EXERCISED                                   .14 -.40        (592,893)
                                                               ----------

BALANCE, DECEMBER 31, 2002                      .14 -1.00      5,742,371
    GRANTED                                     .14 - .15      1,324,386
    CANCELLED                                         -         (835,850)
    EXERCISED                                   .15
                                                                (100,000)

BALANCE, DECEMBER 31, 2003                      .14-1.00       6,130,907
                                                               =========
OPTIONS OUTSTANDING AND EXERCISABLE AS OF
DECEMBER 31, 2003
                                                  .14             18,057                9.50         $ .14
                                                  .15          4,003,454                8.35           .15
                                                  .20            150,000                8.50           .20
                                                  .22             50,000                8.50           .22
                                                  .25             31,000                6.31           .25
                                                  .30             50,000                8.50           .30
                                                  .32            833,500                7.10           .32
                                                  .34            709,000                7.77           .34
                                                  .45             79,300                6.47           .45
                                                  .57             99,996                5.92           .57
                                                  .59             94,600                7.50           .59
                                                 1.00             12,000                6.83          1.00
                                                --------     -----------                ----         -----
BALANCE, DECEMBER 31, 2003                      .14-1.00       6,130,907                7.64         $0.22
                                                ========     ===========                ====         =====

IN ACCORDANCE WITH APB OPINION NO. 25, THE COMPANY DOES NOT RECOGNIZE COMPENSATION EXPENSE FOR STOCK OPTIONS GRANTED TO EMPLOYEES UNDER THE PLAN. SFAS NO 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" REQUIRES A COMPANY TO DETERMINE THE FAIR MARKET VALUE OF ALL AWARDS OF STOCK BASED COMPENSATION USING AN OPTION PRICED MODEL AND TO DISCLOSE PRO FORMA NET INCOME AS IF THE RESULTING STOCK-BASED COMPENSATION AMOUNTS WERE RECORDED. THE TABLE BELOW PRESENTS THESE PRO FORMA DISCLOSURES.

(10) WARRANTS

THE COMPANY ACCOUNTS FOR TRANSACTIONS WITH NON-EMPLOYEES, IN WHICH GOODS OR SERVICES ARE THE CONSIDERATION RECEIVED FOR THE ISSUANCE OF EQUITY INSTRUMENTS UNDER THE FAIR VALUE BASED METHOD.

AT DECEMBER 31, 2003, WARRANTS TO PURCHASE 17,978,999 COMMON SHARES ARE OUTSTANDING, EXERCISABLE AS FOLLOWS:

YEAR              WARRANTS EXERCISABLE        STRIKE PRICE
- ----              --------------------        ------------
2004                   2,040,000              $0.10-$0.50
2005                   1,118,333              $0.15-$0.25
2006                   1,812,000              $0.15-$0.30
2007                   2,881,000              $0.15-$0.50
2008                   10,127,666             $0.15-$0.30
                       ----------
                       17,978,999
                       ==========

(11) CONVERTIBLE PREFERRED STOCK

IN JUNE 2001 THE COMPANY ISSUED 66,667 SHARES OF SERIES A 7% THREE YEAR CONVERTIBLE PREFERRED STOCK IN EXCHANGE FOR FINANCIAL PUBLIC RELATIONS SERVICES. THE SHARES WERE ISSUED AT $0.90 PER SHARE AND THE SERVICES WERE VALUED AT $60,000 AND RECORDED IN THE FINANCIAL STATEMENTS.

IN NOVEMBER 2001 THE COMPANY CONVERTED 1,111,055 SHARES OF SERIES A 7% THREE YEAR CONVERTIBLE PREFERRED STOCK PLUS ACCRUED INTEREST OF $104,995 AT $0.25 PER SHARE FOR A TOTAL OF 4,419,778 COMMON SHARES.

IN 2000 THE COMPANY SOLD 1,111,055 SHARES OF SERIES A AND 611,111 SHARES OF SERIES B 7% THREE YEAR CONVERTIBLE PREFERRED STOCK AT $0.90 PER SHARE. THE SERIES A PREFERRED SHARES ARE CALLABLE BY THE COMPANY AT $1.80 IF THE MARKET BID PRICE REMAINS OVER THE CALL LEVEL FOR 20 DAYS. THE SERIES B PREFERRED STOCK PROCEEDS ARE INTENDED TO BE USED BY THE COMPANY FOR THE INITIAL OPERATING REQUIREMENTS OF WORLDWATER (PHILS) INC., THE PHILIPPINE SUBSIDIARY WHOLLY OWNED BY WORLDWATER CORP. THEREFORE THE CONVERSION PRIVILEGE IS EITHER INTO 10% OF WORLDWATER (PHILS) INC. OR INTO 611,111 SHARES OF WORLDWATER CORP. COMMON STOCK.

THE COMPANY WILL PAY 7% DIVIDENDS ANNUALLY ON BOTH THE SERIES A AND SERIES B PREFERRED STOCK AS DETERMINED BY THE BOARD OF DIRECTORS BASED UPON THE RESULTS OF OPERATIONS AND THE FINANCIAL CONDITION OF THE COMPANY. DIVIDENDS HAVE BEEN ACCRUED AND ARE SHOWN IN ACCRETION ON THE STATEMENT OF OPERATIONS.

(12) DETACHABLE WARRANTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002, THE COMPANY WAS PROVIDED $300,000 AND $245,000 OF SHORT TERM LOANS AND $1,775,000 AND $500,000 OF
CONVERTIBLE NOTES FOR WORKING CAPITAL FINANCING. THE COMPANY AGREED TO ISSUE 497,000 AND 285,000 WARRANTS FOR THE SHORT TERM NOTES AND 7,839,001 AND
2,381,000 WARRANTS FOR THE CONVERTIBLE NOTES REPRESENTING ADDITIONAL CONSIDERATION FOR THE LOANS PROVIDED.

ACCORDINGLY, THE WARRANTS HAVE BEEN VALUED AT THEIR FAIR VALUE AND THE PROCEEDS FROM THE LOANS HAVE BEEN ALLOCATED ON A RELATIVE FAIR VALUE BASIS BETWEEN THE DEBT AND THE WARRANTS IN ACCORDANCE WITH ACCOUNTING PRINCIPLES BOARD OPINION NO. 14 ("APB 14"). FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 THIS RESULTED IN A DISCOUNT ON THE DEBT AND A CHARGE TO ADDITIONAL PAID IN CAPITAL OF $587,693 AND $210,123, RESPECTIVELY. THE AMOUNT OF ADDITIONAL INTEREST RECORDED DURING THE YEARS ENDED DECEMBER 31, 2003 AND 2002 WAS $54,600 AND $20,100, RESPECTIVELY.

ALSO, FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 THE COMPANY PROVIDED 300,000 AND 425,000 WARRANTS FOR SERVICES. THESE WARRANTS HAVE BEEN VALUED AT THEIR FAIR VALUE ON THE DATE OF ISSUANCE AND RECORDED AS COMPENSATION EXPENSE. THE AMOUNT OF ADDITIONAL COMPENSATION EXPENSE RECORDED DURING THE YEARS ENDED DECEMBER 31, 2003 AND 2002 WAS $30,000 AND $46,500, RESPECTIVELY.

(13) EMPLOYMENT AND CONSULTANT AGREEMENTS

ON JANUARY 1, 2002, THE COMPANY ENTERED INTO A FIVE-YEAR EMPLOYMENT AGREEMENT WITH THE CHIEF EXECUTIVE OFFICER ("CEO"). COMPENSATION UNDER THE AGREEMENT IS $150,000 ANNUAL SALARY, $1,200 PER MONTH AUTO ALLOWANCE AND $1,500 PER MONTH TO COVER RENTAL OFFICES IN HOPEWELL, NEW JERSEY. THE CEO AGREED TO AN AMENDMENT WHICH PROVIDED FOR AN ANNUAL SALARY OF $25,200 ACCRUING THE DIFFERENCE BEGINNING ON JULY 1ST. THE CEO HAS FULL PARTICIPATION IN THE COMPANY "FRINGE BENEFITS" INCLUDING HEALTH COVERAGE AND THE MAINTENANCE OF A WHOLE LIFE POLICY. THE BENEFITS CONTINUE IF EMPLOYMENT IS TERMINATED WITHOUT CAUSE OR BY REASON OF DEATH OR DISABILITY TO THE CEO OR HIS ESTATE FOR THE REMAINING TERM OF THE AGREEMENT OR A PERIOD OF 24 MONTHS, WHICHEVER IS LONGER. BONUS AND PARTICIPATION IN THE STOCK OPTION PLAN ARE BASED UPON THE DISCRETION OF THE COMPENSATION COMMITTEE. IN JULY 2002, THE CEO WAS GRANTED 120,000 STOCK OPTIONS VESTING IN EQUAL INSTALLMENTS OF 10,000 SHARES PER MONTH, AT AN EXERCISE PRICE OF $0.15, THE FAIR MARKET VALUE AT THE DATE OF THE GRANT.

IN JULY 2002, WORLDWATER CORP. GRANTED 1,000,000 SHARES OF RESTRICTED STOCK FOR THE BENEFIT OF ITS CHAIRMAN. COMPENSATION EXPENSE FOR RESTRICTED STOCK IS BASED ON THE MARKET PRICE OF THE COMPANY STOCK AT THE TIME OF THE GRANT ($0.15) AND AMORTIZED ON A STRAIGHT-LINE BASIS OVER THE VESTING PERIOD WHICH IS FIVE YEARS. THE RECIPIENT (CHAIRMAN) DID NOT PAY ANY CASH CONSIDERATION TO THE COMPANY FOR THE SHARES AND HAS THE RIGHT TO VOTE ALL SHARES SUBJECT TO THE GRANT, WHETHER OR NOT THE SHARES HAVE VESTED. THE RESTRICTION IS BASED UPON CONTINUOUS SERVICE.

THE BALANCE OF UNEARNED COMPENSATION RELATED TO THESE RESTRICTED SHARES AS OF DECEMBER 31, 2003 WAS $105,000. TOTAL COMPENSATION EXPENSE RECOGNIZED WAS $30,000 FOR THE YEAR ENDED DECEMBER 31, 2003 AND $15,000 FOR 2002.

(13) EMPLOYMENT AND CONSULTANT AGREEMENTS (CONTINUED)

ALSO ON JANUARY 1, 2002, THE COMPANY ENTERED INTO THREE-YEAR EMPLOYMENT AGREEMENTS WITH THE VICE PRESIDENT/CONTROLLER AND THE VICE PRESIDENT. TOTAL COMPENSATION UNDER THESE AGREEMENTS AMOUNTED TO $152,000 ANNUALLY. IN JULY 2002, THE VICE PRESIDENT/CONTROLLER AND VICE PRESIDENT AGREED TO AMEND THEIR EMPLOYMENT AGREEMENTS SUCH THAT THEIR COMBINED ANNUAL SALARIES WERE REDUCED TO $73,200. SUBSEQUENTLY, WITH EFFECT ON NOVEMBER 1, 2002, THE COMBINED SALARIES OF THESE INDIVIDUALS WERE INCREASED TO $122,000 ANNUALLY. IN ADDITION, EFFECTIVE JULY 2002, THESE INDIVIDUALS WERE GRANTED 156,000 STOCK OPTIONS, VESTING 13,000 PER MONTH, AT AN EXERCISE PRICE OF $0.15, THE FAIR MARKET VALUE AT THE DATE OF THE GRANT.

THE COMPANY HAS UNPAID SALARIES OF $447,880 WHICH HAVE BEEN DEFERRED BY THE OFFICERS AS OF DECEMBER 31, 2003, AND ARE INCLUDED IN ACCRUED EXPENSES.

(14) LEASES

THE COMPANY LEASES ITS PRODUCTION, SERVICE AND ADMINISTRATIVE PREMISES UNDER A FIVE-YEAR LEASE AGREEMENT EXPIRING JUNE 25, 2007. THE LEASE REQUIRES THE LESSEE TO PAY TAXES, MAINTENANCE, INSURANCE AND CERTAIN OTHER OPERATING COSTS OF THE LEASED PROPERTY. RENT EXPENSE FOR 2003 AND 2002 WAS $66,000.

THE MINIMUM FUTURE RENTAL PAYMENTS UNDER THIS LEASE ARE $231,000 THROUGH JUNE 14, 2007.

2004              66,000
2005              66,000
2006              66,000
2007              33,000
                --------
                $231,000
                ========

THE COMPANY ALSO LEASES A SALES OFFICE IN SACRAMENTO, CALIFORNIA UNDER A ONE YEAR LEASE AGREEMENT EXPIRING AUGUST 15, 2004. RENT EXPENSE FOR THIS OFFICE IN 2003 WAS $7,200.

(15) RISKS AND UNCERTAINTIES

FOREIGN OPERATIONS

THE COMPANY OPERATES IN VARIOUS COUNTRIES THAT ARE SUBJECT TO RISKS PECULIAR TO EACH COUNTRY. WITH RESPECT TO ANY PARTICULAR COUNTRY, THESE RISKS MAY INCLUDE:

- - EXPROPRIATION AND NATIONALIZATION OF OUR ASSETS (INCLUDING INTELLECTUAL PROPERTY) IN THAT COUNTRY;
- -   POLITICAL AND ECONOMIC INSTABILITY;
- -   SOCIAL  UNREST,  ACTS OF  TERRORISM,  FORCE  MAJEURE,  WAR OR OTHER  ARMED
      CONFLICT;
- -   INFLATION;
- -   CURRENCY FLUCTUATIONS, DEVALUATIONS AND CONVERSION RESTRICTIONS;
- -   CONFISCATORY TAXATION OR OTHER ADVERSE TAX POLICIES;
- - GOVERNMENTAL ACTIVITIES THAT LIMIT OR DISRUPT MARKETS, RESTRICT PAYMENTS OR LIMIT THE MOVEMENT OF FUNDS;
- - GOVERNMENTAL ACTIVITIES THAT MAY RESULT IN THE DEPRIVATION OF CONTRACT RIGHTS; AND
- - TRADE RESTRICTIONS AND ECONOMIC EMBARGOES IMPOSED BY THE UNITED STATES AND OTHER COUNTRIES.

NO SINGLE COUNTRY OTHER THAN THE UNITED STATES ACCOUNTED FOR MORE THAN 10% OF OUR REVENUES IN 2003 AND 2002. FOREIGN SALES, MOSTLY TO PHILIPPINES, WERE $35,817 IN 2003 AND $89,255 IN 2002, ALL THE REMAINDER WAS IN THE UNITED STATES.

IN 2004 THE COMPANY HAS INITIATED A MARKETING INITIATIVE IN IRAQ AND OTHER MIDDLE EAST COUNTRIES. UNSETTLED POLITICAL CONDITIONS, SOCIAL UNREST, ACTS OF TERRORISM, FORCE MAJEURE, WAR OR OTHER ARMED CONFLICT, EXPLOITATION OR OTHER GOVERNMENTAL ACTIONS, INFLATION, EXCHANGE CONTROLS OR CURRENCY DEVALUATION MAY RESULT IN INCREASED BUSINESS RISK IN THIS REGION. THE COMPANY HAS ENTERED AN ALLIANCE WITH THE SANDI GROUP, ONE OF THE LARGEST IRAQI CONSTRUCTION AND LOGISTICS COMPANIES IN THE REGION, TO ASSIST THE COMPANY IN DOING BUSINESS IN THIS REGION.

FIXED-PRICE CONTRACTS

THE COMPANY UTILIZES FIXED-PRICE CONTRACTS WHICH RESULTS IN BUSINESS RISK. RISK ARISES FROM, AMONG OTHER THINGS:

- - UNCERTAINTY IN ESTIMATING THE TECHNICAL ASPECTS AND EFFORT INVOLVED TO ACCOMPLISH THE WORK WITHIN THE CONTRACT SCHEDULE;
- -   LABOR  AVAILABILITY  AND  PRODUCTIVITY;  AND
- -   SUPPLIER AND SUBCONTRACTOR PRICING AND PERFORMANCE.

INTELLECTUAL PROPERTY RIGHTS

THE COMPANY RELIES ON A VARIETY OF INTELLECTUAL PROPERTY RIGHTS IN THE MANUFACTURE OF OUR PRODUCTS. THE COMPANY MAY NOT BE ABLE TO PRESERVE THESE RIGHTS INTELLECTUAL PROPERTY RIGHTS IN THE FUTURE AND THESE RIGHTS COULD BE INVALIDATED, CIRCUMVENTED OR CHALLENGED. IN ADDITION, THE LAWS OF SOME FOREIGN COUNTRIES IN WHICH OUR EQUIPMENT MAY BE SOLD DO NOT PROTECT INTELLECTUAL PROPERTY RIGHTS TO THE SAME EXTENT OF THE UNITED STATES. FAILURE TO PROTECT OUR PROPRIETARY INFORMATION AND SUCCESSFUL INTELLECTUAL PROPERTY CHALLENGES OR INFRINGEMENT PROCEEDINGS AGAINST THE COMPANY COULD MATERIALLY AND ADVERSELY AFFECT THE COMPANY'S COMPETITIVE POSITION.

TECHNOLOGICAL DEVELOPMENTS

THE MARKET FOR OUR EQUIPMENT IS CHARACTERIZED BY CONTINUAL TECHNOLOGICAL DEVELOPMENTS TO PROVIDE BETTER AND MORE RELIABLE PERFORMANCE AND SERVICES. IF THE COMPANY IS NOT ABLE TO DESIGN, DEVELOP, AND PRODUCE COMMERCIALLY COMPETITIVE PRODUCTS AND COMPLETE INSTALLATION IN A TIMELY MANNER IN RESPONSE TO CHANGES IN TECHNOLOGY, THE BUSINESS AND REVENUES COULD BE MATERIALLY AND ADVERSELY AFFECTED. SIMILARLY, IF OUR PROPRIETARY TECHNOLOGIES AND EQUIPMENT BECOME OBSOLETE, WE MAY NO LONGER BE COMPETITIVE AND OUR BUSINESS AND REVENUES COULD BE MATERIALLY AND ADVERSELY AFFECTED.

TECHNICAL PERSONNEL

THE SERVICES WE SELL IN ASSOCIATION OF THE EQUIPMENT SOLD IS COMPLEX AND HIGHLY ENGINEERED AND OFTEN MUST BE PERFORMED IN HARSH CONDITIONS. THE COMPANY'S SUCCESS DEPENDS ON ITS ABILITY TO EMPLOY AND RETAIN TECHNICAL PERSONNEL WITH THE ABILITY TO DESIGN, UTILIZE AND ENHANCE THESE PRODUCTS AND SERVICES. IN ADDITION, OUR ABILITY TO EXPAND OUR OPERATIONS DEPENDS IN PART ON OUR ABILITY TO INCREASE OUR SKILLED LABOR FORCE. THE DEMAND FOR SKILLED WORKERS IS HIGH AND THE SUPPLY IS LIMITED. A SIGNIFICANT INCREASE IN WAGES PAID BY COMPETING EMPLOYERS COULD RESULT IN A REDUCTION OF OUR SKILLED LABOR FORCE AND OR INCREASES IN WAGE RATES THAT WE MUST PAY. IF EITHER OF THESE EVENTS WERE TO OCCUR, OUR COST STRUCTURE COULD INCREASE, OUR MARGINS DECREASE AND OUR GROWTH POTENTIAL COULD BE IMPAIRED.

GOVERNMENT INCENTIVES

THE COMPETITIVENESS OF OUR TECHNOLOGY AND EQUIPMENT IS VERY MUCH DEPENDENT UPON GOVERNMENTAL REBATES AND INCENTIVES. IF THERE THE GOVERNMENTAL REBATES AND INCENTIVES WERE TO BE MATERIALLY REDUCED OR ELIMINATED OUR BUSINESS AND REVENUES COULD BE MATERIALLY AND ADVERSELY AFFECTED.

THE COMPANY MARKETS ITS PRODUCTS TO DEVELOPING NATIONS. THE ABILITY OF THESE CUSTOMERS TO ORDER AND PAY FOR THE COMPANY'S PRODUCTS AND SERVICES IS DEPENDENT ON A VARIETY OF FACTORS INCLUDING GOVERNMENT APPROVAL, ADEQUATE FUNDING AND VIGOROUS TESTING PROCEDURES.

(16) FAIR VALUE OF FINANCIAL INSTRUMENTS

THE FOLLOWING METHODS AND ASSUMPTIONS WERE USED TO ESTIMATE THE FAIR VALUE OF EACH CLASS OF FINANCIAL INSTRUMENTS FOR WHICH IT IS PRACTICAL TO ESTIMATE THAT VALUE.

THE CARRYING VALUE OF CASH AND CASH EQUIVALENTS, RECEIVABLES, ACCOUNTS PAYABLE AND ACCRUED EXPENSES APPROXIMATE FAIR VALUE BECAUSE OF THE SHORT MATURITY OF THOSE INSTRUMENTS. THE FAIR VALUE OF THE COMPANY'S DEBT IS ESTIMATED BASED ON THE CURRENT RATES OFFERED TO THE COMPANY FOR DEBT OF THE SAME REMAINING MATURITIES AND SIMILAR TERMS.

(17) CONTINGENCIES

THE COMPANY IS OCCASIONALLY SUBJECT TO VARIOUS CLAIMS AND SUITS THAT ARISE FROM TIME TO TIME IN THE ORDINARY COURSE OF ITS BUSINESS. THE COMPANY IS NOT AWARE OF ANY PENDING OR THREATENED LITIGATION THAT COULD HAVE A MATERIAL ADVERSE EFFECT UPON THE COMPANY'S BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

(18) SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                 2003          2002
                                               ---------    ---------
         CASH PAID DURING THE YEAR FOR:

                  INTEREST                     $  51,800    $   6,673
                                               =========    =========
BENEFIT FOR SALE OF NJ NET OPERATING LOSSES    $       0    $(121,603)
                                               =========    =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCE ACTIVITIES:

IN JULY OF 2003, $60,000 OF A CONVERTIBLE LOAN WAS CONVERTED INTO 500,000 SHARES AT $0.12 PER SHARE (THE ORIGINAL CONVERSION PRICE).

FOR THE YEAR ENDED DECEMBER 31, 2003 THE COMPANY RECORDED $38,000 FOR ACCRETION OF PREFERRED STOCK DIVIDENDS.

(19) SUBSEQUENT EVENTS

IN JANUARY OF 2004, $440,000, THE BALANCE OF A $0.12 PER SHARE CONVERTIBLE LOAN, WAS CONVERTED INTO 3,666,666 COMMON STOCK SHARES AT THE ORIGINAL CONVERSION PRICE. THE INTEREST ON THE LOAN WAS PAID TO THE INVESTOR IN CASH.

DURING THE FIRST QUARTER 2004 THE COMPANY ISSUED THREE YEAR CONVERTIBLE NOTES TOTALING $1,180,000 TO INSTITUTIONAL AND ACCREDITED INDIVIDUAL INVESTORS. THE NOTES BEAR INTEREST AT 10% PER ANNUM PAYABLE SEMI-ANNUALLY COMMENCING JULY 2004. INTEREST IS PAYABLE IN CASH OR IN SHARES OF COMMON STOCK AT THE ELECTION OF THE HOLDER. THE NOTES ARE CONVERTIBLE INTO AN AGGREGATE OF 7,866,667 SHARES OF COMMON STOCK AT $0.15 PER SHARE. THE NOTES ARE CONVERTIBLE AT THE OPTION OF THE HOLDER, ANYTIME AFTER PURCHASE. AS A RESULT OF THIS ISSUANCE BENEFICIAL CONVERSION INTEREST OF $399,667 WILL BE RECORDED IN THE FIRST QUARTER OF 2004. WARRANTS TO PURCHASE AN AGGREGATE OF 5,270,667 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.30 PER SHARE WERE ISSUED WITH THE CONVERTIBLE NOTES VALUED AT $553,420.

DURING THE FIRST QUARTER OF 2004 THE COMPANY SOLD 1,000,000 RESTRICTED COMMON STOCK SHARES THROUGH A PRIVATE PLACEMENT AT $0.15 PER SHARE TO AN ACCREDITED INVESTOR TOTALING $150,000. WARRANTS TO PURCHASE AN AGGREGATE OF 670,000 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.20 PER SHARE WERE ISSUED WITH THE STOCK PURCHASE AND ARE VALUED AT $80,400.

DURING THE FIRST QUARTER OF 2004 THE COMPANY ISSUED 525,000 WARRANTS TO PURCHASE COMMON STOCK AT $0.15 PER SHARE TO SHAREHOLDERS AS CONSIDERATION FOR EXTENSION OF LOANS TOTALING $150,000 ORIGINALLY PAYABLE IN DECEMBER 2003. THE WARRANT ISSUANCE WILL RESULT IN $58,000 OF RECORDED INTEREST EXPENSE IN THE FIRST QUARTER OF 2004. ALSO, AS CONSIDERATION FOR LOANS TOTALING $70,000 COMMON STOCK SHARES IN THE AMOUNT OF 375,000 WERE ISSUED AND WILL BE RECORDED AS $55,500 OF COMPENSATION EXPENSE IN THE FIRST QUARTER OF 2004. THE LOANS WERE PAID IN APRIL OF 2004.

IN MARCH OF 2004 THE COMPANY ISSUED 150,000 COMMON STOCK SHARES TO A SWISS INVESTOR RELATIONS FIRM, $25,500 OF COMPENSATION EXPENSE WILL BE RECORDED.

ALSO IN MARCH OF 2004, AN EMPLOYEE EXERCISED 33,333 STOCK OPTIONS EXERCISABLE AT $0.15 PER SHARE TOTALING $5,000.

DURING THE FIRST QUARTER OF 2004 A WARRANT IN THE AMOUNT OF 100,000 SHARES EXERCISABLE AT $0.15 PER SHARE WAS EXERCISED FOR A TOTAL OF $15,000.

ON APRIL 1, 2004 THE COMPANY ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH SBI BRIGHTLINE VIII LLC ("PURCHASER"). SUBJECT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT THE COMPANY MAY ISSUE AND SELL TO THE PURCHASER AND PURCHASER SHALL PURCHASE FROM THE COMPANY UP TO 17,000,000 SHARES OF COMMON STOCK IN THREE TRANCHES WITH WARRANT CONSIDERATION AS DEFINED BELOW:

              NUMBER OF TRANCHE       NUMBER OF TRANCHE            TRANCHE PURCHASE            TRANCHE PURCHASE PRICE
TRANCHE      SHARES INCLUDED IN       WARRANTS INCLUDED            PRICE PER TRANCHE             PER TRANCHE WARRANTS
  NO.           TRANCHE IN              TRANCHE SHARE               (U.S. DOLLARS)                  (U.S. DOLLARS)
- -------      -------------------     -------------------         ----------------------        ----------------------
  1              7,000,000               2,100,000                      $0.17                         $0.17
  2              5,000,000               1,500,000                      $0.22                         $0.22
  3              5,000,000               1,500,000                      $0.27                         $0.27

THE COMPANY INTENDS TO SELL TRANCHE SHARES TO THE PURCHASER SUBSEQUENT TO THE DATE ON WHICH THE REGISTRATION STATEMENT OF THE COMPANY COVERING THE RESALE OF THE SHARES IS DECLARED EFFECTIVE, WHICH IS EXPECT TO BE EARLY IN THE THIRD QUARTER OF 2004. IT IS ANTICIPATED THAT ALL TRANCHE SHARES SHALL BE SOLD BY THE END OF THE FOURTH QUARTER 2004.

THE TRADING PRICE OF OUR COMMON STOCK DURING THE SEVERAL WEEK PERIOD LEADING UP TO APRIL 1, 2004 WAS GENERALLY GREATER THAN THE PRICE PER SHARE FOR THE FIRST 7,000,000 SHARES THAT MAY BE SOLD UNDER OUR STOCK PURCHASE AGREEMENT WITH SBI; HOWEVER, OUR AVERAGE CLOSING PRICE DURING MARCH 2004 WAS SLIGHTLY MORE THAN $0.20 PER SHARE AND THE AVERAGE SHARE PRICE OF ALL OF THE SHARES TO BE SOLD UNDER OUR STOCK PURCHASE AGREEMENT WITH SBI IS SLIGHTLY MORE THAN $0.21 PER SHARE.

IN CONJUNCTION WITH THE ABOVE-DESCRIBED SECURITIES PURCHASE AGREEMENT, IN APRIL OF 2004 THE COMPANY ENTERED INTO A TERM LOAN WITH HIT CREDIT UNION AND HONG KONG LEAGUE CENTRAL CREDIT UNION (THE "LENDERS") AND SBI ADVISORS, LLC AS AGENT FOR THE LENDERS FOR $800,000. THE TERM LOAN SHALL BE REPAID AS FOLLOWS: $400,000 OF THE PRINCIPAL AMOUNT WILL BE DUE AND PAYABLE WITHIN THREE DAYS AFTER RECEIPT BY THE BORROWER OF THE PROCEEDS FROM THE $0.17 TRANCHE AS PER THE SECURITIES PURCHASE AGREEMENT AND THE REMAINING UNPAID PRINCIPAL AND ACCRUED INTEREST ON THE TERM LOAN SHALL BE PAYABLE OCTOBER 2004. THE TERM LOAN BEARS INTEREST AT 18% PER ANNUM. SBI ADVISORS, LLC RECEIVED A FIVE YEAR WARRANTS TO PURCHASE 400,000 COMMON STOCK SHARES EXERCISABLE AT $0.30 AS PLACEMENT AGENTS FOR THIS TRANSACTION, $108,000 OF COMPENSATION EXPENSE WILL BE RECORDED IN THE FIRST QUARTER OF 2004. THESE WARRANTS WILL BE INCLUDED IN THE ABOVE MENTION REGISTRATION STATEMENT

THE ABOVE TRANSACTIONS DID NOT INVOLVE A PUBLIC OFFERING AND THEREFORE WERE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").


                        WORLDWATER CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                                   (UNAUDITED)

       ASSETS                                                                 3/31/04

CURRENT ASSETS:
    CASH AND CASH EQUIVALENTS                                             $    263,627
    ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR DOUBTFUL
        ACCOUNTS OF $8,540                                                     720,534
    DEFERRED CONTRACT COSTS                                                     84,992
    ADVANCES TO EMPLOYEES                                                       16,800
    PREPAID EXPENSES                                                            15,457
                                                                          ------------
       TOTAL CURRENT ASSETS                                                  1,101,410
    EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET                                   56,517
    DEPOSITS                                                                     9,040
                                                                          ------------
       TOTAL ASSETS                                                       $  1,166,967
                                                                          ============
LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

CURRENT LIABILITIES:
    NOTES PAYABLE                                                         $    152,000
                     NOTES PAYABLE, RELATED PARTIES 176,319
                  CURRENT MATURITIES OF LONG-TERM DEBT 162,896
    CUSTOMER DEPOSITS PAYABLE                                                   69,671
    ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                    2,237,925
                                                                          ------------
       TOTAL CURRENT LIABILITIES                                             2,798,811
    LONG-TERM DEBT                                                           1,996,086
                       NOTE PAYABLE, RELATED PARTY 84,781
                                                                          ------------
       TOTAL LIABILITIES                                                     4,879,678
                                                                          ------------
COMMITMENTS AND CONTINGENCIES                                                        -

STOCKHOLDERS' (DEFICIENCY):
    PREFERRED STOCK CONVERTIBLE,$.01 PAR VALUE; AUTHORIZED 7% 10,000,000; ISSUED
       AND OUTSTANDING AT SEPTEMBER 30, 2003:
          SERIES A  66,667 SHARES, LIQUIDATION PREFERENCE $60,000                  667
          SERIES B  611,111 SHARES LIQUIDATION PREFERENCE $550,000               6,111
    COMMON STOCK, $.001 PAR VALUE; AUTHORIZED 135,000,000;
       ISSUED AND OUTSTANDING 57,831,719 SHARES (1,000,000 RESTRICTED)          57,832
    ADDITIONAL PAID-IN CAPITAL                                              17,569,720
    DEFERRED COMPENSATION                                                      (97,500)
                   ACCUMULATED OTHER COMPREHENSIVE EXPENSE 588
    ACCUMULATED DEFICIT                                                    (21,250,129)
                                                                          ------------
       TOTAL STOCKHOLDERS' (DEFICIENCY)                                     (3,712,711)
                                                                          ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)                   $  1,166,967
                                                                          ============

                 THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ARE AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                   (UNAUDITED)


                                                                  2004            2003
                                                                  ----            ----
REVENUE:
    EQUIPMENT SALES                                          $    675,380     $  1,066,900
    GRANT REVENUE                                                 105,466           31,445
                                                             ------------     ------------
        TOTAL                                                     780,846        1,098,345
                                                             ------------     ------------
COST OF GOODS SOLD:
    COST OF EQUIPMENT SALES                                       643,854          717,158
    COST OF GRANT REVENUE                                          81,777           24,065
                                                             ------------     ------------
                                                                  725,631          741,223
                                                             ------------     ------------
GROSS PROFIT                                                       55,215          357,122
                                                             ------------     ------------
OPERATING EXPENSES:
    RESEARCH AND DEVELOPMENT EXPENSE                               38,069           87,679
    MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES                830,138          727,140
                                                             ------------     ------------
        TOTAL EXPENSES                                            868,207          814,819
                                                             ------------     ------------
LOSS FROM OPERATIONS                                             (812,992)        (457,697)
                                                             ------------     ------------
OTHER EXPENSE (INCOME)
    INTEREST EXPENSE (INCOME), NET                                854,228           39,186
                                                             ------------     ------------
        TOTAL OTHER EXPENSE (INCOME), NET                         854,228           39,186
                                                             ------------     ------------
NET LOSS                                                       (1,667,220)        (496,883)

  ACCRETION OF PREFERRED STOCK DIVIDENDS                           (9,625)          (9,625)
                                                             ------------     ------------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS                   $ (1,676,845)    $   (506,508)
                                                             ============     ============

NET LOSS APPLICABLE PER COMMON SHARE (BASIC AND DILUTED):    $      (0.03)    $      (0.01)
                                                             ============     ============


SHARES USED IN PER SHARE CALCULATION (BASIC AND DILUTED):
     WEIGHTED AVERAGE OUTSTANDING                              55,715,877       50,365,052
                                                             ============     ============

                 THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ARE AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE THREE MONTHS ENDED MARCH 31,
                                   (UNAUDITED)

                                                                              2004             2003
                                                                              ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
    NET LOSS                                                              $(1,667,220)    $  (496,883)
    ADJUSTMENTS TO RECONCILE NET LOSS TO
       NET CASH USED IN OPERATING ACTIVITIES:
           AMORTIZATION OF INTEREST EXPENSE                                   272,812          17,590
           DEPRECIATION                                                         8,702           7,989
           BENEFICIAL CONVERSION OF CONVERTIBLE NOTES                         427,167               -
           ISSUANCE OF WARRANTS FOR SERVICES                                   46,000               -
           ISSUANCE OF STOCK FOR SERVICE                                       81,000               -
           AMORTIZATION OF DEFERRED COMPENSATION                                7,500           7,500
           CHANGES IN ASSETS AND LIABILITIES:
               ACCOUNTS RECEIVABLE                                           (671,433)       (466,670)

               INVENTORY                                                            -         (11,801)
               DEFERRED CONTRACT COSTS                                        (76,120)        581,963
               PREPAID EXPENSES                                                (2,307)          3,476
               CUSTOMER DEPOSITS PAYABLE                                      (64,845)       (243,172)
               DUE TO BANK                                                                      3,828
               ACCOUNTS PAYABLE AND OTHER ACCRUED EXPENSES                    522,772         210,483
                                                                          -----------     ------------
                   NET CASH (USED IN) OPERATING ACTIVITIES                 (1,115,972)       (385,697)
                                                                          -----------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    PURCHASE OF EQUIPMENT AND LEASEHOLD IMPROVEMENTS                                -          (2,100)
    DEPOSITS                                                                        -         (16,257)
                                                                          -----------     ------------
                   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              -         (18,357)
                                                                          -----------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    PROCEEDS FROM ISSUANCE OF LONG-TERM DEBT                                1,258,750         205,696
    PROCEEDS FROM EXERCISE OF STOCK OPTIONS AND WARRANTS                       20,000               -
    PAYMENTS ON LONG-TERM DEBT                                                (11,796)         (1,550)
    PROCEEDS FROM ISSUANCE OF NOTES PAYABLE                                    88,616         350,000
    PAYMENTS ON NOTES PAYABLE                                                (235,000)       (285,500)
    PROCEEDS FROM ISSUANCE OF COMMON STOCK                                    150,000               -
                                                                          -----------     ------------
                   NET CASH PROVIDED BY FINANCING ACTIVITIES                1,270,570         268,646
                                                                          -----------     ------------

NET EFFECT OF CURRENCY TRANSLATION  ON CASH                                    49,984          (2,400)
NET INCREASE (DECREASE) IN CASH                                               204,582        (137,808)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                 59,045         140,574
                                                                          -----------     ------------

CASH AND CASH  EQUIVALENTS  AT END OF FIRST  QUARTER                      $   263,627     $     2,766
                                                                          ===========     ===========

                 THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ARE AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                       FOR THE PERIOD ENDED MARCH 31, 2004
                                   (UNAUDITED)

                                                                                       ADDITIONAL    ADDITIONAL
                                                                                        PAID-IN       PAID-IN
                                          COMMON STOCK             PREFERRED STOCK      CAPITAL       CAPITAL
                                       SHARES      PAR VALUE     SHARES    PAR VALUE   (COMMON)     (PREFERRED)
                                     -----------  ----------  ---------  ----------  ----------- ------------
BALANCE, DECEMBER 31, 2003            52,506,720     $52,507     677,778  $   6,778  $15,146,564   $  580,389

PREFERRED STOCK
   - ACCRETION OF DIVIDENDS                    -           -          -           -            -        9,625
AMORTIZATION OF DEFERRED COMPENSATION
     AND RESTRICTED STOCK                      -           -          -           -            -            -
WARRANTS GRANTED FOR FINANCING                 -           -          -           -      674,300            -
WARRANTS GRANTED FOR COMMISSION ON             -           -          -           -       46,000            -
     FINANCING
BENEFICIAL CONVERSION FEATURE OF               -           -          -           -      427,167            -
     CONVERTIBLE NOTES
CONVERSION OF CONVERTIBLE NOTES        3,666,666       3,667          -           -      436,333            -
ISSUANCE OF COMMON STOCK FOR CASH      1,000,000       1,000          -           -      149,000            -
ISSUANCE OF COMMON STOCK FOR             100,000         100          -           -       14,900            -
     WARRANTS EXERCISED
STOCK GRANTED FOR SERVICES               525,000         525          -           -       80,475            -
EXERCISE OF STOCK OPTIONS                 33,333          33          -           -        4,967            -
COMPREHENSIVE LOSS:
  NET LOSS                                     -           -          -           -            -            -
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT              -           -          -           -            -            -
TOTAL COMPREHENSIVE LOSS                       -           -          -           -            -            -
                                     -----------  ----------  ---------  ----------  ----------- ------------

BALANCE, MARCH 31, 2004               57,831,719    $ 57,832    677,778  $    6,778  $16,979,706  $   590,014
                                     ===========  ==========  =========  ========== ===========  ============

                                                                           ACCUMULATED
                                                                              OTHER
                                        DEFERRED      ACCUMULATED          COMPREHENSIVE
                                      COMPENSATION      DEFICIT            INCOME (LOSS)         TOTAL
                                      -----------    -------------       -------------      -------------
BALANCE, DECEMBER 31, 2003              ($105,000)   ($19,573,284)           ($49,396)       ($3,941,442)

PREFERRED STOCK
   - ACCRETION OF DIVIDENDS                     -          (9,625)                  -                 -
AMORTIZATION OF DEFERRED COMPENSATION
     AND RESTRICTED STOCK                   7,500               -                   -             7,500
WARRANTS GRANTED FOR FINANCING                  -               -                   -           674,300
WARRANTS GRANTED FOR COMMISSION ON              -               -                   -            46,000
     FINANCING
BENEFICIAL CONVERSION FEATURE OF                -               -                   -           427,167
     CONVERTIBLE NOTES
CONVERSION OF CONVERTIBLE NOTES                 -               -                   -           440,000
ISSUANCE OF COMMON STOCK FOR CASH               -               -                   -           150,000
ISSUANCE OF COMMON STOCK FOR                    -               -                   -            15,000
     WARRANTS EXERCISED
STOCK GRANTED FOR SERVICES                      -               -                   -            81,000
EXERCISE OF STOCK OPTIONS                       -               -                   -             5,000
COMPREHENSIVE LOSS:
  NET LOSS                                      -       1,667,220                    -        1,667,220
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT               -               -               49,984           49,984
                                                                                             -----------
TOTAL COMPREHENSIVE LOSS                        -               -                    -        1,617,236
                                      -----------    -------------       -------------      -------------
BALANCE, MARCH 31, 2004                 ($97,500)    ($21,250,129)                $588      ($3,712,711)
                                      ===========    =============       =============      ==============

               THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE
                     AN INTEGRAL PART OF THESE STATEMENTS.

PART  I.  ITEM  1.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.    LIQUIDITY

THESE CONSOLIDATED FINANCIAL STATEMENTS ARE PRESENTED ON THE BASIS THAT THE COMPANY WILL CONTINUE AS A GOING CONCERN. THE GOING CONCERN CONCEPT CONTEMPLATES THE REALIZATION OF ASSETS AND THE SATISFACTION OF LIABILITIES IN THE NORMAL COURSE OF BUSINESS OVER A REASONABLE LENGTH OF TIME. THE COMPANY'S WORKING CAPITAL DEFICIT AND STOCKHOLDER'S DEFICIENCY RAISES SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. MANAGEMENT CONTINUES TO RAISE CAPITAL THROUGH THE SALE OF COMMON STOCK AND ADDITIONAL BORROWINGS. IN ADDITION, MANAGEMENT IS CONTINUING TO MARKET THEIR PRODUCTS DOMESTICALLY AND INTERNATIONALLY. HOWEVER, THERE CAN BE NO ASSURANCES THAT THE COMPANY WILL BE SUCCESSFUL IN THESE EFFORTS. THE CONSOLIDATED FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS GOING CONCERN UNCERTAINTY.

2.    NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF THE BUSINESS

THE COMPANY OPERATES IN ONE BUSINESS SEGMENT AS A FULL-SERVICE WATER MANAGEMENT AND SOLAR ENERGY COMPANY, DESIGNING, DEVELOPING AND MARKETING TECHNOLOGY RELATING TO WATER NEEDS AND SOLAR POWER APPLICATIONS. THE COMPANY ADVISES AND SUPPLIES GOVERNMENTS AND INDUSTRY THROUGHOUT THE WORLD ON SOLAR ELECTRIC APPLICATIONS AND ON ALL PHASES OF WATER NEEDS. THE COMPANY HAS CUSTOMERS IN THE UNITED STATES, AND IN DEVELOPING COUNTRIES, PRINCIPALLY THE PHILIPPINES, IN THE FIRST QUARTER 2004.

      PRINCIPLES OF CONSOLIDATION

THE CONSOLIDATED FINANCIAL STATEMENTS INCLUDE THE PARENT COMPANY WORLDWATER CORP., AND ITS CONTROLLED WHOLLY OWNED SUBSIDIARY COMPANY, WORLDWATER (PHILS) INC. AND CERTAIN OTHER INACTIVE SUBSIDIARIES. ALL SIGNIFICANT INTERCOMPANY ACCOUNTS AND TRANSACTIONS HAVE BEEN ELIMINATED IN CONSOLIDATION.

      WORLDWATER CORP., 100% WHOLLY OWNED INACTIVE SUBSIDIARIES INCLUDE -
                  WORLDWATER, INC.
                  WORLDWATER HOLDINGS INC.
                  WORLDWATER EAST AFRICA LTD.
                  WORLDWATER PAKISTAN (PVT.), LTD.

     USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE AMOUNTS REPORTED IN THE CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES. ESTIMATES ARE USED FOR, BUT NOT LIMITED TO, FOREIGN CURRENCY TRANSLATION, DEPRECIATION, TAXES AND THE VALUE OF SHARES ISSUED. ALTHOUGH THESE ESTIMATES ARE BASED ON MANAGEMENT'S BEST KNOWLEDGE OF CURRENT EVENTS AND ACTIONS THAT THE COMPANY MAY UNDERTAKE IN THE FUTURE, ACTUAL RESULTS MAY BE DIFFERENT FROM THE ESTIMATES.

      FOREIGN CURRENCY TRANSLATION

FOR INTERNATIONAL SUBSIDIARIES, ASSET AND LIABILITY ACCOUNTS ARE TRANSLATED AT YEAR-END RATES OF EXCHANGE AND REVENUE AND EXPENSES ARE TRANSLATED AT AVERAGE EXCHANGE RATES PREVAILING DURING THE YEAR. FOR SUBSIDIARIES WHOSE FUNCTIONAL CURRENCY IS DEEMED TO BE OTHER THAN THE U.S. DOLLAR, TRANSLATION ADJUSTMENTS ARE INCLUDED AS A SEPARATE COMPONENT OF OTHER COMPREHENSIVE INCOME AND STOCKHOLDERS DEFICIENCY. CURRENCY TRANSACTION GAINS AND LOSSES ARE RECORDED IN INCOME.

      COMPREHENSIVE LOSS

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) NO. 130, "REPORTING COMPREHENSIVE INCOME" ESTABLISHES STANDARDS FOR REPORTING AND PRESENTATION OF COMPREHENSIVE LOSS AND ITS COMPONENTS IN A FULL SET OF FINANCIAL STATEMENTS. COMPREHENSIVE LOSS CONSISTS OF NET LOSS AND FOREIGN CURRENCY TRANSLATION AND IS PRESENTED IN THE CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY. SFAS NO. 130 REQUIRES ONLY ADDITIONAL DISCLOSURES IN THE FINANCIAL STATEMENTS; IT DOES NOT AFFECT THE COMPANY'S FINANCIAL POSITION OR RESULTS OF OPERATIONS.

      REVENUE RECOGNITION


THE COMPANY DERIVES REVENUE PRIMARILY FROM THE SALE AND INSTALLATION OF ITS SOLAR PUMPING SYSTEMS AND SOLAR ENERGY PRODUCTS. REVENUES ARE ALSO DERIVED TO A LESSER EXTENT FROM GOVERNMENT CONSULTING PROJECTS AND FROM GRANT REVENUE RECEIVED. REVENUES ARE RECORDED WHEN PERSUASIVE EVIDENCE OF AN ARRANGEMENT EXISTS, THE PRICE IS FIXED AND DETERMINABLE, DELIVERY HAS OCCURRED OR SERVICES HAVE BEEN RENDERED AND WHEN COLLECTIBILITY IS REASONABLY ASSURED.

REVENUES FROM TIME AND MATERIAL SERVICE ARRANGEMENTS ARE RECOGNIZED USING THE PERCENTAGE OF COMPLETION METHOD MEASURED BY LABOR AND OTHER COSTS INCURRED TO TOTAL ESTIMATED LABOR AND OTHER COSTS REQUIRED. ESTIMATES OF COSTS TO COMPLETE ARE REVIEWED PERIODICALLY AND MODIFIED AS REQUIRED. PROVISIONS ARE MADE FOR THE FULL AMOUNT OF ANTICIPATED LOSSES, IF ANY, ON ALL CONTRACTS IN THE PERIOD IN WHICH THE LOSSES ARE FIRST DETERMINED. CHANGES IN ESTIMATES ARE ALSO REFLECTED IN THE PERIOD THEY BECOME KNOWN.

REVENUES FROM EQUIPMENT SALES AND INSTALLATION CONTRACTS CONTAINING ACCEPTANCE PROVISIONS ARE RECOGNIZED UPON CUSTOMER ACCEPTANCE. DEFERRED CONTRACTS COST REPRESENT COSTS INCURRED ON UNCOMPLETED CONTRACTS. CASH PAYMENTS RECEIVED IN ADVANCE OF PRODUCT OR SERVICE REVENUE ARE RECORDED AS CUSTOMER DEPOSITS PAYABLE. SOME CONTRACTS HAVE SPECIFIED IDENTIFIABLE MULTIPLE ELEMENTS WHEREBY UPON COMPLETION OF THAT STAGE OR MILESTONE AND CUSTOMER ACCEPTANCE IS RECEIVED, THE APPLICABLE REVENUE IS RECOGNIZED.



REVENUES FROM CONSULTING PROJECTS ARE RECOGNIZED AS SERVICES ARE RENDERED.

GRANT REVENUES ON THE BASIS OF ENTITLEMENT PERIODS ARE RECORDED AS REVENUE WHEN ENTITLEMENT OCCURS.

ESTIMATED EXPENSES RELATED TO CONTRACTUAL  PRODUCT WARRANTIES ARE ACCRUED AT THE
TIME  OF  CONTRACT  COMPLETION.   ESTIMATES  ARE  ESTABLISHED  USING  HISTORICAL
INFORMATION ON THE NATURE, FREQUENCY, AND AVERAGE COST OF WARRANTY CLAIMS.

      ACCOUNTING FOR INCOME TAXES

DEFERRED  TAX ASSETS  AND  LIABILITIES  ARE  DETERMINED  BASED ON THE  TEMPORARY
DIFFERENCES BETWEEN THE FINANCIAL REPORTING AND THE TAX BASIS OF ASSETS AND LIABILITIES, APPLYING ENACTED STATUTORY TAX RATES IN EFFECT FOR THE YEAR IN WHICH THE DIFFERENCES ARE EXPECTED TO REVERSE. FUTURE TAX BENEFITS, SUCH AS NET OPERATING LOSS CARRYFORWARDS, ARE RECOGNIZED TO THE EXTENT THAT REALIZATION OF THESE BENEFITS IS CONSIDERED MORE LIKELY THAN NOT.

      CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL HIGHLY LIQUID INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE CARRYING AMOUNT OF CASH AND CASH EQUIVALENTS APPROXIMATES ITS FAIR VALUE DUE TO ITS SHORT-TERM NATURE.

      INVENTORY


INVENTORY IS STATED AT THE LOWER OF COST OR MARKET  DETERMINED  BY THE FIRST-IN,
FIRST-OUT  (FIFO)  METHOD.   INVENTORY   CONSISTS  MAINLY  OF  PURCHASED  SYSTEM
COMPONENTS.


      EQUIPMENT AND LEASEHOLD IMPROVEMENTS


EQUIPMENT AND LEASEHOLD IMPROVEMENTS ARE CARRIED AT COST, LESS ACCUMULATED DEPRECIATION AND ARE DEPRECIATED FOR FINANCIAL REPORTING PURPOSES USING THE STRAIGHT-LINE METHOD. DEPRECIATION FOR INCOME TAX PURPOSES IS COMPUTED USING ACCELERATED METHODS. THE ESTIMATED USEFUL LIVES ARE: COMPUTERS AND INFORMATION EQUIPMENT, 5 YEARS, OFFICE FURNITURE, VEHICLES, AND TEST AND ASSEMBLY FIXTURES, 5 TO 7 YEARS: LEASEHOLD IMPROVEMENTS, 7 YEARS. UPON RETIREMENT OR DISPOSAL, THE ASSET COST AND RELATED ACCUMULATED DEPRECIATION ARE REMOVED FROM THE ACCOUNTS AND THE NET AMOUNT, LESS ANY PROCEEDS, IS CHARGED OR CREDITED TO INCOME.


EXPENDITURES FOR MAINTENANCE AND REPAIRS ARE EXPENSED AS INCURRED. EXPENDITURES,
WHICH   SIGNIFICANTLY   INCREASE  ASSET  VALUE  OR  EXTEND  USEFUL  LIVES,   ARE
CAPITALIZED.

      RESEARCH AND DEVELOPMENT EXPENSE

RESEARCH AND DEVELOPMENT COSTS ARE EXPENSED AS INCURRED. ENHANCEMENTS TO PRODUCTS ARE CAPITALIZED ONCE TECHNOLOGICAL FEASIBILITY HAS BEEN ESTABLISHED.


      IMPAIRMENT OF LONG-LIVED ASSETS

THE COMPANY EVALUATES LONG-LIVED ASSETS FOR POTENTIAL IMPAIRMENT IN COMPLIANCE WITH SFAS NO. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. THE COMPANY RECORDS, IN DEPRECIATION EXPENSE, IMPAIRMENT LOSSES ON LONG-LIVED ASSETS USED IN OPERATIONS WHEN EVENTS AND CIRCUMSTANCES INDICATE THE ASSETS MIGHT BE IMPAIRED AND THE UNDISCOUNTED CASH FLOWS ESTIMATED TO BE GENERATED BY THOSE ASSETS ARE LESS THAN THEIR CARRYING AMOUNTS. THE CURRENT FAIR MARKET VALUE OF THE ASSETS IS DETERMINED BY RECENT TRANSACTIONS, EXPECTED REMAINING USEFUL LIVES, FUTURE MARKET TRENDS AND PROJECTED SALVAGE VALUES TO DETERMINE THE FAIR MARKET VALUE OF THESE ASSETS. IMPAIRMENT LOSSES ARE MEASURED BY COMPARING THE FAIR VALUE OF THE ASSET TO ITS CARRYING AMOUNT.

      STOCK-BASED COMPENSATION

THE COMPANY GRANTED OPTIONS FOR A FIXED NUMBER OF SHARES TO KEY EMPLOYEES WITH THE EXERCISE PRICE EQUAL TO THE FAIR VALUE OF SHARES AT THE DATE OF GRANT. THE COMPANY ACCOUNTS FOR STOCK OPTION GRANTS IN ACCORDANCE WITH APB OPINION NO. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", AND, ACCORDINGLY RECOGNIZES NO COMPENSATION EXPENSE FOR THE STOCK OPTION GRANTS. THE COMPANY HAS ADOPTED THE DISCLOSURE PROVISIONS OF SFAS NO. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION", WHICH PERMITS ENTITIES TO PROVIDE PRO FORMA NET INCOME (LOSS) DISCLOSURE FOR STOCK-BASED COMPENSATION AS IF THE FAIR-VALUE METHOD HAD BEEN APPLIED.


TRANSACTIONS WITH NON-EMPLOYEES AND CONSULTANTS, IN WHICH GOODS OR SERVICES ARE CONSIDERED RECEIVED FOR THE ISSUANCE FOR EQUITY INSTRUMENTS, ARE ACCOUNTED FOR UNDER THE FAIR VALUE METHOD DEFINED IN SFAS NO. 123.

THE COMPANY HAS ADOPTED THE DISCLOSURE-ONLY PROVISIONS OF SFAS NO. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION." ACCORDINGLY, NO COMPENSATION COST HAS BEEN RECOGNIZED FOR THE STOCK OPTION PLANS BECAUSE THE EXERCISE PRICE OF EMPLOYEE STOCK OPTIONS EQUALS THE MARKET PRICES OF THE UNDERLYING STOCK ON THE DATE OF GRANT. HAD COMPENSATION COST BEEN DETERMINED BASED ON THE FAIR VALUE AT THE GRANT DATE FOR AWARDS IN THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003, RESPECTIVELY, CONSISTENT WITH THE PROVISIONS OF SFAS NO. 123, THE COMPANY'S NET INCOME AND EARNINGS PER SHARE WOULD HAVE BEEN REDUCED TO THE PRO FORMA AMOUNTS INDICATED BELOW.

                                                THREE MONTHS ENDED MARCH 31,
                                                 2004                   2003
                                                 ----                   ----

NET LOSS, AS REPORTED -                     $ (1,676,845)           $  (506,508)
ADD:  STOCK BASED EMPLOYEE COMPENSATION
         EXPENSE INCLUDED IN NET LOSS, NET
         OF RELATED TAX EFFECTS                    7,500                  7,500
DEDUCT:  TOTAL STOCK BASED EMPLOYEE
         COMPENSATION EXPENSE DETERMINED
         UNDER FAIR VALUE BASED METHOD
         FOR ALL AWARDS, NET OF RELATED
         TAX EFFECTS                                  (0)                    (0)
                                            ------------            ------------
PRO FORMA NET LOSS                          $ (1,669,345)           $  (499,008)

EARNINGS PER SHARE:
         BASIC-AS REPORTED                  $     (0.03)            $    (0.01)
         BASIC-PRO FORMA                    $     (0.03)            $    (0.01)

         DILUTED-AS REPORTED                $     (0.03)            $    (0.01)
         DILUTED-PRO FORMA                  $     (0.03)            $    (0.01)

         EQUITY SECURITY TRANSACTIONS

SINCE INCEPTION, THE BOARD OF DIRECTORS HAS ESTABLISHED THE FAIR VALUE OF COMMON STOCK BASED UPON QUOTED MARKET PRICES EXISTING AT THE DATES SUCH EQUITY TRANSACTIONS OCCURRED.

      NET LOSS PER COMMON SHARE


BASIC LOSS PER SHARE INCLUDES NO DILUTION AND IS COMPUTED BY DIVIDING THE LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS BY THE WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING FOR THE PERIOD. DILUTED LOSS PER SHARE REFLECTS THE POTENTIAL DILUTION OF SECURITIES THAT COULD SHARE IN OUR EARNINGS. AS PRESENTED, OUR BASIC AND DILUTED LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS IS BASED ON THE WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING DURING THE PERIOD AND DOES NOT INCLUDE OTHER POTENTIAL COMMON SHARES, INCLUDING SHARES ISSUABLE UPON EXERCISE OF OPTIONS, WARRANTS AND CONVERSION RIGHTS, SINCE THEIR EFFECT WOULD BE ANTIDILUTIVE DUE TO OUR LOSSES.


      RECLASSIFICATION

CERTAIN PRIOR YEAR BALANCES HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT YEAR PRESENTATION.

      IMPACT OF ACCOUNTING PRONOUNCEMENTS

IN DECEMBER 2002, THE FASB ISSUED SFAS NO. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE." SFAS 148 AMENDS SFAS 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," TO PROVIDE ALTERNATIVE METHODS OF TRANSACTION FOR AN ENTITY THAT VOLUNTARILY CHANGES TO THE FAIR VALUE BASED METHOD OF ACCOUNTING FOR STOCK-BASED COMPENSATION. IT ALSO AMENDS THE DISCLOSURE PROVISIONS OF THAT STATEMENT. THE DISCLOSURE PROVISIONS OF THIS STATEMENT ARE EFFECTIVE FOR FINANCIAL STATEMENTS ISSUED FOR FISCAL PERIODS BEGINNING AFTER DECEMBER 15, 2002 AND BECAME EFFECTIVE FOR THE COMPANY IN THE SECOND QUARTER OF OUR 2003 FISCAL YEAR. THE COMPANY HAS ADOPTED THE APPLICABLE DISCLOSURE REQUIREMENTS OF THIS STATEMENT IN ITS FINANCIAL STATEMENTS.

IN APRIL 2003, THE FASB ISSUED SFAS NO. 149, "AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES". SFAS NO. 149 CLARIFIES UNDER WHAT CIRCUMSTANCES A CONTRACT WITH AN INITIAL NET INVESTMENT MEETS THE
CHARACTERISTICS OF A DERIVATIVE AS DISCUSSED IN STATEMENT NO. 133. IT ALSO SPECIFIES WHEN A DERIVATIVE CONTAINS A FINANCING COMPONENT THAT WARRANTS SPECIAL REPORTING IN THE CONSOLIDATED STATEMENT OF CASH FLOWS. SFAS NO. 149 AMENDS CERTAIN OTHER EXISTING PRONOUNCEMENTS IN ORDER TO IMPROVE CONSISTENCY IN REPORTING THESE TYPES OF TRANSACTIONS. THE NEW GUIDANCE IS EFFECTIVE FOR
CONTRACTS ENTERED INTO OR MODIFIED AFTER JUNE 30, 2003, AND FOR HEDGING RELATIONSHIPS DESIGNATED AFTER JUNE 30, 2003. THE ADOPTION OF THIS STANDARD DID NOT HAVE A MATERIAL IMPACT ON THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS.

IN NOVEMBER 2002, THE FASB ISSUED FASB INTERPRETATION NO. 45 ("FIN 45"), "GUARANTORS' ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS". FIN 45 REQUIRES A LIABILITY TO BE RECOGNIZED AT THE TIME A COMPANY ISSUES A GUARANTEE FOR THE FAIR VALUE OF THE OBLIGATIONS ASSUMED UNDER CERTAIN GUARANTEE AGREEMENTS. ADDITIONAL DISCLOSURES ABOUT GUARANTEE AGREEMENTS ARE ALSO REQUIRED IN THE INTERIM AND ANNUAL FINANCIAL STATEMENTS. THE ADOPTION OF FIN 45 DID NOT HAVE AN EFFECT ON THE COMPANY'S RESULTS OF OPERATIONS OR FINANCIAL POSITION.

ON MAY 15, 2003, THE FASB ISSUED SFAS NO. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY". SFAS 150 ESTABLISHES STANDARDS FOR CLASSIFYING AND MEASURING AS LIABILITIES CERTAIN FINANCIAL INSTRUMENTS THAT EMBODY OBLIGATIONS OF THE ISSUER AND HAVE CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 REPRESENTS A SIGNIFICANT CHANGE IN PRACTICE IN THE ACCOUNTING FOR A NUMBER OF FINANCIAL INSTRUMENTS, INCLUDING MANDATORY REDEEMABLE EQUITY INSTRUMENTS AND CERTAIN EQUITY DERIVATIVES THAT FREQUENTLY ARE USED IN CONNECTION WITH SHARE REPURCHASE PROGRAMS. WE CURRENTLY DO NOT HAVE ANY SUCH INSTRUMENTS. SFAS 150 IS EFFECTIVE FOR ALL FINANCIAL INSTRUMENTS CREATED OR MODIFIED AFTER MAY 31, 2003. THERE WAS NO IMPACT FROM THE ADOPTION OF THIS STATEMENT.

IN JANUARY 2003, THE FASB ISSUED FIN 46, "CONSOLIDATION OF VARIABLE INTEREST ENTITIES," WHICH IS EFFECTIVE FOR INTERIM PERIODS BEGINNING AFTER DECEMBER 15, 2003. THIS INTERPRETATION CHANGES THE METHOD OF DETERMINING WHETHER CERTAIN ENTITIES SHOULD BE INCLUDED IN THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS. AN ENTITY IS SUBJECT TO FIN 46 AND IS CALLED A VARIABLE INTEREST ENTITY ("VIE")

IF IT HAS (1) EQUITY THAT IS INSUFFICIENT TO PERMIT THE ENTITY TO FINANCE ITS ACTIVITIES WITHOUT ADDITIONAL SUBORDINATED FINANCIAL SUPPORT FROM OTHER PARTIES, OR (2) EQUITY INVESTORS THAT CANNOT MAKE SIGNIFICANT DECISIONS ABOUT THE ENTITY'S OPERATIONS, OR THAT DO NOT ABSORB THE EXPECTED LOSSES OR RECEIVE THE EXPECTED RETURNS OF THE ENTITY. ALL OTHER ENTITIES ARE EVALUATED FOR
CONSOLIDATION UNDER SFAS NO. 94, "CONSOLIDATION OF ALL MAJORITY-OWNED SUBSIDIARIES." A VIE IS CONSOLIDATED BY ITS PRIMARY BENEFICIARY, WHICH IS THE PARTY INVOLVED WITH THE VIE THAT HAS A MAJORITY OF THE EXPECTED LOSSES OR A MAJORITY OF THE EXPECTED RESIDUAL RETURNS OR BOTH. THERE WAS NO IMPACT FROM THE ADOPTION OF THIS STANDARD

      ADVERTISING COSTS


ADVERTISING COSTS ARE EXPENSED AS INCURRED. SUCH EXPENSE FOR THE PERIODS ENDED MARCH 31, 2004 AND 2003 WAS $14,013 AND $14,825, RESPECTIVELY.

3.    EQUIPMENT AND LEASEHOLD IMPROVEMENTS

      EQUIPMENT AND LEASEHOLD IMPROVEMENTS CONSIST OF THE FOLLOWING AT MARCH 31, 2004:

                                                                      2004
                                                                      ----
         COMPUTERS                                                 $   40,278
         OFFICE FURNITURE AND EQUIPMENT                               106,158
                        TEST AND ASSEMBLY FIXTURES 34,140
         VEHICLES                                                      99,956
         LEASEHOLD IMPROVEMENTS                                         8,123
                                                                   ----------
                                                                      288,655
         LESS:  ACCUMULATED DEPRECIATION                              232,138
                                                                   ----------
         EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET                 $   56,517
                                                                   ==========

4.    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      ACCOUNTS PAYABLE AND ACCRUED EXPENSES CONSIST OF THE FOLLOWING AT MARCH 31, 2004:

                                                                   2004
                                                                   ----
                ACCOUNTS PAYABLE                                $1,190,160
                ACCRUED INTEREST                                   320,862
                ACCRUED SALARIES - OFFICERS                        444,734
                ACCRUED SALES COMMISSIONS                           79,455
                ACCRUED FINANCING COMMISSION                        76,350
                ACCRUED PAYROLL TAXES                               37,807
                ACCRUED WARRANTY RESERVE                            27,206
                ACCRUED CONSULTING                                  25,000
                OTHER ACCRUED EXPENSES                              36,351
                                                                ----------
                                                                $2,237,925
                                                                ==========

5.    LONG-TERM DEBT

      LONG-TERM DEBT CONSIST OF THE FOLLOWING AT MARCH 31, 2004:

         UNCOLLATERALIZED LOANS PAYABLE TO A FUNDS AND QUALIFIED             $  681,236
         INDIVIDUAL INVESTORS DATED JANUARY 14 THROUGH MARCH
         31, 2004, FACE VALUE OF $1,262,550 BEARS INTEREST AT
         10.00 PERCENT PER ANNUM WITH, USING THE ORIGINAL ISSUE
         DISCOUNT THE EFFECTIVE INTEREST RATE RANGES FROM 19 - 30%
         PER ANNUM WITH THREE YEAR MATURITY DATES.  BENEFICIAL
         CONVERSION INTEREST OF $427,167 WAS RECORDED AS A RESULT
         OF THE CONVERSION FEATURE OF THE INSTRUMENT.  PAYMENTS OF
         INTEREST ARE DUE SEMI-ANNUALLY BEGINNING JULY 14, 2004.
         THE LOANS ARE CONVERTIBLE AT THE OPTION OF THE HOLDER AT $0.15
         PER COMMON SHARE FOR A TOTAL OF 8,417,000 SHARES.

         UNCOLLATERALIZED LOANS PAYABLE TO A FUNDS AND QUALIFIED              1,284,381
         INDIVIDUAL INVESTORS DATED JANUARY 30 THROUGH DECEMBER
         15, 2003, FACE VALUE OF $1,675,000 BEARS INTEREST AT
         10.00 PERCENT PER ANNUM WITH, USING THE ORIGINAL ISSUE
         DISCOUNT THE EFFECTIVE INTEREST RATE RANGES FROM 19 - 30%
         PER ANNUM WITH THREE YEAR MATURITY DATES.  BENEFICIAL
         CONVERSION INTEREST OF $205,333 WAS RECORDED AS A RESULT
         OF THE CONVERSION FEATURE OF THE INSTRUMENT.  PAYMENTS OF
         INTEREST ARE DUE SEMI-ANNUALLY BEGINNING JULY 30, 2003.
         THE LOANS ARE CONVERTIBLE AT THE OPTION OF THE HOLDER AT $0.15
         PER COMMON SHARE FOR A TOTAL OF 11,166,667 SHARES.

         LOANS PAYABLE TO INDIVIDUALS, WITH NO STATED INTEREST RATE               52,500
         OR MATURITY DATE.  IMPUTED INTEREST IS  CALCULATED AT
         A RATE OF 4.50% AND IS INCLUDED IN ACCRUED INTEREST.  THESE
         UNCOLLATERALIZED NOTES ARE CONVERTIBLE AT THE OPTION OF THE
         HOLDER AT $0.495 PER COMMON SHARE FOR 106,060 SHARES OF COMMON
         STOCK.

         LOAN PAYABLE TO AN INDIVIDUAL DATED OCTOBER 14, 1992, BEARING INTEREST
         AT 8.00 PERCENT PER ANNUM WITH AN ORIGINAL MATURITY DATE OF OCTOBER 14,
         1997. PAYMENT OF PRINCIPAL AND ACCRUED INTEREST WERE DUE AT MATURITY.
         THE LOAN IS UNCOLLATERALIZED AND IS CONVERTIBLE AT THE OPTION OF THE
         HOLDER AT THE RATE OF $0.40 PER SHARE FOR A TOTAL CONVERSION AMOUNT OF
         125,000 SHARES OF COMMON STOCK. 50,000

         LOANS PAYABLE TO INDIVIDUALS DATED JULY 17, 1995
         THROUGH FEBRUARY 25, 1997  BEARING INTEREST AT 10.00 PERCENT
         PER ANNUM AND DUE ON DEMAND.THE LOANS ARE UNCOLLATERALIZED
         AND ARE CONVERTIBLE AT THE OPTION OF THE HOLDER AT $0.50
         PER COMMON SHARE FOR 106,000 SHARES OF COMMON STOCK.
         IN ADDITION, ALL HOLDERS WERE GRANTED 602,965 WARRANTS FOR
         THE PURCHASE OF COMMON STOCK AT THE PRICE OF $0.60 PER SHARE.            53,000

         LOAN PAYABLE TO PNC BANK DATED NOVEMBER 2001 BEARING INTEREST AT 7.75%
         PER ANNUM PAYABLE IN MONTHLY INSTALLMENTS OF $813 WITH A MATURITY DATE
         OF NOVEMBER
         2008 AND IS GUARANTEED BY THE CHAIRMAN.                                   37,865
                                                                              -----------
         TOTAL                                                                 $2,158,982

         LESS CURRENT MATURITIES                                                  162,896
                                                                              -----------
         TOTAL LONG-TERM DEBT                                                  $1,996,086
                                                                              ===========

6.    RELATED PARTY TRANSACTIONS

      AMOUNTS PAYABLE TO EMPLOYEES, DIRECTORS AND THEIR IMMEDIATE RELATIVES:

                                    CURRENT                   $176,319

                                    LONG-TERM                 $ 84,781

      THE CURRENT DEBT IS PAYABLE UPON DEMAND. THE LONG TERM PORTION HAS BEEN RECLASSIFIED FROM LONG-TERM DEBT INCURRED IN JANUARY, 2003. IN JANUARY, THE INDIVIDUAL PROVIDED $100,000 OF CONVERTIBLE NOTES FOR WORKING CAPITAL FINANCING AND WAS PROVIDED 100,000 WARRANTS EXERCISABLE AT $0.15. IN SEPTEMBER 2003, THE INDIVIDUAL WAS APPOINTED TO THE BOARD OF DIRECTORS, AND NOW IS A RELATED PARTY.

7.    RESTRICTED STOCK AGREEMENT

      IN JULY 2002, WORLDWATER CORP. GRANTED 1,000,000 SHARES OF RESTRICTED STOCK FOR THE BENEFIT OF ITS CHAIRMAN. COMPENSATION EXPENSE FOR RESTRICTED STOCK IS BASED ON THE MARKET PRICE OF THE COMPANY STOCK AT THE TIME OF THE GRANT ($0.15) AND AMORTIZED ON A STRAIGHT-LINE BASIS OVER THE VESTING PERIOD WHICH IS FIVE YEARS. THE RECIPIENT (CHAIRMAN) DID NOT PAY ANY CASH CONSIDERATION TO THE COMPANY FOR THE SHARES AND HAS THE RIGHT TO VOTE ALL SHARES SUBJECT TO THE GRANT, WHETHER OR NOT THE SHARES HAVE VESTED. THE RESTRICTION IS BASED UPON CONTINUOUS SERVICE.

      THE BALANCE OF UNEARNED COMPENSATION RELATED TO THESE RESTRICTED SHARES AS OF MARCH 31, 2004 WAS $97,500. TOTAL COMPENSATION EXPENSE RECOGNIZED DURING THE FIRST QUARTER 2004 FOR THE RESTRICTED SHARES GRANTED WAS $7,500.

8.    DETACHABLE WARRANTS

      FOR THE FIRST QUARTER ENDED MARCH 31, 2004, THE COMPANY WAS PROVIDED $1,262,550 OF CONVERTIBLE NOTES FOR WORKING CAPITAL FINANCING. THE COMPANY AGREED TO ISSUE 5,638,667 WARRANTS FOR THE CONVERTIBLE NOTES REPRESENTING ADDITIONAL CONSIDERATION FOR THE LOANS PROVIDED.

      ACCORDINGLY, THE WARRANTS HAVE BEEN VALUED AT THEIR FAIR VALUE AND THE PROCEEDS FROM THE LOANS HAVE BEEN ALLOCATED ON A RELATIVE FAIR VALUE BASIS BETWEEN THE DEBT AND THE WARRANTS IN ACCORDANCE WITH ACCOUNTING PRINCIPLES BOARD OPINION NO. 14 ("APB 14"). THIS HAS RESULTED IN A DISCOUNT ON THE DEBT AND A CHARGE TO ADDITIONAL PAID IN CAPITAL OF $593,900 FOR THE PERIOD ENDED MARCH 31, 2004. THE AMOUNT OF ADDITIONAL INTEREST RECORDED ON THESE WARRANTS DURING THE QUARTER ENDED MARCH 31, 2004 WAS $13,909.

9.    ISSUANCE OF WARRANTS AND STOCK FOR SERVICES

      FOR THE QUARTER ENDED MARCH 31, 2004 THE COMPANY ISSUED 525,000 WARRANTS TO PURCHASE COMMON STOCK AT $0.15 PER SHARE TO SHAREHOLDERS AS CONSIDERATION FOR EXTENSION OF LOANS TOTALING $150,000 ORIGINALLY PAYABLE IN DECEMBER 2003. THE WARRANT ISSUANCE RESULTED IN $46,000 OF RECORDED INTEREST EXPENSE IN THE FIRST QUARTER OF 2004. ALSO, AS CONSIDERATION FOR LOANS TOTALING $70,000 COMMON STOCK SHARES IN THE AMOUNT OF 375,000 WERE ISSUED AND HAS BEEN RECORDED AS $55,500 OF COMPENSATION EXPENSE. THE LOANS WERE PAID IN APRIL OF 2004.

      DURING THE FIRST QUARTER OF 2004 THE COMPANY SOLD 1,000,000 RESTRICTED COMMON STOCK SHARES THROUGH A PRIVATE PLACEMENT AT $0.15 PER SHARE TO AN ACCREDITED INVESTOR TOTALING $150,000. WARRANTS TO PURCHASE AN AGGREGATE OF 670,000 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.20 PER SHARE WERE ISSUED WITH THE STOCK PURCHASE AND ARE VALUED AT $80,400.

      IN MARCH OF 2004 THE COMPANY ISSUED 150,000 COMMON STOCK SHARES TO A SWISS INVESTOR RELATIONS FIRM, $25,500 OF COMPENSATION EXPENSE WAS RECORDED.

      ALSO IN MARCH OF 2004, AN EMPLOYEE EXERCISED 33,333 STOCK OPTIONS EXERCISABLE AT $0.15 PER SHARE TOTALING $5,000.

      DURING THE FIRST QUARTER OF 2004 A WARRANT IN THE AMOUNT OF 100,000 SHARES EXERCISABLE AT $0.15 PER SHARE WAS EXERCISED FOR A TOTAL OF $15,000.

10.   CONVERTIBLE DEBT

      IN JANUARY OF 2004, $440,000, THE BALANCE OF A $0.12 PER SHARE CONVERTIBLE LOAN, WAS CONVERTED INTO 3,666,666 COMMON STOCK SHARES AT THE ORIGINAL CONVERSION PRICE. THE INTEREST ON THE LOAN WAS PAID TO THE INVESTOR IN CASH.

      IN MARCH OF 2004, A $10,000 CONVERTIBLE NOTE WAS PAID IN CASH. THE NOTE ACCRUED INTEREST AT 8% PER ANNUM, A TOTAL OF $1,896 OF INTEREST WAS ALSO PAID IN CASH.

      DURING THE FIRST QUARTER 2004 THE COMPANY ISSUED THREE YEAR CONVERTIBLE NOTES TOTALING $1,262,550 TO INSTITUTIONAL AND ACCREDITED INDIVIDUAL INVESTORS. THE NOTES BEAR INTEREST AT 10% PER ANNUM PAYABLE SEMI-ANNUALLY COMMENCING JULY 2004. INTEREST IS PAYABLE IN CASH OR IN SHARES OF COMMON STOCK AT THE ELECTION OF THE HOLDER. THE NOTES ARE CONVERTIBLE INTO AN AGGREGATE OF 8,417,000 SHARES OF COMMON STOCK AT $0.15 PER SHARE. THE NOTES ARE CONVERTIBLE AT THE OPTION OF THE HOLDER, ANYTIME AFTER PURCHASE. AS A RESULT OF THIS ISSUANCE BENEFICIAL CONVERSION INTEREST OF $427,667 WAS RECORDED IN THE FIRST QUARTER OF 2004. WARRANTS TO PURCHASE AN AGGREGATE OF 5,638,667 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.30 PER SHARE WERE ISSUED WITH THE CONVERTIBLE NOTES VALUED AT $593,900.

11.   SIGNIFICANT RISKS AND UNCERTAINTIES

      CONCENTRATION ON CASH BALANCE

      THE COMPANY MAINTAINS ITS CASH IN BANK DEPOSIT ACCOUNTS, WHICH, AT TIMES, MAY EXCEED FEDERALLY INSURED LIMITS. THE COMPANY HAS NOT EXPERIENCED ANY LOSSES IN SUCH ACCOUNTS. THE COMPANY BELIEVES IT IS NOT EXPOSED TO ANY SIGNIFICANT CREDIT RISK ON CASH AND CASH EQUIVALENTS.

      MAJOR CUSTOMERS

      THE COMPANY HAD ONE MAJOR CUSTOMER THAT ACCOUNTED FOR 86% OF TOTAL SALES DURING THE PERIOD ENDED MARCH 31, 2004, AND 94% OF ACCOUNTS RECEIVABLE AS OF MARCH 31, 2004.

FOREIGN OPERATIONS

THE COMPANY OPERATES IN VARIOUS COUNTRIES THAT ARE SUBJECT TO RISKS PECULIAR TO EACH COUNTRY. WITH RESPECT TO ANY PARTICULAR COUNTRY, THESE RISKS MAY INCLUDE:

- - EXPROPRIATION AND NATIONALIZATION OF OUR ASSETS (INCLUDING INTELLECTUAL PROPERTY) IN THAT COUNTRY;
- - POLITICAL AND ECONOMIC INSTABILITY;
- - SOCIAL UNREST, ACTS OF TERRORISM, FORCE MAJEURE, WAR OR OTHER ARMED
      CONFLICT;
- - INFLATION;
- - CURRENCY FLUCTUATIONS, DEVALUATIONS AND CONVERSION RESTRICTIONS;
- - CONFISCATORY TAXATION OR OTHER ADVERSE TAX POLICIES;
- - GOVERNMENTAL ACTIVITIES THAT LIMIT OR DISRUPT MARKETS, RESTRICT PAYMENTS OR LIMIT THE MOVEMENT OF FUNDS;
- - GOVERNMENTAL ACTIVITIES THAT MAY RESULT IN THE DEPRIVATION OF CONTRACT
      RIGHTS;
  AND
- - TRADE RESTRICTIONS AND ECONOMIC EMBARGOES IMPOSED BY THE UNITED STATES AND OTHER COUNTRIES.

IN 2004 THE COMPANY HAS INITIATED A MARKETING INITIATIVE IN IRAQ AND OTHER MIDDLE EAST COUNTRIES. UNSETTLED POLITICAL CONDITIONS, SOCIAL UNREST, ACTS OF TERRORISM, FORCE MAJEURE, WAR OR OTHER ARMED CONFLICT, EXPLOITATION OR OTHER GOVERNMENTAL ACTIONS, INFLATION, EXCHANGE CONTROLS OR CURRENCY DEVALUATION MAY RESULT IN INCREASED BUSINESS RISK IN THIS REGION. THE COMPANY HAS ENTERED AN ALLIANCE WITH THE SANDI GROUP, ONE OF THE LARGEST IRAQI CONSTRUCTION AND LOGISTICS COMPANIES IN THE REGION, TO ASSIST THE COMPANY IN DOING BUSINESS IN THIS REGION.

FIXED-PRICE CONTRACTS

THE COMPANY UTILIZES FIXED-PRICE CONTRACTS WHICH RESULTS IN BUSINESS RISK. RISK ARISES FROM, AMONG OTHER THINGS:

- - UNCERTAINTY IN ESTIMATING THE TECHNICAL ASPECTS AND EFFORT INVOLVED TO ACCOMPLISH THE WORK WITHIN THE CONTRACT SCHEDULE;
- - LABOR AVAILABILITY AND PRODUCTIVITY; AND
- - SUPPLIER AND SUBCONTRACTOR PRICING AND PERFORMANCE.

INTELLECTUAL PROPERTY RIGHTS

THE COMPANY RELIES ON A VARIETY OF INTELLECTUAL PROPERTY RIGHTS IN THE MANUFACTURE OF OUR PRODUCTS. THE COMPANY MAY NOT BE ABLE TO PRESERVE THESE RIGHTS INTELLECTUAL PROPERTY RIGHTS IN THE FUTURE AND THESE RIGHTS COULD BE INVALIDATED, CIRCUMVENTED OR CHALLENGED. IN ADDITION, THE LAWS OF SOME FOREIGN COUNTRIES IN WHICH OUR EQUIPMENT MAY BE SOLD DO NOT PROTECT INTELLECTUAL PROPERTY RIGHTS TO THE SAME EXTENT OF THE UNITED STATES. FAILURE TO PROTECT OUR PROPRIETARY INFORMATION AND SUCCESSFUL INTELLECTUAL PROPERTY CHALLENGES OR INFRINGEMENT PROCEEDINGS AGAINST THE COMPANY COULD MATERIALLY AND ADVERSELY AFFECT THE COMPANY'S COMPETITIVE POSITION.

TECHNOLOGICAL DEVELOPMENTS

THE MARKET FOR OUR EQUIPMENT IS CHARACTERIZED BY CONTINUAL TECHNOLOGICAL DEVELOPMENTS TO PROVIDE BETTER AND MORE RELIABLE PERFORMANCE AND SERVICES. IF THE COMPANY IS NOT ABLE TO DESIGN, DEVELOP, AND PRODUCE COMMERCIALLY COMPETITIVE PRODUCTS AND COMPLETE INSTALLATION IN A TIMELY MANNER IN RESPONSE TO CHANGES IN TECHNOLOGY, THE BUSINESS AND REVENUES COULD BE MATERIALLY AND ADVERSELY AFFECTED. SIMILARLY, IF OUR PROPRIETARY TECHNOLOGIES AND EQUIPMENT BECOME OBSOLETE, WE MAY NO LONGER BE COMPETITIVE AND OUR BUSINESS AND REVENUES COULD BE MATERIALLY AND ADVERSELY AFFECTED.

TECHNICAL PERSONNEL

THE SERVICES WE SELL IN ASSOCIATION OF THE EQUIPMENT SOLD IS COMPLEX AND HIGHLY ENGINEERED AND OFTEN MUST BE PERFORMED IN HARSH CONDITIONS. THE COMPANY'S SUCCESS DEPENDS ON ITS ABILITY TO EMPLOY AND RETAIN TECHNICAL PERSONNEL WITH THE ABILITY TO DESIGN, UTILIZE AND ENHANCE THESE PRODUCTS AND SERVICES. IN ADDITION, OUR ABILITY TO EXPAND OUR OPERATIONS DEPENDS IN PART ON OUR ABILITY TO INCREASE OUR SKILLED LABOR FORCE. THE DEMAND FOR SKILLED WORKERS IS HIGH AND THE SUPPLY IS LIMITED. A SIGNIFICANT INCREASE IN WAGES PAID BY COMPETING EMPLOYERS COULD RESULT IN A REDUCTION OF OUR SKILLED LABOR FORCE AND OR INCREASES IN WAGE RATES THAT WE MUST PAY. IF EITHER OF THESE EVENTS WERE TO OCCUR, OUR COST STRUCTURE COULD INCREASE, OUR MARGINS DECREASE AND OUR GROWTH POTENTIAL COULD BE IMPAIRED.

GOVERNMENT INCENTIVES

THE COMPETITIVENESS OF OUR TECHNOLOGY AND EQUIPMENT IS VERY MUCH DEPENDENT UPON GOVERNMENTAL REBATES AND INCENTIVES. IF THERE THE GOVERNMENTAL REBATES AND INCENTIVES WERE TO BE MATERIALLY REDUCED OR ELIMINATED OUR BUSINESS AND REVENUES COULD BE MATERIALLY AND ADVERSELY AFFECTED.

THE COMPANY MARKETS ITS PRODUCTS TO DEVELOPING NATIONS. THE ABILITY OF THESE CUSTOMERS TO ORDER AND PAY FOR THE COMPANY'S PRODUCTS AND SERVICES IS DEPENDENT ON A VARIETY OF FACTORS INCLUDING GOVERNMENT APPROVAL, ADEQUATE FUNDING AND VIGOROUS TESTING PROCEDURES.

12.   SUBSEQUENT EVENTS

      ON APRIL 1, 2004 THE COMPANY ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH SBI BRIGHTLINE VIII LLC ("PURCHASER"). SUBJECT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT, THE COMPANY MAY ISSUE AND SELL TO THE PURCHASER AND PURCHASER SHALL PURCHASE FROM THE COMPANY UP TO 17,000,000 SHARES OF COMMON STOCK IN THREE TRANCHES WITH WARRANT CONSIDERATION AS DEFINED BELOW:

              NUMBER OF TRANCHE       NUMBER OF TRANCHE            TRANCHE PURCHASE            TRANCHE PURCHASE PRICE
TRANCHE      SHARES INCLUDED IN       WARRANTS INCLUDED            PRICE PER TRANCHE             PER TRANCHE WARRANTS
  NO. TRANCHE IN TRANCHE SHARE (U.S. DOLLARS) (U.S. DOLLARS)
- -------      -------------------     -------------------         ----------------------        ----------------------
  1              7,000,000               2,100,000                      $0.17                         $0.17
  2              5,000,000               1,500,000                      $0.22                         $0.22
  3              5,000,000               1,500,000                      $0.27                         $0.27

THE COMPANY INTENDS TO SELL TRANCHE SHARES TO THE PURCHASER SUBSEQUENT TO THE DATE ON WHICH THE REGISTRATION STATEMENT OF THE COMPANY COVERING THE RESALE OF THE SHARES IS DECLARED EFFECTIVE, WHICH IS EXPECT TO BE EARLY IN THE THIRD QUARTER OF 2004. IT IS ANTICIPATED THAT ALL TRANCHE SHARES SHALL BE SOLD BY THE END OF THE FOURTH QUARTER 2004.

THE TRADING PRICE OF OUR COMMON STOCK DURING THE SEVERAL WEEK PERIOD LEADING UP TO APRIL 1, 2004 WAS GENERALLY GREATER THAN THE PRICE PER SHARE FOR THE FIRST 7,000,000 SHARES THAT MAY BE SOLD UNDER OUR STOCK PURCHASE AGREEMENT WITH SBI; HOWEVER, OUR AVERAGE CLOSING PRICE DURING MARCH 2004 WAS SLIGHTLY MORE THAN $0.20 PER SHARE AND THE AVERAGE SHARE PRICE OF ALL OF THE SHARES TO BE SOLD UNDER OUR STOCK PURCHASE AGREEMENT WITH SBI IS SLIGHTLY MORE THAN $0.21 PER SHARE.

IN CONJUNCTION WITH THE ABOVE SECURITIES PURCHASE AGREEMENT, IN APRIL OF 2004 THE COMPANY ENTERED INTO A TERM LOAN WITH HIT CREDIT UNION AND HONG KONG LEAGUE CENTRAL CREDIT UNION (THE "LENDERS") AND SBI ADVISORS, LLC AS AGENT FOR THE LENDERS FOR $800,000. THE TERM LOAN SHALL BE REPAID AS FOLLOWS: $400,000 OF THE PRINCIPAL AMOUNT WILL BE DUE AND PAYABLE WITHIN THREE DAYS AFTER RECEIPT BY THE BORROWER OF THE PROCEEDS FROM THE $0.17 TRANCHE AS PER THE SECURITIES PURCHASE AGREEMENT AND THE REMAINING UNPAID PRINCIPAL AND ACCRUED INTEREST ON THE TERM LOAN SHALL BE PAYABLE IN OCTOBER 2004. THE TERM LOAN BEARS INTEREST AT 18% PER ANNUM. SBI ADVISORS, LLC RECEIVED A FIVE YEAR WARRANTS TO PURCHASE 400,000
COMMON STOCK SHARES EXERCISABLE AT $0.30 AS PLACEMENT AGENTS FOR THIS TRANSACTION, $108,000 OF COMPENSATION EXPENSE WAS RECORDED IN THE FIRST QUARTER OF 2004. THESE WARRANTS WILL BE INCLUDED IN THE ABOVE MENTION REGISTRATION STATEMENT

THE ABOVE TRANSACTIONS DID NOT INVOLVE A PUBLIC OFFERING AND THEREFORE WERE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").


                                     PART II

                     INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

REFERENCE IS MADE TO SECTION 145 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE. AS PERMITTED BY DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION CONTAINS AN ARTICLE LIMITING THE PERSONAL LIABILITY OF DIRECTORS. THE CERTIFICATE OF INCORPORATION PROVIDES THAT A DIRECTOR OF WORLDWATER SHALL NOT BE PERSONALLY LIABLE FOR ANY DAMAGES FROM ANY BREACH OF FIDUCIARY DUTY AS A DIRECTOR, EXCEPT FOR LIABILITY BASED ON A JUDGMENT OR OTHER FINAL ADJUDICATION ADVERSE TO HIM ESTABLISHING THAT HIS ACTS OR OMISSIONS WERE COMMITTED IN BAD FAITH OR WERE THE RESULT OF ACTIVE OR DELIBERATE DISHONESTY AND WERE MATERIAL TO THE CAUSE OF ACTION SO ADJUDICATED, OR THAT HE PERSONALLY GAINED A FINANCIAL PROFIT OR OTHER ADVANTAGE TO WHICH HE WAS NOT LEGALLY ENTITLED. OUR CERTIFICATE OF INCORPORATION AND BYLAWS ALSO PROVIDE FOR INDEMNIFICATION OF ALL OFFICERS AND DIRECTORS OF WORLDWATER TO THE FULLEST EXTENT PERMITTED BY LAW.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

THE REGISTRANT ESTIMATES THAT EXPENSES IN CONNECTION WITH THE DISTRIBUTION DESCRIBED IN THIS REGISTRATION STATEMENT WILL BE AS SHOWN BELOW. ALL EXPENSES INCURRED WITH RESPECT TO THE DISTRIBUTION, EXCEPT FOR ANY DISCOUNTS OR COMMISSIONS PAYABLE WITH RESPECT TO SALES OF THE SHARES, WILL BE PAID BY WORLDWATER.

          SEC  REGISTRATION  FEE                                    $   376.00
          ACCOUNTING  FEES  AND  EXPENSES                            15,000.00
          LEGAL  FEES  AND  EXPENSES                                 20,000.00
                                                                     ---------

          TOTAL                                                     $35,376.00
                                                                     =========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      IN JUNE OF 2001 WE ISSUED $70,000 IN 8% CONVERTIBLE NOTES WITH A CONVERSION PRICE OF $0.25 WITH 280,000 WARRANTS ATTACHED TO PURCHASE COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.30 AND A FIVE-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D.

      IN JULY OF 2001 WE ISSUED 946,000 COMMON STOCK SHARES FOR CASH TOTALING $236,500 AND ATTACHED WARRANTS TO PURCHASE 921,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.30 AND A FIVE-YEAR TERM TO ACCREDITED INVESTORS AS DEFINED IN RULE 501 OF REGULATION D.



      IN JULY OF 2001 WE ISSUED 20,000 WARRANTS TO PURCHASE COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.25 AND A THREE-YEAR TERM IN CONJUNCTION WITH A SHORT TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN AUGUST OF 2001 WE ISSUED 230,000 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT FOR SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN AUGUST OF 2001 WE ISSUED 10,000 WARRANTS TO PURCHASE COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.30 AND A FIVE YEAR TERM IN CONJUNCTION WITH A SHORT TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN SEPTEMBER OF 2001 WE ISSUED $10,000 IN AN 8% CONVERTIBLE NOTE WITH A CONVERSION PRICE OF $0.25 WITH 50,000 WARRANTS ATTACHED TO PURCHASE COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.30 AND A FIVE-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D.

      IN OCTOBER OF 2001 WE ISSUED 645,000 COMMON STOCK SHARES FOR CASH TOTALING $130,000 AND ATTACHED WARRANTS TO PURCHASE 645,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.30 AND A THREE-YEAR TERM TO ACCREDITED INDIVIDUAL INVESTORS AS DEFINED IN RULE 501 OF REGULATION D.

      IN OCTOBER OF 2001 WE ISSUED 30,000 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT WITH A MEMBER OF THE BOARD OF DIRECTORS ROLF FRAUENFELDER IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN OCTOBER OF 2001 WE ISSUED 1,000 COMMON STOCK SHARES FOR $200 WORTH OF GENERAL FACILITIES MAINTENANCE SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN NOVEMBER OF 2001 WE ISSUED 300,000 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT FOR SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN NOVEMBER OF 2001 WE ISSUED 75,000 COMMON STOCK SHARES IN CONSIDERATION OF A SHORT-TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.


      IN NOVEMBER OF 2001 WE ISSUED 50,000 COMMON STOCK SHARES FOR CASH TOTALING $10,000 TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D.


      IN  DECEMBER  OF 2001 WE  ISSUED  590,000  COMMON  STOCK  SHARES  FOR CASH
TOTALING $73,750 AND ATTACHED WARRANTS TO PURCHASE 590,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.15 AND A THREE-YEAR TERM TO ACCREDITED INVESTORS AS DEFINED IN RULE 501 OF REGULATION D.


      IN  DECEMBER  OF 2001 WE  ISSUED  135,000  COMMON  STOCK  SHARES  FOR CASH
TOTALING $20,250 AND ATTACHED WARRANTS TO PURCHASE 135,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.25 AND A THREE-YEAR TERM TO ACCREDITED INVESTORS AS DEFINED IN RULE 501 OF REGULATION D.


      IN JANUARY OF 2002 WE ISSUED 150,000 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT FOR $37,500 OF SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO
SECTION 4(2) OF THE ACT.

      IN JANUARY OF 2002 WE ISSUED 2,167,000 COMMON STOCK SHARES FOR CASH TOTALING $350,025 AND WARRANTS TO PURCHASE 1,667,000 COMMON STOCK SHARES AT AN EXERCISE PRICE OF $0.15 WITH A FIVE-YEAR TERM AND WARRANTS TO PURCHASE 100,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.25 AND A FIVE-YEAR TERM TO ACCREDITED INVESTORS AS DEFINED IN RULE 501 OF REGULATION D.

      IN JANUARY OF 2002 WE ISSUED 150,000 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT FOR $50,000 OF SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO
SECTION 4(2) OF THE ACT.

      IN FEBRUARY OF 2002 WE ISSUED 25,000 COMMON STOCK SHARES FOR PAYABLES DUE TOTALING $4,848.22 TO A VENDOR IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN FEBRUARY OF 2002 WE ISSUED 285,714 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT FOR $40,000 OF SERVICES RENDERED BY A VENDOR IN A
TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN APRIL OF 2002, WE ISSUED 100,000 WARRANTS TO PURCHASE COMMON STOCK SHARES AT AN EXERCISE PRICE OF $0.15 WITH A TWO-YEAR TERM IN CONSIDERATION OF A SHORT-TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN APRIL 2002, WE ISSUED 153,847 COMMON STOCK SHARES FOR SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN MAY OF  2002  WE  ISSUED  85,000  COMMON  STOCK  SHARES  PURSUANT  TO A
CONSULTING AGREEMENT FOR $12,750 OF SERVICES RENDERED IN CONSIDERATION OF A SHORT-TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN MAY OF 2002, WE ISSUED 25,000 WARRANTS TO PURCHASE COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.15 AND A THREE-YEAR TERM IN CONSIDERATION OF A SHORT-TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN MAY OF 2002 WE ISSUED 666,667 COMMON STOCK SHARES FOR CASH TOTALING $100,000 AND ATTACHED WARRANTS TO PURCHASE 250,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.25 AND A THREE-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO THE ACT.


      IN JUNE OF 2002 WE ISSUED 66,667 COMMON STOCK SHARES FOR PAYABLES DUE TOTALING $10,066.50 TO A VENDOR IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN JUNE OF 2002 WE ISSUED 50,000 WARRANTS TO PURCHASE COMMON STOCK SHARES AT AN EXERCISE PRICE OF $0.15 AND A THREE-YEAR TERM IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO
SECTION 4(2) OF THE ACT.


      IN JULY OF 2002 WE ISSUED 333,334 COMMON STOCK SHARES FOR CASH TOTALING $50,000 AND ATTACHED WARRANTS TO PURCHASE 75,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.15 AND A THREE-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO THE ACT.


      IN JULY OF 2002 WE ISSUED 2,000 COMMON STOCK SHARES FOR $300 WORTH OF GENERAL FACILITIES MAINTENANCE SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN JULY OF 2002 WE ISSUED 100,000 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT WITH A MEMBER OF THE BOARD OF DIRECTORS, ROLF FRAUENFELDER IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.


      IN JULY OF 2002 WE ISSUED 666,667 COMMON STOCK SHARES FOR CASH TOTALING $100,000 AND ATTACHED WARRANTS TO PURCHASE 250,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.15 AND A THREE-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO THE ACT.


      IN AUGUST OF 2002 WE ISSUED 550,000 COMMON STOCK SHARES TO THE CHAIRMAN OF THE BOARD OF THE COMPANY AS REIMBURSEMENT FOR CORPORATE LEGAL EXPENSES TOTALING $50,000 IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.


      IN AUGUST OF 2002 WE ISSUED 666,667 COMMON STOCK SHARES FOR CASH TOTALING $100,000 AND ATTACHED WARRANTS TO PURCHASE 333,333 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.25 AND A THREE-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO THE ACT.


      IN SEPTEMBER OF 2002 WE ISSUED 135,000 WARRANTS TO PURCHASE COMMON STOCK SHARES AT AN EXERCISE PRICE OF $0.15 AND A THREE-YEAR TERM IN CONSIDERATION OF A SHORT-TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.


      IN OCTOBER OF 2002 WE ISSUED 1,000,000 COMMON STOCK SHARES FOR CASH TOTALING $100,000 AND ATTACHED WARRANTS TO PURCHASE 500,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.10 AND A TWO-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO THE ACT.


      IN DECEMBER 2002, WE ISSUED 31,250 COMMON STOCK SHARES FOR SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF ACT.

IN JANUARY 2003, THE COMPANY ISSUED THREE YEAR CONVERTIBLE NOTES TOTALING $200,000 TO INSTITUTIONAL INVESTORS. THE NOTES BEAR INTEREST AT 10% PER ANNUM PAYABLE SEMI-ANNUALLY COMMENCING JULY 2003. INTEREST IS PAYABLE IN CASH OR SHARES OF COMMON STOCK AT THE ELECTION OF THE HOLDER. THE NOTES ARE CONVERTIBLE INTO AN AGGREGATE OF 1,333,333 SHARES OF COMMON STOCK. WARRANTS TO PURCHASE AN AGGREGATE OF 893,332 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.30 PER SHARE WERE ISSUED WITH THE CONVERTIBLE NOTES. THIS TRANSACTION DID NOT INVOLVE A PUBLIC OFFERING AND THEREFORE WAS EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.


IN JUNE 2003, THE COMPANY ISSUED THREE YEAR CONVERTIBLE NOTES TOTALING $780,000 TO AN INSTITUTIONAL INVESTOR AND CERTAIN OF ITS SHAREHOLDERS. THE NOTES BEAR INTEREST AT 10% PER ANNUM PAYABLE SEMI-ANNUALLY. INTEREST IS PAYABLE IN CASH OR SHARES OF COMMON STOCK AT THE ELECTION OF THE HOLDER. THE NOTES ARE CONVERTIBLE INTO AN AGGREGATE OF 5,200,000 SHARES OF COMMON STOCK. WARRANTS TO PURCHASE AN AGGREGATE OF 3,484,000 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.30 PER SHARE WERE ISSUED WITH THE CONVERTIBLE NOTES. THIS TRANSACTION DID NOT INVOLVE A PUBLIC OFFERING AND THEREFORE WAS EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

DURING THE FIRST QUARTER 2004 THE COMPANY ISSUED THREE YEAR CONVERTIBLE NOTES TOTALING $1,180,000 TO INSTITUTIONAL AND ACCREDITED INDIVIDUAL INVESTORS, AS THAT TERM IS DEFINED IN RULE 501 OF REGULATION D. INTEREST IS PAYABLE IN CASH OR IN SHARES OF COMMON STOCK AT THE ELECTION OF THE HOLDER. THE NOTES ARE CONVERTIBLE INTO AN AGGREGATE OF 7,866,667 SHARES OF COMMON STOCK AT $0.15 PER SHARE. THE NOTES ARE CONVERTIBLE AT THE OPTION OF THE HOLDERS, ANYTIME AFTER PURCHASE. WARRANTS TO PURCHASE AN AGGREGATE OF 5,270,667 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.30 PER SHARE WERE ISSUED WITH THE CONVERTIBLE NOTES.

DURING THE FIRST QUARTER OF 2004, THE COMPANY SOLD 1,000,000 RESTRICTED COMMON STOCK SHARES THROUGH A PRIVATE PLACEMENT AT $0.15 PER SHARE TO AN ACCREDITED INVESTOR AS THAT TERM IS DEFINED IN RULE 501 OF REGULATION D. WARRANTS TO PURCHASE AN AGGREGATE OF 670,000 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.20 PER SHARE WERE ISSUED WITH THE STOCK PURCHASE.

DURING THE FIRST QUARTER OF 2004 THE COMPANY ISSUED 525,000 WARRANTS TO PURCHASE COMMON STOCK AT $0.15 PER SHARE TO SHAREHOLDERS AS CONSIDERATION FOR EXTENSION OF LOANS TOTALING $150,000 ORIGINALLY PAYABLE IN DECEMBER 2003. ALSO, AS
CONSIDERATION FOR LOANS TOTALING $70,000, 375,000 SHARES WERE ISSUED AS COMPENSATION EXPENSE IN THE FIRST QUARTER OF 2004. THE LOANS WERE PAID IN APRIL OF 2004. THESE TRANSACTIONS DID NOT INVOLVE A PUBLIC OFFERING AND THEREFORE WERE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

IN MARCH 2004 THE COMPANY ISSUED 150,000 COMMON STOCK SHARES TO A SWISS INVESTOR RELATIONS FIRM IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF ACT.

IN MARCH 2004, AN EMPLOYEE EXERCISED 33,333 STOCK OPTIONS EXERCISABLE AT $0.15 PER SHARE TOTALING $5,000 IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF ACT.

DURING THE FIRST QUARTER OF 2004, A WARRANT IN THE AMOUNT OF 100,000 SHARES EXERCISABLE AT $0.15 PER SHARE WAS EXERCISED FOR A TOTAL OF $15,000 IN A
TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF ACT.


ITEM  27.  EXHIBITS.

EXHIBIT
NUMBER                    DESCRIPTION
- ----------               --------------

2.1 PLAN OF MERGER OF WORLDWATER CORP., A NEVADA CORPORATION WITH AND INTO WORLDWATER CORP., A DELAWARE CORPORATION, FILED WITH THE STATE OF DELAWARE APRIL 30, 2001. INCORPORATED BY REFERENCE TO EXHIBIT 2.1 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO.333-102348).

2.2 STATE OF NEVADA ARTICLES OF MERGER, FILED WITH THE STATE OF NEVADA MAY 9, 2001. INCORPORATED BY REFERENCE TO EXHIBIT 2.2 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO. 333-102348).

2.3 CERTIFICATE OF MERGER OF DOMESTIC CORPORATION AND FOREIGN CORPORATION FILED WITH STATE OF DELAWARE APRIL 30, 2001. INCORPORATED BY REFERENCE TO EXHIBIT 2.3 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO. 333-102348).

3.1         CERTIFICATE OF  INCORPORATION.  INCORPORATED BY REFERENCE TO EXHIBIT
            4.1 TO  COMPANY'S  FORM S-8  DATED  JULY  23,  2001  FILED  WITH THE
            SECURITIES   AND  EXCHANGE   COMMISSION   ON  AUGUST  1,  2001  (NO.
            333-66484).

3.2         CERTIFICATE   OF  AMENDMENT   OF   CERTIFICATE   OF   INCORPORATION.
            INCORPORATED BY REFERENCE TO EXHIBIT 3.2 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO. 333-102348).

3.3 AMENDED AND RESTATED BY-LAWS OF WORLDWATER CORP. INCORPORATED BY REFERENCE TO EXHIBIT 4.2 TO COMPANY'S FORM S-8 DATED JULY 23, 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2001 (NO. 333-66484).

5 OPINION OF SALVO, RUSSELL, FICHTER & LANDAU AS TO LEGALITY OF SECURITIES BEING OFFERED.

10.1 SECURITIES PURCHASE AGREEMENT BETWEEN WORLDWATER CORP. AND SBI BRIGHTLINE VIII LLC DATED APRIL 1, 2004.


10.2        TERM CREDIT AGREEMENT.

EXHIBIT
NUMBER                    DESCRIPTION
- ----------               --------------


10.3        STOCK PURCHASE WARRANT

10.4 REGISTRATION RIGHTS AGREEMENT WORLDWATER CORP. AND SBI ADVISORS, LLC DATED APRIL 1, 2004.

10.5 AMENDMENT TO QUENTIN T. KELLY EMPLOYMENT AGREEMENT DATED JULY 1, 2002. INCORPORATED BY REFERENCE TO EXHIBIT 10.11 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO. 333-102348).

10.4        RESTRICTED  STOCK AGREEMENT FOR QUENTIN T. KELLY DATED JULY 1, 2002.
            INCORPORATED BY REFERENCE TO EXHIBIT 10.12 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO. 333-102348).


10.5        QUENTIN  T.  KELLY  EMPLOYMENT  AGREEMENT  DATED  JANUARY  1,  2002.
            INCORPORATED BY REFERENCE TO EXHIBIT 10.10 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO. 333-102348).

23.1        CONSENT OF SALVO, RUSSELL, FICHTER & LANDAU (INCLUDED IN EXHIBIT 5)

23.2        CONSENT OF AMPER, POLITZINER & MATTIA, P.C.

24.1        POWER OF ATTORNEY (INCLUDED ON SIGNATURE PAGE).

- ----------------

ITEM  28.  UNDERTAKINGS.

(A) THE UNDERSIGNED COMPANY HEREBY UNDERTAKES:

(1) TO FILE, DURING ANY PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT:

(I) TO INCLUDE ANY PROSPECTUS REQUIRED BY SECTION 10(A)(3) OF THE SECURITIES ACT OF 1933, AS AMENDED;

(II) TO REFLECT IN THE PROSPECTUS ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT (OR THE MOST RECENT POST-EFFECTIVE AMENDMENT THEREOF) WHICH, INDIVIDUALLY OR IN THE AGGREGATE, REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT. NOTWITHSTANDING THE FOREGOING, ANY INCREASE OR DECREASE IN VOLUME OF SECURITIES OFFERED (IF THE TOTAL DOLLAR VALUE OF SECURITIES OFFERED WOULD NOT EXCEED THAT WHICH WAS REGISTERED) AND ANY DEVIATION FROM THE LOW OR HIGH END OF THE ESTIMATED MAXIMUM OFFERING RANGE MAY BE REFLECTED IN THE FORM OF PROSPECTUS FILED WITH THE COMMISSION PURSUANT TO RULE 424(B) IF, IN THE AGGREGATE, THE CHANGES IN VOLUME AND PRICE REPRESENT NO MORE THAN 20 PERCENT CHANGE IN THE MAXIMUM AGGREGATE OFFERING PRICE SET FORTH IN THE "CALCULATION OF REGISTRATION FEE" TABLE IN THE EFFECTIVE REGISTRATION STATEMENT; AND

(III) TO INCLUDE ANY ADDITIONAL OR CHANGED MATERIAL INFORMATION ON THE PLAN OF DISTRIBUTION.

(2) FOR DETERMINING LIABILITY UNDER THE SECURITIES ACT, TREAT EACH SUCH POST-EFFECTIVE AMENDMENT AS A NEW REGISTRATION STATEMENT OF THE SECURITIES OFFERED, AND THE OFFERING OF THE SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING.

(3) TO REMOVE FROM REGISTRATION BY MEANS OF A POST-EFFECTIVE AMENDMENT ANY OF THE SECURITIES BEING REGISTERED WHICH REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE

SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE REGISTRANT CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

WORLDWATER CORP.

BY:     /S/ QUENTIN T. KELLY
        -----------------------
         QUENTIN T. KELLY
         CHAIRMAN
         CHIEF EXECUTIVE OFFICER


DATED:  JULY 27,  2004

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS QUENTIN T. KELLY AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION, FOR HIM OR HER AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN CONNECTION THEREWITH, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR HER MIGHT OR COULD DO THEM IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, SHALL DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THIS REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                        TITLE                             DATE
- ---------                        -----                             ----


/S/ QUENTIN T. KELLY        CHIEF EXECUTIVE OFFICER            JULY 27, 2004
------------------------     AND DIRECTOR
QUENTIN T. KELLY


/S/ JOSEPH CYGLER           DIRECTOR                           JULY 27, 2004
--------------------
JOSEPH CYGLER


/S/ DR. DAVINDER SETHI      DIRECTOR                           JULY 27, 2004
--------------------------
DR. DAVINDER SETHI

                                                                      EXHIBIT  5








                   OPINION OF SALVO, RUSSELL, FICHTER & LANDAU






                                  JULY 27, 2004




BOARD  OF  DIRECTORS
WORLDWATER  CORP.
55  ROUTE  31  SOUTH
PENNINGTON,  NJ  08534

                       REGISTRATION STATEMENT ON FORM SB-2
                                WORLDWATER CORP.

GENTLEMEN:

WE ARE COUNSEL FOR WORLDWATER CORP., A DELAWARE CORPORATION (THE "COMPANY"), IN CONNECTION WITH THE PREPARATION OF THE REGISTRATION STATEMENT ON FORM SB-2 (THE "REGISTRATION STATEMENT") AS TO WHICH THIS OPINION IS A PART, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") ON MAY 17, 2004, FOR THE RESALE OF UP TO 17,400,000 SHARES OF COMMON STOCK, $.001 PAR VALUE, OF THE COMPANY BY SELLING STOCKHOLDER (THE "SHARES").

IN CONNECTION WITH RENDERING OUR OPINION AS SET FORTH BELOW, WE HAVE REVIEWED AND EXAMINED ORIGINALS OR COPIES OF SUCH CORPORATE RECORDS AND OTHER DOCUMENTS AND HAVE SATISFIED OURSELVES AS TO SUCH OTHER MATTERS AS WE HAVE DEEMED NECESSARY TO ENABLE US TO EXPRESS OUR OPINION HEREINAFTER SET FORTH.

BASED UPON THE FOREGOING, IT IS OUR OPINION THAT:

THE SHARES, INCLUDING SHARES OF COMMON STOCK TO BE ISSUED UPON THE EXERCISE OF CERTAIN WARRANTS, AS COVERED BY THE REGISTRATION STATEMENT AND REGISTERED ON BEHALF OF CERTAIN SELLING SHAREHOLDERS, WHEN ISSUED IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THE REGISTRATION STATEMENT, WILL BE DULY AUTHORIZED, VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE.

WE HEREBY CONSENT TO THE FILING OF THIS OPINION AS AN EXHIBIT TO THE REGISTRATION STATEMENT AND TO THE REFERENCE TO THIS FIRM UNDER THE CAPTION "LEGAL MATTERS" IN THE PROSPECTUS INCLUDED IN THE COMPANY'S REGISTRATION STATEMENT.

                   VERY  TRULY  YOURS,

                   /S/  SALVO,  RUSSELL,  FICHTER  &  LANDAU
                   ------------------------------------------

                                                                   EXHIBIT  10.1

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT, dated as of April 1, 2004 (this "Agreement"),between WORLDWATER CORP., a Delaware corporation with principal executive offices at Pennington Business Park, 55 Route 31 South, Pennington, New Jersey 08534 (the "Company"),and SBI BRIGHTLINE VIII LLC, a Delaware limited liability company with its principal offices at 610 Newport Center Drive, Suite 1205, Newport Beach, California 92660 (the "Purchaser").

                                  INTRODUCTION

      Subject to the terms and conditions of this Agreement, the Company may issue and sell to the Purchaser and the Purchaser shall purchase from the Company the following: (i) up to 17,000,000 shares of the Common Stock (the "Shares"), par value $0.001 per share (the "Common Stock"); (ii) warrants (the "$0.17 Warrants") exercisable for an aggregate of 2,100,000 shares of Common Stock at the exercise price of $0.17 per share, in the form attached hereto as Exhibit A hereto; and (iii) warrants (the "$0.22 Warrants"), exercisable for an aggregate of 1,500,000 shares of Common Stock at the exercise price of $0.22 per share, in the form of Exhibit B hereto, and (iii) warrants (the "$0.27 Warrants", and, together with the $0.17 Warrants and the $0.22 Warrants, the "Warrants") exercisable for an aggregate of 1,500,000 shares of Common Stock at the exercise price of $0.27 per share, in the form attached hereto as Exhibit C hereto. This Agreement, together with the Warrants, are hereinafter referred to as the "Transaction Agreements".

      NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchaser hereby agree as follows:

                                    ARTICLE I
                            ACQUISITION OF SECURITIES

     SECTION  1.01     PURCHASE  AND  SALE.

     (a) Schedule 1.01(a) attached hereto defines three tranches of Shares that the Purchaser has agreed to purchase from the Company (each, a "Tranche") and, with respect to each Tranche, sets forth the number of Shares constituting such Tranche (the "Tranche Shares") and the purchase price per share for the Tranche Shares in such Tranche (the "Tranche Purchase Price"). The number of shares in each Tranche, and the purchase price for each share, shall be adjusted for any stock split, stock dividend or reverse stock split occurring after the date hereof and prior to the closing of a Tranche.

     (b) The Company may, in its sole discretion, elect to sell the Tranche Shares of any Tranche to the Purchaser at any time commencing on the date (the "Effective Date") on which the Registration Statement (as defined in Section 3.01(a)) of the Company covering the resale of the Shares is declared effective under the Securities Act of 1933, as amended (the "Securities Act"), and terminating reasonably promptly thereafter, provided, however, (i) the Company must elect to sell all of the Tranche Shares included in a Tranche if it elects to sell any of the Tranche Shares in such Tranche; (ii) the Company must elect to sell the Tranche Shares in the order that the Tranches are listed on Schedule 1.01(a); and (iii) the total beneficial ownership of the Purchaser of shares of Common Stock shall not exceed 9.8% of the Common Stock, giving effect to the acquisition of the Tranche or Tranches in question. Subject to the immediately preceding sentence, the Company may elect to sell Tranche Shares included in more than one Tranche at the same time. To effect its election to sell Shares, the Company must give written notice thereof (an "Election Notice") to the Purchaser. The Election Notice shall specify the Tranche or Tranches with respect to which the election is being made and the date on which the closing of the sale and purchase of the Tranche Shares shall occur; provided, such date shall be a Business Day (as hereinafter defined) and shall not be earlier than five days after the date such Election Notice is given to the Purchaser. An Election Notice shall be irrevocable except as provided in Section 1.02(c). For purposes hereof, the term "Business Day" shall mean any day which is not (i) a Saturday or a Sunday or (ii) a day on which banking institutions are generally authorized or obligated to close in the City of Los Angeles, California. Subject to the foregoing and provided that the representations and warranties of the Company set forth herein are true and correct as of the date of an Election Notice and that all conditions to the respective obligations of the parties hereto set forth herein have either been satisfied or waived, in the event that the Company gives an Election Notice, the Purchaser shall be obligated to purchase the Tranche Shares, covered by such notice.

     (c) Simultaneous with the purchase of the Tranche Shares, the Company shall deliver to the Purchaser the Warrants applicable to such Tranche.

     SECTION  1.02     CLOSING  PROCEDURES;  THE  CLOSINGS.

     (a) Subject to the satisfaction or waiver of the conditions precedent set forth in Article IV hereof, the closing of a purchase of Tranche Shares by the Purchaser pursuant to this Agreement (each, a "Closing") shall occur at 10:00 a.m. on the date specified in the Election Notice delivered by the Company with respect to such Tranche Shares unless the Company and the Purchaser have mutually agreed on a different time or date with respect to such Closing (the time and date of the Closing of a particular Tranche is referred to herein as the "Tranche Closing Date"). Unless otherwise agreed by the Company and the Purchaser, each Closing shall occur at the offices of Reitler Brown LLC, New York, New York, counsel to the Purchaser.

     (b) At each Closing, (i) each of the Company and the Purchaser shall deliver to the other, as applicable, any documents required to be delivered by Sections 4.01 and 4.02 hereof which have not been delivered prior to such Closing, (ii) the Purchaser shall deliver to the Company an acknowledgement of the applicable Tranche Purchase Price for the Tranche Shares being purchased at the Closing and state the date, not to exceed three Business Days following the Tranche Closing Date, on or prior to which the Tranche Purchase Price shall be delivered by the Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company at or prior to the Closing, and (iii) the Company shall deliver to the Purchaser one or more stock certificates, determined in accordance with the instructions of the Purchaser, representing the Tranche Shares being purchased or shall cause the Tranche Shares being purchased to be electronically transferred to the Purchaser. The payment of the Tranche Purchase Price referenced in clause (ii) shall be deemed to have been delivered at the Closing for the purposes hereof.

     (c) If a Closing does not occur on a proposed Tranche Closing Date because the conditions specified in this Section 1.02(b) to be fulfilled by the Purchaser and/or Article IV were not satisfied at the time of the applicable proposed Tranche Closing Date, the Election Notice with respect to the Tranche or Tranches proposed to be sold on such proposed Tranche Closing Date shall automatically be revoked; provided, however, such revocation shall not impair the right of the Company to give another Election Notice with respect to the Tranche or Tranches covered by the revoked Election Notice or to compel the Purchaser to purchase any Tranche Shares included in such Tranche or Tranches on a subsequent Tranche Closing Date on which the conditions specified in such sections and Article hereof are satisfied.

     (d) If a Closing does not occur on a proposed Tranche Closing Date because the conditions specified in Section 1.02(b) to be fulfilled by the Company and/or Section 4.01 were not satisfied at the time of the applicable proposed Tranche Closing Date, the Election Notice with respect to any Tranche or Tranches proposed to be sold on such proposed Tranche Closing Date shall automatically be revoked; provided, however, such revocation shall not impair the right of the Company to give another Election Notice with respect to the Tranche or Tranches covered by the revoked Election Notice or to compel the Purchaser to purchase any Tranche Shares included in such Tranche or Tranches on a subsequent Tranche Closing Date on which the conditions specified in such sections and Article hereof are satisfied. In the event the Company is unable to satisfy the conditions specified in such sections within 30 days following the automatic revocation of an Election Notice, the Company may elect to terminate this Agreement; provided, however, that the terms of Article III hereof will survive such termination with respect to any Tranches that have been sold.

                                   ARTICLE II
                          REPRESENATIONS AND WARRANTIES

     SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows: (a) (i) The Common Stock has been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company is subject to the periodic reporting requirements of Section 13 of the Exchange Act. The Company has heretofore provided to the Purchaser true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act since at least December 31, 2003, as such documents have been amended since the time of the filing thereof and a copy of the Registration Statement (collectively, including all forms, reports, schedules, statements, and other documents filed by the Company therewith, the "SEC Documents"). The SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder.

      (ii) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. The Company has delivered to the Purchaser copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To the Company's knowledge, each director and executive officer thereof has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since at least December 31, 2003. As used in this Section 2.01(a), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

      (iii) The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the

Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

      (iv) The Company has heretofore has provided to the Purchaser complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of Sarbanes-Oxley Act of 2002 and hereby reaffirms, represents and warrants to the Purchaser the matters and statements made in such certificates.

(b) At the date hereof and at each Tranche Closing Date:

      (i) the Common Stock is and shall be traded and quoted in the over-the-counter Bulletin Board market (the "OTCBB");


      (ii) the Company has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the Commission; and

      (iii) the Company has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the Common Stock for quotation on the OTCBB.

(c) WorldWater Philippines, Inc., a Philippines corporation ("Subsidiary"), is the sole subsidiary of the Company. Other than Subsidiary, the Company has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Each of the Company and Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the respective jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its respective properties and conduct its respective business as described in the SEC Documents; each of the Company and Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the business, prospects, condition (financial or otherwise), and results of operations of the Company and Subsidiary taken as a whole; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; each of the Company and Subsidiary is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect; neither the Company nor Subsidiary is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its respective properties or assets may be bound, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and Subsidiary taken as a whole; and neither the Company nor Subsidiary is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or Subsidiary or over its respective properties or assets, which violation would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and Subsidiary taken as a whole. The SEC Documents accurately describe any corporation, association or other entity owned or controlled, directly or indirectly, by the Company or Subsidiary.

(d) The Company has full legal right, power and authority to enter into each of the Transaction Agreements and to perform the transactions contemplated hereby and thereby. Each of the Transaction Agreements has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its respective terms; the performance of each of the Transaction Agreements and the consummation of the transactions herein or therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under,
(i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or Subsidiary is a party or by which its respective properties or assets may be bound, (ii) the charter or bylaws of the Company or Subsidiary, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or Subsidiary or over its respective properties or assets, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and Subsidiary taken as a whole. No consent, approval, authorization or order of, or qualification with, any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or Subsidiary or over its respective properties or assets is required for the execution and delivery of any Transaction Agreement and the consummation by the Company of the transactions herein and therein contemplated, except such as may be required under the Securities Act or under state or other securities or blue sky laws, all of which requirements have been, or in accordance therewith will be, satisfied in all material respects.

(e) There is not any pending or, to the best of the Company's knowledge, threatened, action, suit, claim or proceeding against the Company or Subsidiary, or any of its respective officers or any of its properties, assets or rights, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or Subsidiary or over its officers or properties or otherwise that (i) is reasonably likely to result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and Subsidiary taken as a whole or might materially and adversely affect their properties, assets or rights taken as a whole, (ii) might prevent consummation of the transactions contemplated by the Transaction Agreements, (iii) will be required to be disclosed in the Registration Statement, except to the extent heretofore disclosed in the SEC Documents, or (iv) alleging violation of any Federal or state securities laws.

(f) The authorized capital stock of the Company consists of 135,000,000 shares of Common Stock, par value $.001 per share, of which 59,332,551 shares of Common Stock are outstanding, and 10,000,000 shares of preferred stock, par value $.01 per share, of which 677,778 shares are outstanding. All outstanding capital stock of Subsidiary is owned beneficially and of record by the Company. Each of such outstanding shares of Common Stock and each outstanding share of capital stock of Subsidiary, is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. Except as disclosed in the SEC Documents, (i) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of, or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of, the Company or Subsidiary, except for an aggregate of 34,812,666 options and/or warrants currently outstanding to acquire shares of Common Stock, and (ii) except as described in the SEC Documents, there is outstanding no security or other instrument convertible into or exchangeable for capital stock of the Company or Subsidiary. The Shares and the Warrant Shares (as hereinafter defined) have been duly authorized for issuance and sale to the Purchaser pursuant hereto and the Warrants, respectively, and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement and the relevant Warrant or Warrants, respectively, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any kind; and no preemptive or similar right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Shares or Warrant Shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the execution hereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares, the Warrants, or the Warrant Shares, except as may be required under the Securities Act, the rules and regulations promulgated thereunder or under state or other securities or blue sky laws. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the SEC Documents accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights under the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder. Presently, the Company does not have a sufficient number of authorized shares of its Common Stock to cover the shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares"). The Company will use its best efforts to obtain shareholder approval for an increase in the Company's authorized Common Stock and, upon such authorization, the Company will reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized, but unissued, shares of its Common Stock to cover the Shares and the Warrant Shares.

(g) Amper, Politziner & Mattia, P.C. (the "Auditors"), which has examined the consolidated financial statements of the Company, together with the related schedules and notes, for the period from January 1, 2002 to December 31, 2002 and for the nine month period ended September 30, 2003, respectively, and Civale, Silvestri, Alfieri, Martin & Higgins, LLC, which has examined the consolidated financial statements of the Company, together with the related schedules and notes, for the period from January 1, 2000 to December 31, 2000, and January 1, 2001 to December 31, 2001,respectively, filed with the Commission as a part of the SEC Documents, and which, pursuant to the rules and regulations of the Commission are to be included in the Registration Statement, are independent accountants within the meaning of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder; the audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the SEC Documents, fairly present and will fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and all audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the Commission as part of the SEC Documents, complied and will comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the Commission with respect hereto when filed, have been and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the Commission) and fairly present and will fairly present, subject in the case of the unaudited consolidated financial statements, to customary year end audit adjustments, the financial position of the Company as at the dates thereof and the results of its operations and cash flows. The procedures pursuant to which the aforementioned consolidated financial statements have been audited are compliant with generally accepted auditing standards. The selected and summary consolidated financial and statistical data included in the SEC Documents present and will present fairly the information shown therein and have been compiled on a basis consistent with the audited consolidated financial statements presented therein. No other financial statements or schedules are required to be included in the SEC Documents. The financial statements referred to in this Section 2.01(g) contain all certifications and statements required the SEC's Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C. Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto. Since December 31, 2003,

      (i) There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company and Subsidiary taken as a whole;

      (ii) The Company has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of the Company or Subsidiary.

      (iii) Except as set forth in the SEC Documents, the operations and businesses of the Company have been conducted in all respects only in the ordinary course.

There is no fact known to the Company which materially adversely affects or in the future (as far as the Company can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company; provided, however, that the Company expresses no opinion as to political or economic matters of general applicability. The Company has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

(h) Subsequent to the respective dates as of which information is given in the SEC Documents, there has not been (i) any material adverse change in the business, prospects, financial condition or results of operations of the Company and Subsidiary taken as a whole, (ii) any transaction committed to or consummated that is material to the Company and Subsidiary taken as a whole,
(iii) any obligation, direct or contingent, that is material to the Company and Subsidiary taken as a whole incurred by the Company or Subsidiary, except such obligations as have been incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company or Subsidiary that is material to the Company and Subsidiary taken as whole, (v) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company or Subsidiary which has a material adverse effect on the business, prospects, condition (financial or otherwise), or results of operations of the Company and Subsidiary taken as a whole.

(i) Except as set forth in the SEC Documents, (i) each of the Company and Subsidiary has good and marketable title to all properties and assets described in the SEC Documents as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and Subsidiary taken as a whole, (ii) the agreements to which the Company and Subsidiary is a party described in the SEC Documents are legal, valid and binding agreements, enforceable by the Company or Subsidiary, as applicable, in accordance with their terms, and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in breach or default under any of such agreements, and (iii) each of the Company and Subsidiary has valid and enforceable leases for all properties described in the SEC Documents as leased by it. Except as set forth in the SEC Documents, each of the Company and Subsidiary owns or leases all such properties as are necessary to its respective operations as now conducted and as described in the SEC Documents.

(j) Each of the Company and Subsidiary has timely filed all respective federal, state, local and foreign tax returns required to be filed by it and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the best of the Company's knowledge, is likely to be asserted against the Company or Subsidiary if audited, which might have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and Subsidiary taken as a whole, and all tax liabilities are adequately provided for on the books of the Company and Subsidiary.

(k) Each of the Company and Subsidiary maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its business including, but not limited to, insurance covering real and personal property owned or leased by the Company or Subsidiary, as applicable, against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against, all of which insurance is in full force and effect; neither the Company nor Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company not Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business, prospects, condition, or results of operations of the Company and Subsidiary taken as a whole.

(l) No labor disturbance by the employees of the Company or Subsidiary exists or, to the best of the Company's knowledge, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any principal suppliers or customers of the Company or Subsidiary that might be expected to result in any material adverse change in the business, prospects, financial condition, or results of operations of the Company and Subsidiary taken as a whole. No collective bargaining agreement exists with any of the Company's or Subsidiary's employees and, to the best of the Company's knowledge, no such agreement is imminent.

(m) Each of the Company and Subsidiary owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, and copyrights described or referred to in the SEC Documents as owned by or used by it or that are necessary to conduct its respective businesses as described in the SEC Documents; neither the Company nor Subsidiary has received any notice of, or has knowledge of, any infringement of or conflict with asserted rights of the Company or Subsidiary by others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights described or referred to in the SEC Documents as owned by or used by it; and neither the Company nor Subsidiary has received any notice of, or has knowledge of, any infringement of, or conflict with, asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights described or referred to in the SEC Documents as owned by or used by it or which, individually or in the aggregate, in the event of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and Subsidiary taken as a whole.

(n) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future, to conduct its affairs in such a manner as to ensure that it is not and will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act and such rules and regulations.

(o) Neither the Company nor Subsidiary has, and no person or entity acting on behalf or at the request of the Company or Subsidiary has, at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other applicable jurisdiction.

(p) Neither the Company nor Subsidiary, nor any person acting on behalf thereof, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization in violation of law, or manipulation, of the price of the Common Stock to facilitate the sale or resale of the Shares or the Warrant Shares.

(q) [INTENTIONALLY OMITTED]

(r) Except as set forth in the SEC Documents, (i) each of the Company and Subsidiary is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") that are applicable to its business, (ii) neither the Company nor Subsidiary has received notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the SEC Documents, (iii) to the best knowledge of the Company, neither the Company nor Subsidiary is likely to be required to make future material capital expenditures to comply with Environmental Laws (iv) no property which is owned, leased or occupied by the Company or Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law, and (v) neither the Company nor Subsidiary is in violation of any federal or state law or regulation relating to occupational safety or health.

(s) The books, records and accounts of each of the Company and Subsidiary accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and Subsidairy, as applicable, all to the extent required by generally accepted accounting principles. Each of the Company and Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or Subsidiary to, or for the benefit of, any of the officers, directors, or director-nominees of the Company or Subsidiary or any of the members of the families of any of them, except as disclosed in the SEC Documents.

(u) Except for a 5% placement fee to Rolin Inc., neither the Company nor Subsidiary has incurred any liability, direct or indirect, for finders' or similar fees on behalf of or payable by the Company or Subsidiary or the Purchaser in connection with the Transaction Agreements or any other transaction involving the Company and the Purchaser.

(v) No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement) to request or require the Company to register the sale of any shares owned by such stockholder under the Securities Act on the Registration Statement.

(w) Neither the Company or Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company or any Subsidiary, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company's internal accounting controls and procedures are sufficient to cause the Company and Subsidiary to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

(x) Except as disclosed in the SEC Documents, no director, officer, shareholder or employee of the Company or Subsidiary has any interest, whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant, or otherwise (other than as less than 1% shareholder of a publicly traded company), either directly or indirectly, in any person (whether a corporation, partnership, limited partnership, limited liability company, limited liability partnership, business trust, sole proprietorship, or otherwise) that presently (i) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company or Subsidiary is now engaged; (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with the Company or Subsidiary; or (iii) has any direct or indirect interest in any asset or property used by the Company or Subsidiary or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the business of the Company or the Subsidiary. Except as disclosed in the SEC Documents, no current or former stockholder, director, officer or employee of any member of the Company or Subsidiary or any affiliate thereof, is at present, or since the inception of the Company has been, directly or indirectly through his affiliation with any other person, a party to any transaction (other than as an employee) with the Company or Subsidiary providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to any such person.

(y) (i) The Company is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. The Company is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

(ii) Each of The Company, its directors and its senior financial officers has consulted with the Company's independent auditors and with the Company's outside counsel with respect to, and (to the extent applicable to the Company) is familiar in all material respects with all of the requirements of, Sarbanes-Oxley Act of 2002. The Company is in compliance with the provisions of such act applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of the Company's independent auditors and outside counsel, respectively, to ensure the Company's future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all provisions of such act which shall become applicable thereto after the date hereof.

      SECTION 2.02 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

      (a) The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

     (b) The Purchaser has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Purchaser pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby. Assuming the valid execution hereof by the Company, this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 3.03 hereof may be legally unenforceable.

      (c) There are no legal or governmental actions, suits or proceedings pending or, to the Purchaser's knowledge, threatened to which the Purchaser is or may be a party which seeks to prevent or restrain the transactions contemplated by this Agreement or to recover damages as a result of the consummation of such transactions. To the knowledge of the Purchaser, the Purchaser has not been and is not currently the subject of an investigation or inquiry by the Commission, National Association of Securities Dealers, Inc., NASD Regulation, Inc., or any state securities commission.

      (d) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, the Warrants, and the Warrant Shares, including investments in securities issued by the Company. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser is not a "dealer" within the meaning of the Securities Act or a "broker" or "dealer" within the meaning of the Exchange Act. The Purchaser is able to bear the economic risk of loss of the Purchaser's entire investment in the Shares, the Warrants, and the Warrant Shares.

      (e) The Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares and the Warrants. The Purchaser understands that the Company is still in the development stage and does not have operating revenues.

      (f) The Purchaser is acquiring the Shares and the Warrants in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares in violation of the Securities Act or entering into any arrangement or understanding with any other person regarding the distribution of such Shares in violation of the Securities Act (it being understood that the foregoing does not limit the Purchaser's right to sell Shares pursuant to the Registration Statement).

      (g) Except for the representations and warranties contained in this
Section 2.02, the Purchaser makes no representation or warranty to the Company, express or implied, in connection with the transactions contemplated by this Agreement.

      SECTION 2.03 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates delivered pursuant hereto shall survive the execution of this Agreement, the termination of Purchaser's obligations to purchase the Shares, and the delivery to the Purchaser of the Shares and the Warrants being purchased and the payment therefor

                                   ARTICLE III
                                    COVENANTS

      SECTION 3.01 COVENANTS OF THE COMPANY.

      (a) (i) As soon as practicable, but in any event no later than 60 days following the date of this Agreement, the Company shall prepare and file with the Commission a registration statement on Form SB-2 or other applicable form as determined by the Company (the "Registration Statement") for the purpose of registering the sale of the Shares by the Purchaser from time to time on the facilities of any securities exchange or trading system on which the Common Stock is then traded or in privately-negotiated transactions, which Registration Statement shall contain all material non-public information disclosed to the Purchasers by the Company in connection with the issuance and sale of the Shares. For purposes of this Section 3.01(a), the term "Shares" shall include any other securities of the Company issued in exchange for the Shares, as a dividend on the Shares or in connection with a stock split or other reorganization transaction affecting the Shares. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable.

            (ii) The Company shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until the earliest date, after the date on which all of the Shares have been purchased pursuant to this Agreement or the obligation of the Purchaser to purchase the Shares pursuant to this Agreement has been terminated, on which (i) all the Shares have been disposed of pursuant to the Registration Statement, (ii) all of the Shares then held by the Purchaser may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or (iii) the Company has determined that all Shares then held by the Purchaser may be sold without restriction under the Securities Act and has removed any stop transfer instructions relating to such Shares and offered to cause to be removed any restrictive legends on the certificates, if any representing such Shares (the period between the Effective Date and the earliest of such dates is referred to herein as the "Registration Period"). At any time after the end of the Registration Period, the Company may withdraw the Registration Statement and its obligations under this Section 3.01(a) shall automatically terminate.

            (iii) The Company shall not be obligated to prepare and to file a post-effective amendment or supplement to the Registration Statement or the prospectus constituting a part thereof during the continuance of a Blackout Event; provided, however, that no Blackout Event may be deemed to exist for more than 60 days. A "Blackout Event" means any of the following: (a) the possession by the Company of material information that is not ripe for disclosure in a registration statement or prospectus, as determined reasonably and in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement or the prospectus constituting a part thereof would be materially detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the reasonable and good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be materially adversely affected by disclosure in a registration statement or prospectus at such time. Without the express written consent of the Purchaser, if required to permit the continued sale of Shares by the Purchaser, a post-effective amendment or supplement to Registration Statement or the prospectus constituting a part thereof must be filed no later than the 61st day following commencement of a Blackout Event. In the event that the filing of the Registration Statement or such effectiveness shall not take place within the time period heretofore set forth, the Company shall issue to the holders of the securities described above and/or issuable upon the exercise thereof (the "Underlying Shares") additional shares of Common Stock and warrants in such number as shall equal 1% of the number of shares of Common Stock, warrants, and/or Underlying Shares held by such holder per each 30 days, or part thereof, after the aforementioned time periods until the such filing and/or effectiveness, as applicable, shall take place. The Company shall cause the Registration Statement to remain effective until the earlier of (i) the sale by the Investor of all of the aforementioned securities and (ii) the date upon which the Investor may dispose of all of such securities without regard to the limitations set forth in paragraph (e) of Rule 144 under the Securities Act.

            (iv) At least five (5) Business Days prior to the filing with the Commission of the Registration Statement (or any amendment thereto) or the prospectus forming a part thereof (or any supplement thereto), the Company shall provide draft copies thereof to the Purchaser and shall consider incorporating into such documents such comments as the Purchaser (and its counsel) may propose to be incorporated therein. Notwithstanding the foregoing, no prospectus supplement, the form of which has previously been provided to the Purchaser, need be delivered in draft form to the Purchaser.

            (v) The Company shall promptly notify the Purchaser upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof: (i) receipt of any request for additional information from the Commission or any other federal or state governmental authority during the Registration Period, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (vi) The Company shall furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser pursuant to the Registration Statement.

            (vii) The Company shall file or cause to be filed such documents as are required to be filed by the Company for normal state securities law or "blue sky" clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

            (viii) With a view to making available to the Purchaser the benefits of Rule 144, the Company agrees, from the date hereof and throughout the Registration Period and so long as the Purchaser owns Shares purchased pursuant to this Agreement, to:

                  (A) comply with the provisions of paragraph (c)(1) of Rule 144; and

                  (B) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13, 14 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of the Purchaser, make available other information as required by, and so long as necessary to permit sales of its Shares pursuant to, Rule 144.

            (ix) The Company shall bear all expenses incurred by it in connection with the procedures in paragraphs (i) through (ix) of this Section 3.01(a) and the registration of the Shares pursuant to the Registration Statement and qualification of the shares under applicable state securities laws. The Company shall not be responsible for any expenses incurred by the Purchaser in connection with its sale of the Shares or its participation in the procedures in paragraphs (i) through (ix) of this Section 3.01(a), including, without limitation, any fees and expenses of counsel or other advisers to the Purchaser and any underwriting discounts, brokerage fees and commissions incurred by the Purchaser.

      (b) (i) The Company may refuse to register (or permit its transfer agent to register) any transfer of any Shares not made in compliance with the Securities Act and for such purpose may place stop order instructions with its transfer agent with respect to the Shares.

      (c) So long as the Registration Statement is effective covering the resale of Shares then still owned by the Purchaser, the Company shall furnish to the
Purchaser:

            (i) as soon as practicable after available, one copy of (A) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants), (B) upon written request, its Annual Report on Form 10-KSB, (C) upon written request, its Quarterly Reports on Form 10-QSB, (D) upon written request, its Current Reports on Form 8-K, and (E) a full copy of the Registration Statement (the foregoing, in each case, excluding exhibits); and

            (ii) upon the written request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (i)(E) of this Section 3.01(d).

      (d) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock, which transfer agent and registration shall be reasonably satisfactory to the Purchaser.

      (e) If at any time prior to the termination of the Registration Period, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Purchaser, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to, or amendment of, the Prospectus), the Company will, if reasonably requested by the Purchaser, forthwith prepare, and, if permitted by law, disseminate a press release or other public statement, reasonably satisfactory to the Purchaser, responding to or commenting on such rumor, publication or event.

      (f) The Company shall comply with the Sarbanes-Oxley Act of 2002 and the regulations promulgated pursuant thereto if it is not in compliance at the date hereof.

      (g) [INTENTIONALLY OMITTED]

      (h) Until the earlier of the termination of this Agreement and the Closing of the purchase of the final Tranche Shares hereunder (the earlier of such events, the "Release Time"), no amendment will be made in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) of the Company, other than as described in Section 2.01(f) hereof.

      (i) Until the Release Time, no share of capital stock of the Company, option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by the Company, otherwise than as contemplated by, or in connection with, this Agreement.

      (j) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by the Company in respect of the outstanding shares of capital stock of the Company. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by the Company or any affiliate thereof of shares of capital stock of the Company.

      (k) Until the Release Time, the Company will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of the Purchaser free and full access to the plants, properties, books, and records of the Company, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the Purchaser with such additional financial and operating data and other information as to the business, prospects, financial condition, and results of operations of the Company as the Purchaser from time to time may request. Until the Release Time, the Company will cause the independent certified public accountants thereof to make available to the Purchaser and its independent certified public accountants the work papers relating to the audits of the Company referenced in this Agreement.

      (l) Until the Release Time, the Company will conduct its affairs so that at each Closing, no representation or warranty of the Company will be inaccurate in any material respect, no covenant or agreement of Lighthouse will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of the Company. Except as otherwise consented to by the Purchaser in writing, until the Release Time, the Company will use its best efforts to preserve the business operations of the Company intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of the Company, and to preserve the good will of its suppliers, customers, and others having business relations with any of them. Until the Release Time, the Company will conduct its affairs in all respects only in the ordinary course, other than in connection with the matters referenced herein.

      (m) Until the Release Time, the Company will immediately advise the Purchaser in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the relevant Tranche Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the applicable Tranche Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

      (n) Before the Company releases any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, the Company shall cooperate with the Purchaser, shall furnish drafts of all documents or proposed oral statements to the Purchaser for comment, and shall not release any such information without the written consent of Purchaser, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent the Company from releasing any information if required to do so by law.

      (o) The Company shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the relevant Tranche Closing.

      (p) The Company shall obtain make such state securities law or "blue sky" filings and obtain such state securities law or "blue sky" filings as shall be reasonably requested by the Purchaser, provided, however, that the Company shall not be required to qualify to do business or to become subject to general service of process in any such jurisdiction.

      SECTION 3.02 COVENANTS OF THE PURCHASER.

      (a) The Purchaser agrees to comply in all material respects with all federal and state securities laws and the rules and regulations promulgated thereunder in connection with any sale by it of the Shares, the Warrants and the Warrant Shares, whether or not such sale is pursuant to the Registration Statement. In connection with the sale of any Shares pursuant to the Registration Statement, but without limiting the generality of the foregoing sentence, the Purchaser shall (i) comply with the provisions of Regulation M promulgated under the Exchange Act, and (ii) deliver to the purchaser of Shares the prospectus forming a part of the Registration Statement and all relevant supplements thereto which have been provided by the Company to the Purchaser on or prior to the applicable delivery date.

      (b) The Purchaser will cooperate with the Company in all material respects in connection with the performance by the Company of its obligations under
Section 3.01(a), including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Purchaser, and any person who beneficially owns Shares held by the Purchaser within the meaning of Rule 13d-3 promulgated under the Exchange Act, and the proposed manner of sale of the Shares required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares. The Purchaser hereby consents to be named as an underwriter in the Registration Statement, if applicable, in accordance with current Commission policy and, if necessary, to join in the request of the Company for the acceleration of the effectiveness of the Registration Statement.

      (c) Neither the Purchaser nor any entity controlling it, under its control or under common control with it has, prior to the execution of this Agreement, and will not, for a period of 18 months following the execution of this Agreement, carry a net short position in the Common Stock of the Company, participate in any short selling activities, recommendations, or collusion, directly or indirectly, as such activities relate to the Common Stock. A net short position will include any derivative instruments such as a put option, collar, swap or any other instrument which would result in a net short position.

      (d) In connection with the sale of any Shares pursuant to the Registration Statement, the Purchaser shall deliver to the purchaser thereof the prospectus forming a part of the Registration Statement and all relevant supplements thereto which have been provided by the Company to the Purchaser on or prior to the applicable delivery date, all in accordance with the requirements of the Securities Act and the rules and regulations promulgated thereunder and any applicable blue sky laws. Unless such untrue statement or omission relates to a Blackout Event, the Company shall file a post-effective amendment or prospectus supplement as promptly as practicable, but in no event later than five Business Days following the discovery of such untrue statement or omission.

      (e) If at any time or from time to time after the Effective Date, the Company notifies the Purchaser in writing that the Registration Statement or the prospectus forming a part thereof (taking into account any prior amendments or supplements thereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Purchaser shall not offer or sell any Shares or engage in any other transaction involving or relating to the Shares (other than purchases of Shares pursuant to this Agreement), from the time of the giving of notice with respect to such untrue statement or omission until the Purchaser receives written notice from the Company that such untrue statement or omission no longer exists or has been corrected or disclosed in an effective post-effective amendment to the Registration Statement or a valid prospectus supplement to the prospectus forming a part thereof.

      (f) The Purchaser acknowledges and understands that the Shares, the Warrants, and the Warrant Shares are (or upon the issuance thereof will be) "restricted securities" as defined in Rule 144. The Purchaser hereby agrees not to offer or sell (as such terms are defined in the Securities Act and the rules and regulations promulgated thereunder) any Shares, Warrants, or Warrant Shares unless such offer or sale is made (a) pursuant to an effective registration of such securities under the Securities Act, or (b) pursuant to an available exemption from the registration requirements of the Securities Act. The Purchaser agrees that it will not engage in hedging transactions with regard to the Shares, the Warrants, and the Warrant Shares other than in compliance with the Securities Act. A proposed transfer shall be deemed to comply with this
Section 3.02(f) if the Purchaser delivers to the Company a legal opinion in form and substance reasonably satisfactory to the Company from counsel reasonably satisfactory to the Company to the effect that such transfer complies with this
Section 3.02(f).

      SECTION 3.03 INDEMNIFICATION.

      (a) For the purpose of this Section 3.03: (i) the term "Purchaser Affiliate" shall mean any person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 3.01(a).

            (i) The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or such Purchaser Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended as of the Effective Date, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 promulgated under the Securities Act, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, (B) the omission or alleged omission to state in the Registration Statement as of the Effective Date a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any post-effective amendment or supplement thereto, or in the Prospectus or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which the statements contained therein were made, or
(C) any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse the Purchaser and each such Purchaser Affiliate for any legal and other expenses as such expenses which are reasonably incurred by the Purchaser or such Purchaser Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the prospectus included therein, or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Purchaser expressly for use therein, or (B) the failure of the Purchaser to comply with the covenants and agreements contained in Section 3.02 hereof, or (C) the inaccuracy of any representations made by the Purchaser herein or (D) any statement or omission in any Prospectus that is corrected or disclosed in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

            (ii) The Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (A) any failure to comply with the covenants and agreements contained in Section 3.02 hereof, (B) the inaccuracy of any representation made by the Purchaser herein, or (C) any (I) untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or (II) omission or alleged omission to state in the Registration Statement, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto, in the prospectus included therein, or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which they were made; provided, that the Purchaser's indemnification obligation under this clause (C) shall apply to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

            (iii) Promptly after receipt by an indemnified party under this
Section 3.03 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 3.03, promptly notify the indemnifying party in writing thereof; provided, that the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnification and contribution (except as provided in paragraph (iv)) or otherwise than under the indemnity agreement contained in this Section 3.03 or to the extent it is not materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 3.03 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party or both the Company and Purchaser, in the reasonable opinion of counsel to the Purchaser, have defenses distinct from, or contradictory to, the defenses available to the other.

            (iv) If the indemnification provided for in this Section 3.03 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs

(i) or (ii) of this Section 3.03 in respect to any losses, claims, damages, liabilities or expenses referred to herein (subject to the limitation of paragraph (iii) of this Section 3.03), then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (I) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the sale of the Common Stock contemplated by this Agreement or (II) if the allocation provided by clause (I) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (I) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or inaccuracy. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (iii) of this Section 3.03, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (iii) of this Section
3.03 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (iv); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (iii) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this
Section 3.03 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 3.03, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      SECTION 3.04 OPTION. During the one month period commencing on the Tranche Closing Date relating to the final Tranche under this Agreement, the Company shall have the right to require the Purchaser to execute and deliver an agreement substantially identical hereto establishing a transaction structure (including, without limitation, tranche size, pricing, etc.) identical to the transaction structure set forth herein, including the pricing terms set forth herein.

                                   ARTICLE IV
                              CONDITIONS TO CLOSING

      SECTION 4.01 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to purchase Tranche Shares at a Closing shall be subject to the satisfaction of the following conditions, or the waiver of such conditions by the Purchaser, at or prior to the applicable Tranche Closing Date:

            (a) the representations and warranties of the Company set forth in
Section 2.01 of this Agreement shall be true and correct with the same force and effect as though expressly made on every date during the term of this Agreement, including each Tranche Closing Date, except for representations or warranties made as of a particular date which representations and warranties shall be true and correct as of such date;

            (b) the Company shall have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Tranche Closing Date;

            (c) the Company shall have delivered to the Purchaser a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the applicable Tranche Closing Date, to the effect that the conditions in clauses Section 4.01(a), (b), (h), (i), and
(j) have been satisfied;

            (d) the Registration Statement shall have been declared by the Securities and Exchange Commission (the "Commission") to be effective under the Securities Act on or prior to August 1, 2004 and shall not have been withdrawn, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for the suspension of the effectiveness of the Registration Statement shall have been instituted or threatened by the Commission;

            (e) Salvo Russell Fichter & Landau, counsel to the Company, shall have delivered its legal opinion to the Purchaser in form and substance satisfactory to the Purchaser.

            and

            (f) there shall not have been (i) any domestic or international event, act, or occurrence, including, without limitation, event, act, or occurrence of terrorism, that shall have materially and adversely disrupted, or, in the opinion of the Purchaser, will in the immediate future materially and adversely disrupt, the securities markets; or (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; or
(iii) an outbreak or increase in the level of major hostilities or other national or international calamity; or (iv) a banking moratorium declared by any state or federal authority; or (v) a moratorium in foreign exchange trading by major international banks or persons declared; or (vi) a material interruption in the mail service or other means of communication within the United States; or
(vii) a material or substantial loss suffered by the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or court or government action, order, or decree, which will, in the discretion of the Purchaser, make it inadvisable to proceed with any portion of the transactions contemplated hereby; or (viii) any material adverse change in the business, prospects, financial condition, or results of operations of the Company; or (ix) any material governmental restrictions shall have been imposed on trading in securities in general, which restrictions are not in effect on the date hereof; or (x) passed by the Congress of the United States or by any state legislature any act or measure, or adopted by any governmental body or authoritative accounting institute or board, or any governmental executive, any orders, rules, or regulations, which the Purchaser believes likely to have a material adverse effect on the business, financial condition, or financial statements of the Company or any of the Subsidiary or the market for the Common Stock; or (xi) such material and adverse change in the market for the Company's securities or securities in general or in political, financial, or economic conditions as in the judgment of the Purchaser makes it inadvisable to proceed with the transactions contemplated hereby.

            (h) The Company shall have received state securities law or "blue sky" clearance for the sale of the Shares in states specified in writing by the Purchaser, other than states in which such clearance shall have required the Company to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

            (i) A Blackout Period shall not be in effect at either the date of the Tranche Election Notice or the Tranche Closing Date.

      SECTION 4.02 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to sell Tranche Shares at any Closing shall be subject to the satisfaction of the following conditions, or the waiver of such conditions by the Company, at or prior to the applicable Tranche Closing Date:

      (a) the representations and warranties of the Purchaser set forth in
Section 2.02 of this Agreement shall be true and correct with the same force and effect as though expressly made on and as of such Tranche Closing Date, except for representations or warranties made as of a particular date which representations and warranties shall be true and correct as of such date;

      (b) the Purchaser shall have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Tranche Closing Date;

      (c) the Purchaser shall have delivered to the Company a certificate executed by a duly authorized officer of the Purchaser, dated the applicable Tranche Closing Date, to the effect that the conditions in clauses (a) and (b) of this Section 4.02 have been satisfied; and

      (d) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for the suspension of the effectiveness of the Registration Statement shall have been instituted or threatened by the Commission.

                                    ARTICLE V
                                   TERMINATION

      SECTION 5.01 TERMINATION BY PURCHASER. The Purchaser may terminate its obligations under Article I of this Agreement by oral or written notice to the Company following the occurrence of one or more of the following:

      (a) the Company shall default in any material respect in the performance of any covenant or agreement under this Agreement, which default shall continue for more than three business days following written notice thereof from the Purchaser;

      (b) the representations and warranties of the Company set forth in Section
2.01 of this Agreement shall not be true and correct in all material respects as of the date of this Agreement, and on each day thereafter (as if each such date was a Tranche Closing Date), except for the representations and warranties made as of a particular date which representations and warranties need be true and correct only as of such date;

      (c) the Company shall merge or consolidate with any Person, shall effect any reorganization, or shall sell or substantially all of its assets, or shall enter into any agreement contemplating the same;

      (d) the Closing of the purchase and sale of the Tranche Shares shall not have been completed by October 1, 2004;

      (e) [INTENTIONALLY OMITTED]

      (f) except pursuant to Stock Equivalents (as hereinafter defined) outstanding on the date of this Agreement and disclosed in the SEC Documents, the Company issues, or agrees to issue: (i) shares of Common Stock at a purchase price less than the highest of the Tranche Purchase Prices; (ii) shares of capital stock convertible into Common Stock; or (iii) Stock Equivalents with an exercise or conversion price less than the highest of the Tranche Purchase Prices (For purposes hereof "Stock Equivalents" shall mean options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock or equity of the Company; or

      (g) the Company declares or pays any dividend or distribution to its shareholders, or purchases or redeems any Common Stock.

      SECTION 5.02 LIABILITY. The termination by the Purchaser of its obligations under Article I of this Agreement shall not terminate any liability for any breach or default by any party in any representation, warranty, covenant or agreement occurring prior to the date of such termination. In addition, such termination shall not terminate any of the obligations or agreements of either party under Section 3.03 of this Agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS

      SECTION 6.01 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a) if to the Company, to:

          Worldwater  Corp.
          Pennington  Business  Park
          55  Route  31  South
          Pennington,  New  Jersey  08534
          Phone:(609)  818-0700
          Facsimile:  (609)  818-0720
          Attn:  Quentin  T.  Kelly

          with  a  copy  to:

          Attention:  Steve  Salvo
          Phone:      (215)  653-0110
          Facsimile:  (215)  653-0383

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)     if to the Purchaser, to: SBI Brightline VIII LLC
        610  Newport  Center  Drive,  Suite  1205
        Newport  Beach,  California  92660
        Attention:  Shelly  Singhal
        Phone:  (949)  679-8326
        Facsimile:  (949)  679-7280

        with  a  copy  to:

        Reitler  Brown  LLC
        800  Third  Avenue
        21st  Floor
        New  York,  New  York  10022
        Attention:     Robert  Steven  Brown,  Esq.
        Phone:  212-209-3050
        Telecopy:  212-371-5500

      SECTION 6.02 ASSIGNMENT. Neither party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement, and any attempted assignment or delegation of such rights or obligations shall be void. Except as expressly provided in Section 3.03 with respect to Purchaser Affiliates, directors and controlling persons of the Company and officers of the Company who signed the Registration Statement, no person, including without limitation any person who purchases or otherwise acquires or receives any Shares from the Purchaser, is an intended third party beneficiary of this Agreement, and no party to this Agreement shall have any obligation arising under this Agreement to any person other than the other party hereto and, to the extent expressly provided in Section 3.03, Purchaser Affiliates, directors and controlling persons of the Company and officers of the Company who signed the Registration Statement.

      SECTION 6.03 CHANGES. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

      SECTION 6.04 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      SECTION 6.05 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      SECTION 6.06 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles, and the federal law of the United States of America. The Company irrevocably consents to the jurisdiction of the courts of the State of California and of any federal court, in each case located in Los Angeles or Orange County, California in connection with any action or proceeding arising out of, or relating to, this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 6.01. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint, or other process. Should the Company fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint, or other process so served.

      SECTION 6.07 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                   WORLDWATER  CORP.

                                   BY:  /S/ Quentin T. Kelly
                                        -----------------------------------
                                         NAME:  QUENTIN  T.  KELLY
                                         TITLE:  CHIEF  EXECUTIVE  OFFICER


                                   SBI  BRIGHTLINE  VIII  LLC

                                   BY:  /s/ Shelly Singhal
                                        ----------------------------------
                                         NAME:  SHELLY  SINGHAL
                                         TITLE:  MANAGING  MEMBER

                                                                SCHEDULE 1.01(A)

                                    TRANCHES
                                    --------

                                                    TRANCHE PURCHASE PRICE PER
                      NUMBER OF TRANCHE SHARES            TRANCHE SHARE
      TRANCHE NO.        INCLUDED IN TRANCHE             (U.S.  DOLLARS)
      -----------     ------------------------           ---------------

         1                   7,000,000                        $0.17
         2                   5,000,000                        $0.22
         3                   5,000,000                        $0.27

                                    Exhibits A, B and C

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

         THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

                                WORLDWATER CORP.

                            Warrants for the Purchase
                                       of
          _________ Shares of Common Stock, Par Value $0.001 Per Share

No. ________

      THIS CERTIFIES that, for consideration, the receipt and sufficiency receipt and sufficiency are hereby acknowledged, and other value received, ________________ (the "Holder") is entitled to subscribe for, and purchase from, WORLDWATER CORP. , a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after the Initial Exercise Date (as herein after defined) until 5:00 P.M. New York City local time on the fifth anniversary of the Initial Exercise Date (the "Exercise Period"), up to an aggregate of ___________ shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company. This Warrant is initially exercisable at $[0.17][0.22][0.27] per share; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Warrant, including the exercise price and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean, depending on the context, the initial exercise price (as set forth above) or the adjusted exercise price per share.

      This Warrant is the $[0.17][0.22][0.27] Warrant or one of the $[0.17][0.22][0.27] Warrants (collectively, including any $[0.17][0.22][0.27]
Warrant issued upon the exercise or transfer of any such $[0.17][0.22][0.27] Warrants in whole or in part, the "Warrants") issued pursuant to the Securities Purchase Agreement, dated as of April 1, 2004 (the "Purchase Agreement"), between the Company and SBI Brightline VIII LLC. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. This Warrant shall not be exercisable until the date six months and one day following the date of the final Tranche Closing Date (as defined in the Agreement). Each share of Common Stock issuable upon the exercise hereof shall be hereinafter referred to as a "Warrant Share".

            1. This Warrant may be exercised during the Exercise Period, either in whole or in part, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at WorldWater Corp., Pennington Business Park, 55 Route 31 South, Pennington, New Jersey 08534, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Shares for which this Warrant is being exercised.

            2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Shares, notwithstanding that the transfer books of the Company shall then be closed or certificates representing the Warrant Shares with respect to which this Warrant was exercised shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a Warrant evidencing the right of the Holder to purchase the balance of the aggregate number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

            3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her, or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder.

            4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company represents that all shares of Common Stock issuable upon exercise of this Warrant are duly authorized and, upon receipt by the Company of the full payment for such Warrant Shares, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof and will not be issued in violation of any preemptive or similar rights of stockholders.

            5. (a) The Exercise Price for the Warrants in effect from time to time, and the number of shares of Common Stock issuable upon exercise of the Warrants, shall be subject to adjustment, as follows:

            (i) In the event that the Company shall at any time after the date hereof (A) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise
Price per Warrant Share in effect at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable.

            (ii) In addition to the foregoing, the Exercise Price and the number of Warrant Shares issuable upon the exercise hereof shall be subject to adjustment pursuant to Section 3.01(a)(iii) of the Purchase Agreement.

      (b) As used in paragraph (f) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through the Nasdaq SmallCap Market or a similar organization if the Nasdaq SmallCap Market is no longer reporting such information. If, on any such date, the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted on the Nasdaq SmallCap Market or any similar organization, the Current Market Price shall be deemed to be the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Company, absent manifest error.

      (c) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

      (d) In any case in which this Section 5 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares issuable upon such exercise on the basis of the number of shares of Common Stock outstanding or in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

      (e) Whenever there shall be an adjustment as provided in this Section 5, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered or certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable and the Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

      (f) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share of capital stock would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

      (g) No adjustment in the Exercise Price per Warrant Share shall be required if such adjustment is less than $.005; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     6. (a) In case of any capital reorganization, other than in the cases referred to in Section 5(a) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of Warrant Shares which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto, and the Holder, with respect to this Warrant, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or, if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash, or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease, or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise this Warrant shall terminate 30 days after the Company gives written notice to the Holder and each registered holder of a Warrant that such sale or conveyance or other transfer has been consummated.

            (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder or holders of this Warrant shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of Warrant Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

            (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

      7. In case at any time the Company shall propose:

            (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

            (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

            (c) to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 6; or

            (d) to effect any liquidation, dissolution, or winding-up of the Company; or

            (e) to take any other action which would cause an adjustment to the Exercise Price per Warrant Share; then, and in any one or more of such cases, the Company shall give written notice thereof by registered or certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price per Warrant Share.

      8. The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      9. (a) If, at any time during the seven-year period commencing on the date of the Purchase Agreement, the Company shall file a registration statement (other than on Form S-4, Form S-8 or any successor form) with the Securities and Exchange Commission (the "Commission") while any Registrable Securities (as hereinafter defined) are outstanding, the Company shall give all the then holders of any Registrable Securities (the "Eligible Holders") at least 45 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 30 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Registrable Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his, her, or its Registrable Securities shall delay the offering and sale of such Registrable Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days (the "Delay Period"), as the managing underwriter shall request, provided that no such delay shall be required as to any Registrable Securities if any securities of the Company are included in such registration statement and eligible for sale during the Delay Period for the account of any person other than the Company and any Eligible Holder unless the securities included in such registration statement and eligible for sale during the Delay Period for such other person shall have been reduced pro rata to the reduction of the Registrable Securities which were requested to be included and eligible for sale during the Delay Period in such registration. As used herein, "Registrable Securities" shall mean the Warrants and the Warrant Shares which, in each case, have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Act.

     (b) If, on any two occasions during the seven-year period commencing on the date of the Purchase Agreement, the Company shall receive a written request from Eligible Holders who in the aggregate own (or upon exercise of all Warrants or Warrants then outstanding would own) a majority of the total number of shares of Common Stock then included (or upon such exercises would be included) in the Registrable Securities (the "Majority Holders"), to register the sale of all or part of such Registrable Securities, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Registrable Securities and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, that the Company shall only be obligated to file one such registration statement pursuant to this Section 9(b) for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Registrable Securities sold by the Eligible
Holders) shall be borne by the Company. Within five business days after receiving any request contemplated by this Section 9(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Registrable Securities, provided that the Company receives a written request to do so from such Eligible Holder within 30 days after receipt by him, her, or it of the Company's notice.

            (c) In the event of a registration pursuant to the provisions of this Section 9, the Company shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required by reason of this Section 9(c) to register or qualify the Registrable Securities in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which the Company is not then subject.

            (d) The Company shall keep effective any registration or qualification contemplated by this Section 9 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders are first free to sell such Registrable Securities; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

            (e) In the event of a registration pursuant to the provisions of this Section 9, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

            (f) In the event of a registration pursuant to the provisions of this Section 9, the Company shall furnish each Eligible Holder of any Registrable Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, or preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus or any amendment or supplement thereto, has been issued, nor, to the knowledge of such counsel, has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Registrable Securities have been registered or qualified for sale pursuant to the provisions of Section 9(c).

            (g) In the event of a registration pursuant to the provision of this
Section 9, the Company shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.

            (h) The Company agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements, and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144 under the Act.

      10. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, without limitation, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the offer and sale of any of the Registrable Securities, or (B) any application or other document or communication (in this Section 10, referred to collectively as an "application") executed by, or on behalf of, the Company or based upon written information furnished by, or on behalf of, the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or "blue sky" laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company with respect to such Eligible Holder by, or on behalf of, such person expressly for inclusion in any registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

      If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 10(a)) and the Company shall promptly assume the defense of such action, including, without limitation, the employment of counsel reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or the named parties to such action include both the indemnified and the indemnifying parties and such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from, or in addition to, those available to the Company, which, for reasons of conflict of interest or otherwise, counsel to the Company is not in a position to assert, in any of which events such reasonable fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 10 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in, or otherwise seek to terminate, any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

            (b) Each Eligible Holder severally agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by such Eligible Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Eligible Holders in Section 10(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information furnished to the Company with respect to any Eligible Holder by, or on behalf of, such Eligible Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against any Eligible Holder pursuant to this Section 10(b), such Eligible Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 10(a).

            (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 10(a) or 10(b) hereof (subject to the limitations thereof), but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Warrant expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by, or on behalf of, any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Registrable Securities included in such registration in the aggregate (including for this purpose any contribution by, or on behalf of, an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Eligible Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Eligible Holders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise of all Registrable Securities) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise of all Registrable Securities) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10(c). Anything in this
Section 10(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 10(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

      11. Unless registered pursuant to the provisions of Section 9 hereof, the Warrant Shares issued on exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates representing the Warrant Shares shall bear the following legend:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

      12. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon receipt by the Company of reasonably satisfactory indemnification, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

      13. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

      14. This Warrant shall be construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

      15. The Holder and the Company irrevocably consent to the jurisdiction of the courts of the State of California and of any federal court, in each case located in Los Angeles or Orange County, California, in connection with any action or proceeding arising out of, or relating to, this Warrant, any document or instrument delivered pursuant to, in connection with, or simultaneously with, this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Holder or the Company, as applicable, waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 6.01 of the Purchase
Agreement. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear to answer such summons, complaint, or other process. Should the Company so served fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint, or other process so served.

Dated: _______________, 2004

                                        WORLDWATER CORP.

                                        By: ____________________________________
                                           Name:
                                           Title:

[Seal]

- ----------------------
Secretary

                                                           FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

         FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto _________________ a Warrant to purchase __________ shares of Common Stock, par value $0.001 per share, of WorldWater Corp., a Delaware corporation (the "Company"), and does hereby irrevocably constitute and appoint ___________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _________________

                                        Signature_______________________

                                     NOTICE

      The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                          ELECTION TO EXERCISE

To: World Water Corp.

      The undersigned hereby exercises his, her, or its rights to purchase shares of Common Stock, par value $0.001 per share (the "Common Stock"), of WorldWater Corp., a Delaware corporation (the "Company"), covered by the within Warrant and tenders payment herewith in the amount of $____________ in accordance with the terms thereof, and requests that certificates for the securities constituting such shares of Common Stock be issued in the name of, and delivered to:

                    (Print Name, Address, and Social Security
                          or Tax Identification Number)

and, if such number of shares of Common Stock shall not constitute all such shares of Common Stock covered by the within Warrant, that a new Warrant for the balance of the shares of Common Stock covered by the within Warrant shall be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: __________________               Name____________________________________
                                            (Print)

Address:

                                        ----------------------------------------
                                        (Signature)

                                                                    EXHIBIT 10.2

                              TERM CREDIT AGREEMENT
                              ---------------------

      THIS TERM CREDIT AGREEMENT (this "Agreement") is made and entered into as of March 29, 2004, by and among WORLDWATER CORP., a Delaware corporation ("Borrower"), HONG KONG LEAGUE CENTRAL CREDIT UNION, in its capacity as a lender hereunder ("Hong Kong League"), HIT CREDIT UNION, in its capacity as a lender hereunder ("HIT"), (HIT and Hong Kong League shall be collectively referred to as "Lenders"), and SBI ADVISORS, LLC, a California limited liability company, in its capacity as agent for Lenders ("Agent"), with reference to the following:

                                   WITNESSETH:

      WHEREAS, Lenders desire to make a Term Loan to Borrower, and Borrower desires to borrow from Lenders the amount of such Term Loan, subject to and in accordance with the terms and conditions set forth herein, and in the Notes; and WHEREAS, Lenders desire to appoint Agent, and Agent desires to accept such appointment, to act as agent for and on behalf of Lenders, with respect to the Term Loan, for the purposes described herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the delivery, receipt, and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, twenty percent (20%) or more of the capital stock or other Equity Interests having ordinary voting power in the election of directors, managers or other Persons having the ability to manage the affairs of that Person, (b) each Person that controls, is controlled by or is under common control with that Person, (c) each of that Person's officers, directors, members, managers, joint venturers and partners and (d) in the case of the Borrower, the immediate family members, spouses and lineal descendants of individuals who are otherwise Affiliates of the Borrower. For purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

      "Business Day" means a day (a) other than Saturday or Sunday, and (b) on which commercial banks are open for business in New York, New York, and Los Angeles, California.

      "Closing Date" means the date each of the conditions precedent set forth in Section 5 hereof is fully satisfied.

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

      "Event of Default" has the meaning set forth in Section 7.

      "Interest Rate" has the meaning set forth in Section 2(c).

      "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

      "Maturity Date" has the meaning set forth in Section 2(b).

      "Notes" has the meaning set forth in Section 2(d).

      "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other juridical entity.

      "Permitted Lien" means those Liens disclosed on Schedule I attached hereto.

      "Restricted Payment" means (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Equity Interests, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Equity Interests or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests of such Person now or hereafter outstanding, (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any such Person's Equity Interests or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (e) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person other than payment of compensation in the ordinary course of business to stockholders who are employees of such Person; and (f) any payment of management fees (or other fees of a similar nature) by such Person to any stockholder of such Person or their Affiliates.

      "SBIB Term Sheet" means the proposed Term Sheet attached as Schedule II between Borrower and SBI Brightline VIII LLC.

      "Term Loan" has the meaning set forth in Section 2(a).

2. Amount and Terms of the Term Loan.

      (a) Term Loan Advance. Subject to the terms and conditions of this Agreement, each Lender hereby, severally and not jointly, agrees to make a loan to Borrower (the "Term Loan") on the Closing Date in the aggregate amount of Eight Hundred Thousand Dollars (U.S.$800,000), which amount may be repaid at any time prior to the Maturity Date without premium or penalty, but may not be reborrowed once repaid.

      (b) Repayment. The Term Loan shall be repaid as follows: Four Hundred Thousand ($400,000) of the principal amount (the "Initial Amortization Amount") will be due and payable within three days after receipt by Borrower of the proceeds from the $0.17 Tranche, as such term is defined in the SBIB Term Sheet; and all remaining unpaid principal of and accrued interest on the Term Loan (including, but not limited to the Initial Amortization Amount if not theretofore made) shall, be payable on the earliest of (the "Maturity Date"),
(i) the date six months from the Closing Date, (ii) the effective date under the Securities Act of 1933, as amended, of the registration statement referred to in the SBIB Term Sheet and (iii) a default or event of default by Borrower of any of the agreements evidencing the transaction contemplated in the SBIB Term Sheet.

      (c) Interest Rate and Interest Payments. Borrower shall pay interest on the unpaid principal amount of the Term Loan from the Closing Date until the Maturity Date, at a rate equal to eighteen percent (18%) per annum (the "Interest Rate") calculated on the basis of a 360 day year. Subject to Section 2(e) and 2(g) below, interest on the outstanding principal amount of the Term Loan shall be due and payable to Agent, for the ratable benefit of Lenders, in advance (i) on the Closing Date and, (ii) thereafter, on the last Business Day of each calendar month, commencing on the first of such dates following the Closing Date until the Maturity Date, at which time all accrued but unpaid interest shall be due and payable.

      (d) Promissory Notes. The Term Loan shall be evidenced by two promissory notes (collectively, the "Notes") in the forms of Exhibit "A-1" and Exhibit "A-2" attached hereto, duly executed and delivered to Agent by Borrower.

      (e) Interest on Event of Default. Upon the occurrence and during the continuance of an Event of Default, Borrower agrees to pay interest on the entire unpaid principal amount of the Term Loan, as well as on any interest or other amount past due, from the date of such Event of Default until the date the same is cured in full, payable on demand, at a rate per annum equal at all times to the Interest Rate plus two percent (2.0%).

      (f) Manner of Payment. All payments of principal or interest hereunder or under the Notes shall be delivered to Agent, for the ratable benefit of Lenders, in immediately available funds on the date due at such place as Agent may from time to time designate.

      (g) Limitation on Interest Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected by Agent or Lenders or any holder of a Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Agent or any Lender has charged or received interest hereunder and under the Notes, in excess of the highest applicable rate, the rate in effect hereunder and under the Notes, shall automatically be reduced to the maximum rate permitted by applicable law, and Agent and Lenders shall apply all interest paid in excess of the maximum lawful rate first to amounts owed pursuant to Section 9(d) and thereafter to the principal balance of the amounts outstanding hereunder and under the Notes. It is the intent of the parties hereto that Borrower not pay or contract to pay, and that Agent and Lenders not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower to Agent and Lenders under applicable law.

3. Representations and Warranties. In order to induce Agent and Lenders to enter into this Agreement and to make the Term Loan contemplated hereunder, Borrower hereby represents and warrants to Agent and Lenders as follows:

      (a) Legal Status. Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Borrower is qualified or licensed to do business, and is in good standing as a foreign corporation in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

      (b) Authorization and Validity. This Agreement and the Notes have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof and thereof will constitute legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

      (c) No Conflict. The execution, delivery, and performance by Borrower of this Agreement and the Notes do not and will not conflict with the terms of the Certificate of Incorporation or bylaws of Borrower, violate any provision of any judgment, decree or order of any court or governmental authority by which Borrower is bound, or any provision of any law or regulation applicable to Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture, or other instrument to which Borrower is a party or by which Borrower may be bound.

     (d) No Consents. The execution, delivery, and performance by Borrower of this Agreement and the Notes do not and will not require any authorization, approval, or other action by, or notice to or filing with, any governmental authority, regulatory body, or any other person or entity.

      (e) Use of Proceeds. No proceeds of the Term Loan will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

      (f) Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock, or be used for any purpose which violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

4. Covenants. Borrower hereby covenants that until all amounts outstanding hereunder and under the Notes have been indefeasibly paid in full, it shall:

      (a) Punctual Payments. Punctually pay the interest and principal with respect to the Term Loan as provided herein and in the Notes.

      (b) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and comply with the provisions of all documents pursuant to which it is organized and/or which govern its continued existence; maintain all licenses, permits, governmental approvals, rights, privileges, and franchises necessary for the conduct of its business; and conduct its business in an orderly and regular manner and in accordance with all laws, rules, regulations, and orders of any governmental authority having jurisdiction over it or its business.

      (c) Books and Records. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Agent or any Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect its assets and properties.

      (d) No Liens. Not create or permit to exist any Lien on or with respect to any property whatsoever of Borrower except for Permitted Liens.

      (e) Fundamental Changes. Not (i) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), (ii) merge with or consolidate into any Person, (iii) purchase or otherwise acquire all or substantially all of any business, division or product line of any Person or all or substantially all of the assets, equity interests, obligations or other securities of any Person, or
(iv) sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets.

      (f) Transactions with Related Parties. Not enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, or any officer or director thereof (a "Related Party"), or enter into, assume or suffer to exist any employment or consulting contract with any Related Party, except a transaction or contract which is in the ordinary course of Borrower's business and which is upon fair and reasonable terms not less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person not a Related Party

      (g) Restricted Payments. Not declare, make, pay or set aside any funds for the payment of any Restricted Payment.

5. Conditions Precedent to Term Loan. The obligation of Lenders to make the Term Loan shall be subject to the condition precedent that Agent shall have received each of the following, each in form and substance satisfactory to Agent:

      (a) This Agreement, duly executed by all of the parties hereto;

      (b) The Notes, duly executed by Borrower;

      (c) A Warrant in favor of Agent to purchase 400,000 shares of the Common Stock of Borrower in the form attached hereto as Exhibit B;

      (d) A Registration Rights Agreement in favor of Agent in the form attached hereto as Exhibit C duly executed by Borrower; and

      (e) Such additional supporting documents as Agent or its counsel, or any Lender or its counsel, may reasonably request.

6. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Agent and Lenders that all representations and warranties of Borrower contained in this Agreement or the Notes shall be true at the time of Borrower's execution of this Agreement and the Notes, shall survive the execution, delivery and acceptance thereof by Agent and the parties thereto and the closing of the transactions described therein or related thereto.

7. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" and shall, at the option of Lenders (except for subparagraph
(e) in which case all amounts shall be automatically accelerated), require immediate payment in full of all sums then remaining unpaid hereunder and under the Notes:

      (a) Failure to Pay the Notes. The failure of Borrower to pay any principal, interest or other amount due under the Notes when due and payable.

      (b) Breach of Covenant, Representation or Warranty. The failure of Borrower to perform or observe any covenant, condition or agreement contained in this Agreement (other than the payment obligations, the breach of which shall be governed by subsection (a) above) where such failure is not cured within five
(5) Business Days, or any representation or warranty made or deemed made by any of them under or in connection with this Agreement shall prove to have been false or misleading in any material respect when made.

      (c) Cross-Default. The occurrence and continuance of a default or event of default under any of the documents contemplated by the SBIB Term Sheet.

      (d) Liens. Borrower creates, incurs, assumes or suffers to exist any Lien upon or with respect to any of its properties or assets whether now owned or hereafter acquired, including, without limitation, any governmental, tax, or judgment Lien, other than Permitted Liens, and fails to have the same removed or released within two Business Days after the creation thereof.

      (e) Insolvency. Borrower shall become insolvent; admit in writing its inability to pay its debts as they mature; make an assignment for the benefit of creditors; or if bankruptcy proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against it and, if instituted against it, the same is not dismissed within sixty (60) days of the filing thereof.

      (f) Dissolution. Any order, judgment, or decree shall be entered against Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or Borrower shall otherwise dissolve or cease to exist.

      (g) Certain Judgments and Orders. A levy or writ of attachment or garnishment or other like judicial process is filed or issued against or upon Borrower, or a final judgment or order for the payment of money in excess of $500,000 which is not fully covered by insurance is rendered against Borrower and remains unpaid, unbonded, unvacated or unstayed for a period of 30 days after the entry thereof.

8. Remedies. If an Event of Default shall occur, (a) all amounts outstanding hereunder and under the Notes, notwithstanding any term of this Agreement or the Notes to the contrary, shall at Agent's option and without notice to Borrower become immediately due and payable, without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower, and
(b) Agent shall have all rights, powers and remedies available hereunder, or accorded by law. All rights, powers and remedies of Agent in connection with this Agreement and the Notes may be exercised at any time by Agent and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

9. Agent.

      (a) Appointment and Authorization. Each Lender, for itself and its successors and assigns, hereby irrevocably appoints Agent as its agent (and Agent hereby accepts such appointment) to take such actions on its behalf and to exercise such powers under this Agreement or the Notes as are herein or therein delegated to Agent or are, in the judgment of Agent, reasonably incidental to the rights and powers so delegated. Agent shall not by reason of this Agreement have any fiduciary relationship to any Lender, but shall act solely as an agent for Lenders; nor shall Agent have any agency or fiduciary relationship to Borrower. The provisions of this Section 9 are solely for the benefit of Agent and Lenders, and Borrower shall have no right as a third party beneficiary hereof.

     (b) Approval of Lenders. In performing its functions under this Agreement, except as otherwise expressly provided herein, Agent shall have the authority (but not the obligation), on behalf of Lenders, to make any decision, to take any action or refrain from taking any action and to give any consent or waiver that it may deem advisable; provided, however, that the written approval of Lenders shall be required for any amendment, modification, termination or waiver of any provision of this Agreement or the Notes, or any action or assertion of rights (or any rescission of any such action or assertion of rights) against Borrower upon the occurrence of an Event of Default.

      (c) No Implied Duties; Agent's Exercise of Discretion. The only duties and obligations of Agent under this Agreement or the Notes are those which are expressly set forth herein or therein. Agent shall be entitled to use its discretion in exercising or refraining from exercising any rights which may be so vested in it, or in taking or refraining from taking any action which it may be so empowered to take, unless the matter is one as to which Agent may not act or refrain from acting without the prior written approval of Lenders pursuant to
Section 9(b) above. Notwithstanding the foregoing, Agent shall not be required to act or not act in accordance with Lenders' instructions if to do so would result, in the reasonable judgment of Agent, in a substantial risk of liability to Agent or would be contrary to this Agreement or the Notes or applicable law.

      (d) Indemnification. Lenders, severally, shall indemnify, defend and hold harmless Agent and its shareholders, directors, officers, employees, agents, attorneys and Affiliates and their respective successors and assigns (the "Agent's Parties") pro rata according to their respective pro rata interests in the Term Loan, from and against any and all liabilities, obligations, demands, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses (including, without limitation, attorneys' fees and expenses and court costs, whether or not suit is filed) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent's Parties in any way relating to or arising out of this Agreement, the Notes or any action taken or omitted to be taken by Agent's Parties in connection with this Agreement or the Notes, except that no Lender shall be liable to Agent's Parties for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of any of Agent's Parties. Further, each Lender, severally, shall reimburse Agent upon demand for that Lender's ratable share of any costs or expenses incurred by Agent in connection with the amendment, waiver, refinancing, restructuring (including a restructuring incident to a bankruptcy reorganization) or enforcement of this Agreement or the Notes.

10. Miscellaneous.

      (a) Failure or Indulgence Not Waiver. No failure or delay on the part of Agent, Lender, or any holder of a Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege.

      (b) Modification. No modification, amendment or waiver of any provision of this Agreement or the Notes, nor the consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall have been approved by Agent and Lenders and shall be in writing signed by Agent and Lenders and, with respect to any amendment, Borrower. Such waiver or consent shall then be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      (c) Notices. Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and shall be deemed effective when personally delivered, mailed, telecopied (with a confirming copy sent by mail) or delivered by telex to the appropriate party at the address set forth below (or at such other address as may be designated by either party in a written notice sent in accordance with this Section):

If  to  Borrower:     Worldwater  Corp.
                      Pennington  Business  Park
                      55  Route  31  South
                      Pennington,  New  Jersey
                      Attention:  President
                      Telecopy  No.:  609-818-0720

If  to  Hong          Hong  Kong  League  Central  Credit  Union
Kong  League          Party  Room  1-2,  G/F,  Kam  Wah  House
Central  Credit       Choi  Hung  Estate,  Kowloon,  Hong  Kong
Union:                Telecopy  No.:  03101-0332

with  a  copy  to:    SBI  Advisors,  LLC
                          2361 Campus Drive, Suite 210
                      Irvine,  CA  92612
                      Telecopy  No.:  949-679-7280

If to HIT
Credit Union:         HIT  Credit  Union
                      Berth 4, Block 2, 2/F Container Port Road, South Kwai
                      Chung New Territories, Hong Kong Telecopy No.:
                      03101-0332

with  a  copy  to:    SBI  Advisors,  LLC
                          2361 Campus Drive, Suite 210
                      Irvine,  CA  92612
                      Telecopy  No.:  949-679-7280

If  to  Agent:        SBI  Advisors,  LLC
                          2361 Campus Drive, Suite 210
                      Irvine,  CA  92612
                      Telecopy  No.:  949-679-7280

      (d) Severability. In case any provision in this Agreement or the Notes shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of such contract and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      (e) Applicable Law. This Agreement, the Notes and the rights and obligations of the parties thereto shall be governed by the laws of the State of California, exclusive of its conflicts of laws and choice of laws rules that would or may cause the application of the laws of any jurisdiction other than the State of California.

      (f) Assignability. Borrower shall not assign its rights or obligations hereunder, or under the Notes to any other Person without the prior written consent of Agent and Lenders, and any attempted assignment in violation hereof shall be null and void ab initio. Agent and Lenders shall have the right to assign their rights and obligations hereunder and no consent or approval from Borrower is required in connection with any such assignment.

      (g)  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      (h) Section  Headings.  The various  headings  used in this  Agreement are
inserted   for   convenience   only  and  shall  not  affect   the   meaning  or
interpretations of this Agreement or any provision hereof.

      (i) Attorneys' Fees. In the event any party institutes any action or proceeding to enforce the terms and conditions of this Agreement or the Notes, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

      (j) WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTES, OR THE SUBJECT MATTER HEREOF AND THEREOF OR ANY DOCUMENT RELATING HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT, TORT OR OTHERWISE.

      (k) Integration. This Agreement, the Notes and the Exhibits hereto reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, whether before or after the date hereof.

IN WITNESS WHEREOF, the parties hereto do execute this Agreement as of the date first above written.

"BORROWER"

WORLDWATER  CORP.,  a  Delaware  corporation

By:  _______________________________________
Name:  _____________________________________
Its:

"AGENT"

SBI  ADVISORS,  LLC,  solely  in  its  capacity  as  Agent  hereunder

By:   ______________________________________
Name:  _____________________________________
Its:   _____________________________________

"LENDERS"

HONG  KONG  LEAGUE  CENTRAL  CREDIT  UNION

By:  _______________________________________
Name:  _____________________________________
Its:   _____________________________________

HIT  CREDIT  UNION

By:  _______________________________________
Name:  _____________________________________
Its:   _____________________________________

EXHIBITS

Exhibit  "A-1"  -  Term  Note  (Hong  Kong  League)

Exhibit  "A-2"  -  Term  Note  (HIT  Credit  Union)

Exhibit  "B"  -    Warrant

Exhibit  "C"  -    Registration  Rights  Agreement

                                   EXHIBIT A-1

                          OF THE TERM CREDIT AGREEMENT

                                FORM OF TERM NOTE

                                    TERM NOTE
                                    ---------

U.S. $694,736.84 Los Angeles, California
                                                                  March 29, 2004

      FOR VALUE RECEIVED, the undersigned, WORLDWATER CORP., a Delaware corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of HONG KONG LEAGUE CENTRAL CREDIT UNION (the "Lender"), without offset or counterclaim, the principal sum of Six Hundred Ninety Four Thousand Seven Hundred Thirty-Six Dollars and Eighty Four Cents(U.S.$694,736.84) on or before the Maturity Date (as such term is defined in the Credit Agreement referred to below). The Borrower further promises to pay interest on the Term Loan outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement referred to below. This Term Note may be prepaid at any time prior to the Maturity Date without premium or penalty.

      1. Payment. Both principal and interest are payable in lawful money of the United States of America and in immediately available funds to the Lender at Berth 4, Block 2, 2/F, Container Port Road, South Kwai Chung, New Territories, Hong Kong, or such other place as the Agent may designate in writing to the Borrower from time to time.

      2. Record Keeping. The Agent shall record the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance hereof, in the Lender's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Lender's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Term Loan.

      3. Credit Agreement. This Term Note is one of the Notes referred to in, and is subject to and entitled to the benefits of, that certain Term Credit Agreement, dated of even date herewith (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between the Borrower, the Lender, and certain other parties thereto. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement. The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

      4. Limitation on Interest Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Credit Agreement and charged or collected by the Lender or any holder of this Term Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has charged or received interest hereunder or under the Credit Agreement in excess of the highest applicable rate, the rate in effect hereunder and under the Credit Agreement shall automatically be reduced to the maximum rate permitted by applicable law and the Lender shall apply all interest paid in excess of the maximum lawful rate to reduce the principal balance of the amounts outstanding hereunder and under the Credit Agreement. It is the intent of the parties hereto that the Borrower not pay or contract to pay, and that the Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of the maximum rate of interest that may be paid by the Borrower to the Lender under applicable law.

      5. Governing Law. THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUSIVE OF ITS CONFLICTS OF LAWS AND CHOICE OF LAWS RULES THAT WOULD OR MAY CAUSE THE APPICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

WORLDWATER  CORP.

By:  ___________________________
Name:  _________________________
Its:  __________________________

                                   EXHIBIT A-2

                          OF THE TERM CREDIT AGREEMENT

                                FORM OF TERM NOTE

                                    TERM NOTE
                                    ---------

U.S. $105,263.16 Los Angeles, California
                                                                  March 29, 2004

      FOR VALUE RECEIVED, the undersigned, WORLDWATER CORP., a Delaware corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of HIT CREDIT UNION (the "Lender"), without offset or counterclaim, the principal sum of One Hundred Five Thousand Two Hundred Sixty Three Dollars and Sixteen Cents (U.S.$105,263.16) on or before the Maturity Date (as such term is defined in the Credit Agreement referred to below). The Borrower further promises to pay interest on the Term Loan outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement referred to below. This Term Note may be prepaid at any time prior to the Maturity Date without premium or penalty.

      1. Payment. Both principal and interest are payable in lawful money of the United States of America and in immediately available funds to the Lender at Berth 4, Block 2, 2/F, Container Port Road, South Kwai Chung, New Territories, Hong Kong, or such other place as the Agent may designate in writing to the Borrower from time to time.

      2. Record Keeping. The Agent shall record the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance hereof, in the Lender's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Lender's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Term Loan.

      3. Credit Agreement. This Term Note is one of the Notes referred to in, and is subject to and entitled to the benefits of, that certain Term Credit Agreement, dated of even date herewith (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between the Borrower, the Lender, and certain other parties thereto. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement. The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

      4. Limitation on Interest Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Credit Agreement and charged or collected by the Lender or any holder of this Term Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has charged or received interest hereunder or under the Credit Agreement in excess of the highest applicable rate, the rate in effect hereunder and under the Credit Agreement shall automatically be reduced to the maximum rate permitted by applicable law and the Lender shall apply all interest paid in excess of the maximum lawful rate to reduce the principal balance of the amounts outstanding hereunder and under the Credit Agreement. It is the intent of the parties hereto that the Borrower not pay or contract to pay, and that the Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of the maximum rate of interest that may be paid by the Borrower to the Lender under applicable law.

      5. Governing Law. THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUSIVE OF ITS CONFLICTS OF LAWS AND CHOICE OF LAWS RULES THAT WOULD OR MAY CAUSE THE APPICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

WORLDWATER  CORP.

By:  ____________________________
Name:  __________________________
Its:  ___________________________

                                   SCHEDULE 1


                                 PERMITTED LIENS
                                 ---------------



                                      None

                                                                    EXHIBIT 10.3

                             STOCK PURCHASE WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Date:  March  29,  2004
                                WORLDWATER CORP.
                             STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, SBI ADVISORS LLC ("SBI") or its registered assigns, is entitled to purchase from WORLDWATER CORP., a Delaware corporation (the "Company"), at any time or from time to time during the Exercise Period (as defined in Section 2 hereof), Four Hundred Thousand (400,000) fully paid and nonassessable shares of the Company's common stock, (the "Common Stock"), at an exercise price per share (the "Exercise Price") of $.30 (the "Warrant"). The number of shares of Common Stock purchasable hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

     This Warrant is subject to the following terms, provisions and conditions:

     1. (a) Manner of Exercise; Issuance of Certificates. Subject to the provisions hereof, including, without limitation, the limitations contained in
Section 7 hereof, this Warrant may be exercised at any time during the Exercise Period by the holder hereof, in whole or in part, by delivery of a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company by 5 p.m. California time on any Business Day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof) and upon payment to the Company as provided in Section 1(b) below of the applicable Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered and the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above or, if such day is not a Business Day, on the next succeeding Business Day. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) Business Days, after this Warrant shall have been so exercised (the "Delivery Period"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefore do not require a legend and the holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder physical certificates representing the Warrant Shares so purchased. Further, the holder may instruct the Company to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be requested by the holder hereof, shall be registered in the name of such holder or such other name as shall be designated by such holder and, following the date on which the Warrant Shares may be sold by the holder pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

     (b) Payment of Exercise Price. The holder shall pay the Exercise Price in immediately available funds; provided, however, the holder hereof may satisfy its obligation to pay the Exercise Price through a "cashless exercise," in which event the Company shall issue to the holder hereof the number of Warrant Shares determined as follows:

     X  =  Y  [(A-B)/A]

     where:

     X   = the  number  of  Warrant  Shares  to  be  issued  to  the  holder.

     Y   = the number of Warrant Shares with respect to which this Warrant is being exercised.

     A   = the average of the Closing Prices for the five trading days immediately prior to (but not including) the Exercise Date.

     B  =  the  Exercise  Price.

     For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the holder hereof, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Advisory Agreement.

     2. Period of Exercise. This Warrant may be exercised at any time or from time to time (an "Exercise Date") during the period (the "Exercise Period") beginning on (a) the date hereof and ending (b) at 5:00 p.m., California time, five years from the effective date of a registration statement covering the resale of the Warrant Shares (provided such registration is effective during the entire six month period).

     3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

     (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens, claims and encumbrances (except for restrictions existing under applicable securities laws).

     (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant (without giving effect to the limitations on exercise set forth in Section 7(h) hereof).

     (c) Listing. The Company has secured the listing of the shares of Common Stock issuable upon exercise of or otherwise pursuant to this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of or otherwise pursuant to this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of or otherwise pursuant to this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

     (d) Certain Actions Prohibited. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, without consent of the holder, the Company will take all such actions as may be necessary or appropriate in order that the Company may validly and legally authorize and issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, not subject to preemptive rights.

      (e) Successors and Assigns. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

      (f) Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

      4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrants, shall be subject to adjustment from time to time as provided in this Section 4.

     In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent; provided that, in no event shall the Exercise Price per share be reduced below $0.01.

      (a) Subdivision or Combination of Common Stock. If the Company, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

      (b) Adjustment for Issuance of Common Stock at Less Than the Exercise Price. If and whenever any Additional Common Stock (as defined below) shall be issued by the Company (the "Common Stock Issue Date") for a consideration per share less than the Exercise Price, then in each such case the Exercise Price shall be reduced to a new Exercise Price in an amount equal to the price per share for the Additional Common Stock then issued, if issued in connection with a sale of shares, or the value of the Additional Common Stock then issued, as determined in accordance with generally accepted accounting principles, if issued other than for cash, and the number of shares issuable to the holder of the Warrant upon conversion shall be proportionately increased; and, in the case of Additional Common Stock issued without consideration, the Exercise Price shall be reduced in amount and the number of shares issued upon conversion shall be increased in an amount so as to maintain for the holder the right to convert the Warrant into Warrant Shares equal in amount to the same percentage interest in the Common Stock of the Company as existed for the holder immediately preceding the Common Stock Issue Date. The term "Additional Common Stock" herein shall mean all shares of Common Stock or securities convertible or exercisable into shares of Common Stock hereafter issued by the Company (including Common Stock held in the treasury of the Company), except (A) Common Stock issued upon the conversion of any of the Warrants; or (B) Common Stock issuable upon exercise of employee or director stock options;

      (c) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4 other than a Company Reduction as defined in Section 4(l), the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased or decreased to equal the quotient obtained by dividing (i) the product of (A) the Exercise Price in effect immediately prior to such adjustment, multiplied by (B) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment, by (ii) the adjusted Exercise Price.

      (d) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to cause the provisions of this Section 4 thereafter to be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance of all or substantially all of its assets unless prior to the consummation thereof, the successor entity (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

      (e) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (other than cash) (or rights to acquire its assets
(other than cash)) to all holders of Common Stock as a partial liquidating dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders of shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time during the Exercise Period, then, upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, the holder of this Warrant shall be entitled to receive its pro-rata amount of such assets (or such rights) as would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

      (f) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

      (g) Minimum Adjustment of the Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

      (h) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the closing bid price of a share of Common Stock on the Principal Market on the date of such exercise.

      (i) Other Notices. In case at any time:

          (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

            (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

            (iii) there shall be any capital reorganiza-tion of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substan-tially all of its assets to, another corporation or entity; or

            (iv)  there  shall  be  a  voluntary  or  involuntary   dissolution,
      liquidation or winding-up of the Company; then, in each such case, the Company shall give to the holder of this Warrant

                  (a) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such divi-dend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, re-classification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least fifteen (15) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company may publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder of this Warrant.

      (j) Certain Events. If, at any time during the Exercise Period, any event occurs of the type contemplated by the adjustment provisions of this Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 4(f) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

      (k) Certain Definitions.

            (i) "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

            (ii) "Common Stock," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(d) hereof, the stock or other securities or property provided for in such Section.

            (iii) "Principal Market" means the Over-the-Counter Bulletin Board or, if the Common Stock is not traded on the Over-the-Counter Bulletin Board, then the principal securities exchange or trading market for the Common Stock.

      5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

      6. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      7. Transfer, Exchange, Redemption and Replacement of Warrant.

      (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable in whole or in part, at any one time, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in
Section 7(e). Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

      (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrant to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

      (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reason-ably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any trans-fer, exchange, or replacement as provided in this
Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

      (e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

      (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Com-pany may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be reasonably acceptable to the Company and shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and sub-stance reasonably acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided, that no such opinion, letter, or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

      8. Registration Rights. The initial holder of this Warrant (and certain assignees thereof) are entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in a Registration Rights Agreement dated as of the date hereof, including the right to assign such rights to certain assignees, as set forth therein.

      9. Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

If  to  SBI:

2361  Campus  Drive,  Suite  210
Irvine,  California  92612
Attn:  Matt  McGovern
Telephone:(949)  679-8326
Telecopier:(949)  679-7280

With  a  copy  to:

Loeb  &  Loeb  LLP
101000  Santa  Monica  Boulevard.,  Suite  2200
Los  Angeles,  California  90067-4164
Attn:     David  Ficksman,  Esq.
Telephone:     (310)  282-2350
Telecopier:    (310)  282-2200

      If to any other holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 9.

      10. Governing Law; Venue; Waiver Of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this warrant shall be governed by and construed and enforced in accordance with the laws of the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of Los Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company hereby waives all rights to a trial by jury.

      11. Miscellaneous.

      (a) Except as provided in Section 7(h) hereof, this Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

      (b) The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

      (c) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

      (d) Subject to the restrictions on transfer set forth herein, this Warrant may be assigned by the holder. This Warrant may not be assigned by the Company. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the holder any legal or equitable right, remedy or cause of action under this Warrant.

      (e) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefore on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

      (f) In addition to any other rights available to a holder hereof, if the Company fails to deliver to the holder hereof a certificate representing Warrant Shares by the fifth Business Day after the date on which delivery of such certificate is required by this Warrant, and if after such fifth Business Day the holder hereof purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder hereof of the Warrant Shares that the holder hereof anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the holder hereof requests and in the discretion of the holder hereof, either (i) pay cash to the holder hereof in an amount equal to the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or
(ii) promptly honor its obligation to deliver to the holder hereof a certificate or certificates representing such Common Stock and pay cash to the holder hereof in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate. Notwithstanding anything to the contrary, this Section 11(f) shall not apply if the Company fails to timely perform due to the Transfer Agent's failure to timely deliver the certificates or otherwise effect the issuance in accordance with the instructions from the Company.

      (g) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder hereof or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder hereof or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares. Nothing herein shall limit a right of the holder hereof to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

WORLDWATER  CORP.

     By:  _________________________
     Name:  _______________________
     Title: ________________________

                           FORM OF EXERCISE AGREEMENT

         (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)

     To:  Worldwater Corp.
          Pennington Business Park
          55 Route 31 South
          Pennington, New Jersey 08534
          Telecopier: 609-818-0720
          Attn: Chief Executive Officer

      The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of WORLDWATER CORP., a corporation organized under the laws of the State of Nevada (the "Company"), and tenders herewith payment of the Exercise Price in full, in the amount of $_____________, in cash, by certified bank check or by wire transfer for the account of the Company or exercises this Warrant pursuant to the "cashless exercise" provisions thereof; and

      The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

      The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is
_________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER").

      In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

      The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:_________________                 ____________________________________
                                        Signature  of  Holder

____________________________________
Name  of  Holder  (Print)

Address:
____________________________________

____________________________________

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the attached Warrant, with respect to the number of shares of Common Stock covered thereby issuable pursuant to the attached Warrant set forth herein below, to:

Name  of  Assignee               Address                    No  of  Shares
- ------------------               -------                    --------------

and hereby irrevocably constitutes and appoints __________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:  _____________________,  ____

In  the  presence  of

     Name:  ____________________________
     Signature:  _______________________

Title of Signing Officer or Agent (if any):

     Address:  _________________________

     ___________________________________

Note: The above signature should correspond exactly with the name on the face of the within Warrant.

                                                                   EXHIBIT  10.4

                          REGISTRATION RIGHTS AGREEMENT
                          -------------------------------

      Registration   Rights   Agreement   dated  as  of  March  29,  2004  (this
"Agreement") by and between Worldwater Corp., a Delaware corporation (the "Company"), and SBI Advisors, LLC ("SBI"), with reference to the following:

A. The Company has issued to SBI warrants (the "Warrants") to purchase an aggregate of 400,000 shares of the Company's Common Stock, pursuant to that certain Term Loan Agreement dated as of the date hereof between the Company, SBI, Hong Kong League Central Credit Union and HIT Credit Union (the "Term Loan Agreement").

B. The Company has agreed to provide with respect to the Common Stock issuable to SBI upon execution of the Warrants certain registration rights under the Securities Act.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.     Definitions

      (A) As used in this Agreement, the following terms shall have the meanings:

            (1) "AFFILIATE" of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities, ownership or otherwise; and the terms "controlling" and "controlled" have the respective meanings correlative to the foregoing.

            (2) "COMMISSION" means the Securities and Exchange Commission.

            (3) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

            (4)  "HOLDERS"   means  SBI  and  any   transferee  or  assignee  of
Registrable Securities which agrees to become bound by all of the terms and provisions of this Agreement in accordance with Section 8 hereof.

            (5) "PERSON" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

            (6) "PROSPECTUS" means the prospectus (including, without limitation, any preliminary prospectus and any final prospectus filed pursuant to Rule 424(b) under the Securities Act, including any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

            (7) "PUBLIC OFFERING" means an offer registered with the Commission and the appropriate state securities commissions by the Company of its Common Stock and made pursuant to the Securities Act.

            (8) "REGISTRABLE SECURITIES" means the shares of Common Stock issuable to SBI upon execution of the Warrants; provided, however, a share of Common Stock shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security.

            (9) "REGISTRATION STATEMENT" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits to and other material incorporated by reference in such registration statement and Prospectus.

            (10) "RESTRICTED SECURITY" means any share of Common Stock except any such share that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto) or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

            (11) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

      2. Registration

            (A) PIGGYBACK RIGHTS. (i) If the Company proposes to register any of its warrants, Common Stock or any other shares of common stock of the Company under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock or any other shares of common stock of the Company issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to each Holder, which notice shall set forth such Holder's rights under this Section 2(A) and shall offer such Holder the opportunity to include in such registration statement such number of Registrable Securities as such Holder may request. Upon the written request of any Holder made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by each Holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, however, that (A) if such registration involves a Public Offering, each Holder must sell its Registrable Securities to any underwriters selected by the Company with the consent of such Holder on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section 2 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Securities, the Company shall give written notice to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

            (ii) If a registration pursuant to this Section 2(A) involves a Public Offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of Common Stock that the Company and the Holders intend to include in such registration exceeds the largest number of shares of Common Stock that can be sold without having an adverse effect on such Public Offering (the "Maximum Offering Size"), the Company will include in such registration only such number of shares of Common Stock as does not exceed the Maximum Offering Size, and the number of shares in the Maximum Offering Size shall be allocated among the Company, the Holders and any other sellers of Common Stock in such Public Offering ("Third-Party Sellers"), first, to the Company until all the shares of Common Stock originally proposed to be offered for sale by the Company have been allocated, second, if the filing of the Registration Statement was made upon the demand of any Third Party Seller, then pro rata among such Third Party Sellers, and third, pro rata among the Holders and any other Third-Party Sellers, in each case on the basis of the relative number of shares of Common Stock originally proposed to be offered for sale under such registration by each of the Holders and the Third-Party Sellers, as the case may be. If as a result of the proration provisions of this Section 2(A)(ii), any Holder is not entitled to include all such Registrable Securities in such registration, such Holder may elect to withdraw its request to include any Registrable Securities in such registration. With respect to registrations pursuant to this Section 2(A), the number of securities required to satisfy any underwriters' over-allotment option shall be allocated among the Company, the Holders and any Third Party Seller pro rata on the basis of the relative number of securities offered for sale under such registration by each of the Holders, the Company and any such Third Party Sellers before the exercise of such over-allotment option.

      3. Obligations of the Company

      In connection with the registration of the Registrable Securities, the Company shall:

      (A) Promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Holders for resales of the Registrable Securities for a period of one (1) year from the date on which the Registration Statement is first declared effective by the Commission (the "Effective Time") or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the "Registration Period") and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and
(B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      (B) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Prospectus forming part of the Registration Statement;

      (C) (i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide (A) draft copies thereof to the Holders and reflect in such documents all such comments as the Holders (and their counsel) reasonably may propose and (B) to the Holders a copy of the accountant's consent letter to be included in the filing and (ii) furnish to each Holder whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

      (D) (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as the Holders who hold a majority-in-interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period,
(iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(D), (B) subject itself to general taxation in any such jurisdiction or
(C) file a general consent to service of process in any such jurisdiction;

      (E) As promptly as practicable after becoming aware of such event, notify each Holder of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Holder as such Holder may reasonably request;

      (F) As promptly as practicable after becoming aware of such event, notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

      (G) Cause all the Registrable Securities covered by the Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included;

      (H) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

      (I) Cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the registration statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Holders reasonably may request and registered in such names as the Holder may request; and, within three (3) business days after a registration statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable
Securities are included in such registration statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

      (J) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Holders of their Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

      (K) Make generally available to its security holders as soon as practicable, but in any event not later than three (3) months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11 (a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

      (L) In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

      (M) (i) Make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company's officers, directors and employees to supply all information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material nonpublic information shall be kept confidential and shall not be used as a basis for any market transactions in the securities of the Company by such Holders and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such holder or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided, further, that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of Holders and other parties;

      (N) In connection with any underwritten offering, make such representations and warranties to the Holders participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

      (O) In connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Registration Statement and the Prospectus, including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

      (P) In connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;

      (Q) In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the managers, if any, and

      (R) In the event that any broker-dealer registered under the Exchange Act shall be an "Affiliate" (as defined in Rule 2729(b)(1) of the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD Rules") (or any successor provision thereto)) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

      4. Obligations of the Holders

In connection with the registration of the Registrable Securities, the Holders shall have the following obligations:

      (A) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request;

      (B) Each Holder by its acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement; and

      (C) Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(E) or 3(F), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(E) and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

      (D) In the case of an underwritten public offering of the Company's securities, at the request of the underwriter, each Holder will agree not to publicly sell that amount of Registrable Securities as designated by the underwriter for such period (not to exceed 180 days) as also designated by such underwriter.

      5. Expenses of Registration

      All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company and Holder, shall be borne by the Company.

      6. Indemnification and Contribution

      (A) The Company shall indemnify and hold harmless each Holder and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "INDEMNIFIED PERSON") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(E), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

      (B) INDEMNIFICATION BY THE HOLDERS AND UNDERWRITERS. Each Holder agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein; provided, however, that no Holder or underwriter shall be liable under this Section 6(B) for any amount in excess of the net proceeds paid to such Holder or underwriter in respect of shares sold by it and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The obligations pursuant to this subsection shall survive the transfer of the Registrable Securities.

      (C) NOTICE OF CLAIMS, ETC. Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section 6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be born exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

      (D) CONTRIBUTION. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (A) or (B) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(D) were determined by pro rata allocation (even if the Holders or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(D). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders and any underwriters in this
Section 6(D) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

      (E) Notwithstanding any other provision of this Section 6, in no event shall any (i) Holder be required to undertake liability to any person under this
Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any Person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

      (F) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

      7. RULE 144

      With a view to making available to the Holders the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its best efforts to:

      (1) comply with the provisions of paragraph (c) (1) of Rule 144 and

      (2) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

      8. Assignment

      The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Holders to any permitted transferee of all or any portion of such Registrable Securities only if (a) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities and
(d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

      9. Amendment and Waiver

      Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders who hold a majority-in-interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Holder and the Company.

      10. Changes in Common Stock

      If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, reverse split, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

      11. Miscellaneous

      (A) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

      (B) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

          (1)     if to the Company, to:
                  Worldwater Corp.
                  Pennington Business Park
                  55 Route 31 South
                  Pennington, New Jersey
                  Attention:  President
                  Telecopier: 609-818-0720

            (2) if to any Holder, at such address as such Holder shall have provided in writing to the Company or as set forth on the signature page. The Company, or any Holder may change the foregoing address by notice given pursuant to this Section 11(C).

      (C) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

      (D) This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. Each of the parties consents to the jurisdiction of the federal courts or the state courts of the State of California sitting in the City of Los Angeles, California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

      (E) The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      (F) This Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

      (G) Subject to the requirements of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

      (H) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

      (I) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

      (J) This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original but both of which shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on the parties hereto.

      (K) The Company shall not grant to any other party registration rights which are superior to or on parity with the registration rights granted hereunder.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.

     Worldwater  Corp.,  a  Delaware  corporation

                       By: ______________________________
                       Name: ____________________________
                       Title: ___________________________

Address:

          SBI  Advisory  LLC

          By:  ______________________________
          Name:  ____________________________
          Title:  ___________________________

                                                                   EXHIBIT  23.2










                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation in this Registration Statement of WorldWater Corp. on Form SB-2A of our report dated April 7, 2004 appearing in the Annual Report on Form 10-KSB of WorldWater Corp. for the years ended December 31, 2003 and 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Amper, Politziner & Mattia P.C.

July 28, 2004
Edison, New Jersey